Filed Pursuant to Rule 424(b)(3)
Registration No. 333-190698

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

SUPPLEMENT NO. 8, DATED NOVEMBER 23, 2015,
TO THE PROSPECTUS, DATED APRIL 28, 2015

This prospectus supplement, or Supplement No. 8, is part of the prospectus of American Realty Capital Hospitality Trust, Inc., or the Company, dated April 28, 2015, or the Prospectus, This Supplement No. 8 supplements, modifies, supersedes and replaces certain information contained in the Prospectus and should be read in conjunction with the Prospectus. This Supplement No. 8 will be delivered with the Prospectus. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purposes of this Supplement No. 8 are to, among other things:

•	update operating information;
•	update disclosure on the cover page;
•	update investor suitability standards;
•	update disclosure in the cautionary note regarding forward-looking statements;
•	update disclosure in the prospectus summary;
•	update disclosure relating to risk factors;
•	update disclosure relating to the business & market overview;
•	update disclosure relating to management and management compensation;
•	update disclosure relating to conflicts of interest;
•	update disclosure relating to management’s discussion and analysis of financial condition and results of operation;
•	update disclosure relating to description of real estate investments;
•	update disclosure relating to plan of distribution;
•	update disclosure relating to experts;
•	update disclosure relating to incorporation of certain information by reference;
•	replace Appendix C-1 — Subscription Agreement and Appendix C-2 — Multi-Offering Subscription Agreement;
•	attach our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 as Annex A; and
•	attach our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 as Annex B.

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 80.0 million shares of common stock on January 7, 2014 (excluding shares to be issued under the distribution reinvestment plan, or DRIP). On February 3, 2014, we satisfied the general escrow conditions of our initial public offering of common stock and we received and accepted aggregate subscriptions equal to the minimum of $2.0 million in shares of common stock, broke escrow and issued shares to AR Capital, LLC, the parent of our sponsor, in the amount of $0.5 million at a purchase price of $22.50 per share. On June 30, 2014, we received and accepted aggregate subscriptions in excess of $20.0 million in shares of common stock and broke escrow in Ohio and Washington. On September 12, 2014, we received and accepted aggregate subscriptions in excess of $100.0 million in shares of common stock and broke escrow in Pennsylvania. Thus, since September 12, 2014, we have been accepting subscriptions from residents of all states.

On November 15, 2015, our board of directors, on the advice of our advisor, authorized the suspension of our initial public offering effective December 31, 2015. The DRIP and our share repurchase program will remain in place following this suspension. On November 18, 2015, the dealer manager notified us that it had elected to suspend sales activities it performs pursuant to the dealer manager agreement for our initial public offering, effective immediately. There can be no assurance as to when the dealer manager will resume sales activities or when we will resume the offering, if at all.

If the dealer manager resumes sales activities and our initial public offering is resumed, we will continue to offer shares of our common stock until January 7, 2016, unless the offering is extended in accordance with the Prospectus, provided that the offering will be terminated if all 80.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to the DRIP for sale in our primary offering).

Pending Acquisitions

During June 2015, we entered into a series of agreements, which we refer to collectively as the Pending Acquisitions, to acquire an aggregate of 44 hotels from three different independent parties for, based on amendments to date, an aggregate contract purchase price of $739.8 million. In October and November 2015, we completed the first two closings pursuant to the Pending Acquisitions for aggregate closing consideration of $198.7 million, and we are scheduled to complete the remaining acquisitions in six separate closings during the fourth quarter of 2015 and the first quarter of 2016. Through November 15, 2015, we have made approximately $61.9 million in deposits with respect to the closings that have not yet occurred funded with proceeds from this offering. We expect to fund the remaining consideration due at the applicable closings with a combination of proceeds from this offering and mortgage debt financing. On November 15, 2015, we suspended this offering effective December 31, 2015, and, on November 18, 2015, the dealer manager suspended sales activities it performs pursuant to the dealer manager agreement for this offering, effective immediately. There can be no assurance as to when the dealer manager will resume sales activities or when we will resume this offering, if at all.

We have entered into a term loan agreement pursuant to which we can incur up to $450 million in additional debt funded on a delayed draw basis in up to 11 advances and secured by mortgages on the hotels to be acquired. Through November 2, 2015, we had incurred $122.8 million in debt pursuant to two advances under the related term loan agreement. Each advance is subject to customary funding conditions and there can be no assurance that all, or any, of the remaining advances will be funded.

Our failure to obtain the funds required to complete the Pending Acquisitions, through proceeds from this offering, advances under the term loan agreement or from another source, could cause us to default under the related agreements and, as a result, forfeit all or a part of the $61.9 million in aggregate deposits made but not yet used through November 2, 2015. There can be no assurance with respect to whether we will be able to obtain such funds, on favorable terms or at all, or whether any or all of the Pending Acquisitions will be completed on the currently contemplated terms, other terms or at all.

Sponsor Transactions

On November 9, 2015, AR Capital, LLC, or ARC, the parent of our sponsor, advised us that ARC and Apollo Global Management, LLC (NYSE: APO), which we refer to together with its consolidated subsidiaries as Apollo, have mutually agreed to terminate an agreement, dated as of August 6, 2015, pursuant to which Apollo would have purchased a controlling interest in a newly formed company that would have owned a majority of the ongoing asset management business of ARC, including our advisor and our sponsor. The termination has no effect on our current management team.

Also on November 9, 2015, RCS Capital Corporation, or RCS Capital, the parent of our dealer manager and a company under common control with ARC, and Apollo announced that they have mutually agreed to amend an agreement, dated as of August 6, 2015, pursuant to which RCS Capital will sell its wholesale distribution business, including our dealer manager, to an affiliate of Apollo. This transaction is subject to customary closing conditions and regulatory approvals and is expected to close early in the first quarter of 2016. The other subsidiaries of RCS Capital that provide services to us will remain as subsidiaries of RCS Capital.

Shares Currently Available for Sale

As of October 31, 2015, there were approximately 33.8 million shares of our common stock outstanding. As of October 31, 2015, there were approximately 46.8 million shares of our common stock available for sale in our primary offering.

Use of Proceeds

Through September 30, 2015, we have received $749.6 million in gross proceeds from our primary offering, which we have used as follows: (i) $72.0 million to pay selling commissions and dealer manager fees to our dealer manager; (ii) $18.5 million to pay other offering expenses to our advisor; (iii) $46.7 million to pay acquisition fees, acquisition cost reimbursements, and financing coordination fees to our advisor; (iv) $27.1 million to pay distributions to our stockholders; (v) $220.7 million to fund part of the purchase price of a portfolio of 116 hotels acquired in February 2015; (vi) $155.6 million in repayments of debt and redemptions of preferred equity interests; (vii) $73.1 million in deposits related to Pending Acquisitions; (viii) $20.0 million to fund capital expenditures; and (ix) $6.1 million to pay advisory and other service fees to our dealer manager and its affiliates.

Status of Distributions

On February 3, 2014, our board of directors authorized, and we declared, distributions payable to stockholders of record each day during the applicable month equal to $0.00465753425 per day, or $1.70 per annum, per share of common stock. The distributions are payable by the fifth day following each month end to stockholders of record at the close of business each day during the prior month.

The following table shows the sources for the payment of distributions to common stockholders for the three and nine months ended September 30, 2015 (in thousands):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
Distributions:
Distributions paid in cash directly to stockholders	$5,679		$438		$12,164		$500
Distributions reinvested in common stock issued under the DRIP	5,451		281		11,417		301
Total distributions	$11,130		$719		$23,581		$801
Source of distribution coverage:
Cash flows provided by operations	$—	—%	$438	60.9%	$—	—%	$438	54.7%
Offering proceeds from issuance of common stock	5,679	51.0%	—	—%	12,164	52%	62	7.7%
Offering proceeds reinvested in common stock issued under DRIP	5,451	49.0%	281	39.1%	11,417	48%	301	37.6%
Total sources of distributions	$11,130	100%	$719	100%	$23,581	100%	$801	100.0%
Cash flows provided by (used in) operations (GAAP)	$19,227		$853		$3,305		$(3,033)
Net income (loss) (GAAP)	$(4,928)		$(3,549)		$(44,472)		$(8,913)

The following table compares cumulative distributions paid to cumulative net income and cash flow from operations (each as calculated in accordance with GAAP) and funds from operations, or FFO, for the period from July 25, 2013 (date of inception) through September 30, 2015 (in thousands):

For the Period from July 25, 2013 (date of inception) to September 30, 2015
Distributions paid:
Common stockholders in cash (including distributions reinvested in DRIP)	$27,049
Total distributions paid	$27,049
Reconciliation of net loss:
Revenues	$356,039
Acquisition and transaction related	(50,013)
Depreciation and amortization	(49,234)
Other operating expenses	(242,929)
Other non-operating expenses	(68,296)
Income tax	(4,886)
Net loss (in accordance with GAAP)	$(59,319)
Cash flows used in operations	$(6,346)
FFO	$(9,729)

For the period from our inception, on July 25, 2013, through September 30, 2015, we did not generate positive cash flows from operations, calculated in accordance with GAAP. As shown in the table above, we funded distributions with proceeds from our offering, including proceeds from our offering from our DRIP. To the extent we pay distributions in excess of cash flows provided by operations, your investment may be adversely impacted. Since inception, we have not generated positive FFO.

Compensation Paid to Sponsor and its Affiliates

Set forth below is a summary of the most significant fees and expenses that we have incurred as well as paid or reimbursed to our sponsor and its affiliates, including our advisor and our dealer manager, during the three and nine months ended September 30, 2015 (in thousands). During the period from our inception on

July 25, 2013 through September 30, 2015, the amount of compensation, fees, distributions and expense reimbursements that we paid or reimbursed to our sponsor and its affiliates, including our advisor and our dealer manager, was $157.8 million as set forth in more detail below. In addition, as of September 30, 2015, $4.2 million was accrued and unpaid. There have been no fees incurred that were forgiven by our sponsor or its affiliates as of September 30, 2015.

	Incurred for Three Months Ended September 30, 2015	Incurred for Nine Months Ended September 30, 2015	Incurred from Period from July 25, 2013 (inception) through September 30, 2015	Payable as of September 30, 2015
Commissions and fees from our dealer manager	$13,289	$47,914	$72,013	$241
Compensation and reimbursement and expenses for services provided by our advisor and its affiliates	4,045	13,979	18,538	436
Acquisition fees to our advisor	—	27,203	28,801	—
Acquisition cost reimbursements	—	1,808	1,808	—
Financing coordination fees from our advisor	3,375	15,254	16,069	—
Management fees and reimbursable expenses to our property manager and sub-property manager	4,686	11,564	14,405	3,527
Transaction fees and expenses to our dealer manager and RCS Advisory Services, LLC	—	—	5,270	—
Advisory and investment banking fee to our dealer manager	115	345	805	—
Total	$25,510	$118,067	$157,709	$4,204

Share Repurchase Program

During the fiscal year ended December 31, 2014, we received no requests to repurchase shares of our common stock pursuant to our share repurchase program. During the period from January 1, 2015 through September 30, 2015, we received 26 requests to repurchase an aggregate of 39,253 shares of our common stock pursuant to our share repurchase program. During the period from January 1, 2015 through September 30, 2015, we funded five of these requests with respect to an aggregate of 9,402 shares of our common stock at an average price per share of $24.67 for a total of $0.2 million in the aggregate with proceeds from our initial public offering.

PROSPECTUS UPDATES

Cover Page

The following disclosure hereby replaces the second, third and fourth bullets on the cover page of the Prospectus.

“•	We intend to use substantial available proceeds from this offering to reduce our borrowings, including borrowings made and preferred equity interests issued in connection with the acquisition of a portfolio of 116 hotel assets, or the Grace Portfolio, and to pay closing consideration under a series of agreements, which we refer to collectively as the Pending Acquisitions, we entered into in June 2015 to acquire three independent portfolios comprising an aggregate of 44 additional hotels, which may limit our ability to pay distributions from offering proceeds or acquire additional properties.
•	There can be no assurance we will be able to complete the Pending Acquisitions on their current terms, or at all.
•	Since our inception, all of our distributions have been paid from offering proceeds. Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available to reduce our borrowings as intended, complete the Pending Acquisitions, make capital expenditures and acquire additional properties and may adversely affect our ability to fund future distributions.
•	There is no guarantee that distributions will be paid or that you will receive any return on your investment. There can be no assurance we will be able to generate sufficient cash flow from operations to maintain current cash distributions or increase distributions over time.”

The following disclosure hereby replaces the second to last bullet on the cover page of the Prospectus.

“•	The offering price for shares in our primary offering and pursuant to our DRIP, as well as the repurchase price for our shares, may not accurately reflect the value of our assets.”

Investor Suitability Standards

The following disclosure hereby replaces the Investor Suitability Standard for Kansas on page ii of the Prospectus.

“Kansas

•	In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in us and securities of other non-traded real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.”

The following disclosure hereby replaces the Investor Suitability Standard for Nebraska on page ii of the Prospectus.

“Nebraska

•	Nebraska investors must have either (a) a minimum net worth of at least $70,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum net worth of $350,000. A Nebraska investor’s aggregate investment in us and in other non-publicly traded real estate investment trusts (REITs) may not exceed ten percent (10%) of his or her net worth (exclusive of home, home furnishings, and automobiles). An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitations.”

Cautionary Note Regarding Forward-Looking Statements

The following disclosure is hereby added as the second bullet point under the heading “Cautionary Note Regarding Forward-Looking Statements” on page v of the Prospectus.

“•	our ability to complete the Pending Acquisitions on their current terms, or at all;”

The following disclosure hereby replaces in their entirety the last five paragraphs under the heading “Cautionary Note Regarding Forward-Looking Statements” on pages vi-vii of the Prospectus.

““Hilton,” “Hampton Inn,” “Hampton Hotels,” “Homewood Suites,” “Embassy Suites,” “DoubleTree,” and “Hilton Garden Inn” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references below to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Hilton’s relationship with our company or its affiliates, or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by our company and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Hilton of any franchise or other rights to our company or its affiliates shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

“Westin” is a registered trademark of Starwood Hotels & Resorts Worldwide or one of its affiliates. All references below to “Starwood” mean Starwood Hotels & Resorts Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Starwood is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Starwood’s relationship with our company or its affiliates, or otherwise. Starwood is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by our company and receives no proceeds from the offering. Starwood has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Starwood of any franchise or other rights to our company or its affiliates shall not be construed as any expression of approval or disapproval. Starwood has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

“Courtyard by Marriott,” “Fairfield Inn,” “Fairfield Inn & Suites,” “TownePlace Suites,” “SpringHill Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Marriott’s relationship with our company and its affiliates or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by our company and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Marriott of any franchise or other rights to our company shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

“Hyatt Place” is a registered trademark of Hyatt Hotels Corporation or one of its affiliates. All references below to “Hyatt” mean Hyatt Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hyatt is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Hyatt’s relationship with our company or its affiliates, or otherwise. Hyatt is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by our company and receives no proceeds from the offering. Hyatt has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Hyatt of any franchise or other rights to our company or its affiliates shall not be construed as any expression of approval or disapproval. Hyatt has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

“Holiday Inn,” “Holiday Inn Express,” and “Staybridge Suites” are each a registered trademark of Intercontinental Hotels Group or one of its affiliates. All references below to “Intercontinental” mean Intercontinental Hotels Group and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Intercontinental is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Intercontinental’s relationship with our company or its affiliates, or otherwise. Intercontinental is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by our company and receives no proceeds from the offering. Intercontinental has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Intercontinental of any franchise or other rights to our company or its affiliates shall not be construed as any expression of approval or disapproval. Hyatt has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.”

Prospectus Summary

The following disclosure hereby replaces the disclosure under the heading “What is American Realty Capital Hospitality Trust, Inc.?” on pages 1 – 2 of the Prospectus.

“What is American Realty Capital Hospitality Trust, Inc.?

We are a Maryland corporation incorporated on July 25, 2013, that qualified as a REIT commencing with our taxable year ended December 31, 2014. We invest in lodging properties in the midscale limited service, extended stay, select-service, upscale select-service and upper-upscale full-service segments within the hospitality sector.

We are one of 15 publicly offered, non-traded REITs that are, or have been, sponsored or co-sponsored by the parent of our sponsor, including: Phillips Edison Grocery Center REIT, Inc., a Maryland corporation organized as Phillips Edison — ARC Shopping Center REIT Inc. on October 13, 2009, or PECO; American Realty Capital — Retail Centers of America, Inc., a Maryland corporation organized on July 29, 2010, or ARC RCA; American Realty Capital Daily Net Asset Value Trust, Inc., a Maryland corporation organized on September 10, 2010, or ARC DNAV; Healthcare Trust, Inc., a Maryland corporation organized as American Realty Capital Healthcare Trust II, Inc. on October 15, 2012, or HTI; Realty Finance Trust, Inc., a Maryland corporation organized on November 15, 2012, or RFT; American Finance Trust, Inc., a Maryland corporation organized as American Realty Capital Trust V, Inc. on January 22, 2013, or AFIN; Phillips Edison Grocery Center REIT II, Inc., a Maryland corporation organized as Phillips Edison — ARC Grocery Center REIT II, Inc. on June 5, 2013, or PECO II; United Development Funding Income Fund V, a Maryland corporation organized on October 1, 2013, or UDF V; American Realty Capital New York City REIT, Inc., a Maryland corporation organized on December 19, 2013, or ARC NYCR; American Realty Capital Global Trust II, Inc., a Maryland corporation organized on April 23, 2014, or ARC Global II; American Realty Capital — Retail Centers of America II, Inc., a Maryland corporation organized on April 23, 2014, or ARC RCA II; American Realty Capital Healthcare Trust III, Inc., a Maryland corporation organized on April 24, 2014, or ARC HT III; American Realty Capital New York City REIT II, Inc., a Maryland corporation organized on July 1, 2014, or ARC NYCR II and Retail Credit Property Trust, Inc., a Maryland corporation organized on July 13, 2015, or RCPT. Additionally, the parent of our sponsor is the sponsor of two New York Stock Exchange-listed REITs, New York REIT, Inc. (formerly American Realty Capital New York Recovery REIT, Inc.), or NYRT, and Global Net Lease, Inc. (formerly American Realty Capital Global Trust, Inc., or GNL. The parent of our sponsor is also the co-sponsor of two business development companies, Business Development Corporation of America, a Maryland corporation organized on May 5, 2010, or BDCA, and Business Development Corporation of America II, a Maryland corporation organized on April 17, 2014, or BDCA II, and a non-traded oil and gas limited partnership, American Energy Capital Partners — Energy Recovery Program, LP, a Delaware limited partnership organized on October 30, 2013, or AERP. An American Realty Capital company also advises BDCA Venture Inc., a business development company organized as a Maryland corporation on May 9, 2008 and listed on the NASDAQ Capital Market since December 2011. For additional information concerning these other programs sponsored by the parent of our sponsor, see “Conflicts of Interest.”

Our executive offices are located at 405 Park Avenue, 14th Floor, New York, New York 10022. Our telephone number is 212-415-6500, our fax number is 212-421-5799 and the e-mail address of our investor relations department is investorservices@americanrealtycap.com. Additional information about us and our affiliates may be obtained at www.americanrealtycap.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

We are externally advised by our advisor which conducts substantially all of our operations and manages our portfolio of real estate investments. We have no paid employees.”

The following disclosure hereby replaces the disclosure under the heading “How many real estate investments do you currently own and in what type of assets do you expect to invest?” on page 3 of the Prospectus.

“How many real estate investments do you currently own and in what type of assets do you expect to invest?

On March 21, 2014, we acquired fee simple, leasehold or joint venture interests in six hotels, which we refer to as the Barceló Portfolio, for an aggregate contract purchase price of $110.1 million, exclusive of closing costs. On February 27, 2015, we acquired the Grace Portfolio. The aggregate contract purchase price of the Grace Portfolio was approximately $1.8 billion, exclusive of closing costs. During June 2015, we entered into a series of agreements, which we refer to collectively as the Pending Acquisitions, to acquire an aggregate of 44 hotels from three different independent parties for an aggregate contract purchase price of $739.8 million. On October 15, 2015, we completed the first closing pursuant to the Pending Acquisitions and acquired ten hotels for an aggregate purchase price of $150.1 million, exclusive of closing costs. On November 2, 2015, we completed the second closing pursuant to the Pending Acquisitions and acquired two hotels for an aggregate purchase price of $48.6 million, exclusive of closing costs. The remainder of the hotels are scheduled to be purchased in six separate closings during the fourth quarter of 2015 and the first quarter of 2016, although we have certain rights to postpone all but one of the closings. Through November 2, 2015, we have made approximately $61.9 million in deposits related to the closings that have not yet occurred funded with proceeds from this offering, and we expect to fund the remaining consideration, all of which is due at the applicable closing, with a combination of proceeds from this offering and mortgage debt financing. On November 15, 2015, we suspended this offering effective December 31, 2015, and, on November 18, 2015, the dealer manager suspended sales activities it performs pursuant to the dealer manager agreement for this offering, effective immediately. There can be no assurance as to when the dealer manager will resume sales activities or when we will resume this offering, if at all.

We have acquired and intend to continue acquiring lodging properties in the midscale limited service, extended stay, select-service, upscale select-service, and upper-upscale full-service segments within the hospitality sector. Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service and limited-service hotels typically do not include these amenities. Extended-stay hotels generally offer high-quality, residential style lodging with an extensive package of services and amenities for extended-stay business and leisure travelers. We will have no limitation as to the brand of franchise or license with which our properties will be associated. We may, in the future, continue to acquire additional hotels located throughout the United States. We may also acquire additional hotels in Canada.

The hotels in our existing portfolio are located in 32 states, operating under leading franchise brands with Hilton, Marriott, Hyatt, Intercontinental and Starwood, and comprise a total of 16,345 rooms. The hotels expected to be acquired in the Pending Acquisitions are located in 13 states, operating under leading franchise brands with Hilton, Marriott, Hyatt, Intercontinental and Starwood, and comprise a total of 3,850 rooms.

See “Description of Real Estate Investments” for detailed information.”

The following disclosure replaces the disclosure under the heading “What is the experience of your sponsor?” on page 3 of the Prospectus.

“Who is your sponsor?

American Realty Capital IX, LLC, or our sponsor, is directly or indirectly controlled by William M. Kahane, the executive chairman of our board of directors, and Nicholas S. Schorsch. Messrs. Kahane and Schorsch have each been active in the structuring and financial management of commercial real estate investments for over 25 years. Our sponsor wholly owns our advisor and is the owner, directly or indirectly, of 95% of our property manager and 60% of our sub-property manager.

The following disclosure hereby replaces the disclosure under the heading “Who are your property manager and your sub-property manager and what are their responsibilities?” on page 4 of the Prospectus.

“Who are your property manager and your sub-property manager and what are their responsibilities?

American Realty Capital Hospitality Properties, LLC, or our property manager, is a Delaware limited liability company which was formed on August 13, 2013. The parent of our sponsor, AR Capital, LLC, indirectly owns 95% of the membership interests in our property manager and Mr. Mehlman, our chief executive officer and president, directly owns the other 5% of the membership interests in our property manager. The parent of our sponsor, AR Capital, LLC, directly owns 60% of the membership interests in our sub-property manager and Barceló Crestline Corporation, the former owner of the Barceló Portfolio, directly owns 40% of the membership interests.

We, directly or indirectly through our taxable REIT subsidiaries, enter into agreements with our property manager, which, in turn, engages our sub-property manager or a third-party sub-property manager to manage our hotel properties. These agreements are intended to be coterminous, meaning that the term of our agreement with our property manager is the same as the term of our property manager’s agreement with the applicable sub-property manager for the applicable hotel properties.

Our sub-property manager is responsible for managing certain of our lodging and other hospitality properties, overseeing our properties’ compliance with corporate hotel branding and, from time to time, making certain determinations relating to the renovation of such properties and receives property management fees and other fees, as agreed, for such services.

We also have retained third-party sub-property managers to perform similar functions with respect to certain of our other lodging and other hospitality properties.

For hotels that are managed by our sub-property manager, our management agreements with our property manager and our property manager’s related agreements with our sub-property manager have a 20-year term, renewing automatically for three five-year terms unless either party provides advance notice of non-renewal, and are generally only terminable by us prior to expiration for cause, including performance-related reasons.

For hotels that are managed by a third-party sub-property manager, our management agreements with our property manager and our property manager’s related agreements with the applicable third party sub-property manager generally have an initial term of approximately one to five years, renewable at our option for one-year terms, and are generally terminable by us at any time subject to 60 – 90 days’ notice.

For their services under these hotel management agreements, our property manager and either our sub-property manager or a third-party sub-property manager share a base management fee and are also, in some cases, eligible to receive an incentive management fee if hotel operating profit exceeds certain thresholds. See “Management Compensation — Property Management Fees — Our Sub-Property Manager or a Third-Party Sub Property Manager.”

Through November 2, 2015, 64 of the hotel assets we have acquired are managed by our sub-property manager and 70 of the hotels assets we have acquired are managed by third-party sub-property managers.

Our sub-property manager is managed by two officers: James Carroll and Pierre Donahue. Collectively, Messrs. Carroll and Donahue have 29 years of experience in the hospitality industry. These officers are subject to the oversight of our sub-property manager’s board of managers, which includes Nicholas S. Schorsch, William M. Kahane and Simón Pedro Barceló Vadell. Messrs. Schorsch and Kahane control AR Capital, LLC. For a more detailed discussion about our property manager and our sub-property manager, see “Management — General — The Property Manager and The Sub-Property Manager.””

The following disclosure hereby replaces the second, third and fourth bullet points under the heading “Are there any risks involved in an investment in your shares?” on pages 4 – 5 of the Prospectus.

“•	There can be no assurance we will be able to complete the Pending Acquisitions on their current terms, or at all.

•	We intend to use substantial available proceeds from this offering to reduce our borrowings, including borrowings made and preferred equity interests issued in connection with the acquisition of the Grace Portfolio, and to pay closing consideration in connection with the Pending Acquisitions, which may limit our ability to pay distributions from offering proceeds or acquire additional properties.
•	Since our inception, all of our distributions have been paid from offering proceeds. Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available to reduce our borrowings as intended, complete the Pending Acquisitions, make capital expenditures and acquire additional properties and may adversely affect our ability to fund future distributions.
•	There is no guarantee that distributions will be paid or that you will receive any return on your investment. There can be no assurance we will be able to generate sufficient cash flow from operations to maintain current cash distributions or increase distributions over time.”

The following disclosure hereby replaces the second to last bullet points under the heading “Are there any risks involved in an investment in your shares?” on page 5 of the Prospectus.

“•	The offering price for shares in our primary offering and pursuant to our DRIP, as well as the repurchase price for our shares, may not accurately reflect the value of our assets.”

The following disclosure hereby replaces the disclosure under the heading “Do you use leverage?” on pages 6 – 7 of the Prospectus.

“Do you use leverage?

Yes. We believe that the careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. We have financed the acquisition of all of the hotel properties we currently own with a combination of secured and unsecured borrowings, and all but one of our hotel properties are currently serving as collateral under mortgage loans.

Under our charter, the maximum amount of our total indebtedness may not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following that borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In any event, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014 and our entry into the term loan agreement related to the Pending Acquisitions Mortgage Debt in August 2015, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio and the incurrence of the Pending Acquisitions Mortgage Debt should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon the acquisition of the Grace Portfolio or the incurrence of the Pending Acquisitions Mortgage Debt. We funded part of the purchase price of the Grace Portfolio by assuming $903.9 million in existing mortgage and mezzanine indebtedness collateralized by 96 of the 116 hotels in the Grace Portfolio, which we also refer to as the Assumed Grace Indebtedness, incurring $227.0 million in new mortgage financing secured by the remaining 20 hotels and one of the hotels in the Barceló Portfolio, which was subsequently refinanced in October 2015 in the principal amount of $232.0 million, and which we refer as the Additional Grace Mortgage Loan, and, together with the Assumed Grace Indebtedness, as the Grace Indebtedness, and issuing of $447.1 million in preferred equity interests, which we refer to as the Grace Preferred Equity Interests. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests) exceeded this 300% limit. As of September 30, 2015, our total portfolio leverage was 244%. As of September 30, 2015, the principal amount of our outstanding secured financing, which excludes the Grace Preferred Equity Interests, was approximately 54% of the total value of our real estate investments and our other assets. We seek to achieve a target leverage level of approximately 50% loan-to-value by the close of this offering and once we have invested substantially all the proceeds of this offering. In connection with the closing of the Pending Acquisitions, we intend to incur up to $450 million in additional mortgage debt pursuant to a term loan agreement entered into on August 21, 2015, which was amended and restated on October 15, 2015, that will be secured by all 44 hotels expected to be acquired in the Pending Acquisitions, which we refer to as the Pending Acquisitions Mortgage Debt. Through November 2, 2015, we had incurred $122.8 million in Pending Acquisitions Mortgage Debt pursuant to two advances under the related term loan agreement and acquired 12 hotels at two closings pursuant to the Pending Acquisitions.”

The following disclosure hereby replaces the third bullet point under the heading “What conflicts of interest does your sponsor face?” on page 12 of the Prospectus.

“•	We, directly or indirectly through our taxable REIT subsidiaries, retain our property manager, an affiliate of our advisor, and our property manager retains our sub-property manager or a third-party sub-property manager to manage our hotel properties. These agreements are intended to be coterminous, meaning that the term of our agreement with our property manager is the same as the term of our property manager’s agreement with the sub-property manager for the applicable hotel properties. The advisor and its affiliates face certain conflicts of interests in determining whether to assign our hotel properties to our sub-property manager or a third-party sub-property manager because of the compensation that will be paid to the sub-manager;”

Management Compensation

The following disclosure hereby replaces the first paragraph of the disclosure under the heading “Asset Management Subordinated Deferred Participation — Our Advisor” in the management compensation table on pages 17 – 18 and 125 – 126 of the Prospectus.

“Asset Management Fee — Our Advisor	Effective October 1, 2015 with respect to periods commencing on or after September 30, 2015, we pay our advisor an asset management fee payable on the first business day of each month in the amount of 0.0625% multiplied by the cost of assets (until the NAV pricing date, then the lower of our cost of assets and the fair value of our assets). The asset management fee is payable to our advisor or its assignees in cash, in shares of our common stock, or a combination of both, the form of payment to be determined in the sole discretion of our advisor. However, until this offering is completed, cash payment of the asset management fee will be deferred if our forecast of MFFO coverage (where the coverage is calculated as MFFO divided by the distribution payout) for the applicable period does not exceed 110%. The MFFO forecast coverage will be calculated on a monthly basis through December 2015 and will be calculated quarterly thereafter. Any deferred asset management fee will accrue and become payable in full as soon as the MFFO coverage exceeds 110% in the then current or subsequent period.
Once this offering is completed, cash payment of the asset management fee will no longer be subject to the threshold MFFO coverage requirement although our advisor will still be able to defer cash payment of the asset management fee to future periods at its election.”

The following disclosure is hereby added as a new subsection prior to the disclosure under the heading “Asset Management Subordinated Deferred Participation — Our Advisor” in the management compensation table on pages 17 – 18 and 125 – 126 of the Prospectus.

“Asset Management Subordinated Deferred Participation — Our Advisor	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors) for periods ending on or before September 30, 2015, we, as the general partner of the operating partnership, caused the operating partnership to issue a number of restricted operating partnership units designated as Class B Units of our operating partnership, or Class B Units, to our advisor or its assignees equal to: (i) the product of (y) 0.1875% multiplied by (z) the cost of our assets; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter, which was equal to $22.50 (the primary offering price minus selling commissions and dealer manager fees) for all quarters during which Class B Units were issued.(5)
Through September 30, 2015, 361,226 Class B Units had been issued to the advisor in connection with this arrangement and no more will be issued.”

The following disclosure hereby replaces the fourth sentence under the heading “Property Management Fees — Our Sub-Property Manager or a Third-Party Sub-Property Manager” in the management compensation table on pages 20 and 128 of the Prospectus.

“We do not, however, reimburse any sub-property manager for general overhead costs or for the wages and salaries and other employee-related expenses of employees of such sub-property managers other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of our properties, and, in certain circumstances, who are engaged in off-site activities.”

The following disclosure hereby replaces the last paragraph under the management compensation table on pages 24 and 134 of the Prospectus.

“Historically, non-traded REITs have engaged in internalization transactions pursuant to which they became self-managed prior to or after listing their securities on national securities exchanges. These internalization transactions can result in significant payments to affiliates of the advisor irrespective of the returns stockholders have received. We may engage in an internalization transaction and become self-managed in the future. Our charter and advisory agreement provide that no compensation or remuneration will be payable by us or our operating partnership to our advisor or any of its affiliates solely related to any internalization transaction (an acquisition of management functions by us from our advisor) in the future, provided that an internalization will not create any right to any assets, intellectual property, personnel or pipeline of assets of the advisor or its affiliate.”

Risk Factors

The following risk factor hereby replaces in its entirety the risk factor under the heading “We have a history of operating losses and cannot assure you that we will achieve profitability” on page 31 of the Prospectus.

“We have a history of operating losses and cannot assure you that we will achieve profitability.

Since inception in July 2013 through September 30, 2015, we have incurred net losses (calculated in accordance with GAAP) equal to $59.3 million. The extent of our future operating losses and the timing of the profitability are highly uncertain, and we may never achieve or sustain profitability.”

The following risk factor hereby replaces in its entirety the risk factor under the heading “We intend to use substantial available proceeds from this offering to reduce our borrowings by approximately $500 million, which may limit our ability to pay distributions from offering proceeds or acquire additional properties for some time” on page 32 of the Prospectus, and cross-references to the risk factors replaced on pages 34 and 61 of the Prospectus are also hereby updated.

“We intend to use substantial available proceeds from this offering to reduce our borrowings, which may limit our ability to pay distributions from offering proceeds, complete the Pending Acquisitions, make capital expenditures or acquire additional properties.

Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014 and our entry into the term loan related to Pending Acquisitions Mortgage Debt in August 2015, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio and the incurrence of the Pending Acquisitions Mortgage Debt should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon the acquisition of the Grace Portfolio or the incurrence of the Pending Acquisitions Mortgage Debt. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests) exceeded this 300% limit. As of September 30, 2015, our total portfolio leverage was 244%. As of September 30, 2015, the principal amount of our outstanding secured financing, which excludes the Grace Preferred Equity Interests, was approximately 54% of the total value of our real estate investments and our other assets.

Since the closing of the Grace Acquisition and through September 30, 2015, we have used an aggregate of $159.2 million of offering proceeds to reduce indebtedness, including the repayment in full of the $63.1 million Barceló Promissory Note (together with approximately $3.5 million deferred payment with respect to the March 2014 acquisition of the Georgia Tech Hotel & Conference Center), and to make mandatory redemptions of the Grace Preferred Equity Interests of $90.8 million. Following these mandatory redemptions, approximately $356.3 million of liquidation value remained outstanding under the Grace Preferred Equity Interests. As required under the terms of the Grace Preferred Equity Interests, we intend to continue to use 35% of offering proceeds to redeem the Grace Preferred Equity Interests at par, up to a maximum of $350 million in redemptions for any 12-month period. We may also use proceeds from this offering to pay interest, principal and to meet other obligations under our other debt obligations.

There can be no assurance we will be able to raise the funds required to meet these objectives on a timely basis, or at all. See “— Our ability to implement our investment strategy, reduce our borrowings as intended, complete the Pending Acquisitions, make capital expenditures or pay distributions is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering.” Moreover, since our inception, we have been dependent upon offering proceeds to fund all of our distributions and a portion of the purchase price for new hotel investments. Therefore, the continued use of substantial offering proceeds to make mandatory redemptions of the Grace Preferred Equity Interests or repay other debt may limit our ability to pay distributions from offering proceeds or acquire additional properties, including to pay the remaining closing consideration as of November 2, 2015 in connection with the Pending Acquisitions in the aggregate of $541.1 million in cash, subject to closing prorations and adjustments. See “Description of Real Estate Investments — Pending Acquisitions.” Moreover, the continued use of substantial offering proceeds to make mandatory redemptions of the Grace Preferred Equity Interests or repay other debt will also reduce the available cash flow to fund working capital, capital expenditures, including the funding of PIP reserves required under the Grace Indebtedness and Pending Acquisitions Mortgage Debt, and other general corporate purposes, which could have a material adverse impact on our business and reduce cash available for distributions to holders of our common stock.”

The following risk factor is hereby inserted as a new risk factor following the risk factor under the heading “We intend to use substantial available proceeds from this offering to reduce our borrowings by approximately $500 million, which may limit our ability to pay distributions from offering proceeds or acquire additional properties for some time” on page 32 of the Prospectus.

“We may not, in whole or in part, complete the Pending Acquisitions on the currently contemplated terms, other terms or at all.

We completed the first two closings pursuant to the Pending Acquisitions in October and November 2015, and the remaining six closings are scheduled to occur during the fourth quarter of 2015 and the first quarter of 2016 subject to certain closing conditions, which may include, among other things, our entering into replacement franchise agreements for each hotel. There can be no assurance that all, or any, of these closings will occur and that all, or any, of the Pending Acquisitions will be completed.

In addition, we anticipate funding the purchase price due at the closings with a combination of proceeds from this offering and mortgage debt financing. Although we have entered into a term loan agreement pursuant to which we can incur up to $450 million in Pending Acquisitions Mortgage Debt funded on a delayed draw basis, of which $122.8 million has been incurred through November 2, 2015, these draws are subject to conditions and limited in amount. In addition, we may not make any draws after June 30, 2016. There can be no assurance that we will be able to obtain the funds required to complete the Pending Acquisitions through draws under the Pending Acquisitions Mortgage Debt, which are subject to conditions and limitations in amount, proceeds from this offering, which are dependent in part on the ability of our dealer manager to conduct this offering, or another financing source, which may not be available on favorable terms or at all. On November 15, 2015, we suspended this offering effective December 31, 2015, and, on November 18, 2015, the dealer manager suspended sales activities it performs pursuant to the dealer manager agreement for this offering, effective immediately. There can be no assurance as to when the dealer manager will resume sales activities or when we will resume this offering, if at all.

Our failure to obtain the funds required to complete the Pending Acquisitions could cause us to default under the related agreements and, as a result, to forfeit all or a part of the $61.9 million in aggregate deposits we have made in connection with the Pending Acquisitions related to the closings that have not yet occurred through November 2, 2015.

Moreover, whether or not we complete the Pending Acquisitions, in whole or in part, we will still be subject to several risks, including the incurrence of substantial legal, accounting and due diligence costs relating to the Pending Acquisitions that are payable whether or not the Pending Acquisitions are completed, and the fact that the focus of our management will have been directed toward the Pending Acquisitions and integration planning instead of other opportunities that could have been beneficial to us or our ongoing operations at hotels we have already acquired.

In addition, failure to realize the expected benefits of the completion of the Pending Acquisitions, within the anticipated timeframe or at all, or the incurrence of unexpected costs, could have a material adverse effect on our financial condition and results of operations and our ability to pay distributions from cash flow from operations.”

The following risk factors are hereby added as new disclosure above the heading “Our ability to implement our investment strategy, reduce our borrowings as intended or pay distributions is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering” on page 33 of the Prospectus.

“The dealer manager suspended sales activities for this offering on November 18, 2015, and we may not be able to obtain the additional capital we require from other sources.

On November 15, 2015, our board of directors, on the advice of our advisor, authorized the suspension of this offering effective December 31, 2015. On November 18, 2015, the dealer manager notified us that it had elected to suspend sales activities it performs pursuant to the dealer manager agreement for this offering, effective immediately. There can be no assurance as to when the dealer manager will resume sales activities or when we will resume this offering, if at all. There also can be no assurance that we will be able to generate capital from alternative sources, including from the sale of shares of common stock through the DRIP, to fund our operating and capital needs, including cash required to fund repurchases under our SRP. We have funded all of the distributions to our stockholders from proceeds from this offering. There is no assurance we will be able to generate sufficient cash flows from alternative sources to continue paying distributions at the current rate. Moreover, if we are required to sell assets to generate needed cash, our ability to generate future cash flow from operations will be adversely impacted.

Failure to fund closing consideration could cause us to be in default under the agreements governing the Pending Acquisitions and, as a result, to forfeit all or a part of the $61.9 million in aggregate deposits made but not yet used. Furthermore, failure to fund capital expenditures required under our indebtedness and pursuant to our franchise agreements could cause us to default under the related agreements and failure to fund interest and principal under our mortgage indebtedness or make mandatory redemptions of the Grace Preferred Equity Interests could cause us to lose control of our properties. In addition, our failure to raise adequate capital to successfully implement our investment strategy or achieve portfolio diversification, due to the suspension of this offering or for any other reason, could adversely impact the value of an investment in our common stock.

Recent allegations of fraudulent proxy solicitations by the dealer manager have led to the temporary suspension of a substantial portion of the dealer manager’s selling agreements with broker-dealers participating in this offering and the suspension of sales of our common stock by certain clearing firms and may otherwise adversely impact the dealer manager’s ability to successfully conduct this offering.

On November 12, 2015, the Enforcement Section of the Massachusetts Securities Division filed an administrative complaint against the dealer manager alleging fraudulent behavior in connection with proxy services provided by the dealer manager to another program sponsored by the parent of our sponsor. Neither we nor our advisor is a named party in the administrative complaint. This complaint seeks, in part, the revocation of the dealer manager’s broker-dealer registration in Massachusetts. As a result of the filing of this complaint, our advisor has determined at this time that the dealer manager will no longer provide us with proxy services. Subsequently, broker-dealer firms participating in this offering which represent a significant portion of the selling group, including Cetera Financial Group and its affiliates, which are all affiliates of RCS, have temporarily suspended their selling agreements and certain clearing firms have suspended sales of our common stock. We cannot predict the length of time these suspensions will continue, whether additional suspensions will occur or whether any suspensions will be lifted.

On November 15, 2015, our board of directors, on the advice of our advisor, authorized the suspension of this offering effective December 31, 2015. On November 18, 2015, the dealer manager notified us that it had elected to suspend sales activities it performs pursuant to the dealer manager agreement for this offering, effective immediately. There can be no assurance as to when the dealer manager will resume sales activities or when we will resume this offering, if at all. During the period this offering is ongoing, the suspension of selling agreements and sales by clearing firms as well as any other consequences, such as reputational harm to the dealer manager or our sponsor, resulting from the filing of this complaint, direct or indirect, may have a material adverse effect on the amount of capital we may raise in this offering.”

The following risk factor hereby replaces in its entirety the risk factor under the heading “Since our inception, all of our distributions have been paid from offering proceeds. Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available to reduce our borrowings as intended and acquire additional properties and may adversely affect our ability to fund future distributions” on pages 33 – 34 of the Prospectus.

“Since our inception, all of our distributions have been paid from proceeds of this offering. Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, result in us having fewer funds available to reduce our borrowings as intended, complete the Pending Acquisitions, make capital expenditures and acquire additional properties and may adversely affect our ability to fund future distributions.

During the year ended December 31, 2014 and the nine months ended September 30, 2015, we paid distributions of $3.5 million and $23.6 million, respectively, all of which were funded from proceeds of this offering, including distributions that were reinvested in common stock pursuant to the DRIP.

We may pay distributions from unlimited amounts of any source, including borrowing funds, using proceeds from our primary offering or the DRIP, issuing additional securities or selling assets. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except in accordance with our organizational documents and Maryland law.

Using proceeds from this offering to pay distributions, especially if the distributions are not reinvested through our DRIP, reduces cash available for investment in assets or other purposes and will likely reduce our per share stockholder equity.

We may fail to generate sufficient cash flows from operations to fully fund distributions, and our ability to use cash flows from operations to fund distributions in the future may also be adversely impacted by our substantial indebtedness. If we do generate sufficient cash flows from our operations or other sources, such as from borrowings, the sale of additional securities, advances from our advisor, and our advisor’s deferral, suspension or waiver of its fees and expense reimbursements, we may continue to use the proceeds from this offering to fund distributions, although our ability to do so is limited by our obligations under our indebtedness, including the mandatory redemption requirements of the Grace Preferred Equity Interests, our obligations to pay closing consideration in the Pending Acquisitions and our expected capital expenditure requirements, including required cash reserves under the Grace Indebtedness and the Pending Acquisitions Mortgage Debt. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with this offering.

Funding distributions from borrowings could restrict the amount we can borrow for investments, which may, among other things, affect our earnings. Funding distributions with the sale of assets or the proceeds of this offering may affect our ability to generate additional operating cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities that are convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our earnings or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment in our common stock.”

The following risk factor hereby replaces in its entirety the risk factor under the heading “We expect that future distributions will be paid from our cash flows from operations following the acquisition of the Grace Portfolio, but there can be no assurance we will be able to generate sufficient cash flow from operations to maintain current cash distributions or increase distributions over time” on page 34 of the Prospectus.

“There can be no assurance we will be able to generate sufficient cash flow from operations to maintain current cash distributions or increase distributions over time.

Our cash flows provided by operations were $3.3 million for the nine months ended September 30, 2015, but we have had negative cash flows from operations since our inception, in July 2013. Since our inception, all of our distributions have been paid from offering proceeds, and we may continue in the future to pay distributions from sources other than from our cash flows from operations, including the net proceeds from this offering, although we currently intend to use substantial proceeds from this offering to reduce our borrowings, which could limit our ability to pay distribution from proceeds from this offering for some time. See “— We intend to use substantial available proceeds from this offering to reduce our borrowings, which may limit our ability to pay distributions from offering proceeds, complete the Pending Acquisitions, make capital expenditures or acquire additional properties.”

We may not generate sufficient cash flows from operations to fully pay distributions, and our ability to use cash flows from operations to pay distributions in the future may also be adversely impacted by our substantial indebtedness. We intend to pay distributions from cash flows from operations in the future, but our ability to do so depends on our ability to realize the expected benefits of our recent and pending acquisitions from which a substantial amount of our future cash flows from operations are expected to be generated. Failure to realize the expected benefits of our recent and pending acquisitions, within the anticipated timeframe or at all, or the incurrence of unexpected costs, could have a material adverse effect on our financial condition and results of operations and our ability to pay distributions from cash flow from operations. See “— We may not be successful in integrating and operating the hotels we have acquired and any other hotels we may acquire in the future.”

The amount of cash available for distributions is affected by many other factors, such as the level operating income from our properties and our operating expense levels. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. We may not have sufficient cash from operations to make a distribution required to qualify for or maintain our qualification as a REIT status. Accordingly, there can be no assurance that we will be able to maintain our current level of distributions or that distributions will increase over time.”

The following risk factor hereby replaces in its entirety the risk factor under the heading “We may not be successful in integrating and operating the Grace Portfolio” on pages 34 – 35 of the Prospectus, and cross-references to the risk factor replaced on page 34 of the Prospectus is also hereby updated.

“We may not be successful in integrating and operating the hotels we have acquired and any other hotels we may acquire in the future.

We acquired the Grace Portfolio in February 2015. We have entered into the Pending Acquisitions. We may, in the future, acquire, or enter into agreements to acquire, additional hotels. There are many challenges related to our achieving the expected benefits associated with integrating and operating the hotels we have acquired, and any other hotels we may acquire in the future, including the following:

•	we may be unable to successfully maintain consistent standards, controls, policies and procedures;
•	the integration of the hotels we have acquired and any other hotels we may acquire in the future may disrupt our ongoing operations or the ongoing operations of those hotels, and our management’s attention may be diverted away from other business concerns;
•	the hotels we have acquired and any other hotels we may acquire in the future may fail to perform as expected and market conditions may result in lower than expected occupancy and room rates;
•	we may spend more than budgeted amounts to make necessary improvements or renovations to the hotels we have acquired and any other hotels we may acquire in the future;
•	some of the hotels we have acquired are, and some hotels we acquire in the future may be, located in unfamiliar markets where we face risks associated with an incomplete knowledge or understanding of the local market, a limited number of established business relationships in the area and a relative unfamiliarity with local governmental and permitting procedures; and
•	the hotels we have acquired and any other hotels we may acquire in the future may subject us to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities.

Failure to realize the expected benefits of the acquisition of the Grace Portfolio, the Pending Acquisitions and any future acquisitions, within the anticipated timeframe or at all, or the incurrence of unexpected costs, could have a material adverse effect on our financial condition and results of operations and our ability to pay distributions from cash flow from operations.”

The following risk factor hereby replaces in its entirety the risk factor under the heading “To comply with brand standards under our franchise agreements, we are required to make capital expenditures, which will be substantial, pursuant to property improvement plans, and we are required to make regular deposits to partially reserve for these amounts under the Grace Indebtedness” on pages 35 – 36 of the Prospectus, and cross-references to the risk factors replaced on pages 36 and 59 are also hereby updated.

“We are required to make substantial capital expenditures pursuant to property improvement plans to comply with brand standards under our franchise agreements and to make regular deposits to partially reserve for these amounts under the Grace Indebtedness and the Pending Acquisitions Mortgage Debt.

In connection with the Grace Acquisition, our franchisors required property improvement plans, or PIPs, which set forth their renovation requirements for the hotels in the Grace Portfolio. PIPs will also be required in connection with the Pending Acquisitions.

Pursuant to the terms of the Assumed Grace Indebtedness, we are required to make at least an aggregate of $49 million in periodic PIP reserve deposits during the remainder of 2015 and 2016 to cover a portion of the estimated costs of the PIPs, and we entered into a guarantee with respect to the difference, if any, between (i) the actual cost of the PIPs with respect to those 96 hotels during the 24-month period following the acquisition of the Grace Portfolio on February 2015, and (ii) the amount actually deposited into the PIP reserve with respect to the Assumed Grace Indebtedness during that period.

Pursuant to the terms of the Additional Grace Mortgage Loan, as amended in October 2015, we are required to make an aggregate of $27.5 million in periodic PIP reserve deposits during 2015 and 2016 to cover a portion of the estimated costs of the PIPs on the total 21 hotels collateralizing that debt. The Grace Indebtedness also requires us to deposit 4.0% of the gross revenue of the hotels into a separate account for the ongoing replacement or refurbishment of furniture, fixtures and equipment at the hotels.

Pursuant to the term loan agreement related to the Pending Acquisitions Mortgage Debt, we have agreed to make periodic payments into an escrow account for the PIPs that will be required by franchisors in connection with the new long-term franchise agreements we have entered, or expect to enter, into as part of the Pending Acquisitions, and to guarantee the first half of those payments. At this time the total PIP reserve payments are estimated to be approximately $50 million funded in multiple deposits beginning in the second quarter of 2016 through the first quarter of 2019.

Any failure to make PIP reserve deposits when required could lead to a default under the relevant portion of our indebtedness. Moreover, in connection with any future revisions to our franchise or hotel management agreements or a refinancing of our indebtedness, franchisors may require that we make further renovations or enter into additional PIPs. In addition, upon regular inspection of our hotels, franchisors may determine that additional renovations are required to bring the physical condition of our hotels into compliance with the specifications and standards each franchisor or hotel brand has developed.

Our capital expenditures with respect to PIPs will be substantial and could adversely affect our ability to pay distributions, or reduce our borrowings, complete the Pending Acquisitions, make capital expenditures or use capital for other corporate purposes. In addition, if we default on a franchise agreement as a result of our failure to comply with the PIP requirements, in general, we will be required to pay the franchisor liquidated damages and the franchisor may have the right to terminate the applicable agreement, and we may also be in default under the applicable hotel indebtedness. To the extent that failure to comply with PIP requirements causes us to lose a brand license, we will be subject to other risks. See “— Risks Related to the Lodging Industry — The loss of a brand license could adversely affect our financial condition and results of operations.””

The following risk factor hereby replaces in its entirety the risk factor under the heading “We may be unable to secure funds for future capital needs, which could adversely impact our ability to pay cash distributions to our stockholders” on page 36 of the Prospectus.

“We may be unable to secure funds required for future capital needs.

We expect that we will be required to make substantial capital expenditures over the next few years to maintain and improve our properties, part of which will be funded through reserve deposits that are required, or expected to be required, under our existing indebtedness. See “— We are required to make substantial capital expenditures pursuant to property improvement plans to comply with brand standards under our franchise agreements and to make regular deposits to partially reserve for these amounts under the Grace Indebtedness and the Pending Acquisitions Mortgage Debt.” We also intend to make additional capital expenditures improving our current properties beyond what may be required by PIPs. In addition, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops.

We intend to fund a significant portion of our capital expenditures, including PIP reserve deposits required under our indebtedness, with proceeds from this offering. We also expect to use proceeds from this offering to fund significant amounts of consideration due at the closings of the Pending Acquisitions, to complete the redemption of the Grace Preferred Equity Interests and to make distributions, which could limit the amount of proceeds from our offering that are available to fund capital expenditures. On November 15,

2015, we suspended this offering effective December 31, 2015, and, on November 18, 2015, the dealer manager suspended sales activities it performs pursuant to the dealer manager agreement for this offering, effective immediately. There can be no assurance as to when the dealer manager will resume sales activities or when we will resume this offering, if at all.

If we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we do not have enough reserves for or access to capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to a property, which may cause that property to suffer from a greater risk of obsolescence, a decline in value, or decreased cash flow, which could adversely impact our ability to pay cash distributions to our stockholders. Moreover, failure to make PIP reserve payments required under our indebtedness could cause a default under our indebtedness.”

The following risk factor hereby replaces in its entirety the risk factor under the heading “Our sub-property manager is an affiliate of our advisor and property manager and therefore we may face conflicts of interest in determining whether to assign certain operating assets to our sub-property manager or an unaffiliated property manager” on page 40 of the Prospectus.

“Our sub-property manager is an affiliate of our advisor and property manager and therefore we face conflicts of interest in determining whether to assign certain operating assets to our sub-property manager or an unaffiliated property manager.

Our sub-property manager is an affiliate of our advisor and property manager. Through November 2, 2015, 64 of the hotel assets we have acquired are managed by our sub property manager and 70 of the hotel assets we have acquired are managed by third-party sub-property managers. As we acquire additional hotel assets, our advisor will decide whether they will be managed by our sub-property manager or by a third-party sub-property manager. We also may replace any third-party sub-property manager of one of the hotels we currently own, subject to the consent of our lenders, if required.

For hotels that are managed by our sub-property manager, our management agreements with our property manager and our property manager’s related agreements with our sub-property manager have a 20-year term, renewing automatically for three five-year terms unless either party provides advance notice of non-renewal, and are generally only terminable by us prior to expiration for cause, including performance-related reasons. For hotels that are managed by a third-party sub-property manager, our management agreements with our property manager and our property manager’s related agreements with the applicable third party sub-property manager generally have an initial term of approximately one to five years, renewable at our option for one-year terms, and are generally terminable by us at any time subject to 60 – 90 days’ notice.

We pay a property management fee of up to 4.0% of the monthly gross receipts from the properties to our property manager. Our property manager in turn pays a portion of the property management fees to our sub-property manager or a third-party sub-property manager, as applicable.

Because our sub-property manager is affiliated with our advisor, our advisor faces certain conflicts of interest in making these decisions to the extent the terms of our arrangements with our sub-property manager are more favorable to our advisor and its affiliates, taken as a whole, than the terms of our arrangements with third-party sub-property managers.”

The following risk factor hereby replaces in its entirety the risk factor under the heading “The continued recovery of real estate markets from the recent recession is dependent upon forecasted moderate economic growth, which if significantly slower than expected could have a negative impact on the performance of our investment portfolio” on page 50 of the Prospectus.

“A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our investments.

Our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses and a decrease in revenues, earnings and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of our investments. Declining real estate values will reduce the value of our properties, as well as our ability to refinance our properties and use the value of our existing properties to support the purchase or investment in additional properties. A severe weakening of the economy or a recession could also lead to lower occupancy, which could create an oversupply of rooms resulting in reduced rates to maintain occupancy. There can be no assurance that our real estate investments will not be adversely impacted by a severe slowing of the economy or a recession. Fluctuations in interest rates, limited availability of capital and other economic conditions beyond our control could negatively impact our portfolio and decrease the value of our stockholders’ investment.”

The following disclosure hereby replaces the first sentence in the risk factor under the heading “We will be subject to additional risks if we make international investments” on page 55 of the Prospectus.

“We may purchase real estate assets located in Canada.”

The following disclosure is hereby added as the second sentence in the risk factor under the heading “Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations” on page 55 of the Prospectus.

“The Pending Acquisitions are three separate transactions pursuant to which we expect to acquire 44 hotels, of which 12 have been acquired through November 2, 2015.”

The following disclosure hereby replaces the heading and the first paragraph of the risk factor under the heading “We have incurred substantial indebtedness, and high levels of debt could hinder our ability to pay distributions and could decrease the value of your investment” on page 61 of the Prospectus.

“We have incurred substantial indebtedness and expect to incur additional substantial indebtedness in connection with the closing of the Pending Acquisitions, and high levels of debt could hinder our ability to pay distributions and could decrease the value of your investment.

We have incurred substantial indebtedness in acquiring the properties we currently own, and substantially all of these real properties have been pledged as security under our indebtedness. We have entered into a term loan agreement pursuant to which we can incur up to $450 million in Pending Acquisitions Mortgage Debt on a delayed draw basis, of which $122.8 million has been incurred through November 2, 2015 to pay consideration in connection with closings pursuant to the Pending Acquisitions. We expect to continue to utilize the proceeds from the Pending Acquisitions Mortgage Debt to pay a portion of the consideration required to complete the Pending Acquisitions. Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014 and our entry into the term loan agreement related to the Pending Acquisitions Mortgage Debt in August 2015, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio and the incurrence of the Pending Acquisitions Mortgage Debt should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon the acquisition of the Grace Portfolio or the incurrence of the Pending Acquisitions Mortgage Debt. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests) exceeded this 300% limit. As of September 30, 2015, our total portfolio leverage was 244%. As of September 30, 2015, the principal amount of our outstanding secured financing, which excludes the Grace Preferred Equity Interests, was approximately 54% of the total value of our real estate investments and our other assets.”

The following disclosure hereby replaces the heading, the first two paragraphs and the first bullet point of the risk factor under the heading “The incurrence of additional indebtedness and the issuance of the preferred equity interests to acquire the Grace Portfolio may limit our future operational and financial flexibility in ways that could have a material adverse effect on our results of operations and financial condition” on page 62 of the Prospectus.

“The incurrence of indebtedness and the issuance of the preferred equity interests to acquire the Grace Portfolio, the incurrence of additional indebtedness in the Pending Acquisitions and any other indebtedness we may incur may limit our future operational and financial flexibility in ways that could have a material adverse effect on our results of operations and financial condition.

We funded part of the purchase price of the Grace Portfolio by assuming the Assumed Grace Indebtedness, incurring the Additional Grace Mortgage Loan, and issuing of the Grace Preferred Equity Interests. We have entered into a term loan agreement pursuant to which we have incurred, and can continue incurring, the Pending Acquisitions Mortgage Debt.

Our incurrence of this indebtedness, and any other indebtedness we may incur, and the issuance of the Grace Preferred Equity Interests limit our future operational and financial flexibility in ways that could have a material adverse effect on our results of operations and financial condition such as:

•	requiring us to use a substantial portion of our cash flow from operations to service indebtedness and pay distributions on the Grace Preferred Equity Interests;”

The following disclosure hereby replaces in its entirety risk factor under the heading “A portion of the Grace Indebtedness matures in May 2016 and a portion matures in May 2017. We may not be able to extend the maturity date of, or refinance, the Grace Indebtedness, or any of our other indebtedness, on acceptable terms” on page 63 of the Prospectus.

“A portion of the Grace Indebtedness matures in May 2016, and we may not be able to extend the maturity date of, or refinance, the Grace Indebtedness, or any of our other indebtedness, on acceptable terms.

All but one of our properties has been pledged as security for our indebtedness, and we expect we will be required to extend or refinance this indebtedness when it comes due. The Assumed Grace Indebtedness matures on May 1, 2016, subject to three (one-year) extension rights, and these extensions can only occur if certain conditions are met, including, with respect to the second and third extension terms that a minimum ratio of net operating income to debt outstanding be satisfied. There can be no assurance that we will be able to meet these conditions and extend the Assumed Grace Indebtedness pursuant to its terms.

If we are not able to extend these loans or any of our other indebtedness or refinance them when they mature, we will be required to seek alternative financing to continue our operations. No assurance can be given that any extension, refinancing or alternative financing will be available when required or that we will be able to negotiate acceptable terms. Moreover, if interest rates are higher when these loans are refinanced or replaced with alternative financing, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.”

The following disclosure hereby replaces in its entirety the risk factor under the heading “Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to our stockholders” on page 63 of the Prospectus.

“Lenders may require us to enter into restrictive covenants relating to our operations, including financial covenants, which could limit our ability to pay distributions to our stockholders.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace our advisor. These or other limitations, some of which are contained in the Grace Indebtedness, may adversely affect our flexibility and our ability to achieve our investment and operating objectives.

In addition, the Pending Acquisitions Mortgage Debt includes the following financial covenants: a minimum debt service coverage ratio, a minimum consolidated net worth and a minimum consolidated liquidity. See “Description of Real Estate Investments — Pending Acquisitions — Deutsche Bank Term Loan Agreement.” The mortgage loans we have, or may in the future enter into, include, and may include, other financial and operating covenants.

These covenants may restrict our ability to pursue certain business initiatives or certain acquisition transactions that would otherwise be in our best interest. In the event that we fail to satisfy our covenants, we would be in default under our indebtedness and may be required to repay our indebtedness with capital from other sources. Under such circumstances, other sources of debt or equity capital may not be available to us, or may be available only on unattractive terms.”

The following disclosure hereby replaces the first sentence of the risk factor under the heading “Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our common stock” on page 68 of the Prospectus.

“We qualified to be taxed as a REIT commencing with our taxable year ended December 31, 2014 and intend to operate in a manner that would allow us to continue to qualify as a REIT.”

Business & Market Overview

The following disclosure hereby replaces the last paragraph under the heading “Business & Market Overview — Overview” on page 82 of the Prospectus.

“We plan to acquire and own hotels in areas with dense population concentrations located throughout the United States, including the top 50 metropolitan regions and areas in close proximity to landmarks and attractions, such as universities, corporate headquarters, convention centers and other destinations which are not located in the top 50 metropolitan areas. We may also acquire hotels in Canada. We intend to acquire a diversified portfolio of lodging properties in the midscale limited service, extended stay, select-service, upscale select-service and upper-upscale full-service segments within the hospitality sector. Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service and limited-service hotels typically do not include these amenities. We will have no limitation as to the brand of franchise or license with which our hotels will be associated, although we generally will be affiliated with nationally-recognized brands. In March 2014, we acquired the Barceló Portfolio and, in February 2015, we acquired the Grace Portfolio, giving us investments in a total of 122 hotels. During June 2015, we entered into the Pending Acquisitions to acquire an aggregate of 44 hotels from three different independent parties, and in October and November 2015 we acquired 12 of those hotels.”

The following disclosure is added after the section entitled “Business and Market Overview — Macroeconomic Environment — Strong Growth Fundamentals in the Four Quadrants of Hospitality: GDP, Jobs, Housing and Consumer Confidence: — GDP Growth” on page 86 of the Prospectus.

“Increase in Household Net Worth ($ in Trillions) —  Household net worth increased $20 trillion (29%) from 2012 through April 2015, providing support for increased consumer spending.

Household Net Worth ($ in Trillions)
90
85
80
75
70
65
60
Jan-12
Mar-12
May-12
Jul-12
Sep-12
Nov-12
Jan-13
Mar-13
May-13
Jul-13
Sep-13
Nov-13
Jan-14
Mar-14
May-14
Jul-14
Sep-14
Nov-14
Jan-15
Mar-15

Source: Federal Reserve Bank of St. Louis, April 2015”

The following replaces in its entirety the disclosure under the section entitled “Business and Market Overview — Macroeconomic Environment — Strong Growth Fundamentals in the Four Quadrants of Hospitality: GDP, Jobs, Housing and Consumer Confidence: — Job Growth” on page 86 of the Prospectus.

“Job Growth —  Monthly job growth has been positive since the fourth quarter of 2010, highlighted by 17 of 20 months of monthly job growth over 200,000 from March 2014 through October 2015.

Source: Federal Reserve Bank of St. Louis, October 2015”

The following replaces in its entirety the disclosure under the section entitled “Business and Market Overview — Macroeconomic Environment — Rising Consumer Confidence” on page 87 of the Prospectus.

“

Source: University of Michigan”

The following replaces in its entirety the disclosure under the section entitled “Business and Market Overview — Macroeconomic Environment — Expansion of Both the Manufacturing and Non-Manufacturing Sectors” on page 89 of the Prospectus.

“Expansion of Both the Manufacturing and Non-Manufacturing Sectors

Service industries in the U.S. expanded at the fastest pace in four years in 2014, and expanded for 34 consecutive months through October 2015.

U.S. Manufacturing Indices
70
65
60
55
50
45
40
35
30
Above 50 = Expansion
Jan-09
May-09
Sep-09
Jan-10
May-10
Sep-10
Jan-11
May-11
Sep-11
Jan-12
May-12
Sep-12
Jan-13
May-13
Sep-13
Jan-14
May-14
Sep-14
Jan-15
May-15
Sep-15
ISM Manufacturing PMI
ISM Non-Manufacturing BAI

Source: Federal Reserve Bank of St. Louis”

The following disclosure is added after the section entitled “Business and Market Overview — Macroeconomic Environment — Expansion of Both the Manufacturing and Non-Manufacturing Sectors” on page 89 of the Prospectus.

“Lodging Benefits from Declining Oil

Plummeting oil prices are putting downward pressure on travel prices inflation, particularly in the transportation segments; the cost of air travel, ground transportation and rental cars are all expected to decline in 2015. Lodging, which has been fueled by demand, is the only segment of the industry where prices are projected higher.

Lodging Only Segment of Travel Price Index with Positive 2015 Inflation Expectations

Travel Price Index Components: 2015 Inflation Expecations
6.0%
4.0%
2.0%
0.0%
(2.0%)
(4.0%)
(6.0%)
4.5%
2.4%
0.6%
(4.2%)
(4.7%)
(4.8%)
Lodging
Food
Other
Air
Rental Cars
Ground

Source: Rockport Analytics, Moody’s, DKSA

Households Accruing Significant Savings From Falling Gasoline Prices

The benefits of consumer spending/saving due to falling oil prices were not reflected in 2014 economic data, as gasoline’s price benefits will take time to accumulate. Households are expected to slowly accrue savings from buying the same amount of gasoline as usual while paying slightly less. Given the decline in gasoline prices, analysts have estimated that households will save between $250 – $800 per year.

U.S. Department of Commerce, Wells Fargo Securities

The following disclosure is added under the heading “Business and Market Overview — Industry Overview — Growth in Travel and Lodging Expenditures” on page 91 of the Prospectus.

“Lodging expenditures totaled $182 billion in 2014, representing the #2 source of travel spending.

2014 U.S. Travel Expenditures: $928 Billion

Source: U.S. Travel Association”

The disclosure under the section entitled “Business and Market Overview — Industry Overview — Consumer Spending” on page 91 of the Prospectus is hereby deleted.

The following replaces in its entirety the disclosure under the section entitled “Business and Market Overview — Industry Overview — Rising Consumer Confidence” beginning on page 91 of the Prospectus.

“Travel industry experts generally see the vacation market trending upward in 2014 and beyond, which bodes well for hotel bookings. The TSI (Traveler Sentiment Index) — an aggregate measurement of Americans’ attitudes toward travel — rose sharply in 2014 and, for the first time since its inception, exceeded the benchmark index measurement from March 2007.

Source: MMGY Global”

The following disclosure is added immediately prior to the section entitled “Business and Market Overview — Industry Overview — Current Positioning of ADR as Percentage of RevPAR Growth Indicates Significant Upside Remaining in Lodging Cycle” on page 95 of the Prospectus.

“Demand-Supply Delta, YTD September 2015

Source: Smith Travel Research”

The following replaces in its entirety the disclosure under the section entitled “Business and Market Overview — Industry Overview — ADR as a Percentage of RevPAR Growth, YTD April 2015” on page 95 of the Prospectus.

“ADR as a Percentage of RevPAR Growth, YTD September 2015

Source: Smith Travel Research”

The following replaces in its entirety the disclosure under the section entitled “Business and Market Overview — Industry Overview — Few Construction Starts = Low Supply Growth” on page 96 of the Prospectus.

“New hotel rooms under construction in the U.S. remain near historical lows, at roughly 40% below 2007 figures.

Rooms Under Construction

Source: Smith Travel Research

Real Rate Shows Further Room to Grow

Inflation-adjusted U.S. ADR remains below 2007 peak levels.

Source: Smith Travel Research”

The following replaces in its entirety the chart under the section entitled “Business and Market Overview — Industry Overview — Increasing ADR Metrics” on page 97 of the Prospectus.

“

Source: Smith Travel Research and U.S. Bureau of Labor Statistics, September 2015”

The following replaces in its entirety the chart under the section entitled “Business and Market Overview — Industry Overview — 2015E Fundamental Drivers (Annual Percent Change)” on page 97 of the Prospectus.

“

Source: PKF Hospitality Research, LLC, Smith Travel Research”

Management

The following disclosure hereby replaces the biographical capsule of William M. Kahane under the heading “Executive Officers and Directors” on pages 102 – 104 of the Prospectus.

“William M. Kahane was appointed a director of our company in January 2014 and as executive chairman of the board in December 2014. Mr. Kahane also served as our chief executive officer and president from August 2013 to November 2014. Mr. Kahane previously served as the chief executive officer and president of our company from August 2013 to November 2014. William M. Kahane has served as the executive chairman of the board of directors of ARC Global II since December 2014. Mr. Kahane previously served as the chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from October 2014 until December 2014. Mr. Kahane has served as the chief executive officer and president of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since November 2014 and was appointed as a director and as chairman of the board of directors of ARC DNAV in December 2014. Mr. Kahane also previously served as a director of ARC DNAV from September 2010 until March 2012. Mr. Kahane has served as chairman of the board of directors of AFIN since February 2015. Mr. Kahane served as chief executive officer of AFIN from December 2014 until May 2015 and as president of AFIN, its advisor and property manager from November 2014 until May 2015. Mr. Kahane has served as chief executive officer of AR Capital Acquisition Corp. since August 2014. Mr. Kahane has served as a director of ARC NYCR since its formation in December 2013 and was appointed as executive chairman in December 2014. Mr. Kahane also has served as a director and as the executive chairman of the board of directors of ARC NYCR II since January 2015. Mr. Kahane was appointed as chief executive officer, president and chairman of the board of directors of RCPT in July 2015. Mr. Kahane served as chief operating officer, treasurer and secretary of GNL, the GNL advisor and the GNL property manager from October 2014 until February 2015. Mr. Kahane was appointed as a director and executive chairman of the board of directors of ARC Global II in December 2014 and previously served as the chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from October 2014 until December 2014. Mr. Kahane served as a director of RFT from November 2014 until June 2015, including as chairman in December 2014. Mr. Kahane has served as a director of ARC RCA since its formation in July 2010 and also served as an executive officer of ARC RCA and the ARC RCA advisor from their respective formations in July 2010 and May 2010 until March 2012, and from November 2014 to December 2014, Mr. Kahane served as chief operating officer and secretary of ARC RCA and the ARC RCA advisor. Mr. Kahane has served as the president of ARC RCA and the ARC RCA advisor since November 2014 and was appointed as the chairman of the board of directors of ARC RCA and the chief executive officer of ARC RCA and the ARC RCA advisor in December 2014. Mr. Kahane was appointed as a director and as the chairman of the board of directors of ARC RCA II in December 2014 and has served as chief executive officer of ARC RCA II and the ARC RCA II advisor since November 2014. Mr. Kahane has served as the president of ARC RCA II and the ARC RCA II advisor since October 2014. Mr. Kahane was appointed as a director and executive chairman of the board of directors of ARC HT III in December 2014. Mr. Kahane served as a director and executive officer of ARCP from December 2010 until March 2012. Additionally, Mr. Kahane served as an executive officer of ARCP’s former manager from November 2010 until March 2012. He also served as a director of ARCP from February 2013 to June 2014. Mr. Kahane has also served as a director of NYRT since its formation in October 2009 and served as executive chairman from December 2014 until June 2015. Mr. Kahane also previously served as president and treasurer of NYRT from its formation in October 2009 until March 2012.

Mr. Kahane served as a director of ARC HT from its formation in August 2010 until January 2015 when ARC HT closed its merger with Ventas, Inc. Mr. Kahane previously served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their respective formations in August 2010 until March 2012. Mr. Kahane served as a director of HTI since March 2013 and served as executive chairman from December 2014 until February 2015. Mr. Kahane served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane served as an executive officer of ARCT III, the ARCT III advisor, and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane served as a director of PECO II from August 2013 until January 2015. Mr. Kahane also has been the interested director of BDCA since its formation in May 2010 and BDCA II since April 2014. Until March 2012, Mr. Kahane was also chief operating officer of BDCA. Mr. Kahane served as a director of RCS Capital from February 2013 until December 2014, and served as chief executive officer of RCS Capital from February 2013 until September 2014. Mr. Kahane served as a director of Cole Real Estate Income Strategy (Daily NAV), Inc., or Cole DNAV, from February 2014 until December 2014, and served as a director of Cole Credit Property Trust, Inc., or CCPT, from February 2014 until May 2014.

Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979 where he worked on the development of hotel properties in Hawaii and California. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co., or Morgan Stanley, specializing in real estate, including the lodging sector becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Schorsch while a trustee at American Financial Realty Trust, or AFRT, from April 2003 to August 2006, during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane served as a managing director of GF Capital Management & Advisors LLC, or GF Capital, a New York-based merchant banking firm, where he directed the firm’s real estate investments, from 2001 to 2003. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman.

Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business. We believe that Mr. Kahane’s prior experience as a director and executive officer of the companies described above and his significant investment banking experience in real estate make him well qualified to serve as a member of our board of directors.”

The following disclosure hereby replaces the first six paragraphs of the disclosure under the heading “The Property Manager and The Sub-Property Manager” on page 114 of the Prospectus.

“Our property manager and our sub-property manager are each indirectly controlled by Messrs. Schorsch and Kahane. Mr. Mehlman serves as chief executive officer and president of our property manager and directly owns an equity interest of 5% in our property manager. Mr. Hoganson serves as chief financial officer, treasurer and secretary of our property manager. Our property manager is not included in the assets which will be transferred to AR Global and will continue to be owned by ARC following the AR Global transactions. ARC’s 60% ownership interest in our sub-property manager is included in the assets which will be transferred to AR Global in the AR Global transactions. We, directly or indirectly through our taxable REIT subsidiaries, enter into agreements with our property manager, which, in turn, engages our sub-property manager or a third-party sub-property manager to manage our hotel properties. These agreements are intended to be coterminous, meaning that the term of our agreement with our property manager is the same as the term of our property manager’s agreement with the applicable sub-property manager for the applicable hotel properties. Pursuant to such arrangement, through November 2, 2015, 64 of the hotel assets we have acquired are managed by our sub-property manager and 70 of the hotels assets we have acquired are managed by third-party sub-property managers. Pursuant to the Assumed Grace Indebtedness, we may, until February 27, 2017, if certain other conditions have been satisfied, replace any third-party sub-property manager with our sub-property manager with respect to certain of these hotels without consent of the lenders under the mortgage debt encumbering such hotels. With respect to the Additional Grace Mortgage Loan, we have the right to replace a manager as long as no event of default has occurred and we replace the manager with a qualified manager, which includes our sub-property manager. As we acquire additional hotel assets, our advisor will decide whether such assets will be managed by our sub-property manager or by a third-party sub-property manager.

Headquartered just outside Washington D.C. in Fairfax, Virginia, the sub-property manager is a hospitality management company that was formed in March of 2000 as Crestline Hotels & Resorts Inc. Our sub-property manager has assisted its affiliates and its former affiliates in acquiring portfolios of hotels and individual hotel assets with an aggregate value over $3.4 billion. Such hotels include a variety of nationally-recognized brands such as Marriott, Hilton, Starwood, Intercontinental Hotel Group and Hyatt as well as high-end independent hotel properties, and include urban, suburban, airport, resort and conference center facilities. The sub-property manager’s management team has also been involved with structuring profitable exit strategies of assets through various means including initial public offerings and individual asset dispositions.

The members of our sub-property manager’s executive team have significant hospitality experience and have built a reputation for managing and investing in financially successful hotels. The sub-property manager has won numerous industry awards. Through November 2, 2015, 64 of the hotel assets we have acquired are managed by our sub property managers and 70 of the hotels assets we have acquired are managed by third-party sub property managers. Our sub-property manager provides property-level accounting functions that we require, as well as underwriting and acquisition support. Moreover, our sub-property manager’s asset management group oversees asset renovations and repositionings involving extensive capital investments.

In August 2013, the parent of our sponsor, ARC acquired from Barceló Crestline Corporation 60% of the interests in Crestline Hotels & Resorts, Inc., which was converted into our sub-property manager in connection with the transaction. Also in connection with the transaction, we agreed to acquire the Barceló Portfolio from Barceló Crestline Corporation, and this acquisition was completed in March 2014 for a contract purchase price of $106.5 million, exclusive of closing costs, and $3.5 million in deferred payments.

In addition, pursuant to the August 2013 agreement, Barceló Crestline Corporation also agreed to a non-compete provision restricting Barceló Crestline Corporation’s ability to invest in hotels until the later of (i) March 21, 2017, three years after the date of the closing of the acquisition of the Barceló Portfolio and (ii) two years following the first date on which Barceló and its affiliates, in the aggregate, have a percentage equity interest in Crestline Hotels & Resorts, LLC of 5% or less. Barceló Crestline Corporation no longer owns any hotels.

James Carroll serves as the chief executive officer of our sub-property manager. Pierre Donahue acts as the general counsel of our sub-property manager. A description of the backgrounds of Messrs. Carroll and Donahue is set forth below:”

The following disclosure hereby replaces the third paragraph under the heading “Dealer Manager” on page 116 of the Prospectus.

“On November 9, 2015, RCS Capital Corporation, or RCS Capital, the parent of our dealer manager and a company under common control with AR Capital, LLC, or ARC, the parent of our sponsor, advised us that ARC and Apollo Global Management, LLC (NYSE: APO), which we refer to together with its consolidated subsidiaries as Apollo, announced that they have mutually agreed to amend an agreement, dated as of August 6, 2015, pursuant to which RCS Capital will sell its wholesale distribution business, including our dealer manager, to an affiliate of Apollo. This transaction is subject to customary closing conditions and regulatory approvals and is expected to close early in the first quarter of 2016. The other subsidiaries of RCS Capital that provide services to us will remain as subsidiaries of RCS Capital.”

The following disclosure hereby replaces the fourth paragraph under the heading “Dealer Manager” on page 116 of the Prospectus.

“The backgrounds of Ms. Quarto and Ms. Round and Messrs. Weil, Dwyer, Shuckerow and Rokoszewski are described below:”

The following disclosure hereby replaces the biographical capsule for Edward M. Weil under the heading “Dealer Manager” on pages 116 – 117 of the Prospectus.

“Edward M. Weil, Jr. has served as chairman of our dealer manager since September 2013 and was the interim chief executive officer of our dealer manager from May 2014 until September 2014 and the chief executive officer of our dealer manager from December 2010 until September 2013. Mr. Weil served as president, chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from their respective formations in April 2014 to October 2014. Mr. Weil served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil served as an executive officer of NYRT, the NYRT property manager and the NYRT advisor from their respective formations in October 2009 until November 2014. Mr. Weil served as an executive officer of ARC RCA and the ARC RCA advisor from their formation in July 2010 and May 2010, respectively, until November 2014. Mr. Weil served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their formation in August 2010 until January 2015 when ARC HT closed its merger with Ventas, Inc. Mr. Weil served as a director of ARCT III beginning in February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Weil served as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager from their respective formations in September 2010 until November 2014, and served as a director of ARC DNAV from September 2010 to August 2014. Mr. Weil served as a director of ARCP from March 2012 until June 2014. Mr. Weil also served as an executive officer of ARCP from its formation in December 2010 until February 2013. Mr. Weil served as an executive officer of GNL, the GNL advisor and the GNL property manager from their formation in July 2011, July 2011 and January 2012, respectively, until October 2014 and served as a director of GNL from May 2012 to September 2014. Mr. Weil served as the president, chief operating officer, treasurer and secretary of ARCT IV, the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 until the close of ARCT IV’s merger with ARCP in January 2014. Mr. Weil served as a director of ARCT IV from January 2014 until the close of its merger with ARCP in January 2014. Mr. Weil served as the president, treasurer and secretary of HTI, the HTI advisor and the HTI property manager since their formation in October 2012 until November 2014, and served as their chief operating officer from October 2012 through March 2014. Mr. Weil served as the president, treasurer and secretary of RFT and the RFT advisor from November 2012 until January 2013. Mr. Weil served as president, chief operating officer, treasurer and secretary of AFIN, the AFIN advisor and the AFIN property manager from their formation in January 2013 until November 2014, and served as a director of AFIN from January 2013 to September 2014. Mr. Weil served as chief executive officer and president of the general partner of AERP from its formation in October 2013 until November 2014. Mr. Weil has served as president, treasurer, secretary and a director of RCS Capital since February 2013 and as chief executive officer since September 2014. Mr. Weil also served as treasurer and secretary of ARC NYCR, its advisor and property manager from April 2014 until November 2014 and previously served as chief operating officer of ARC NYCR, its advisor and property manager from their respective formations in December 2013. Mr. Weil served as president, treasurer and secretary of our advisor and property manager from their respective formations in April 2014 until November 2014. Mr. Weil served as president, chief operating officer, treasurer and secretary of ARC RCA II, and as president, chief operating officer, treasurer and secretary of the ARC RCA II advisor and property manager from their respective formations in April 2014 until October 2014. Mr. Weil served as president, chief operating officer, treasurer and secretary of ARC HT III, the ARC HT III advisor and property manager from their respective formations in April 2014 until November 2014.

Mr. Weil was formerly the senior vice president of sales and leasing for AFRT from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.”

The following disclosure hereby replaces the disclosure under the heading “Certain Relationships and Related Transactions — Property Management Agreement and Sub-Property Management Agreements” on pages 119 – 120 of the Prospectus.

“Property Management Agreement and Sub-Property Management Agreements.  We, directly or indirectly through our taxable REIT subsidiaries, have entered into property management agreements with our property manager with respect to the properties we acquire. Our property manager, in turn, has entered into sub-property management agreements with our sub-property manager and third-party sub-property managers. These agreements are intended to be coterminous, meaning that the term of our agreement with our property manager is the same as the term of our property manager’s agreement with the applicable sub-property manager for the applicable hotel properties. The parent of our sponsor controls both through its indirect ownership of 95% of the membership interests in our property manager and direct ownership of 60% of the membership interests in our sub-property manager. Our chief executive officer and president directly owns the other 5% of the membership interests in our property manager. Our property manager is not included in the assets which will be transferred to AR Global and will continue to be owned by ARC following the AR Global transactions. ARC’s 60% ownership interest in our sub-property manager is included in the assets which will be transferred to AR Global in the AR Global transactions.

Pursuant to the sub-property management agreements, our sub-property manager or a third-party sub-property manager employs a staff at the properties it manages and also directs the purchase of equipment and supplies and supervises maintenance activity for the properties it manages. Our sub-property manager or a third-party sub-property manager is responsible for the administration of leases, licenses and concession agreements for public spaces in the properties it manages, keeps the properties’ furniture, fixture and equipment in good order, negotiates and enters into, on our behalf, service contracts and licenses required in the ordinary course to operate our properties and supervise and purchase inventory and provisions required to conduct the business of our properties. The management fees and any other agreed fees paid to our sub-property manager cover, without additional expense to us, our sub-property manager’s general overhead costs.

For hotels that are managed by our sub-property manager, our management agreements with our property manager and our property manager’s related agreements with our sub-property manager have a 20-year term, renewing automatically for three five-year terms unless either party provides advance notice of non-renewal, and are generally only terminable by us prior to expiration for cause, including performance-related reasons.

For hotels that are managed by a third-party sub-property manager, our management agreements with our property manager and our property manager’s related agreements with the applicable third party sub-property manager generally have an initial term of approximately one to five years, renewable at our option for one-year terms, and are generally terminable by us at any time subject to 60 – 90 days’ notice.

For their services under these hotel management agreements, our property manager and either our sub-property manager or a third-party sub-property manager share a base management fee and are also, in some cases, eligible to receive an incentive management fee if hotel operating profit exceeds certain thresholds. See “Management Compensation — Property Management Fees — Our Sub-Property Manager or a Third-Party Sub Property Manager.””

Conflicts of Interest

The following disclosure hereby replaces first paragraph under the heading “Our Sponsor and its Affiliates” on page 136 of the Prospectus.

“Mr. Kahane is also an officer and/or director of ARC RCA, ARC RCA II, ARC Global II, AFIN, HTI, ARC HT III, ARC NYCR, ARC NYCR II, ARC DNAV and GNL, which are public, non-traded REITs sponsored by the parent of our sponsor, advised by affiliates of our sponsor and for which our dealer manager acted or acts as dealer manager. Mr. Kahane is also a director of BDCA and BDCA II, which are public, non-traded business development companies, and an executive officer and director of the general partner of AERP, a non-traded oil and gas limited partnership, each of which is sponsored by the parent of our sponsor, advised by affiliates of our sponsor and an entity for which our dealer manager acts as dealer manager. As of the date of this prospectus, our dealer manager is the dealer manager or is named in the registration statement as the dealer manager in several offerings, including some offerings in which the parent of our sponsor is the sole sponsor.”

The following disclosure hereby replaces the disclosure under the heading “Property Manager and Sub-Property Manager” on pages 141 – 142 of the Prospectus.

“Property Manager and Sub-Property Manager

Our property manager and our sub-property manager are each indirectly controlled by Messrs. Schorsch and Kahane. Mr. Mehlman serves as chief executive officer and president of our property manager and directly owns an equity interest of 5% in our property manager. Mr. Hoganson serves as chief financial officer, treasurer and secretary of our property manager. Our property manager is not included in the assets which will be transferred to AR Global and will continue to be owned by ARC following the AR Global transactions. ARC’s 60% ownership interest in our sub-property manager is included in the assets which will be transferred to AR Global in the AR Global transactions. We, directly or indirectly through our taxable REIT subsidiaries, enter into agreements with our property manager, which, in turn, engages our sub-property manager or a third-party sub-property manager to manage our hotel properties. These agreements are intended to be coterminous, meaning that the term of our agreement with our property manager is the same as the term of our property manager’s agreement with the applicable sub-property manager for the applicable hotel properties. Pursuant to such arrangement, through November 2, 2015, 64 of the hotel assets we have acquired are managed by our sub-property manager and 70 of the hotels assets we have acquired are managed by third-party sub-property managers.

For hotels that are managed by our sub-property manager, our management agreements with our property manager and our property manager’s related agreements with our sub-property manager have a 20-year term, renewing automatically for three five-year terms unless either party provides advance notice of non-renewal, and are generally only terminable by us prior to expiration for cause, including performance-related reasons.

For hotels that are managed by a third-party sub-property manager, our management agreements with our property manager and our property manager’s related agreements with the applicable third party sub-property manager generally have an initial term of approximately one to five years, renewable at our option for one-year terms, and are generally terminable by us at any time subject to 60 – 90 days’ notice.

For their services under these hotel management agreements, our property manager and either our sub-property manager or a third-party sub-property manager share a base management fee and are also, in some cases, eligible to receive an incentive management fee if hotel operating profit exceeds certain thresholds. See “Management Compensation — Property Management Fees — Our Sub-Property Manager or a Third-Party Sub Property Manager.”

Although the lender with respect to the Assumed Grace Indebtedness generally must consent before we terminate, cancel, materially modify, renew or extend any of the hotel management agreements, for a period of two years following the completion of the acquisition of the Grace Portfolio, or until February 27, 2017, we may replace any third-party sub-property manager with our sub-property manager without consent of the lender if certain other conditions have been satisfied. With respect to the Additional Grace Mortgage Loan, we have the right to replace a manager as long as no event of default has occurred and we replace the manager with a qualified manager, which includes our sub-property manager. As we acquire additional hotel assets, our advisor will decide whether such assets will be managed by our sub-property manager or by a third-party sub-property manager.

Because our sub-property manager is affiliated with our advisor, our advisor faces certain conflicts of interest in making these decisions because of the compensation that will be paid to our sub-property manager.”

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following disclosure hereby replaces the first sentence under the heading “Election as a REIT” on page 179 of the Prospectus.

“We qualified to be taxed as a REIT commencing with our taxable year ended December 31, 2014.”

Description of Real Estate Investments

The following disclosure hereby replaces the last three paragraphs under the heading “The Grace Portfolio” on page 189 of the Prospectus.

“For each hotel in the Grace Portfolio, we, directly or indirectly through our taxable REIT subsidiaries, have retained a wholly owned subsidiary of our property manager, which has in turn retained either our sub-property manager or a third-party sub-property manager to be responsible for managing each of the hotel properties in the Grace Portfolio. These agreements are intended to be coterminous, meaning that the term of our agreement with our property manager is the same as the term of our property manager’s agreement with the applicable sub-property manager for the applicable hotel properties. See “Conflicts of Interest — Property Manager and Sub-Property Manager” for a detailed description of these arrangements.

Although the lender with respect to the Assumed Grace Indebtedness generally must consent before we terminate, cancel, materially modify, renew or extend any of the hotel management agreements, for a period of two years following the completion of the acquisition of the Grace Portfolio, or until February 27, 2017, we may replace any third-party sub-property manager with our sub-property manager without consent of the lender if certain other conditions have been satisfied. With respect to the Additional Grace Mortgage Loan, we have the right to replace a manager as long as no event of default has occurred and we replace the manager with a qualified manager, which includes our sub-property manager. As we acquire additional hotel assets, our advisor will decide whether such assets will be managed by our sub-property manager or by a third-party sub-property manager. Because our sub-property manager is affiliated with our advisor, our advisor faces certain conflicts of interest in making these decisions because of the compensation that will be paid to our sub-property manager.”

The following disclosure is hereby added immediately before the section “Franchise Agreements” on page 189 of the Prospectus.

“Pending Acquisitions

During June 2015, as described in more detail below, we entered into the Pending Acquisitions pursuant to which we may acquire up to 44 additional hotels in three portfolios through eight separate closings if certain conditions are met. In October and November 2015, the first two of these closings were completed and we acquired 12 hotels, but there can be no assurance the other six closings will also be completed, on the currently contemplated terms, other terms or at all.

Summit Portfolio

On June 2, 2015, we, through a wholly owned subsidiary of our operating partnership, entered into two separate agreements, which we refer to, respectively, as the First Summit Agreement and the Second Summit Agreement, and, collectively, as the Summit Agreements, to purchase fee simple interests in an aggregate portfolio of 26 hotels containing an aggregate of 2,793 guestrooms, or the Summit Portfolio, from affiliates of Summit Hotel OP, LP, the operating partnership of Summit Hotel Properties, Inc., or, collectively, the Summit Sellers. On July 15, 2015, we entered into an amendment to each of the Summit Agreements to extend the end of the due diligence period described below from July 15, 2015 to July 21, 2015 and to change the timing of the additional earnest money deposits. On August 21, 2015, we entered into an amendment to each of the Summit Agreements which, among other things, finalized the cost sharing among the parties related to the estimated cost of the PIPs required by the franchisors for the 26 hotels being acquired. The purchase price was reduced by $4.0 million and our right to terminate the Summit Agreements and obtain a refund of all previously paid deposits if the aggregate estimated cost of the PIPs exceeded an agreed upon amount and the Summit Sellers do not pay such excess was removed. In addition, certain customary closing conditions were removed from the Summit Agreements.

The Summit Sellers do not have any material relationship with us or our subsidiaries, other than through the Summit Agreements and other related contracts to be entered into upon closing of the transaction described in the Summit Agreements.

The 26 hotels are scheduled to be purchased in three separate closings, each of which we refer to as a Summit Closing, the first of which was completed on October 15, 2015 (10 hotels pursuant to the First Summit Agreement), the second of which is scheduled to occur late in the fourth quarter of 2015 (10 hotels pursuant to the Second Summit Agreement), and the third of which is scheduled to occur in the first quarter of 2016 (six hotels pursuant to the First Summit Agreement). Although we have entered into the Summit Agreements relating to the acquisition of the Summit Portfolio, there is no guarantee that we will be able to consummate the acquisition of any or all of the remaining hotels in the Summit Portfolio. We have certain rights to postpone each of the remaining Summit Closings.

The hotels in the Summit Portfolio were selected for acquisition because they generally meet our investment criteria relating to location, market position and hotel condition. The hotels are globally branded select-service, extended-stay and full-service hotels, and are predominantly located near landmarks such as corporate headquarters, colleges or universities, tourist attractions, airports, retail centers or convention centers. Most of the hotels are located in high barrier-to-entry markets with multiple demand generators and sustainable growth, and many are market-share leaders in their respective locations. We believe that, excepting the renovation work that will be required pursuant to the PIPs imposed by the franchisors with respect to the hotels, each hotel is currently well maintained, with minimum deferred maintenance or renovation required. See “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — We are required to make substantial capital expenditures pursuant to property improvement plans to comply with brand standards under our franchise agreements and to make regular deposits to partially reserve for these amounts under the Grace Indebtedness and the Pending Acquisitions Mortgage Debt.” We believe all of these hotels are adequately insured.

The following table lists the 26 hotels in the Summit Portfolio as well as information for the periods presented with respect to their average occupancy rate, average daily rate, or ADR, and revenue per available room, or RevPAR.

Hotel Name	Location	# of Rooms	Average Occupancy Courtyard Rate					ADR					RevPAR
			2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014
Hotels purchased at first Summit Closing (completed on October 15, 2015):
Hampton Inn – Medford	Medford, OR	75	70.6%	71.6%	71.2%	71.2%	80.0%	$101.02	$102.77	$106.78	$110.48	$117.45	$71.29	$73.56	$76.03	$78.68	$93.95
DoubleTree – Baton Rouge	Baton Rouge, LA	127	70.6%	51.4%	76.9%	73.5%	78.5%	$82.86	$84.18	$107.36	$110.98	$114.52	$58.46	$43.23	$82.54	$81.62	$89.86
Fairfield Inn & Suites – Baton Rouge	Baton Rouge, LA	78	55.9%	60.2%	68.2%	64.4%	69.5%	$81.17	$77.63	$82.16	$83.88	$88.35	$45.39	$46.74	$56.07	$54.06	$61.41
Springhill Suites – Baton Rouge	Baton Rouge, LA	78	59.5%	65.4%	73.1%	65.7%	73.9%	$86.67	$82.82	$88.77	$87.54	$93.48	$51.59	$54.14	$64.90	$57.50	$69.13
TownePlace Suites – Baton Rouge	Baton Rouge, LA	90	69.2%	78.4%	81.4%	69.7%	74.8%	$74.82	$72.41	$76.62	$74.26	$82.87	$51.78	$56.74	$62.34	$51.75	$61.98
Hampton Inn & Suites – El Paso	El Paso, TX	139	80.9%	81.8%	73.9%	78.6%	83.0%	$110.60	$108.69	$107.64	$109.16	$115.10	$89.53	$88.92	$79.58	$85.84	$95.52
Hampton Inn – Ft. Wayne	Ft. Wayne, IN	118	60.5%	57.8%	58.5%	64.2%	68.7%	$91.31	$91.76	$90.74	$95.40	$98.58	$55.28	$53.05	$53.11	$61.22	$67.70
Residence Inn- Ft. Wayne	Ft. Wayne, IN	109	66.2%	74.4%	79.3%	74.4%	70.0%	$93.82	$91.02	$90.74	$95.96	$100.17	$62.11	$67.70	$71.99	$71.37	$70.14
Courtyard – Flagstaff	Flagstaff, AZ	164	63.7%	71.5%	74.8%	77.7%	77.9%	$89.61	$94.11	$100.70	$107.26	$114.36	$57.08	$67.31	$75.34	$83.33	$89.14
Springhill Suites – Flagstaff	Flagstaff, AZ	112	67.0%	71.2%	73.7%	76.9%	79.4%	$89.86	$92.73	$99.82	$105.72	$111.30	$60.22	$66.02	$73.56	$81.28	$88.41
Hotels to be purchased at second Summit Closing (scheduled closing in the fourth quarter of 2015):
Residence Inn- Ridgeland	Jackson, MS	100	79.3%	82.1%	85.4%	83.1%	77.5%	$99.97	$103.69	$107.81	$111.88	$106.19	$79.31	$85.13	$92.11	$92.94	$82.32

Hotel Name	Location	# of Rooms	Average Occupancy Courtyard Rate					ADR					RevPAR
			2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014
Holiday Inn Express – Vernon Hills	Vernon Hills, IL	119	56.4%	58.9%	58.9%	60.7%	59.9%	$79.75	$80.75	$88.26	$91.90	$93.92	$44.94	$47.59	$52.00	$55.77	$56.28
Courtyard – Germantown	Germantown, TN	93	65.0%	62.1%	66.1%	67.8%	75.8%	$92.40	$93.97	$100.37	$100.35	$106.86	$60.06	$58.35	$66.30	$68.02	$81.00
Courtyard – Jackson	Jackson, MS	117	67.1%	59.9%	70.1%	74.2%	69.0%	$92.71	$93.49	$100.04	$103.55	$97.54	$62.25	$56.02	$70.09	$76.85	$67.34
Fairfield Inn & Suites – Germantown	Germantown, TN	80	54.3%	58.5%	62.3%	52.6%	75.9%	$75.64	$72.59	$76.70	$78.53	$85.07	$41.07	$42.45	$47.76	$41.32	$64.61
Residence Inn- Germantown	Germantown, TN	78	64.5%	65.2%	68.4%	67.5%	77.4%	$97.34	$96.56	$96.48	$94.63	$106.41	$62.80	$63.00	$65.96	$63.89	$82.40
Aloft – Jacksonville	Jacksonville, FL	136	64.7%	70.2%	72.5%	71.8%	68.3%	$62.33	$63.06	$62.78	$65.98	$76.61	$40.34	$44.26	$45.53	$47.39	$52.32
Staybridge Suites – Ridgeland	Ridgeland, MS	92	64.3%	65.4%	82.5%	68.4%	81.2%	$86.89	$87.29	$81.24	$94.59	$91.42	$55.91	$57.11	$67.06	$64.73	$74.27
Homewood Suites – Ridgeland	Ridgeland, MS	91	—	73.9%	72.0%	82.5%	84.7%	—	$96.51	$99.21	$100.72	$100.70	—	$71.30	$71.46	$83.09	$85.26
Courtyard – El Paso	El Paso, TX	90	—	72.8%	74.8%	77.9%	77.1%	—	$116.09	$110.57	$111.71	$117.70	—	$84.54	$82.72	$87.01	$90.78
Hotels to be purchased at third Summit Closing (scheduled closing in the first quarter of 2016):
Fairfield Inn & Suites – Spokane	Spokane, WA	84	66.6%	58.3%	72.7%	72.2%	76.3%	$106.40	$104.26	$109.47	$112.58	$116.34	$70.90	$60.81	$79.56	$81.29	$88.73
Fairfield Inn & Suites – Denver	Denver, CO	160	69.6%	67.8%	72.2%	78.8%	81.8%	$83.99	$85.58	$84.14	$90.10	$97.85	$58.47	$58.05	$60.71	$70.97	$80.02
SpringHill Suites – Denver	Denver, CO	124	63.3%	67.3%	71.3%	76.5%	80.4%	$96.22	$98.28	$98.26	$96.20	$105.59	$60.91	$66.11	$70.06	$73.59	$84.90
Hampton Inn – Ft. Collins	Ft. Collins, CO	75	60.5%	65.6%	66.1%	60.8%	74.2%	$83.17	$90.93	$94.66	$101.68	$107.85	$50.34	$59.67	$62.58	$61.79	$80.04
Fairfield Inn & Suites – Bellevue	Bellevue, WA	144	60.6%	58.2%	66.0%	69.5%	73.3%	$106.31	$113.15	$124.95	$137.62	$143.99	$64.46	$65.80	$82.51	$95.68	$105.57
Hilton Garden Inn – Ft. Collins	Ft. Collins, CO	120	58.4%	64.7%	70.1%	70.3%	77.9%	$88.45	$92.25	$96.69	$111.33	$120.52	$51.66	$59.70	$67.81	$78.23	$93.93

The aggregate cash purchase price for the Summit Portfolio under the Summit Agreements is approximately $347.4 million, subject to closing prorations and other adjustments, and we paid an aggregate purchase price of $150.1 million, exclusive of closing costs, at the first Summit Closing. The acquisition of the hotels that are the subject of any subsequent Summit Closing is not conditioned on the acquisition of the other hotels at that Summit Closing or any other Summit Closing. In addition, we have the right to terminate the applicable Summit Agreement with respect to a particular hotel under certain circumstances, including if there are title issues or material casualties or condemnations involving a particular hotel.

During June and July of 2015, we made an aggregate of $35.1 million in deposits with respect to the Summit Agreements which will be credited toward the purchase price at the Summit Closings. These deposits were funded with proceeds from this offering. We have entered into a term loan agreement pursuant to which we can incur up to $450 million in Pending Acquisitions Mortgage Debt funded on a delayed draw basis. The closing consideration payable at the first Summit Closing was funded with $7.6 million previously paid as an earnest money deposit, $45.6 million from proceeds from this offering and $96.9 million from the incurrence of Pending Acquisitions Mortgage Debt, and the second and third Summit Closings are scheduled to be funded in a similar manner. There can be no assurance that we will be able to obtain the funds required to complete the second and third Summit Closings through draws under the Pending Acquisitions Mortgage Debt, which are subject to conditions and limitations in amount, proceeds from this offering, which are dependent in part on the ability of our dealer manager to conduct this offering, or another financing source, which may not be available on favorable terms or at all. On November 15, 2015, we suspended this offering effective December 31, 2015, and, on November 18, 2015, the dealer manager suspended sales activities it performs pursuant to the dealer manager agreement for this offering, effective immediately. There can be no assurance as to when the dealer manager will resume sales activities or when we will resume this offering, if at all. Our failure to obtain the funds required to complete the acquisition of the remaining hotels in the Summit Portfolio, through proceeds from this offering, draws under the Pending Acquisitions Mortgage Debt or from another source, could cause us to default under the Summit Agreements. There can be no assurance as to whether the acquisition of the Summit Portfolio will be completed on the currently contemplated terms, other terms or at all.

Pursuant to the terms of the Summit Agreements, our obligation to consummate any Summit Closing is subject to certain conditions customary to closing. For each hotel in the Summit Portfolio, we have entered, or expect to enter, into new long-term franchise agreements at the closing of its acquisition although we are not required to do so as a condition to closing.

The Summit Agreements also contain customary representations, warranties and covenants by the parties and customary indemnification provisions.

In connection with the closing of the acquisition of the Summit Portfolio, our advisor is entitled to receive approximately $5.2 million in acquisition fees, and $2.3 million of such fees, plus an additional $0.2 million in acquisition cost reimbursements, were paid to our advisor at the first Summit Closing. A portion of the financing coordination fee already paid in connection with the Pending Acquisitions Mortgage Debt is also attributable to this transaction.

For each hotel in the Summit Portfolio, we, directly or indirectly through our taxable REIT subsidiaries, will retain our property manager, which will in turn retain our sub-property manager or a third party sub-property manager to be responsible for managing each of the hotel properties in the Summit Portfolio. Of the ten hotels acquired at the first Summit Closing, nine are managed by our sub-property manager and one is managed by a third-party sub-property manager.

For their services under these hotel management agreements, our property manager and either our sub-property manager or a third-party sub-property manager will share a base management fee and will also, in some cases, be eligible to receive an incentive management fee if hotel operating profit exceeds certain thresholds. See “Management Compensation — Property Management Fees — Our Sub-Property Manager or a Third-Party Sub Property Manager.” Each of these hotels will also be subject to a new long-term franchise agreement with a national corporate brand that we expect to enter into in connection with the relevant Summit Closing. See “— Franchise Agreements.”

Wheelock Portfolio

On June 2, 2015, we, through a wholly owned subsidiary of our operating partnership, entered into an Agreement for Sale and Purchase, or the Wheelock Agreement, with affiliates of Wheelock Real Estate Fund, L.P., or, collectively, the Wheelock Sellers, pursuant to which one or more of our subsidiaries will acquire the fee simple interests held by the Wheelock Sellers in five Marriott-branded hotels containing an aggregate of 565 guestrooms, or the Wheelock Portfolio, for an aggregate cash purchase price of $92.4 million, subject to adjustments and prorations at closing. The Wheelock Agreement has been amended from time to since it was entered into.

The Wheelock Sellers do not have any material relationship with us or our subsidiaries, other than through the Wheelock Agreement and other related contracts to be entered into upon closing of the transaction described in the Wheelock Agreement.

We currently anticipate closing this transaction during the fourth quarter of 2015. Although we have entered into the Wheelock Agreement relating to the acquisition of the Wheelock Portfolio, there is no guarantee that we will be able to consummate the acquisition of any or all of the hotels in the Wheelock Portfolio.

The hotels in the Wheelock Portfolio were selected for acquisition because they generally meet our investment criteria relating to location, market position and hotel condition. The hotels are globally branded select-service, extended-stay and full-service hotels, and are predominantly located near landmarks such as corporate headquarters, colleges or universities, tourist attractions, airports, retail centers or convention centers. Most of the hotels are located in high barrier-to-entry markets with multiple demand generators and sustainable growth, and many are market-share leaders in their respective locations. We believe that, excepting the renovation work that will be required pursuant to the PIPs imposed by the franchisors with respect to the hotels, each hotel is currently well maintained, with minimum deferred maintenance or renovation required. See “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — To comply with brand standards under our franchise agreements, we are required to make capital expenditures, which will be substantial, pursuant to property improvement plans, and we are required to make regular deposits to partially reserve for these amounts under the Grace Indebtedness.” We believe all of these hotels are adequately insured.

The following table lists the five hotels in the Wheelock Portfolio as well as information for the periods presented with respect to their average occupancy rate, average daily rate, or ADR, and revenue per available room, or RevPAR.

Hotel Name	Location	# of Rooms	Average Occupancy Rate					ADR					RevPAR
			2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014
Fairfield Inn & Suites Nashville at Opryland	Nashville, TN	109	55.2%	58.7%	60.8%	68.2%	73.9%	$88.03	$95.42	$102.34	$108.91	$120.23	$48.58	$56.02	$62.21	$74.31	$88.81
Courtyard Nashville at Opryland	Nashville, TN	94	51.5%	56.4%	57.5%	67.5%	71.0%	$103.98	$113.41	$123.04	$127.79	$141.03	$53.54	$63.93	$70.76	$86.26	$100.13
Courtyard College Station	College Station, TX	125	57.1%	58.5%	58.3%	65.6%	73.3%	$103.61	$106.62	$109.61	$113.68	$121.31	$59.14	$62.36	$63.86	$74.56	$88.87
Courtyard Austin Round Rock	Austin, TX	113	52.6%	52.3%	55.5%	64.4%	59.8%	$95.79	$94.97	$97.81	$98.06	$103.29	$50.38	$49.64	$54.33	$63.13	$61.76
SpringHill Suites Cincinnati North/Forest Park	Cincinnati, OH	124	33.6%	49.0%	53.0%	57.4%	58.6%	$89.27	$84.64	$87.78	$86.63	$88.30	$30.01	$41.43	$46.57	$49.70	$51.78

On June 5, 2015, we made an initial earnest money deposit of $3.0 million. On July 15, 2015, we made an additional earnest money deposit of $5.0 million which, together with the initial deposit, will be credited toward the purchase price at the closing.

These deposits were funded with proceeds from this offering. We have entered into a term loan agreement pursuant to which we can incur up to $450 million in Pending Acquisitions Mortgage Debt funded on a delayed draw basis, of which $122.8 million has been incurred at closings pursuant to the Pending Acquisitions through November 2, 2015. We anticipate funding the consideration due at the closing of acquisition of the Wheelock Portfolio with a combination of Pending Mortgage Acquisitions Debt and proceeds from this offering. There can be no assurance that we will be able to obtain the funds required to complete the acquisition of the Wheelock Portfolio through draws under the Pending Acquisitions Mortgage Debt, which are subject to conditions and limitations in amount, proceeds from this offering, which are dependent in part on the ability of our dealer manager to conduct this offering, or another financing source, which may not be available on favorable terms or at all. On November 15, 2015, we suspended this offering effective December 31, 2015, and, on November 18, 2015, the dealer manager suspended sales activities it performs pursuant to the dealer manager agreement for this offering, effective immediately. There can be no assurance as to when the dealer manager will resume sales activities or when we will resume this offering, if at all. Our failure to obtain the funds required to complete the acquisition of the Wheelock Portfolio, through proceeds from this offering, draws under the Pending Acquisitions Mortgage Debt or from another source, could cause us to default under the Wheelock Agreement. There can be no assurance as to whether the acquisition of the Wheelock Portfolio will be completed on the currently contemplated terms, other terms or at all.

Pursuant to the terms of the Wheelock Agreement, our obligation to consummate the acquisition of the Wheelock Portfolio is subject to certain conditions customary to closing. Among other customary conditions, new franchise agreements with Marriott International, Inc. with respect to each hotel must be entered into by us. We expect to enter into new long-term franchise agreements for each hotel.

The Wheelock Agreement also contains customary representations, warranties and covenants by the parties and customary indemnification provisions.

In connection with the closing of the acquisition of the Wheelock Portfolio, our advisor is entitled to receive approximately $1.4 million in acquisition fees. A portion of the financing coordination fee already paid in connection with the Pending Acquisitions Mortgage Debt is also attributable to this transaction.

For each hotel in the Wheelock Portfolio, we, directly or indirectly through our taxable REIT subsidiaries, will retain our property manager, which we expect will in turn retain our sub-property manager to be responsible for managing each of the hotel properties in the Wheelock Portfolio.

For their services under these hotel management agreements, our property manager and our sub-property manager will share a base management fee and will also, in some cases, be eligible to receive an incentive management fee if hotel operating profit exceeds certain thresholds. See “Management Compensation —  Property Management Fees — Our Sub-Property Manager or a Third-Party Sub-Property Manager.” Each of these hotels will also be subject to a new long-term franchise agreement with a national corporate brand that we expect to enter into in connection with the closing. See “— Franchise Agreements.”

Noble Portfolio

On June 15, 2015, we, through a wholly owned subsidiary of our operating partnership, entered into 13 separate but substantially identical hotel purchase and sale agreements, which we refer to, collectively, as the PSAs, to purchase the fee simple interests in an aggregate portfolio of 13 hotels containing an aggregate of 1,913 guestrooms, or the Noble Portfolio, from affiliates of Noble Investment Group, LLC, who we refer to collectively as the Noble Sellers. Concurrently, we entered into a side letter with the Noble Sellers, which we refer to as the Side Letter and, together with the PSAs, the Noble Agreements. The Noble Agreements have been amended from time to time since they were entered into.

The Noble Sellers do not have any material relationship with us or our subsidiaries, other than through the Noble Agreements and other related contracts to be entered into upon closing of the transactions described in the Noble Agreements.

The 13 hotels are scheduled to be purchased in four separate closings, each of which we refer to as a Noble Closing, the first of which was completed on November 2, 2015 (two hotels), two of which are scheduled to occur in the fourth quarter of 2015 (two hotels in early December and six hotels in late December), and the fourth of which is scheduled to occur in the first quarter of 2016 (three hotels). Although we have entered into the Noble Agreements relating to the acquisition of the Noble Portfolio, there is no guarantee that we will be able to consummate the acquisition of any or all of the remaining hotels in the Noble Portfolio. We have certain rights to postpone the third and fourth Noble Closings.

The hotels in the Noble Portfolio were selected for acquisition because they generally meet our investment criteria relating to location, market position and hotel condition. The hotels are globally branded select-service, extended-stay and full-service hotels, and are predominantly located near landmarks such as corporate headquarters, colleges or universities, tourist attractions, airports, retail centers or convention centers. Most of the hotels are located in high barrier-to-entry markets with multiple demand generators and sustainable growth, and many are market-share leaders in their respective locations. We believe that, excepting the renovation work that will be required pursuant to the PIPs imposed by the franchisors with respect to the hotels, each hotel is currently well maintained, with minimum deferred maintenance or renovation required. See “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — To comply with brand standards under our franchise agreements, we are required to make capital expenditures, which will be substantial, pursuant to property improvement plans, and we are required to make regular deposits to partially reserve for these amounts under the Grace Indebtedness.” We believe all of these hotels are adequately insured.

The following table lists the 13 hotels in the Noble Portfolio as well as information for the periods presented with respect to their average occupancy rate, ADR and RevPAR.

Hotel Name	Location	# of Rooms	Average Occupancy Rate					ADR					RevPAR
			2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014
Hotels purchased at first Noble Closing (completed on November 2, 2015):
Hilton Garden Inn Monterey	Monterey, CA	204	74.6%	75.5%	75.3%	74.2%	83.2%	$148.74	$144.19	$159.77	$145.61	$151.90	$110.93	$108.85	$120.30	$108.01	$126.31
Hyatt Place Chicago/ Schaumburg	Schaumburg, IL	127	76.7%	79.7%	83.3%	82.5%	76.9%	$81.84	$87.36	$92.96	$95.89	$98.64	$62.80	$69.63	$77.42	$79.15	$75.83
Hotels to be purchased at second Noble Closing (scheduled closing December 2, 2015):
Courtyard Columbus Downtown	Columbus, OH	150	67.6%	67.2%	68.5%	58.9%	67.3%	$110.30	$120.82	$127.96	$124.74	$129.28	$74.57	$81.15	$87.67	$73.51	$86.94
Hyatt House Cobb Galleria	Atlanta, GA	149	—	—	—	56.2%	78.5%	—	—	—	$100.13	$112.56	—	—	—	$56.28	$88.32
Hotels to be purchased at third Noble Closing (scheduled closing December 31, 2015):
Hilton Birmingham Perimeter Park	Birmingham, AL	205	58.2%	62.7%	57.6%	59.8%	58.0%	$111.55	$111.02	$116.64	$117.00	$118.17	$64.95	$69.59	$67.15	$70.02	$68.57
Hyatt Place Princeton	Princeton, NJ	122	75.8%	77.5%	76.5%	75.6%	74.2%	$121.65	$127.09	$131.79	$134.42	$135.51	$92.19	$98.46	$100.78	$101.68	$100.61
Hyatt Place Atlanta Perimeter Center	Atlanta, GA	150	80.3%	70.4%	70.4%	74.6%	78.8%	$74.47	$81.53	$86.12	$88.82	$99.33	$59.80	$57.36	$60.67	$66.24	$78.23
Hyatt Place Fort Worth/ Cityview	Fort Worth, TX	127	76.9%	74.9%	70.3%	79.2%	75.2%	$96.50	$96.56	$96.83	$96.62	$100.31	$74.21	$72.32	$68.04	$76.51	$75.40
Hyatt Place Fort Worth/Hurst	Fort Worth, TX	127	68.3%	71.2%	69.7%	78.2%	73.0%	$81.82	$91.99	$92.56	$89.51	$94.24	$55.88	$65.50	$64.52	$69.99	$68.77
Hyatt Place Minneapolis/Eden Prairie	Eden Prairie, MN	126	72.6%	74.9%	69.3%	71.5%	74.5%	$94.27	$100.38	$103.27	$106.46	$113.52	$68.44	$75.19	$71.58	$76.16	$84.59
Hotels to be purchased at fourth Noble Closing (scheduled closing in March 31, 2016):
Hyatt Place Fair Lawn/Paramus	Fair Lawn, NJ	143	76.6%	77.9%	73.9%	66.9%	70.7%	$104.23	$111.91	$118.48	$126.02	$136.27	$79.84	$87.14	$87.57	$84.27	$96.32
Hyatt House Boston Waltham	Waltham, MA	135	82.0%	85.6%	79.4%	79.0%	80.5%	$117.07	$130.21	$140.00	$147.45	$161.48	$96.00	$111.44	$111.23	$116.44	$129.92
Hilton Garden Inn Boston Waltham	Waltham, MA	148	75.8%	75.1%	77.9%	72.5%	78.4%	$102.51	$112.70	$129.86	$147.00	$158.92	$77.69	$84.66	$101.13	$106.60	$124.64

The aggregate cash purchase price for the Noble Portfolio under the Noble Agreements is $300 million, subject to closing prorations and other adjustments, and we paid an aggregate purchase price of $48.6 million, exclusive of closing costs, at the first Noble Closing. Pursuant to the terms of the Noble Agreements, our obligation to consummate any subsequent Noble Closing is subject to certain conditions customary to closing. Among other customary conditions, new franchise agreements with respect to each hotel must be entered into by us. We expect to enter into new long-term franchise agreements for each hotel.

On June 18, 2015, we made an initial earnest money deposit of $15 million. On July 17, 2015, we made an additional earnest money deposit of $15 million which, together with the initial deposit, will be credited toward the purchase price at the Noble Closings. We and the Noble Sellers have customary termination rights under the PSAs that could cause one or more of the Noble Closings not to occur, including termination rights arising due to the failure of either party to perform their respective obligations or the failure of the franchise agreement condition or other closing conditions to be satisfied. There are also certain circumstances that could give rise to a right to terminate any of the PSAs on an individual basis, such as certain title issues or material casualties or condemnations involving the particular hotel subject to that PSA. Accordingly, there can be no assurance that all 13 hotels or any of them will be purchased on the terms described above or at all.

These deposits were funded with proceeds from this offering. We have entered into a term loan agreement pursuant to which we can incur up to $450 million in Pending Acquisitions Mortgage Debt funded on a delayed draw basis, of which $96.9 million was incurred at the first Summit Closing. The closing consideration payable at the first Noble Closing was funded with $3.6 million previously paid as an earnest money deposit, $19.0 million from proceeds from this offering and $26.0 million from the incurrence of Pending Acquisitions Mortgage Debt, and the remaining Noble Closings are scheduled to be funded in a similar manner. There can be no assurance that we will be able to obtain the funds required to complete the remaining Noble Closings through draws under the Pending Acquisitions Mortgage Debt, which are subject to conditions and limitations in amount, proceeds from this offering, which are dependent in part on the ability of our dealer manager to conduct this offering, or another financing source, which may not be available on favorable terms or at all. On November 15, 2015, we suspended this offering effective December 31, 2015, and, on November 18, 2015, the dealer manager suspended sales activities it performs pursuant to the dealer manager agreement for this offering, effective immediately. There can be no assurance as to when the dealer manager will resume sales activities or when we will resume this offering, if at all. Our failure to obtain the funds required to complete the acquisition of the remaining hotels in the Noble Portfolio, through proceeds from this offering, draws under the Pending Acquisitions Mortgage Debt or from another source, could cause us to default under the Noble Agreements. There can be no assurance as to whether the acquisition of the Noble Portfolio will be completed on the currently contemplated terms, other terms or at all.

The Noble Agreements also contain customary representations, warranties and covenants by the parties and customary indemnification provisions.

In connection with the closing of the acquisition of the Noble Portfolio, our advisor is entitled to receive approximately $4.5 million in acquisition fees, and $0.7 million of such fees, plus an additional $0.1 million in acquisition cost reimbursements, were paid to our advisor at the first Noble Closing. A portion of the financing coordination fee already paid in connection with the Pending Acquisitions Mortgage Debt is also attributable to this transaction.

For each hotel in the Noble Portfolio, we, directly or indirectly through our taxable REIT subsidiaries, will retain our property manager, which we expect will in turn retain our sub-property manager to be responsible for managing each of the hotel properties in the Noble Portfolio. Both of the hotels acquired at the first Noble Closing are managed by our sub-property manager.

For their services under these hotel management agreements, our property manager and our sub-property manager will share a base management fee and will also, in some cases, be eligible to receive an incentive management fee if hotel operating profit exceeds certain thresholds. See “Management Compensation —  Property Management Fees — Our Sub-Property Manager or a Third-Party Sub-Property Manager.” Each of these hotels will also be subject to a new long-term franchise agreement with a national corporate brand that we expect to enter into in connection with the closing. See “— Franchise Agreements.”

Deutsche Bank Term Loan Agreement

On August 21, 2015, we and our operating partnership, as guarantors, and certain wholly-owned subsidiaries of our operating partnership, as borrowers, entered into a term loan agreement with Deutsche Bank AG New York Branch, as administrative agent and Deutsche Bank Securities Inc., as sole lead arranger and book-running manager. On October 15, 2015, the term loan agreement was amended and restated to, among other things, increase the number of permitted advances from ten to 11 and increase the interest rate.

Pursuant to the term loan agreement, we can incur up to $450 million in Pending Acquisitions Mortgage Debt at a rate equal to a base rate plus a spread of between 3.25% and 3.75% for Eurodollar rate loans and between 2.25% and 2.75% for base rate loans, depending on the aggregate debt yield and aggregate loan-to-value of the properties securing the loans measured periodically. Prior to November 1, 2015, all spreads are 0.5% less than they will be during the rest of the term of the term loan agreement. On October 15, 2015, we drew down $96.9 million at an initial interest rate of 3.45% per annum to fund part of the closing consideration for the first Summit Closing. The loans are funded on a delayed draw basis in up to 11 advances, of which two have occurred through November 2, 2015, which may be used: (i) to fund closing consideration required to complete the closings pursuant to the terms of the Pending Acquisitions; or (ii) for general working capital purposes. Each advance is subject to customary funding conditions and there can be no assurance that all, or any, of the advances not yet made will be funded.

The term loan has a term of three years, with two one-year extension options, and is secured by the fee interest in the hotels as and when they are acquired. No advance may exceed the least of (i) 65% of the aggregate appraised value of the hotels pledged as collateral, (ii) 65% of the aggregate purchase price of the hotels pledged as collateral, and (iii) the adjusted net operating income for the hotels pledged as collateral divided by 11.5%, and no advances may be made after June 30, 2016.

Pursuant to the term loan agreement, we agreed to make periodic payments into an escrow account for future PIPs. The actual amount of reserve payments required and timing thereof remain subject to negotiation with the applicable franchisors related to their requirements with respect to property improvement plans for the hotels, but at this time the total PIP reserve payments are estimated to be approximately $50 million funded in multiple deposits beginning in the second quarter of 2016 through the first quarter of 2019. See “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — We are required to make substantial capital expenditures pursuant to property improvement plans to comply with brand standards under our franchise agreements and to make regular deposits to partially reserve for these amounts under the Grace Indebtedness and the Pending Acquisitions Mortgage Debt.”

Certain limited recourse obligations of the borrowers under the term loan agreement are guaranteed by us and our operating partnership. We and our operating partnership have also agreed to guarantee the first half of PIP reserves required to be funded pursuant to the term loan agreement.

The term loan agreement includes the following financial covenants: minimum debt service coverage ratio applicable to our subsidiaries that will own the hotels securing the Pending Acquisitions Mortgage Debt, minimum consolidated net worth applicable to us and minimum consolidated liquidity applicable to us.

In connection with our entry into the term loan agreement, we paid our advisor approximately $3.4 million in financing coordination fees.”

The following disclosure is hereby added after the last sentence under the heading “Barceló Promissory Note” on page 190 of the Prospectus.

“In May 2015, we repaid the Barceló Promissory Note and the related deferred consideration in full.”

The following disclosure hereby replaces the last bullet point under the heading “Grace Acquisition Financing” on pages 192-193 of the Prospectus.

“•	Additional Grace Mortgage Loan. In connection with the acquisition of the Grace Portfolio, we entered into a Loan Agreement to obtain additional mortgage financing, which we refer to as the Additional Grace Mortgage Loan, to fund a portion of the purchase price of the Grace Portfolio. In October 2015, we refinanced the Additional Grace Mortgage Loan with Ladder Capital Finance LLC and German American Capital Corporation as lenders in the principal amount of $232.0 million. The Additional Grace Mortgage Loan is secured by the remaining 20 hotels in the Grace Portfolio not collateralizing the Assumed Grace Indebtedness, as well as The Homewood Suites by Hilton Stratford, a hotel included in the Barceló Portfolio that was previously unencumbered. The Additional Grace Mortgage Loan matures in October 2020 and has an interest rate of 4.96% per annum.
•	The Additional Grace Mortgage Loan is generally not prepayable during a lock-out period that will expire no earlier than October 6, 2017 and no later than December 31, 2017. After the lock-out period, we have the right to prepay the entire Additional Grace Mortgage Loan, subject to the payment of a yield maintenance premium to the lenders and the satisfaction of other customary conditions. After the lock-out period, we also have the right, in connection with a sale of one or more of the collateralized hotels to a third party purchaser, to prepay a portion of the Additional Grace Mortgage Loan equal to a release price of not less than 115% of the allocated loan amount of the hotels sold, subject to the payment of a yield maintenance premium to the lenders and the satisfaction of other customary conditions.
•	Under the Additional Grace Mortgage Loan, we also deposited $10.0 million into an escrow account with the lenders, for future property improvements under PIPs at the collateralized hotels and agreed to deposit an additional $27.5 million in the following installments: (i) $2.0 million on December 31, 2015, (ii) $3.75 million on March 31, 2016, (iii) $3.75 million on June 30, 2016,

(iv) $3.0 million on September 30, 2016, (v) $2.5 million on December 31, 2016, (vi) $2.5 million on March 31, 2017, (vii) $2.5 million on June 30, 2017, (viii) $2.5 million on September 30, 2017, (ix) $2.5 million on December 31, 2017, (x) $1.25 million on March 31, 2018 and (xi) $1.25 million on June 30, 2019.
•	In addition, we executed a customary guarantee in favor of the Lenders related to liability for certain bad acts and entered into a customary environmental indemnity agreement. Pursuant to the guarantee, we have agreed to maintain minimum net worth and liquidity while the Additional Grace Mortgage Loan is outstanding. The minimum net worth ranges from $220 million to $250 million during the term of the Additional Grace Mortgage Loan, and the minimum liquidity ranges from $5 million to $15 million during the term of the Additional Grace Mortgage Loan.”

Prior Performance Summary

The following disclosure hereby replaces in its entirety the disclosure under the heading “Programs of Our Sponsor” on pages 197 – 205 of the Prospectus.

“Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, was a Maryland corporation that qualified as a REIT. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single-tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011, having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCT became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT,” or the Listing. In connection with the Listing, ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary, which was subsequently amended on January 6, 2013. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 16, 2013. The merger closed on January 22, 2013, pursuant to which ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT’s shares was suspended at market close on that date. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties.

New York REIT, Inc.

New York REIT, Inc., or NYRT, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRT was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. On November 12, 2009, NYRT filed its initial registration statement with the SEC, which became effective on September 2, 2010. NYRT had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRT exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of April 14, 2014, the day prior to NYRT’s listing on the New York Stock Exchange (“NYSE”), NYRT had received aggregate gross proceeds of $1.7 billion which includes the sale of

169.8 million shares of common stock in its public offering, $17.0 million from its private offering and $41.5 million from its distribution reinvestment plan. On April 15, 2014, NYRT listed its common stock on the NYSE under the symbol “NYRT,” or the NYRT Listing. In connection with the NYRT Listing, NYRT commenced an offer to purchase up to 23,255,814 shares of its common stock at a price equal to $10.75 per share or an aggregate of $250.0 million in shares of common stock from its stockholders. This offer closed on May 12, 2014 and NYRT purchased 14.2 million shares of its common stock at a purchase price of $10.75 per share, for an aggregate cost of $152.2 million, excluding fees and expenses relating to the offer. As of September 30, 2015, NYRT had 162.5 million shares of NYRT common stock outstanding. As of September 30, 2015, NYRT had total real estate-related assets, at cost, of $1.9 billion, comprised of 23 properties and real estate-related assets. As of September 30, 2015, NYRT had incurred, cumulatively to that date, $175.0 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $45.6 million for acquisition and transaction-related costs related to its portfolio of properties. On November 20, 2015, the closing price per share of NYRT was $11.41.

Phillips Edison Grocery Center REIT I, Inc.

Phillips Edison Grocery Center REIT I, Inc., or PECO I, a Maryland corporation, is the third publicly offered REIT co-sponsored by American Realty Capital. PECO I was incorporated as Phillips Edison — ARC Shopping Center REIT, Inc. on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. On January 13, 2010, PECO I filed its registration statement with the SEC, which became effective on August 12, 2010. PECO I invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of September 30, 2015, PECO I had issued 187.6 million shares of common stock generating gross cash proceeds of $1.86 billion. As of September 30, 2015, PECO I had 183.9 million shares of common stock outstanding, which is net of 3.7 million shares repurchased from stockholders pursuant to its share repurchase program. As of September 30, 2015, PECO I had acquired 147 properties and had total real estate investments at a cost of $2.2 billion. As of September 30, 2015, PECO I had incurred, cumulatively to that date, $186.2 million in offering costs for the sale of its common stock and $46.4 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On August 27, 2010, ARC HT filed its registration statement with the SEC, which became effective on February 18, 2011. As of April 6, 2014, the day prior to ARC HT’s listing on the NASDAQ Global Select Market (“NASDAQ”), ARC HT had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 174.3 million shares in its public offering and $80.0 million from its distribution reinvestment plan. On April 7, 2014, ARC HT listed its common stock on the NASDAQ under the symbol “HCT,” or the HCT Listing. In connection with the HCT Listing, ARC HT commenced an offer to purchase up to 13,636,364 shares of its common stock at a price equal to $11.00 per share or an aggregate of $150.0 million in shares of common stock from its stockholders. The offer closed on May 2, 2014 and ARC HT purchased 13.6 million of its common stock at a purchase price of $11.00 per share, for an aggregate cost of $150.0 million, excluding fees and expenses related to the offer. As of December 31, 2014, ARC HT had 169.3 million shares of its common stock outstanding, including restricted stock and shares issued under its distribution reinvestment plan. As of December 31, 2014, ARC HT owned 155 healthcare-related properties and one preferred equity investment, with an aggregate purchase price of $2.2 billion. As of September 30, 2014, ARC HT had incurred, cumulatively to that date, $197.5 million in offering costs for the sale of its common stock and $62.6 million of acquisition and transaction-related costs related to its portfolio of properties. On June 1, 2014, ARC HT entered into an Agreement and Plan of Merger with Ventas, Inc., or Ventas, a Delaware corporation. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 15, 2015. The merger closed on January 16, 2015, pursuant to which ARC HT merged with and into a subsidiary of Ventas and trading of ARC HT’s shares was suspended at market close on that date.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2012. On September 14, 2010, ARC RCA filed its registration statement with the SEC, which became effective on March 17, 2011. As of September 30, 2015, ARC RCA had 96.5 million shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP, and had received aggregate gross proceeds of $958.1 million from the initial public offering and the DRIP. As of September 30, 2015, ARC RCA owned 35 properties with an aggregate purchase price of $1.2 billion. As of September 30, 2015, ARC RCA had incurred, cumulatively to that date, $101.4 million in offering costs for the sale of its common stock and $23.4 million for acquisition costs related to its portfolio of properties. The ARC RCA public offering terminated on September 12, 2014.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and has elected to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On October 8, 2010, ARC DNAV filed its registration statement with the SEC, which became effective on August 15, 2011. As of September 30, 2015, ARC DNAV had 2.5 million shares of common stock outstanding, including shares issued under the DRIP, and had received total gross proceeds, net of repurchases, from the initial public offering of $25.4 million, including shares issued under the DRIP. As of September 30, 2015, ARC DNAV owned 11 properties. As of September 30, 2015, ARC DNAV had incurred, cumulatively to that date, $7.8 million in offering costs from the sale of its common stock and $0.9 million for acquisition costs related to its portfolio of properties. As of September 30, 2015, the offering costs exceeded 1.5% of gross proceeds from its public offering by $6.5 million, which is a cap elected by its Advisor and became its Advisor’s responsibility. The ARC DNAV public offering terminated on February 11, 2015. On July 30, 2015, the board of directors of ARC DNAV approved a Plan of Liquidation to sell all or substantially all of ARC DNAV’s and its operating partnership’s assets, and to liquidate and dissolve ARC DNAV and its operating partnership. On September 1, 2015, ARC DNAV’s stockholders approved the Plan of Liquidation.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, was the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On November 2, 2010, ARCT III filed its registration statement with the SEC, which became effective on March 31, 2011. As of February 28, 2013, ARCT III had received aggregate gross proceeds of $1.8 billion which included the sale of 174.0 million shares in its public offering and $31.9 million from its distribution reinvestment plan. As of February 28, 2013, ARCT III owned 533 single-tenant, freestanding properties and had total real estate investments, at cost, of $1.7 billion. As of December 31, 2012, ARCT III had incurred, cumulatively to that date, $196.5 million in offering costs for the sale of its common stock and $40.8 million for acquisition costs related to its portfolio of properties. On December 17, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received their respective cash or stock consideration from ARCP, as elected, pursuant to terms of the Agreement and Plan of Merger.

VEREIT, Inc.

VEREIT, Inc., formerly known as American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended

December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Global Select Market under the symbol “ARCP.” On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP, pursuant to the Agreement and Plan of Merger entered into on December 17, 2012, under which ARCP acquired all of the outstanding shares of ARCT III.

In aggregate, through December 31, 2013, ARCP had received $1.1 billion of proceeds from the sale of common and convertible preferred stock. As of December 31, 2013, ARCP owned 1,328 buildings, including properties purchased by ARCT III, freestanding properties and real estate investments, at a purchase price of $5.2 billion. On May 28, 2013, ARCP and CapLease, Inc., or CapLease, entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of CapLease. The merger was approved by both companies’ boards of directors and CapLease’s stockholders and closed on November 5, 2013. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and ARCT IV’s stockholders and closed on January 3, 2014. Effective as of January 8, 2014, ARCP internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCP became a self-administered REIT managed full-time by its own management team. On October 22, 2013, ARCP entered into an Agreement and Plan of Merger with Cole Real Estate Investments, Inc., or Cole, under which ARCP subsequently acquired all of the outstanding shares of Cole. The merger was approved by both companies’ boards of directors and stockholders and closed on February 7, 2014.

Global Net Lease, Inc.

Global Net Lease, Inc., or GNL, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. GNL was incorporated on July 13, 2011 and qualified as a REIT beginning with the taxable year ended December 31, 2013. On October 27, 2011, GNL filed its registration statement with the SEC, which was declared effective by the SEC on April 20, 2012. As of September 30, 2015, GNL had received aggregate gross proceeds of $1.7 billion from the sale of common stock, including shares issued under its distribution reinvestment plan. As of September 30, 2015, GNL owned 329 properties with an aggregate base purchase price of $2.6 billion. As of September 30, 2015, GNL had incurred, cumulatively to that date, $188.1 million in offering costs for the sale of its common stock and $97.4 million for acquisition costs related to its property acquisitions. The GNL public offering terminated on June 30, 2014. On June 2, 2015, GNL listed its common stock on the NYSE under the symbol “GNL,” or the GNL Listing. In connection with the GNL Listing, GNL offered to purchase up to 11.9 million shares of its Common Stock at a price of $10.50 per share, or the GNL Tender Offer. As a result of the GNL Tender Offer, on July 6, 2015, GNL purchased 11.9 million shares of its common stock at a price equal to $10.50 per share or an aggregate of $125.0 million in shares of common stock from its stockholders, excluding fees and expenses relating to the GNL Tender Offer. As of September 30, 2015, GNL had 168.9 million shares of GNL common stock outstanding, including shares issued under its distribution reinvestment plan. On November 20, 2015, the closing price per share of GNL was $8.95.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, was the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and qualified as a REIT beginning with the taxable year ended December 31, 2012. On March 22, 2012, ARCT IV filed its registration statement with the SEC, which was declared effective by the SEC on June 8, 2012. As of December 31, 2013, ARCT IV had received aggregate gross proceeds of $1.8 billion, which includes the sale of 70.2 million shares in its public offering and $21.0 million under its distribution reinvestment plan. As of December 31, 2013, ARCT IV owned 1,231 freestanding properties at an aggregate purchase price of $2.2 billion. As of December 31, 2013, ARCT IV had incurred, cumulatively to that date, $197.1 million in offering costs for the sale of its common stock and $55.7 million for acquisition costs related to its portfolio of properties. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and was subsequently approved by ARCT IV’s stockholders on January 3, 2014. The merger closed on January 3, 2014, pursuant to which ARCT IV merged with and into a subsidiary of ARCP.

Healthcare Trust, Inc.

Healthcare Trust, Inc., or HTI, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. HTI was incorporated on October 15, 2012 and qualified to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On October 31, 2012, HTI filed its registration statement with the SEC, which was declared effective by the SEC on February 14, 2013. As of September 30, 2015, HTI had 85.8 million shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP, and had received total gross proceeds from the initial public offering and the DRIP of $2.1 billion. As of September 30, 2015, HTI owned 149 properties with an aggregate purchase price of $2.0 billion. As of September 30, 2015, HTI had incurred, cumulatively to that date, $227.6 million in offering costs for the sale of its common stock and $42.9 million for acquisition costs related to its portfolio of properties. The HTI public offering terminated on November 17, 2014. On March 18, 2015, HTI announced its intention to list its common stock on a national exchange under the symbol “HTI”. On August 10, 2015, HTI filed articles of amendment to change its name to Healthcare Trust, Inc. On September 24, 2015, HTI announced that the board of directors of HTI, in consultation with HTI’s management, determined it is in the best interest of HTI to not pursue the listing of HTI’s common stock during the third quarter of 2015 and that the board will continue to monitor market conditions and other factors with a view toward reevaluating the decision when market conditions are more favorable for a successful liquidity event.

Realty Finance Trust, Inc.

Realty Finance Trust, Inc., or RFT, a Maryland corporation, is the twelfth publicly offered REIT sponsored by American Realty Capital. RFT was incorporated on November 15, 2012 and qualified to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On January 22, 2013, RFT filed its registration statement publicly with the SEC, which was declared effective by the SEC on February 12, 2013. As of September 30, 2015, RFT had total of 28.8 million shares of its common stock outstanding. As of September 30, 2015, the aggregate gross proceeds from the sale of common stock in its public offering, including DRIP, was approximately $714.2 million. As of September 30, 2015, RFT had a commercial mortgage loan portfolio with a par value of $949.3 million and CMBS investments with a fair value of $101.0 million. On November 18, 2015, the dealer manager of RFT’s initial public offering, which is the same entity as the dealer manager of this offering, notified RFT that it had elected to suspend sales activities it performs pursuant to the dealer manager agreement for the initial public offering of RFT, effective immediately.

American Finance Trust, Inc.

American Finance Trust, Inc., or AFIN, formerly known as American Realty Capital Trust V, Inc., a Maryland corporation, is the thirteenth publicly offered REIT sponsored by American Realty Capital. AFIN was incorporated on January 22, 2013 and elected to qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On March 6, 2013, AFIN filed its registration statement publicly with the SEC, which was declared effective by the SEC on April 4, 2013. As of September 30, 2015, AFIN had 66.5 million shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP, and had received aggregate gross proceeds of $1.6 billion from the initial public offering and the DRIP. On April 20, 2015, AFIN announced that its board of directors approved a revision to AFIN’s Investment Objectives and Acquisition and Investment Policies pursuant to which AFIN manages and optimizes its investments in its existing portfolio of net leased commercial real estate properties and selectively invests in additional net lease properties. In addition, AFIN invests in commercial real estate mortgage loans and other commercial real estate-related debt investments. As of September 30, 2015, AFIN owned 463 freestanding properties with an aggregate purchase price of $2.2 billion. As of September 30, 2015, AFIN had incurred, cumulatively to that date, $173.7 million in offering costs for the sale of its common stock and $51.0 million for acquisition costs related to its portfolio of properties and real estate-related debt investments. The AFIN public offering terminated in October 2013.

Phillips Edison Grocery Center REIT II, Inc.

Phillips Edison Grocery Center REIT II, Inc., or PECO II, a Maryland corporation, is the fourteenth publicly offered REIT sponsored by American Realty Capital. PECO II was incorporated as Phillips Edison — ARC Grocery Center REIT II, Inc. on June 5, 2013 and qualified as a REIT beginning with the taxable year ended December 31, 2014. On August 13, 2013, PECO II filed its registration statement with the SEC, which was declared effective by the SEC on November 25, 2013. As of September 30, 2015, PECO II had received aggregate gross proceeds of $1.1 billion from the sale of 44.5 million shares in its public offering, including 1.5 million from its distribution reinvestment plan. As of September 30, 2015, PECO II owned 39 properties at an aggregate purchase price of $710.8 million. As of September 30, 2015, PECO II had incurred, cumulatively to that date, $119.6 million in offering costs for the sale of its common stock and $13.3 million in acquisition costs related to its portfolio of properties. PECO II closed the primary portion of its initial public offering on September 15, 2015.

American Realty Capital New York City REIT, Inc.

American Realty Capital New York City REIT, Inc., or ARC NYCR, a Maryland corporation, is the sixteenth publicly offered REIT sponsored by the parent of our sponsor. ARC NYCR was incorporated on December 19, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On February 26, 2014, ARC NYCR filed its registration statement with the SEC, which became effective on April 24, 2014. As of September 30, 2015, ARC NYCR had 30.2 million shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP, and had received total gross proceeds from the initial public offering of $750.5 million, inclusive of $19.2 million from the DRIP. As of September 30, 2015, ARC NYCR owned five properties at an aggregate purchase price of $507.5 million. As of September 30, 2015, ARC NYCR had incurred, cumulatively to that date, $84.1 million in offering costs for the sale of its common stock and $12.2 million for acquisition costs related to its portfolio of properties. ARC NYCR closed its initial public offering on May 31, 2015.

United Development Funding Income Fund V

United Development Funding Income Fund V, or UDF V, a Maryland real estate investment trust, is the seventeenth publicly offered REIT sponsored by American Realty Capital and is co-sponsored by UDF Holdings, L.P. UDF V was formed on October 1, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2015. On February 26, 2014, UDF V filed its registration statement with the SEC, which became effective on July 25, 2014. UDF V was formed to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. As of September 30, 2015, UDF V had issued an aggregate of 2.2 million common shares of beneficial interest pursuant to the public offering, consisting of 2.2 common shares of beneficial interest pursuant to the primary offering in exchange for gross proceeds of approximately $42.9 million (approximately $37.9 million, net of costs associated with the public offering) and 0.02 million common shares of beneficial interest in accordance with its DRIP in exchange for gross proceeds of approximately $0.4 million. As of September 30, 2015, UDF V had entered into eight note agreements with third parties (none of which were repaid in full) with aggregate, maximum loan amounts of approximately $132.1 million, of which approximately $85.9 million had yet to be funded. As of September 30, 2015, UDF V had incurred, cumulatively to that date, $5.0 million in offering costs from the sale of its common shares of beneficial interest.

American Realty Capital Global Trust II, Inc.

American Realty Capital Global Trust II, Inc., or ARC Global II, a Maryland corporation, is the nineteenth publicly offered REIT sponsored by American Realty Capital. ARC Global II was incorporated on April 23, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2015. On June 6, 2014, ARC Global II filed its registration statement with the SEC, which became effective on August 26, 2014. As of September 30, 2015, ARC Global II had 11.4 million shares of common stock outstanding, including shares issued under the DRIP, and had received total gross proceeds from these issuances of $281.7 million, including proceeds from shares issued under the DRIP. As of September 30, 2015, ARC Global II owned ten properties with an aggregate purchase price of $330.6 million. As of September 30, 2015, ARC Global II had incurred, cumulatively to that date, $37.0 million in offering costs for the sale of its common stock and $23.1 million for acquisition costs related to its portfolio of properties. On November 15, 2015, ARC Global II’s board of directors, on the advice of its advisor, authorized the suspension of its initial public offering effective December 31, 2015. On November 18, 2015, the dealer manager of ARC Global II’s initial public offering, which is the same entity as the dealer manager of this offering, notified ARC Global II that it had elected to suspend sales activities it performs pursuant to the dealer manager agreement for the initial public offering of ARC Global II, effective immediately.

American Realty Capital Healthcare Trust III, Inc.

American Realty Capital Healthcare Trust III, Inc., or ARC HT III, a Maryland corporation, is the eighteenth publicly offered REIT sponsored by American Realty Capital. ARC HT III was incorporated on April 24, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On May 28, 2014, ARC HT III filed its registration statement with the SEC, which became effective on August 20, 2014. As of September 30, 2015, ARC HT III had 5.6 million shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP, and had received total gross proceeds from the initial public offering of $138.5 million. As of September 30, 2015, ARC HT III owned 13 properties with an aggregate purchase price of $72.7 million. As of September 30, 2015, ARC HT III had incurred, cumulatively to that date, $17.3 million in offering costs for the sale of its common stock and $1.9 million for acquisition costs related to its portfolio of properties. On November 15, 2015, ARC HT III’s board of directors, on the advice of its advisor, authorized the suspension of its initial public offering effective December 31, 2015. On November 18, 2015, the dealer manager of ARC HT III’s initial public offering, which is the same entity as the dealer manager of this offering, notified ARC HT III that it had elected to suspend sales activities it performs pursuant to the dealer manager agreement for the initial public offering of ARC HT III, effective immediately.

American Realty Capital — Retail Centers of America II, Inc.

American Realty Capital — Retail Centers of America II, Inc., or ARC RCA II, a Maryland corporation, was the twentieth publicly offered REIT sponsored by American Realty Capital. ARC RCA II was incorporated on April 23, 2014. On June 6, 2014, ARC RCA II filed its registration statement with the SEC, which became effective on September 25, 2014. As of July 31, 2015, ARC RCA II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of July 31, 2015, ARC RCA II had not acquired any properties. As of June 30, 2015, ARC RCA II had incurred, cumulatively to that date, $3.6 million in offering costs for the sale of its common stock. On September 24, 2015, ARC RCA II announced that the board of directors of ARC RCA II decided to terminate ARC RCA II’s initial public offering, effective immediately, and that the board of directors intends to commence the dissolution and liquidation of ARC RCA II. On September 30, 2015, RCA II deregistered all securities that were registered but unsold under its registration statement.

American Realty Capital New York City REIT II, Inc.

American Realty Capital New York City REIT II, Inc., or ARC NYCR II, a Maryland corporation, is the twenty first publicly offered REIT sponsored by American Realty Capital. ARC NYCR II was incorporated on July 1, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2015 or its first year of material operations. On February 17, 2015, ARC NYCR II filed its registration statement with the SEC, which was declared effective by the SEC on May 14, 2015. As of September 30, 2015, ARC NYCR II received aggregate gross proceeds of $0.2 million, which includes the sale of 8,888 shares in a private placement. As of September 30, 2015, ARC NYCR II has neither broken escrow nor acquired any properties. As of September 30, 2015, ARC NYCR II had incurred, cumulatively to that date, $1.9 million in deferred offering costs for the sale of its common stock. On November 15, 2015, ARC NYCR II’s board of directors, on the advice of its advisor, authorized the suspension of its initial public offering effective December 31, 2015. On November 18, 2015, the dealer manager of ARC NYCR II’s initial public offering, which is the same entity as the dealer manager of this offering, notified ARC NYCR II that it had elected to suspend sales activities it performs pursuant to the dealer manager agreement for the initial public offering of ARC NYCR II, effective immediately.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of September 30, 2015, BDCA had issued 178.0 million shares of common stock for gross proceeds of $1.9 billion including the shares purchased by its sponsor and shares issued under the DRIP. As of September 30, 2015, BDCA’s investments, at amortized cost, were $2.3 billion. As of September 30, 2015, BDCA had incurred, cumulatively to that date, $189.9 million in offering costs for the sale of its common stock. BDCA is no longer issuing new shares except for DRIP shares.

Business Development Corporation of America II

The American Realty Capital group of companies also has sponsored Business Development Corporation of America II, or BDCA II, a Maryland corporation. BDCA II was organized on April 17, 2014 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. On July 15, 2014, BDCA II filed its registration statement with the SEC, which became effective on September 8, 2014. As of September 30, 2015, BDCA II received aggregate gross proceeds of $2.5 million from the sale of 0.3 million shares. As of September 30, 2015, BDCA II had purchased eight investments in debt securities for a total cost of $1.3 million. As of September 30, 2015, BDCA II had incurred, cumulatively to that date, $2.5 million in offering costs for the sale of its common stock. On November 15, 2015, BDCA II’s board of directors, on the advice of its advisor, authorized the suspension of its initial public offering effective December 31, 2015. On November 18, 2015, the dealer manager of BDCA II’s initial public offering, which is the same entity as the dealer manager of this offering, notified BDCA II that it had elected to suspend sales activities it performs pursuant to the dealer manager agreement for the initial public offering of BDCA II, effective immediately.

American Energy Capital Partners — Energy Recovery Program, LP

The American Realty Capital group of companies also has sponsored American Energy Capital Partners — Energy Recovery Program, LP, or AERP, a Delaware limited partnership. AERP is American Realty Capital’s first oil and gas limited partnership and was organized on October 30, 2013. AERP was formed to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and natural gas properties located onshore in the United States. AERP filed a registration statement with the SEC on December 13, 2013, which was declared effective on May 8, 2014. As of July 31, 2015, AERP had raised gross proceeds of $10.4 million which includes the sale of 0.5 million shares in its public offering. As of July 31, 2015, AERP had made no investments. As of June 30, 2015, AERP had incurred, cumulatively to that date, $4.6 million in offering costs relating to the sale of its limited partner interests. On September 11, 2015, the general partner of AERP approved the termination of the AERP’s initial public offering. On November 13, 2015, AERP announced that unitholders will receive a per unit distribution in an amount equal to the applicable purchase price and that AERP expects make the liquidating distribution to unitholders no later than February 1, 2016.

Liquidity of Public Programs

In order to assist FINRA members in complying with FINRA Rule 2310(b)(3)(D), in this section we disclose the liquidity of prior public programs sponsored by the parent of our sponsor, which for this purpose excludes ARCP, a REIT that is and always has been listed on a national securities exchange, commencing with The NASDAQ Capital Market and, subsequently, The NASDAQ Global Select Market. Through June 30, 2015, American Realty Capital has sponsored the following 22 other public programs (excluding ARCP): ARCT, NYRT, PECO, ARC HT, ARC RCA, ARC DNAV, ARCT III, GNL, ARCT IV, HTI, AFIN, RFT, BDCA, UDF V, PECO II, ARC HOST, ARC Global II, ARC NYCR, ARC NYCR II, ARC RCA II, and BDCA II.

Of these 22 public programs, each disclosed in their respective prospectus a date or time period for a liquidity event. As of June 30, 2015, the following six of the 22 public programs listed above have engaged in a liquidity event through the listing of their common stock on a national securities exchange or through merging with a company already listed on a national securities exchange: ARCT, ARC HT, NYRT, ARCT III, GNL and ARCT IV. In addition, AFIN and HTI have publicly announced their intention to list on a national stock exchange.

The remaining 4 public programs listed below have not yet reached the disclosed time limit in which they have to engage in a liquidity event through the listing of their common stock on a national securities exchange or to engage in some other type of liquidity event: PECO, ARC DNAV, RFT, ARC RCA, PECO II, BDCA, ARC HOST, ARC RCA II, ARC NYCR, ARC NYCR II, BDCA II, UDF V and ARC Global II.

ARCT was a non-traded REIT until March 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of shares of its common stock on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so.

ARCT III was a non-traded REIT until February 2013, when it merged with and into ARCP. ARCT III’s prospectus for its initial public offering provided that ARCT III would seek to consummate a sale or merger by the fifth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT III achieved a sale or merger within the time it contemplated to do so.

ARCT IV was a non-traded REIT until January 2014, when it merged with and into ARCP. ARCT IV’s prospectus for its initial public offering provided that ARCT IV would seek to consummate a sale or merger by the sixth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT IV achieved a sale or merger within the time it contemplated to do so.

ARC HT was a non-traded REIT until April 2014, when it listed its common stock on The NASDAQ Global Select Market. ARC HT’s prospectus for its initial public offering provided that it would begin the process of achieving a liquidity event not later than three to five years after the termination of its primary offering. By listing its common stock on The NASDAQ Global Select Market, ARC HT achieved a listing on a national securities exchange within the time it contemplated to do so.

NYRT was a non-traded REIT until April 2014, when it listed its common stock on the New York Stock Exchange. NYRT’s prospectus for its initial public offering provided that it would begin the process of achieving a liquidity event not later than three to five years after the termination of its primary offering. By listing its common stock on the NYSE, NYRT achieved a listing on a national securities exchange within the time it contemplated to do so.

GNL was a non-traded REIT until June 2015, when it listed its common stock on the New York Stock Exchange. GNL’s prospectus for its initial public offering provided that it would begin the process of achieving a liquidity event not later than three to five years after the termination of its primary offering. By listing its common stock on the NYSE, GNL achieved a listing on a national securities exchange within the time it contemplated to do so.

The prospectus for each of the other public programs sponsored by the parent of our sponsor provided a date or time period by which it might be liquidated or engage in another liquidity event. PECO, ARC RCA and ARC DNAV, ARC NYCR and BDCA have each completed their primary offering stages, and ARC Global II, RFT, BDCA II, PECO II, UDF V and ARC HOST are in their offering and acquisition stages. None of these public programs have reached the stated date or time period by which they might be liquidated or engage in another liquidity event.

Adverse Business Developments and Conditions

On October 29, 2014, ARCP announced that its audit committee had concluded that the previously issued financial statements and other financial information contained in certain public filings should no longer be relied upon. This conclusion was based on the preliminary findings of an investigation conducted by ARCP’s audit committee which concluded that certain accounting errors were made by ARCP personnel that were not corrected after being discovered, resulting in an overstatement of AFFO and an understatement of ARCP’s net loss for the three and six months ended June 30, 2014. ARCP also announced the resignation of its chief accounting officer and its chief financial officer. ARCP’s former chief financial officer also is one of the non-controlling owners of the parent of our sponsor, but does not have a role in managing our business or our sponsor’s business. In December 2014, ARCP announced the resignation of its executive chairman, who was also the chairman of our board of directors until his resignation on December 29, 2014. This individual is one of the controlling members of the parent of our sponsor.

On March 2, 2015, ARCP announced the completion of its audit committee’s investigation and filed amendments to its Form 10-K for the year ended December 31, 2013 and its Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, which are available at the internet site maintained by the SEC, www.sec.gov. According to these filings, these amendments corrected errors in ARCP’s financial statements and in its calculation of AFFO that resulted in overstatements of AFFO for the years ended December 31, 2011, 2012 and 2013 and the quarters ended March 31, 2013 and 2014 and June 30, 2014 and described certain results of its investigations, including matters relating to payments to, and transactions with, affiliates of the parent of our sponsor and certain equity awards to certain officers and directors. In addition, ARCP disclosed that the audit committee investigation had found material weaknesses in ARCP’s internal control over financial reporting and its disclosure controls and procedures. ARCP also disclosed that the SEC has commenced a formal investigation, that the United States Attorney’s Office for the Southern District of New York contacted counsel for both ARCP’s audit committee and ARCP with respect to the matter and that the Secretary of the Commonwealth of Massachusetts has issued a subpoena for various documents.”

Plan of Distribution

The following disclosure hereby replaces in its entirety the disclosure under the heading “The Offering” on page 260 of the Prospectus.

“We are offering a maximum of 80,000,000 shares of our common stock to the public through our dealer manager, a registered broker-dealer affiliated with our advisor, in our primary offering at a price of up to $25.00 per share (which includes the maximum allowed to be charged for commission and fees, subject to certain discounts as described below), except as provided below.

The shares are being offered on a “reasonable best efforts” basis. We also are offering up to 21,052,631 shares of common stock under our DRIP, initially at $23.75 per share, which is 95% of the primary offering price, until the NAV pricing date. On and after the NAV pricing date, the per share purchase price for our shares in our primary offering will vary quarterly and will be equal to our NAV, divided by the number of shares outstanding as of the end of the business day preceding the day on which we file our quarterly financial filing, plus applicable commissions and fees. On and after the NAV pricing date, we will offer shares under our DRIP at per share NAV, subject to certain limitations, as described in the “Distribution Reinvestment Plan” section of this prospectus. We reserve the right to reallocate the shares of our common stock we are offering between our primary offering and the DRIP.

On November 15, 2015, our board of directors, on the advice of our advisor, authorized the suspension of our initial public offering effective December 31, 2015. The DRIP and the SRP will remain in place following this suspension. On November 18, 2015, the dealer manager notified us that it had elected to suspend sales activities it performs pursuant to the dealer manager agreement for this offering, effective immediately. There can be no assurance as to when the dealer manager will resume sales activities or when we will resume this offering, if at all.

If the dealer manager does resume sales activities and we do resume this offering, the offering of shares of our common stock will terminate on or before January 7, 2016, which is two years after the effective date of this offering. If we have not sold all the shares within two years, we may continue our primary offering for an additional year until January 7, 2017. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. At the discretion of our board of directors, we may elect to extend the termination date of this offering of shares reserved for issuance pursuant to the DRIP until we have sold all shares allocated to the DRIP in which case participants in the DRIP will be notified. We reserve the right to terminate this offering at any time prior to the stated termination date.”

Experts

The following disclosure hereby replaces in its entirety the disclosure under the heading “EXPERTS” on page 272 of the Prospectus.

“EXPERTS

The combined consolidated financial statements of W2007 Grace I, LLC and WNT Holdings, LLC at December 31, 2014 and for the year then ended and the consolidated financial statements of W2007 Grace I, LLC and Subsidiaries at December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon, incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The consolidated balance sheet as of December 31, 2014 (successor) and the combined balance sheet as of December 31, 2013 (predecessor) of American Realty Capital Hospitality Trust, Inc. and subsidiaries, and the related consolidated statements of operations and comprehensive income (loss), changes in equity, and cash flows for the period from March 21, 2014 to December 31, 2014 (successor) and the combined statements of operations and comprehensive income (loss), changes in equity, and cash flows for the period from January 1, 2014 to March 20, 2014 (predecessor) and the year ended December 31, 2013 (predecessor), have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.”

Incorporation of Certain Information by Reference

The following disclosure hereby replaces in its entirety the second bullet point under the heading “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” on page 273 of the Prospectus.

“•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 filed with the SEC on May 15, 2015, and Amendment No. 1 thereto filed with the SEC on May 19, 2015;
•	Current Reports on Form 8-K and 8-K/A filed with the SEC on January 7, 2015, February 27, 2015, March 5, 2015, April 16, 2015, June 4, 2015, June 8, 2015, June 19, 2015, July 13, 2015; and July 21, 2015;
•	Definitive proxy statement on Schedule 14A filed with the SEC on April 28, 2015; and;”

Subscriptions Agreements

The forms of subscription agreement contained in Appendix C-1 and Appendix C-2 of the Prospectus and all prior supplements are hereby replaced with the revised forms of subscription agreement attached to this Supplement No. 8 as Appendix C-1 and Appendix C-2. These revised forms of subscription agreement supersede and replace the forms of subscription agreement contained in the Prospectus and all prior supplements.

Annex A

On August 12, 2015, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, which is attached as Annex A to this Supplement No. 8.

Annex B

On November 16, 2015, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, which is attached as Annex B to this Supplement No. 8.

APPENDIX C-1

AMERICAN REALTY CAPITAL
Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc.
SUBSCRIPTION AGREEMENT

EFFECTIVE NOVEMBER 18, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

AN INVESTMENT IN THE OFFERING OR "INVESTMENT PROGRAM" DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT. AS OF THE DATE OF THIS SUBSCRIPTION AGREEMENT, INVESTORS IN MASSACHUSETTS MAY NOT SUBSCRIBE FOR SHARES UNTIL THE RESPECTIVE STATE DECLARES THE OFFERING EFFECTIVE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR FINANCIAL ADVISOR OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate the offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, ARC Hospitality and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality")**

- State of investor's principal place of residence or principal place of business, as applicable: _______

☐ Initial Investment
☐ Additional Investment
Acct# ___________________

Investment Amount

$ ________________________________

- *$2,500 minimum investment*
- *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed
☐ Subscription amount wired
☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC Hospitality, make checks payable to:** American Realty Capital Hospitality Trust, Inc.

☐ **Volume Discount: To be completed by purchaser after discussion with broker-dealer.**

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification. Please see "Volume Discounts" section of the Prospectus for further information on volume discount qualifications.

Note: Investments subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

Enter the Tax Classification ___________________
(C=C Corporation, S= S Corporation, P= Partnership)

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*

State of ______ Custodian for ____________________

☐ **Estate** – *Personal representative signature required.*

Name of Executor: ___________________________
Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*

Name of Trustee: ____________________________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**(1) – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ___________________________
Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ___________________________

** Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

EFFECTIVE NOVEMBER 18, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete Section 7. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 7.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Employer: ______ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
CITY STATE/PROVINCE COUNTRY

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

C-1-2

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Hospitality Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Hospitality Trust, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

3 *Certification by investor(s): I/we authorize American Realty Capital Hospitality Trust, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider (collectively referred to as "Issuer"), to deposit my/our distribution/dividend to my/our checking or savings account. This authority will remain in force until I/we notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my/our account, they are authorized to debit my/our account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________________

Mailing Address ______________________________

City, State, Zip ______________________________

Account # ______________________________

Bank's ABA/Routing # ______________________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Hospitality Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital Hospitality Trust, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital Hospitality Trust, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Hospitality Trust, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Hospitality Trust, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________________

Your e-mail address will be held in confidence and used only for matters relating to your investment.

EFFECTIVE NOVEMBER 18, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-3

EFFECTIVE NOVEMBER 18, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
I/we have received the final prospectus of ARC Hospitality at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Alabama residents only: In addition to the general suitability requirements described above, shares will only be sold to Alabama residents that have a liquid net worth of at least 10 times the amount of their investment in the ARC Hospitality real estate investment program and its affiliates.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC Hospitality will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, home furnishings and automobiles) or, in the alternative a net worth of $350,000 (exclusive of home, home furnishings and automobiles). The investor's maximum aggregate investment in ARC Hospitality common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other non-traded real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: An investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in ARC Hospitality not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Massachusetts residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A Massachusetts investor's aggregate investment in ARC Hospitality and in other illiquid direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division.		
Nebraska residents only: Nebraska investors must have either (a) a minimum net worth of at least $70,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum net worth of $350,000. A Nebraska investor's aggregate investment in ARC-Hospitality and in other non-publicly traded real estate investment trusts (REITs) may not exceed ten percent (10%) of his or her net worth (exclusive of home, home furnishings, and automobiles). An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitations.

C-1-4

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
New Jersey residents only: An investor must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC Hospitality, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Ohio investor's aggregate investment in ARC Hospitality shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Hospitality and that they meet one of the general suitability standards described above.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Hospitality and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC Hospitality for a Pennsylvania investor is 10% of his or her net worth.		
Tennessee residents only: A Tennessee resident's investment in ARC Hospitality must not exceed 10% of his or her liquid net worth (exclusive of home, home furnishings and automobiles).		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE (5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

EFFECTIVE NOVEMBER 18, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-5

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 7 and complete it in its entirety and sign the certifications in Section 7 in order for the Subscription Agreement to be considered valid for review.

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing this Section 6a will not constitute an execution of this Subscription Agreement.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

AUTHORIZATION FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program indicated in Section 1 that are beneficially owned by the investor as reflected on the records of said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program indicated in Section 1 is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ______________

7

U.S. Taxpayer Certifications

See Guidelines for U.S. Taxpayer Certifications (the "Guidelines") in Section 7a of this Subscription Agreement for the guidelines on how to complete this section.

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the enclosed Guidelines). Certify by signing and dating below.

Social Security Number ______________ OR Employer Identification Number ______________

Exempt payee code (if any) ______________________________

Exemption from FATCA reporting code (if any) ______________________________
(Applies to accounts maintained outside the U.S.)

Under penalties of perjury, I certify that:

1.The number shown above and in this Subscription Agreement is my correct taxpayer identification number, and

2. ☐ I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

☐ I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must check the box in item 2 above next to the statement that applies to you.

Signature of Investor ______________ Print Name ______________ Date ______________

EFFECTIVE NOVEMBER 18, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-6

7a Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person. - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester. – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee [1]
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor[4]

For this type of account:	Give the EIN of:
7. Disregarded entity not owned by an individual	The owner [3]
8. A valid trust, estate, or pension trust	The legal entity [5]
9. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
*(4) **Note:** Grantor also must provide a Form W-9 to trustee of trust.*
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

***Note:** If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/forms/ss-5.pdf*. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 7 any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

EFFECTIVE NOVEMBER 18, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-7

7a Continued

Guidelines for U.S. Taxpayer Certifications *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 7 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE SECTION 7 AND RETURN IT TO THE PAYER WITH THE REST OF THE SUBSCRIPTION AGREEMENT.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this Subscription Agreement for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this Subscription Agreement for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this information if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

EFFECTIVE NOVEMBER 18, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-8

EFFECTIVE NOVEMBER 18, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

8

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

Financial Advisor

The Financial Advisor must sign below to complete the investment order. The undersigned warrants that he or she is associated with a duly registered or licensed broker-dealer and may lawfully offer and sell the Shares in the state designated as the investor's principal state of residence or principal state of business, as applicable. The Financial Advisor warrants that he or she has discussed the investor's prospective purchase with them and has (a) reasonable grounds to believe, based on information supplied by the investor, that this investment is suitable for the investor, and such invester has suffcient net worth and is in a position to realize the benefits of an investment in the Shares, (b) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the Shares, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's principal state of residence or principal state of business, as applicable, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Offce of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Firm Address or P.O. Box ______________________

Mailing Address ______________________

City, State, Zip ______________________

Business Phone # **(Required)** ______________________

Fax Phone # ______________________

E-mail Address ______________________

Financial Advisor(s) Name(s) **(Required)** ______________________

Representative # ______________________

Address or P.O. Box ______________________

City, State, Zip ______________________

Business Phone # **(Required)** ______________________

Fax Phone # ______________________

E-mail Address ______________________

If a Registered Associate of a FINRA member firm, I hereby certify that I am properly licensed and I am registered in the following state in which this Subscription Agreement was executed and, if different, in the state of the investor's principal place of residence or principal place of business, as applicable. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this Subscription Agreement was executed and, if different, in the state of the investor's principal place of residence or principal place of business, as applicable.

State(s) **(Required)** ______________________

Signature(s) of Financial Advisor(s) **(Required)** ______________________

Date ______________________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ______________________

Date ______________________

9

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2a. of this Subscription Agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2b. of this Subscription Agreement.

For Regular Mail and Overnight Deliveries

American Realty Capital Hospitality Trust, Inc.
c/o American National Stock Transfer, LLC
430 W. 7th Street
Kansas City, MO 64105-1407

▸ **Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:**

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor, New York, NY 10022
Phone: (844) 276-1077

C-1-9

APPENDIX C-2

Multi-Offering Subscription Agreement

Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares and/or units of any offering described herein but instead should refer to the subscription agreement for each offering.

AN INVESTMENT IN THE OFFERING(S) OR "INVESTMENT PROGRAM(S)" DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) OR REALTY CAPITAL SECURITIES, LLC (MEMBER FINRA/SIPC) AT 1-877-373-2522.

1. Investment

All investments are subject to suitability standards, see corresponding prospectus and Sections 8-8k herein.

Amount of Subscription ______________ **State of Sale** ______________

Minimum Initial Investment is $2,000 for CVMC REIT II, SIC, TGIF & GREC.
Minimum Initial Investment is $2,500 for RPT, ARC Global II, ARC HT III, BDCA II, RFT, ARC Hospitality & UDF V.
Minimum Initial Investment for purchases through IRA or other qualified accounts is $1,000 for UDF V.
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

State of Sale means investor's principal place of residence or principal place of business, as applicable.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ______________

(See Section 10 for Check Instructions)

	Investment Amount
American Realty Capital Global Trust II, Inc. (ARC Global II)	______
American Realty Capital Healthcare Trust III, Inc. (ARC HT III)	______
American Realty Capital Hospitality Trust, Inc. (ARC Hospitality)	______
Business Development Corporation of America II (BDCA II)	______
Carter Validus Mission Critical REIT II (CVMC REIT II)	______
Greenbacker Renewable Energy Company (GREC)	______
Realty Finance Trust, Inc. (RFT)	______
RREEF Property Trust, Inc. (RPT)	______
Sierra Income Corporation (SIC)	______
TriLinc Global Impact Fund (TGIF)	______
United Development Funding Income Fund V (UDF V)	______

☐ **Volume Discount*:** Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus. *(Class A only for RPT)*

**Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see "Volume Discounts" section of the prospectus for further information on volume discount qualifications.*

1a. Share Class - The Selection of a Share Class is Required (CVMC REIT II Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR CVMC REIT II INVESTORS - SHARE CLASS REQUIRED ☐ Class A

1b. Share Class - The Selection of a Share Class is Required (GREC Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR GREC INVESTORS - SHARE CLASS REQUIRED ☐ Class A ☐ Class I

1c. Share Class - The Selection of a Share Class is Required (RPT Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR RPT INVESTORS - SHARE CLASS REQUIRED ☐ Class A ☐ Class B

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-1

1d. Unit Class - The Selection of a Unit Class is Required (TGIF Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding these unit classes, including the different fees which are payable with respect to each unit class.

FOR TGIF INVESTORS - UNIT CLASS REQUIRED ☐ Class A ☐ Class C ☐ Class I

2. Account Type - Check One Box Only

Account Type	Additional Required Documentation
☐ Individual ☐ TOD*	If TOD, Transfer on Death form *Please see Section 2 of Investor Instructions for details
☐ Joint Tenants ☐ TOD* ☐ Tenants in Common* ☐ Community Property*	If JTWROS TOD, Transfer on Death form *All parties must sign / Please see Section 2 of Investor Instructions for details
☐ Trust	Trustee Certification form or trust documents
☐ Estate	Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial ☐ UGMA: State of: ______ ☐ UTMA: State of: ______	None
☐ Corporation ☐ C Corp ☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC ☐ Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) ______	LLC Operating Agreement or LLC Resolution
☐ Partnership	Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization	Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan* ☐ Defined Benefit Plan* ☐ KEOGH Plan*	Pages of plan document that list plan name, date, trustee name(s) and signatures *Please see Section 2 of Investor Instructions for details
☐ Traditional IRA ☐ SEP IRA ☐ ROTH IRA ☐ Simple IRA ☐ Inherited/Beneficial IRA	For Inherited IRA indicate Decedent's name: ______________________________
☐ Other (Specify) ____	

For Non-Qualified Custodial Accounts and all Qualified Accounts, please complete Section 6

3. Investment Title - SSN or TIN Required (ARC Global II, ARC HT III, BDCA II, RFT, ARC Hospitality, UDF V, CVMC REIT II, SIC, TGIF & GREC Only)

Please print names in which shares and/or units of common stock are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If "same as above", write "same." *(This is the name that will appear on your statement.)*

Title Line 1 ______________________________

Title Line 2 ______________________________

SSN/TIN ______________________________

4. Investor Information (ARC Global II, ARC HT III, BDCA II, RFT, ARC Hospitality, UDF V, CVMC REIT II, SIC, TGIF & GREC Only)

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name ______ SSN/TIN ______ DOB ______

Secondary Investor Name ______ SSN/TIN ______ DOB ______

Street Address ______________________________

City ______ State ______ ZIP ______

Phone (day) ______ Phone (evening) ______ Email ______

Mailing Address (optional) ______________________________

City ______ State ______ ZIP ______

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-2

4. Investor Information, continued (ARC Global II, ARC HT III, BDCA II, RFT, ARC Hospitality, UDF V, CVMC REIT II, SIC, TGIF & GREC Only)

☐ **Check here for eletronic delivery and complete Section 6c**

Citizenship: Please indicate Citizenship Status **(Required)**

☐ US Citizen ☐ US Citizen residing outside the US ☐ Resident Alien

☐ Non-Resident Alien* Country: ______________ ☐ Check here if you are subject to backup withholding

Please attach a separate sheet with the above information for each additional investor.

NOTE: Any and all U.S. taxpayers are required to complete Section 9. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

For RPT investors only: Please refer to Section 5 and applicable required disclosures for account information.

5. Individual or Joint Account (RPT Only)

For joint accounts, the Social Security number of the primary account owner will be used for IRS reporting.

Name of Primary Account Owner ______ SSN ______ DOB ______

US Residential Address (P.O. Box not acceptable) ______ City ______ State ______ ZIP ______

Mailing Address (if different) ______ City ______ State ______ ZIP ______

Daytime Phone Number ______ Extension ______ E-mail Address ______

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ______

Select one: ☐ Employed ☐ Not-employed ☐ Retired

Occupation ______ Name of Employer ______

Address of Employer ______ City ______ State ______ ZIP ______

If you checked not-employed or retired, please provide source of income: ______

Name of Second Joint Owner (if any) ______ SSN ______ DOB ______

US Residential Address (P.O. Box not acceptable) ______ City ______ State ______ ZIP ______

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ______

Select one: ☐ Employed ☐ Not-employed ☐ Retired

Occupation ______ Name of Employer ______

Address of Employer ______ City ______ State ______ ZIP ______

If you checked not-employed or retired, please provide source of income: ______

Please attach a separate sheet with the above information for each additional owner.

5a. Entity Account (RPT Only)

Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

* Select one: ☐ Yes ☐ No

If yes, please explain: ______

Name of Legal Entity ______ SSN ______ **OR** TIN ______

Street Address of Legal Entity (P.O. Box not acceptable) ______ City ______ State ______ ZIP ______

Mailing Address (if different) ______ City ______ State ______ ZIP ______

Daytime Phone Number ______ Extension ______ E-mail Address ______

Date of Trust Agreement (for trusts only) – MM/DD/YYYY ______

Name of Trustee/ Authorized Signer ______ SSN of Trustee/Authorized Signer ______ DOB ______

US Residential Address (P.O. Box not acceptable) ______ City ______ State ______ ZIP ______

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-3

5a. Entity Account (RPT Only), continued

Mailing Address (if different) City State ZIP

Daytime Phone Number Extension E-mail Address

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship:

Name of Co-Trustee/ Authorized Signer SSN of Trustee/Authorized Signer DOB

US Residential Address (P.O. Box not acceptable) City State ZIP

Mailing Address (if different) City State ZIP

Daytime Phone Number Extension E-mail Address

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship:

FOR A TRUST ACCOUNT

☐ Check here if the grantor/settlor is the same as the trustee

For Trust Accounts, Name of Grantor/Settlor SSN of Grantor/Settlor DOB
(if different from trustee)

US Residential Address (P.O. Box not acceptable) City State ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.

FOR A BUSINESS ACCOUNT (EX: CORPORATION, PARTNERSHIP, ETC.)

Please provide the industry in which the legal entity operates:

For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write "none" above name or leave blank)

Name SSN DOB

Street Address of Legal Entity (P.O. Box not acceptable) City State ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship:

Name SSN DOB

Street Address of Legal Entity (P.O. Box not acceptable) City State ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

5b. UGMA/UTMA Account (RPT Only)

If the minor's Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor's state.

Name of Minor SSN DOB

Street Address of Legal Entity (P.O. Box not acceptable) City State ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship:

Name of Custodian SSN of Custodian DOB

US Residential Address (P.O. Box not acceptable) City State ZIP

Mailing Address (if different) City State ZIP

Daytime Phone Number Extension E-mail Address

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-4

5b. UGMA/UTMA Account (RPT Only), continued

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ____________

Select one: ☐ Employed ☐ Not-employed ☐ Retired

Occupation ____________ Name of Employer ____________

Address of Employer ____________ City ____________ State ____________ ZIP ____________

If you checked not-employed or retired, please provide source of income: ____________

5c. Retirement/Savings Plan (RPT Only)

CUSTODIAN/TRUSTEE

Name of Custodian/Trustee ____________ TIN ____________

US Business Address ____________ City ____________ State ____________ ZIP ____________

Mailing Address (if different) ____________ City ____________ State ____________ ZIP ____________

Daytime Phone Number ____________ Extension ____________ E-mail Address ____________

PARTICIPANT/EMPLOYEE

Name of Participant/Employee ____________ SSN ____________ DOB ____________

US Residential Address (P.O. Box not acceptable) ____________ City ____________ State ____________ ZIP ____________

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ____________

Select one: ☐ Employed ☐ Not-employed ☐ Retired

Occupation ____________ Name of Employer ____________

Address of Employer ____________ City ____________ State ____________ ZIP ____________

If you checked not-employed or retired, please provide source of income: ____________

6. Third Party Custodian/Trustee Information

- Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee.
- Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name ____________

Custodian/Trustee Address ____________

City ____________ State ____________ ZIP ____________

Custodian/Trustee Phone ____________ Custodian/Trustee TIN ____________

Investor Account Number with Custodian/Trustee ____________

6a. Distribution Information

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4 and/or Section 5 above. IRA accounts may not direct distributions without the custodian's approval.

Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by ARC Global II, ARC HT III, BDCA II, RFT, ARC Hospitality, UDF V, RPT, CVMC REIT II, SIC, TGIF, GREC. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or ARC Hospitality, c/o American National Stock Transfer, 430 W. 7th Street, Kansas City, MO 64105 or for UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-5

6a. Distribution Information, continued

% of Distribution

☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus ______

☐ Send distributions via check to investor's home address **(or for Qualified Plans, to the address listed in Section 6)** ______

☐ Send distributions via check to the alternate payee listed here **(not available for Qualified Plans without custodial approval)** ______

Name ______

Address ______

City ______ State ______ ZIP ______

Account Number ______

☐ **Direct Deposit:** *(Attach Voided Check)* I/we authorize ARC Global II, ARC HT III, BDCA II, RFT, ARC Hospitality, or its agent, American National Stock Transfer, LLC and/or UDF V, RPT, CVMC REIT II, SIC, TGIF, GREC, or its agent, DST Systems, Inc. by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Multi-Offering Subscription Agreement, all parties must sign below. **(not available for custodial held accounts without the custodian's approval)**

Financial Institution Name ______ % of Distribution ______ ☐ Checking

ABA/ Routing Number ______ Account Number ______ ☐ Savings

6b. Broker-Dealer and Financial Advisor Information

Broker-Dealer Name ______

Financial Advisor's Name ______ Rep Number ______

Financial Advisor's Firm Name ______ Branch ID ______

Financial Advisor's Address ______

Financial Advisor's City ______ State ______ ZIP ______

Financial Advisor's Phone ______ Financial Advisor's Fax ______

Financial Advisor's E-Mail Address ______

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA unaffiliated with a participating Broker-Dealer

☐ Shares and/or units are being purchased net of commissions (Class A only for CVMC REIT II, Class A shares only for GREC, Class A and Class C units for TGIF and Class A shares only for RPT)

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or ARC Hospitality and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC, that I have reasonable grounds to believe that the purchase of the units and/or shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares and/or units, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on trasfers of the shares and/or units, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Multi-Offering Subscription Agreement to the issuer as specified under the laws of the investor's principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verifcation process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor's principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor ______ Date ______

Branch Manager Signature (if required by Broker-Dealer) ______ Date ______

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-6

6c. Electronic Delivery (Optional)

☐ ARC Global II ☐ ARC HT III ☐ ARC Hospitality ☐ CVMC REIT II ☐ GREC
☐ RFT ☐ RPT ☐ SIC ☐ TGIF ☐ UDF V
☐ BDCA II

Electronic Delivery of stockholder and/or unitholder communication is available and if you would prefer to receive such communications and statements electronically for the selected funds above, please affirmatively elect to do so by signing below where indicated.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder and/or unitholder communications and statement notifications. By consenting below to electronically receive shareholder and/or unitholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail shareholder and/or unitholder communications to you directly or (ii) make them available on each offering's respective Website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents as applicable to the respective offering(s), including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to shareholder and/or unitholder communications. **(c)** I acknowledge that I may receive at no cost from ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or ARC Hospitality and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or ARC Hospitality and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or ARC Hospitality and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC is unable to obtain a valid e-mail address for me, ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or ARC Hospitality and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC and/or SC Distributors at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Electronic Delivery Acknowledgement Only

Signature of Investor Date

Signature of Joint Investor Date

E-mail (If blank - email from Section 4 and/or 5 will be used)

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting shareholder and/or unitholder must have access to the e-mail account provided.

Your e-mail address will be held in confidence and used only for matters relating to your investment(s).

7. Limited Liability Company Agreement (TGIF & GREC Only)

By executing the Multi-Offering Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes TGIF and/or GREC to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

8. Subscriber Acknowledgements

AS APPLICABLE TO CERTAIN OFFERINGS:

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF THE DEPARTMENT OF BUSINESS OVERSIGHT FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

8a. Subscriber Acknowledgements & Signatures for ARC Global II

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner ____Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-7

8a. Subscriber Acknowledgements & Signatures for ARC Global II, continued

____Owner ____Co-Owner I/We acknowledge receipt of the final Prospectus of ARC Global II, not less than five (5) business days prior to the signing of this Subscription Agreement.

____Owner ____Co-Owner I/We am/are purchasing shares for my/our own account.

____Owner ____Co-Owner I/We acknowledge that shares are not liquid.

____Owner ____Co-Owner If an affiliate of ARC Global II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

____Owner ____Co-Owner **California residents only:** In addition to the general suitability requirements described above, a California investor's maximum investment in ARC Global II will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).

____Owner ____Co-Owner **Iowa residents only:** An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in ARC Global II and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Maine residents only:** The Maine Office of Securities recommends that an investor's aggregate investment in ARC Global II and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Michigan residents only:** The maximum investment allowable in ARC Global II for a Michigan investor is 10% of his or her net worth.

____Owner ____Co-Owner **Missouri residents only:** In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth may be invested in the securities registered by ARC Global II for its offering with the Missouri Securities Division.

____Owner ____Co-Owner **New Mexico residents only:** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor's aggregate investment in ARC Global II shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **North Dakota residents only:** Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Global II and that they meet one of the general suitability standards described above.

____Owner ____Co-Owner **Ohio residents only:** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for an Ohio investor's aggregate investment in ARC Global II shares, shares of its affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Pennsylvania residents only:** The maximum investment allowable in ARC Global II for a Pennsylvania investor is 10% of his or her net worth.

8b. Subscriber Acknowledgements & Signatures for ARC HT III

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner ____Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.

____Owner ____Co-Owner I/We acknowledge receipt of the final Prospectus of ARC HT III, not less than five (5) business days prior to the signing of this Subscription Agreement.

____Owner ____Co-Owner I/we am/are purchasing shares for my/our own account.

____Owner ____Co-Owner I/we acknowledge that shares are not liquid.

____Owner ____Co-Owner If an affiliate of ARC HT III, I/we represent that the shares are being purchased for invest- ment purposes only and not for immediate resale.

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-8

8b. Subscriber Acknowledgements & Signatures for ARC HT III, continued

____Owner ____Co-Owner **California residents only:** In addition to the general suitability requirements described above, a California investor's maximum investment in ARC HT III will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).

____Owner ____Co-Owner **Iowa residents only:** An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in ARC HT III and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Maine residents only:** The Maine Office of Securities recommends that an investor's aggregate investment in ARC HT III and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Michigan residents only:** The maximum investment allowable in ARC HT III for a Michigan investor is 10% of his or her net worth.

____Owner ____Co-Owner **Missouri residents only:** In addition to the general suitability requirements described above, no more than 10% of any one Missouri investor's liquid net worth may be invested in the securities registered by ARC HT III for this offering with the Missouri Securities Division.

____Owner ____Co-Owner **New Mexico residents only:** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor's aggregate investment in ARC HT III shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **North Dakota residents only:** Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC HT III and that they meet one of the general suitability standards described above.

____Owner ____Co-Owner **Ohio residents only:** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for an Ohio investor's aggregate investment in ARC HT III shares, shares of its affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be de- fined as that portion of net worth (total assets exclusive of primary residence, home furnish- ings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Pennsylvania residents only:** The maximum investment allowable in ARC HT III for a Pennsylvania investor is 10% of his or her net worth.

8c. Subscriber Acknowledgements & Signatures for RFT

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner ____Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.

____Owner ____Co-Owner I/We acknowledge receipt of the final Prospectus of RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.

____Owner ____Co-Owner I/We am/are purchasing shares for my/our own account.

____Owner ____Co-Owner I/We acknowledge that shares are not liquid.

____Owner ____Co-Owner If an affiliate of RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

____Owner ____Co-Owner **California residents only:** In addition to the general suitability requirements described above, investors' maximum investment in RFT shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).

____Owner ____Co-Owner **Iowa residents only:** Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, auto and furnishings) or, in the alternative a Net Worth of $350,000 (exclusive of home furnishings, & automobiles). The investor's maximum aggregate investment in RFT common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-9

8c. Subscriber Acknowledgements & Signatures for RFT, continued

____Owner ____Co-Owner **Maine residents only:** The Maine Office of Securities recommends that an investor's aggregate investment in RFT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Michigan residents only:** The maximum investment allowable in RFT for a Michigan investor is 10% of his or her net worth.

____Owner ____Co-Owner **Missouri residents only:** In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by RFT for this offering with the Missouri Securities Division.

____Owner ____Co-Owner **New Mexico residents only:** An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **North Dakota residents only:** North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in RFT.

____Owner ____Co-Owner **Ohio residents only:** An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Pennsylvania residents only:** The maximum investment allowable in RFT for a Pennsylvania investor is 10% of his or her net worth.

8d. Subscriber Acknowledgements & Signatures for ARC Hospitality

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following:
(you must initial ALL appropriate representations below)

____Owner ____Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.

____Owner ____Co-Owner I/We acknowledge receipt of the final Prospectus of ARC Hospitality, not less than five (5) business days prior to the signing of this Subscription Agreement.

____Owner ____Co-Owner I/We am/are purchasing shares for my/our own account.

____Owner ____Co-Owner I/We acknowledge that shares are not liquid.

____Owner ____Co-Owner If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

____Owner ____Co-Owner **California residents only:** In addition to the general suitability requirements described above, a California investor's maximum investment in ARC Hospitality will be limited to 10% of her or her net worth (exclusive of home, home furnishings and automobiles).

____Owner ____Co-Owner **Iowa residents only:** Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, home furnishings and automobiles) or, in the alternative a net worth of $350,000 (exclusive of home, home furnishings and automobiles). The investor's maximum aggregate investment in ARC Hospitality common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth."Liquid net worth"is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Maine residents only:** The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose,"liquid net worth"is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-10

8d. Subscriber Acknowledgements & Signatures for ARC Hospitality, continued

____Owner ____Co-Owner **Michigan residents only:** The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth.

____Owner ____Co-Owner **Missouri residents only:** In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division.

____Owner ____Co-Owner **New Mexico and Ohio residents only:** An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Ohio investor's aggregate investment in ARC Hospitality shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **North Dakota residents only:** Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Hospitality and that they meet one of the general suitability standards described above.

____Owner ____Co-Owner **Pennsylvania residents only:** The maximum investment allowable in ARC Hospitality for a Pennsylvania investor is 10% of his or her net worth.

8e. Subscriber Acknowledgements & Signatures for UDF V

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following:
(you must initial ALL appropriate representations below)

____Owner ____Co-Owner I have (i) a net worth (exclusive of home, furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, or I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards."

____Owner ____Co-Owner I/We acknowledge receipt of the final Prospectus of UDF V.

____Owner ____Co-Owner I/We am/are purchasing shares for my/our own account.

____Owner ____Co-Owner I/We acknowledge that shares are not liquid.

____Owner ____Co-Owner If an affiliate of United Development Funding Income Fund V, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

____Owner ____Co-Owner **California residents only:** This investment does not exceed 10% of my net worth (exclusive of home, home furnishings and automobiles).

260.141.11 Restrictions on Transfer. (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee. (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except: (1) to the issuer; (2) pursuant to the order or process of any court; (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules; (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse; (5) to holders of securities of the same class of the same issuer; (6) by way of gift or donation intervivos or on death; (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned; (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group; (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required; (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification; (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation; (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification; (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state; (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (1) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (2) delivers to each purchaser a copy of this rule, and (3) advises the Commissioner of the name of each purchaser; (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section. (c)

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-11

8e. Subscriber Acknowledgements & Signatures for UDF V, continued

____Owner ____Co-Owner **California residents only (continued):** The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows: "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

____Owner ____Co-Owner **Iowa residents only:** I have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, this investment, when added to my investments in affiliates of the fund and any other non-exchange traded real estate investment trust, does not exceed 10% of my liquid net worth. For purposes of the suitability standard applicable to Iowa residents, "liquid net worth" shall consist of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas residents only:** I acknowledge the recommendation of the Kansas Office of the Securities Commissioner that this investment and other investments in non-traded real estate investment trusts should not exceed, in the aggregate, 10% of my liquid net worth. For purposes of this recommendation, liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Maine residents only:** I acknowledge the recommendation of the Maine Office of Securities that this investment and similar direct participation investments should not exceed, in the aggregate, 10% of my liquid net worth. For purposes of this recommendation, liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **New Mexico residents only:** This investment, when added to my investments in affiliates of the fund and similar direct participation programs, does not exceed 10% of my liquid net worth.

____Owner ____Co-Owner **North Dakota residents only:** This investment does not exceed 10% of my net worth.

____Owner ____Co-Owner **Pennsylvania residents only:** This investment does not exceed 10% of my net worth (exclusive of home, home furnishings and automobiles).

8f. Subscriber Acknowledgements & Signatures for BDCA II

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner ____Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.

____Owner ____Co-Owner I/we acknowledge receipt of the final Prospectus of BDCA II, not less than five (5) business days prior to the signing of this Subscription Agreement.

____Owner ____Co-Owner I/We am/are purchasing shares for my/our own account.

____Owner ____Co-Owner I/We acknowledge that shares are not liquid.

____Owner ____Co-Owner If an affiliate of BDCA II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

____Owner ____Co-Owner **California residents only:** Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $120,000. In addition, the state of California requires that each investor in California cannot invest more than 10% of his or her net worth in BDCA II.

____Owner ____Co-Owner **Idaho residents only:** Investors who reside in the state of Idaho must have either (a) a liquid net worth of at least $85,000 and an annual gross income of at least $85,000 or (b) a liquid net worth of at least $300,000. Additionally, an investor's total investment in BDCA II shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets that may be convertible to cash within one year.)

____Owner ____Co-Owner **Iowa residents only:** Investors who reside in the state of Iowa must have either (i) a minimum liquid net worth of $100,000 and an annual gross income of $70,000 or (ii) a minimum liquid net worth of $350,000. The investor's maximum investment in BDCA II cannot exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Maine residents only:** The Maine Office of Securities recommends that an investor's aggregate investment in BDCA II and similar non-traded business development companies not exceed 10% of the investor's liquid net worth. For this purpose "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-12

8f. Subscriber Acknowledgements & Signatures for BDCA II, continued

____Owner ____Co-Owner **New Mexico residents only:** An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in BDCA II, its affiliates and in other non-traded business development companies may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **North Dakota residents only:** North Dakota investors must represent that, in addition to the stated income and net worth standards, they have a net worth of at least ten times their investment in BDCA II.

____Owner ____Co-Owner **Ohio residents only:** An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in BDCA II, shares of its affiliates and in other non-traded business development programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Oklahoma residents only:** Oklahoma investors must have either (i) a minimum annual gross income of $100,000 and a minimum net worth of $100,000 or (ii) a minimum net worth of $250,000, exclusive of home, home furnishings and automobiles. An Oklahoma investor's maximum investment in BDCA II's securities may not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Texas residents only:** An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $250,000. The investor's maximum investment in the BDCA II offering shall not exceed 10% of the investor's liquid net worth (exclusive of home, home furnishings and automobiles).

____Owner ____Co-Owner **Vermont residents only:** Accredited investors in Vermont, as defined in 17 C.F.R. 9230.501, may invest freely in BDCA II offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in BDCA II offering that exceeds 10% of the investor's liquid net worth. For these purposes, '"liquid net worth" is defined as an investors total assets (not including home, home furnishings, or automobiles) minus total liabilities.

8g. Subscriber Acknowledgements & Signatures for RPT

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner ____Co-Owner I/we have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I/we meet the higher net worth and gross income requirements imposed by my/our state of primary residence as set forth in the Prospectus under "Suitability Standards." In addition, not more than 10% of my net worth will be invested in shares of RPT, with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner I/we have received the final Prospectus of RPT at least five (5) business days before signing the Subscription Agreement. I/we acknowledge that after the end of each business day following the escrow period, I/we can access the NAV per share for each class of shares through RPT's website and toll-free automated telephone line.

____Owner ____Co-Owner I/we acknowledge that there is no public market for the shares and, thus, my/our investment in shares is not liquid.

____Owner ____Co-Owner I/we am/are purchasing the shares for the account referenced above.

____Owner ____Co-Owner I/we acknowledge that I/we will not be admitted as a stockholder until my/our investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner ____Co-Owner **Iowa residents only:** It is recommended by the office of the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas residents only:** In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of RPT and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **New Mexico residents only:** In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in RPT's shares, shares of RPT's affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Ohio residents only:** In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in RPT's shares, shares of RPT's affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities).

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-13

8h. Subscriber Acknowledgements & Signatures for CVMC REIT II

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following:
(you must initial ALL appropriate representations below)

____Owner ____Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I/we have received the final Prospectus of CVMC REIT II at least five (5) business days before signing the Subscription Agreement.

____Owner ____Co-Owner I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner I/we am/are purchasing the shares for the account referenced above.

____Owner ____Co-Owner I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner ____Co-Owner **Iowa:** In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor's total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident's liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas:** It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

____Owner ____Co-Owner **Maine:** In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Missouri:** In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor's liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.

____Owner ____Co-Owner **New Mexico:** In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.

____Owner ____Co-Owner **North Dakota:** North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

____Owner ____Co-Owner **Ohio:** It shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-14

8i. Subscriber Acknowledgements & Signatures for SIC

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner	____Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.
____Owner	____Co-Owner	I/we have received the final Prospectus of SIC at least five (5) business days before signing the Subscription Agreement.
____Owner	____Co-Owner	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
____Owner	____Co-Owner	I/we am/are purchasing the shares for the account referenced above.
____Owner	____Co-Owner	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
____Owner	____Co-Owner	**California:** In addition to the suitability standards noted above, a California investor's total investment in us shall not exceed 10% of his or her net worth.
____Owner	____Co-Owner	**Idaho:** In addition to the suitability standards above, the state of Idaho requires that each Idaho investor will not invest in the aggregate, more than 10% of his or her liquid net worth in shares of Sierra Income Corporation's common stock. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.
____Owner	____Co-Owner	**Iowa:** In addition to the suitability standards noted above, an Iowa investor's total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor's net worth that consists of cash, cash equivalents and readily marketable securities.
____Owner	____Co-Owner	**Kansas:** In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
____Owner	____Co-Owner	**Maine:** In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.
____Owner	____Co-Owner	**New Mexico:** In addition to the suitability standards noted above, a New Mexico resident's investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
____Owner	____Co-Owner	**North Dakota:** In addition to the suitability standards noted above, North Dakota requires that shares mayonly be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.
____Owner	____Co-Owner	**Oklahoma:** In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in SIC to 10% of his or her net worth (excluding home, furnishings, and automobiles.)
____Owner	____Co-Owner	**Ohio:** In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
____Owner	____Co-Owner	**Texas:** In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, "net worth" does not include the value of one's home, home furnishings or automobiles.

8j. Subscriber Acknowledgements & Signatures for TGIF

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner	____Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional units unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.
____Owner	____Co-Owner	I/we have received the final Prospectus of TGIF at least five (5) business days before signing the Subscription Agreement. In addition, I (we) acknowledge that from time to time following the escrow period, the purchase price per unit may change and I (we) can access this information through TGIF's website.

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-15

8j. Subscriber Acknowledgements & Signatures for TGIF, continued

____Owner ____Co-Owner I (we) acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.

____Owner ____Co-Owner I/we am/are purchasing the units for the account referenced above.

____Owner ____Co-Owner I (we) acknowledge that I (we) will not be admitted as a unitholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.

____Owner ____Co-Owner **California:** In addition to the minimum suitability standards described above, a California investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $85,000 and a net worth of $150,000 (exclusive of home, auto and furnishings). In addition, a California investor's maximum investment in the issuer may not exceed 10% of such investor's net worth.

____Owner ____Co-Owner **Iowa:** In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents.

____Owner ____Co-Owner **Kansas:** In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the issuer and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.

____Owner ____Co-Owner **Maine:** In addition to the minimum suitability requirements, it is recommended that Maine investors limit their investment in the issuer and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **New Mexico:** In addition to the minimum suitability standards described above, a New Mexico investor's maximum investment in the issuer may not exceed 10% of such investor's liquid net worth.

____Owner ____Co-Owner **North Dakota:** In addition to the minimum suitability standards described above, North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the issuer.

____Owner ____Co-Owner **Ohio:** In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident's investment in the issuer, the issuer's affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Oklahoma:** In addition to the minimum suitability standards described above, an Oklahoma resident's investment in the issuer must not exceed ten percent (10%) of their liquid net worth.

____Owner ____Co-Owner **Texas:** Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in the issuer, the issuer's affiliates and in other non-traded business development companies. For Texas residents, "net worth" does not include the value of one's home, home furnishings or automobiles.

8k. Subscriber Acknowledgements & Signatures for GREC

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner ____Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I/we have received the final Prospectus of GREC at least five (5) business days before signing the Subscription Agreement.

____Owner ____Co-Owner I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner I/we am/are purchasing the shares for the account referenced above.

____Owner ____Co-Owner I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner ____Co-Owner **California:** In addition to the minimum suitability standards listed above, a California investor's maximum investment in the Issuer may not exceed 10% of such investor's net worth.

____Owner ____Co-Owner **Iowa:** In addition to the minimum suitability standards described above, the state of Iowa requires thateach Iowa investor limit his or her investment in the Issuer to a maximum of 10% of his or her liquid networth, which is defined as cash or cash equivalents. An Iowa investor must have either (i) a net worth (notincluding home, furnishings and personal automobiles) of $100,000 and an annual gross income of atleast $100,000 or (ii) a net worth of at least $350,000 (not including home, furnishings and personal automobiles).

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-16

8k. Subscriber Acknowledgements & Signatures for GREC, continued

____Owner ____Co-Owner

Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in our securities andother non-traded business development companies to no more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets nus liabilities) thatis comprised of cash, cash equivalents and readily marketable securities, as determined in conformity withgenerally accepted accounting principles.

____Owner ____Co-Owner

Maine: In addition to the minimum suitability standards described above, it is recommended that Maine investors limit their investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner

Michigan: It is recommended by the Michigan Securities Division that Michigan citizens not invest more than 10% of their liquid net worth in the shares. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year.

____Owner ____Co-Owner

New Mexico: In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident's liquid net worth in us, our affiliates and other similar non-traded direct participation programs.

____Owner ____Co-Owner

North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.

____Owner ____Co-Owner

Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

8l. Subscriber Acknowledgements & Signatures

Please check all funds applicable.

☐ ARC Global II ☐ ARC HT III ☐ ARC Hospitality ☐ CVMC REIT II ☐ GREC

☐ RFT ☐ RPT ☐ SIC ☐ TGIF ☐ UDF V

☐ BDCA II

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES AND/OR UNITS ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES AND/OR UNITS MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR FOR EACH OFFERING (AT LEAST FIVE (5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER AND/OR UNITHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER AND/OR UNITHOLDER.

FOR SIC INVESTORS ONLY

BY SIGNING BELOW, YOU ALSO ACKNOWLEDGE THAT:

- *YOU DO NOT EXPECT TO BE ABLE TO SELL YOUR SHARES REGARDLESS OF HOW WE PERFORM.*
- *IF YOU ARE ABLE TO SELL YOUR SHARES, YOU WILL LIKELY RECEIVE LESS THAN YOUR PURCHASE PRICE.*
- *WE DO NOT INTEND TO LIST OUR SHARES ON ANY SECURITIES EXCHANGE DURING OR FOR WHAT MAY BE A SIGNIFICANT TIME AFTER THE OFFERING PERIOD, AND WE DO NOT EXPECT A SECONDARY MARKET IN THE SHARES TO DEVELOP.*
- *BEGINNING THE SECOND QUARTER OF 2013, WE INTEND TO IMPLEMENT A SHARE REPURCHASE PROGRAM, BUT ONLY A LIMITED NUMBER OF SHARES ARE ELIGIBLE FOR REPURCHASE BY US. IN ADDITION, ANY SUCH REPURCHASES WILL BE AT A PRICE EQUAL TO OUR MOST RECENTLY DISCLOSED NET ASSET VALUE PER SHARE IMMEDIATELY PRIOR TO THE DATE OF REPURCHASE.*
- *YOU MAY NOT HAVE ACCESS TO THE MONEY YOU INVEST FOR AN INDEFINITE PERIOD OF TIME.*
- *AN INVESTMENT IN OUR SHARES IS NOT SUITABLE FOR YOU IF YOU NEED ACCESS TO THE MONEY YOU INVEST.*
- *BECAUSE YOU WILL BE UNABLE TO SELL YOUR SHARES, YOU WILL BE UNABLE TO REDUCE YOUR EXPOSURE IN ANY MARKET DOWN TURN.*
- *DISTRIBUTIONS MAY BE FUNDED FROM OFFERING PROCEEDS OR BORROWINGS, WHICH MAY CONSTITUTE A RETURN OF CAPITAL AND REDUCE THE AMOUNT OF CAPITAL AVAILABLE TO US FOR INVESTMENT. ANY CAPITAL RETURNED TO STOCKHOLDERS THROUGH DISTRIBUTIONS WILL BE DISTRIBUTED AFTER PAYMENT OF FEES AND EXPENSES.*
- *PREVIOUS DISTRIBUTIONS TO STOCKHOLDERS WERE FUNDED FROM TEMPORARY FEE REDUCTIONS THAT ARE SUBJECT TO REPAYMENT TO OUR ADVISER. THESE DISTRIBUTIONS WERE NOT BASED ON OUR INVESTMENT PERFORMANCE AND MAY NOT CONTINUE IN THE FUTURE. IF OUR ADVISER HAD NOT AGREED TO MAKE EXPENSE SUPPORT PAYMENTS, THESE DISTRIBUTIONS WOULD HAVE COME FROM YOUR PAID IN CAPITAL. THE REIMBURSEMENT OF THESE PAYMENTS OWED TO OUR ADVISER WILL REDUCE THE FUTURE DISTRIBUTIONS TO WHICH YOU WOULD OTHERWISE BE ENTITLED.*

FOR UDF V INVESTORS ONLY

BY SIGNING BELOW, YOU ALSO ACKNOWLEDGE THAT:

- *IF YOU PROVIDE PAYMENT THAT IN THE AGGREGATE DIFFERS FROM THE PAYMENT REQUIRED TO PURCHASE THE NUMBER OF SHARES INDICATED IN THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT OR IF YOUR CALCULATIONS OF THE SHARES TO BE PURCHASED WITH THE AMOUNT ACTUALLY SUBMITTED IS INCORRECT, YOUR SUBSCRIPTION WILL BE AUTOMATICALLY DEEMED A SUBSCRIPTION FOR THE MAXIMUM NUMBER OF SHARES THAT MAY BE PURCHASED FOR SUCH AMOUNT.*
- *DISTRIBUTIONS MAY BE FUNDED FROM BORROWINGS, OFFERING PROCEEDS, OR PROCEEDS FROM THE SALE OF ASSETS, WHICH MAY CONSTITUTE A RETURN OF CAPITAL AND SIGNIFICANTLY REDUCE THE AMOUNT OF CAPITAL AVAILABLE FOR INVESTMENT BY UDF V. ANY CAPITAL RETURNED TO INVESTORS THROUGH DISTRIBUTIONS WILL BE RETURNED AFTER CERTAIN FEES AND EXPENSES ARE PAID TO THE SPONSOR OF THE UDF V OFFERING OR ITS AFFILIATES.*

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-17

8I. Subscriber Acknowledgements & Signatures, continued

IMPORTANT: The investor must go to Section 9 and complete it in its entirety and sign the certifications in Section 9 in order for the Multi-Offering Subscription Agreement to be considered valid for review.

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For the selected funds above, if the investor signing below is acquiring the shares and/or units through an IRA or will otherwise beneficially hold the shares and/or units through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares and/or units even though the investor is not the record holder of the shares and/or units. Signing Section 8I will not constitute an execution of this Multi-Offering Subscription Agreement.

Owner Signature Date

Co-Owner Signature (If applicable) Date

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Multi-Offering Subscription Agreement, the Custodian authorizes the investor to vote the number of shares and/or units of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders and/or unitholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) Date

9. U.S. Taxpayer Certifications

See Guidelines for U.S. Taxpayer Certifications (the "guidelines") in Section 9 of the attached Investor Instructions to this Multi-Offering Subscription Agreement for the guidelines on how to complete Section 9.

Certification

Exempt payee code (If any)

Exemption from FATCA reporting code (If any)
(Applies to accounts maintained outside the U.S.)

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the Guidelines). Certify by signing and dating below.

Social Security Number OR Employer Identification Number

Under penalties of perjury, I certify that:

1.The number shown above and in this Multi-Offering Subscription Agreement is my correct taxpayer identification number, and

2. ☐ I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

☐ I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must check the box in item 2 above next to the statement that applies to you.

Signature of Investor

Print Name Date

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-18

10. Check Instructions

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 10a.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

PLEASE NOTE: Only original, completed copies of the Multi-Offering Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Multi-Offering Subscription Agreements.

- **American Realty Capital Global Trust II, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "American Realty Capital Global Trust II, Inc." for the full purchase price, should be delivered to the address in Section 10a.

- **American Realty Capital Healthcare Trust III, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "American Realty Capital Healthcare Trust III, Inc." for the full purchase price, should be delivered to the address in Section 10a.

- **Realty Finance Trust, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Realty Finance Trust, Inc." for the full purchase price, should be delivered to the address in Section 10a.

- **American Realty Capital Hospitality Trust, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "American Realty Capital Hospitality Trust, Inc." for the full purchase price, should be delivered to the address in Section 10a.

- **United Development Funding Income Fund V Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "United Development Funding Income Fund V" for the full purchase price, should be delivered to the address in Section 10a.

- **Business Development Corporation of America II Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Business Development Corporation of America II" for the full purchase price, should be delivered to the address in Section 10a.

- **RREEF Property Trust, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "RREEF Property Trust, Inc." for the full purchase price, should be delivered to the address in Section 10a.

- **Carter Validus Mission Critical REIT II, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II, Inc." for the full purchase price, should be delivered to the address in Section 10a.

- **Sierra Income Corporation Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Sierra Income Corporation" for the full purchase price, should be delivered to the address in Section 10a.

- **TriLinc Global Impact Fund Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "TriLinc Global Impact Fund" for the full purchase price, should be delivered to the address in Section 10a.

- **Greenbacker Renewable Energy Company Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Greenbacker Renewable Energy Company" for the full purchase price, should be delivered to the address in Section 10a.

  Greenbacker Renewable Energy Company Investors in PA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Multi-Offering Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for Greenbacker Renewable Energy Company" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address in Section 10a. Please refer to the "Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-19

C-2-20

C-2-21

Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares and/or units of any offering described herein but instead should refer to the subscription agreement for each offering.

1. Investment

PLEASE NOTE: Money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted. Minimum Initial Investment is $2,000 for CVMC REIT II, SIC, TGIF & GREC. Minimum Initial Investment is $2,500 for RPT, ARC Global II, ARC HT III, BDCA II, RFT, ARC Hospitality & UDF V. In no event shall any investment be less than $100. Minimum Initial Investment for for purchases through IRA or other qualified accounts is $1,000 for UDF V.

1a-1d. Select a Share and/or Unit Class

2. Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

** Transfer on Death (TOD): Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.*

Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

3. Enter Investment Title (ARC Global II, ARC HT III, BDCA II, RFT, ARC Hospitality, UDF V, CVMC REIT II, SIC, TGIF & GREC Only)

4. Enter Investor Information (ARC Global II, ARC HT III, BDCA II, RFT, ARC Hospitality, UDF V, CVMC REIT II, SIC, TGIF & GREC Only)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

5. Enter Individual or Joint Account Information (RPT Only)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

5a. Enter Entity Account Information (RPT Only)

If you are establishing an account for a legal entity, please provide the most recent versions of the documents listed below. RPT reserves the right to require additional documents on future transactions.

Please note this is not an all-inclusive list of documents.

Trust: Trust document (copy of the portion(s) of the trust document that shows the name of the trust, date of the trust, and the trustee name(s)) or certificate/affidavit of trust
Corporation: Articles of incorporation, certificate of incumbency or corporate by-laws
Financial institution regulated by a federal regulator: Registration certificate
Guardianship/conservatorship: Appointment of guardian/conservator certified within 60 days

Partnership or sole proprietorship: Most recent agreement or documentation showing the existence of a partnership or sole proprietorship
Estate: Appointment of executor(trix) certified within 60 days
Bank regulated by a state bank regulator: Registration certificate
Publicly-traded company: Please provide company's CUSIP number
Retirement plan under ERISA: Copy of plan document (If each participant is to have a separate account for the contributions, call us for special forms)

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-22

5b. Enter UGMA/UTMA Account Information (RPT Only)

5c. Enter Retirement/Savings Plan Information (RPT Only)

6. Enter Third Party Custodian Information

If you would like to purchase shares and/or units through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of CVMC REIT II and/or SIC and/or TGIF and/or GREC and/or RPT. In addition, Community National Bank has agreed to act as IRA custodian for purchases of SIC and/or TGIF and/or GREC and/or RPT only or for joint purchases with ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or ARC Hospitality and/or UDF V and/or CVMC REIT II; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with First Trust Retirement, CVMC REIT II and/or SIC and/or TGIF and/or GREC and/or RPT will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or ARC Hospitality and/or UDF V and/or CVMC REIT II will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. Further information about custodial services is available through your Financial Advisor or our dealer manager.

6a. Enter Distribution Information

6b. Enter Broker-Dealer and Financial Advisor Information

PLEASE NOTE: The Broker-Dealer or Financial Advisor must complete and sign this section of the Multi-Offering Subscription Agreement. All fields are mandatory.

Required Representations: By signing Section 6b, the Financial Advisor confirms on behalf of the Broker-Dealer that he or she:

- has discussed the investor's prospective purchase of shares and/or units with such investor;
- has advised such investor of all fundamental risks related to the investment in the shares and/or units, and the risk that the investor could lose his or her entire investment in the shares and/or units;
- has reasonable grounds to believe the investor is purchasing these shares and/or units for the account referenced in Section 6, and

The Broker-Dealer is duly licensed and may lawfully offer and sell the shares and/or units in the state of sale designated as the investor's principal place of residence or principal place of business, as applicable; and agrees to maintain records of the information used to determine that an investment in shares and/or units is suitable and appropriate for the investor for a period of six years.

Net of Commission Purchase ("NOCP"): NOCPs are available to registered associates and other employees of soliciting Broker-Dealer, the funds referenced in Section 1 and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the Broker-Dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Financial Advisor, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Financial Advisor affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA.

6c. Select Electronic Delivery (Optional)

7. Limited Liability Company Agreement (TGIF & GREC Only)

8-8k Subscriber Acknowledgements & Signatures

You must initial ALL appropriate representations for ALL funds applicable.

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

8l. Subscriber Acknowledgements & Signatures

Please check all funds applicable. By signing the Multi-Offering Subscription Agreement, you agree to provide the information in Section 8 - 8k of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-23

9. Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

For this type of account:	Give the SSN of:
7. Disregarded entity not owned by an individual	The owner (3)
8. A valid trust, estate, or pension trust	The legal entity (5)
9. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
*(4) **Note:** Grantor also must provide a Form W-9 to trustee of trust.*
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

***Note:** If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 9, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

CURRENT FORM AS OF 11/18/15 VERSION H

C-2-24

C-2-25

ANNEX A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-Q

(Mark One)
☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2015

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 000-55394

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	80-0943668
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York	10022
(Address of Principal Executive Office)	(Zip Code)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).Yes ☐ No ☒

The number of shares of the registrant’s common stock, $0.01 par value, outstanding as of August 1, 2015 was 26,985,483.

TABLE OF CONTENTS

Page
PART I
Item 1. Financial Statements	1
Condensed Consolidated Balance Sheets as of June 30, 2015 (Unaudited) and December 31, 2014	1
Condensed Consolidated/Combined Statements of Operations and Comprehensive Income (Loss) (Unaudited) of the Successor for the Three Months Ended June 30, 2015 and the Three Months Ended June 30, 2014 and for the Six Months Ended June 30, 2015 and for the period of March 21 to June 30, 2014 and of the Predecessor for the Period from January 1 to March 20, 2014	2
Condensed Consolidated Statement of Changes in Equity (Unaudited) for the Six Months Ended June 30, 2015	3
Condensed Consolidated/Combined Statements of Cash Flows (Unaudited) of the Successor for the Six Months Ended June 30, 2015 and for the period of March 21 to June 30, 2014 and of the Predecessor for the Period from January 1 to March 20, 2014	5
Notes to Condensed Consolidated/Combined Financial Statements (Unaudited)	6
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations	30
Item 3. Quantitative and Qualitative Disclosures About Market Risk	46
Item 4. Controls and Procedures	46
PART II
Item 1. Legal Proceedings	47
Item 1A. Risk Factors	47
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds	52
Item 3. Defaults Upon Senior Securities	53
Item 4. Mine Safety Disclosures	53
Item 5. Other Information	53
Item 6. Exhibits	54
Signatures	55

i

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Real estate investments:
Land	$286,540	$12,061
Buildings and improvements	1,486,493	81,176
Furniture, fixtures and equipment	138,281	5,308
Total real estate investments	1,911,314	98,545
Less: accumulated depreciation and amortization	(28,770)	(2,796)
Total real estate investments, net	1,882,544	95,749
Cash and cash equivalents	76,702	131,861
Acquisition deposits	28,000	75,000
Restricted cash	71,661	3,437
Investments in unconsolidated entities	3,303	5,475
Below-market lease asset, net	10,425	8,060
Prepaid expenses and other assets	38,926	11,801
Deferred financing fees, net	16,474	1,991
Total Assets	$2,128,035	$333,374
LIABILITIES, NON-CONTROLLING INTEREST AND EQUITY
Mortgage notes payable	$1,187,102	$45,500
Promissory notes payable	—	64,849
Mandatorily redeemable preferred securities	408,810	—
Accounts payable and accrued expenses	53,558	14,219
Due to affiliates	3,159	7,011
Total Liabilities	$1,652,629	$131,579
Equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 25,016,906 and 10,163,206 shares issued and outstanding, respectively	250	102
Additional paid-in capital	546,043	221,379
Deficit	(73,655)	(19,686)
Total equity of American Realty Capital Hospitality Trust, Inc. stockholders	472,638	201,795
Non-controlling interest – consolidated variable interest entity	2,768	—
Total Equity	$475,406	$201,795
Total Liabilities, Non-controlling Interest and Equity	$2,128,035	$333,374

The accompanying notes are an integral part of these statements.

1

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

CONDENSED CONSOLIDATED/COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except for share and per share data)
(Unaudited)

	Successor	Successor	Successor	Successor	Predecessor
	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014	Six Months Ended June 30, 2015	For the Period from March 21 to June 30, 2014	For the Period from January 1 to March 20, 2014
Revenues
Rooms	$126,009	$8,543	$176,501	$9,508	$6,026
Food and beverage	4,366	1,790	7,161	2,021	1,543
Other	3,115	1,127	4,654	1,251	676
Total revenue	$133,490	$11,460	$188,316	$12,780	$8,245
Operating expenses
Rooms	28,329	1,710	38,643	1,913	1,405
Food and beverage	3,548	1,202	5,523	1,338	1,042
Management fees	5,325	465	7,532	511	289
Other property-level operating expenses	48,811	4,324	69,528	4,831	3,490
Depreciation and amortization	19,550	890	26,621	1,012	994
Rent	1,545	1,223	2,828	1,353	933
Total operating expenses	107,108	9,814	150,675	10,958	8,153
Income from operations	$26,382	$1,646	$37,641	$1,822	$92
Interest expense	(23,483)	(2,031)	(33,643)	(2,243)	(531)
Acquisition and transaction related costs	(1,148)	(187)	(38,431)	(4,645)	—
Other income	2,201	—	2,201	—	—
Equity in earnings (losses) of unconsolidated entities	115	2,346	8	2,346	(166)
General and administrative	(1,471)	(779)	(3,964)	(1,469)	—
Total other expenses, net	(23,786)	(651)	(73,829)	(6,011)	(697)
Net income (loss) before taxes	$2,596	$995	$(36,188)	$(4,189)	$(605)
Provision for income taxes	2,164	1,077	3,356	1,175	—
Net income (loss) and comprehensive income (loss)	$432	$(82)	$(39,544)	$(5,364)	$(605)
Less: Net loss attributable to non-controlling interest	$(6)	$—	$(6)	$—	$—
Net income (loss) attributable to American Realty Capital Hospitality Trust, Inc.	$438	$(82)	$(39,538)	$(5,364)	$(605)
Basic net income (loss) per share	$0.03	$(0.21)	$(2.31)	$(22.86)	NA
Diluted net income (loss) per share	$0.03	$(0.21)	$(2.30)	$(22.86)	NA
Basic weighted average shares outstanding	16,990,324	398,796	17,083,902	234,621	NA
Diluted weighted average shares outstanding	17,024,900	398,796	17,083,902	234,621	NA

NA — not applicable

The accompanying notes are an integral part of these statements.

2

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(In thousands, except for share data)
(Unaudited)

	Common Stock		Additional Paid-in Capital	Deficit	Total Equity of American Realty Capital Hospitality Trust, Inc. Stockholders	Non- controlling Interest	Total Non-controlling Interest and Equity
	Number of Shares	Par Value
Balance, December 31, 2014	10,163,206	$102	$221,379	$(19,686)	$201,795	$—	$201,795
Issuance of common stock	14,602,483	146	362,969	—	363,115	—	363,115
Net loss attributable to American Realty Capital Hospitality Trust, Inc.	—	—	—	(39,538)	(39,538)	—	(39,538)
Net loss attributable to non-controlling interest	—	—	—	(6)	(6)	—	(6)
Non-controlling interest – consolidated variable interest entity	—	—	—	—	—	2,768	2,768
Dividends paid or declared	—	—	—	(14,425)	(14,425)	—	(14,425)
Common stock issued through Distribution Reinvestment Plan	251,217	2	5,966	—	5,968	—	5,968
Share-based payments	—	—	35	—	35	—	35
Common stock offering costs, commissions and dealer manager fees	—	—	(44,306)	—	(44,306)	—	(44,306)
Balance, June 30, 2015	25,016,906	$250	$546,043	$(73,655)	$472,638	$2,768	$475,406

The accompanying notes are an integral part of these statements.

3

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

CONDENSED CONSOLIDATED/COMBINED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Successor	Successor	Predecessor
	Six Months Ended June 30, 2015	For the Period from March 21 to June 30, 2014	For the Period from January 1 to March 20, 2014
Cash flows from operating activities:
Net loss	$(39,544)	$(5,364)	$(605)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,621	1,012	994
Amortization of deferred financing costs	4,255	223	75
Change in fair value of contingent consideration	(1,927)	—	—
Distributions from variable interest entities	1,003	—	—
Equity in (earnings) losses of unconsolidated entities	(8)	(2,346)	166
Other adjustments, net	15	303	—
Changes in assets and liabilities:
Prepaid expenses and other assets	(15,510)	(2,611)	(581)
Restricted cash	(24,634)	(870)	—
Due to affiliates	(4,502)	—	—
Accounts payable and accrued expenses	38,309	5,767	(605)
Net cash used in operating activities	$(15,922)	$(3,886)	$(556)
Cash flows from investing activities:
Acquisition of hotel assets, net of cash received	(375,777)	(41,390)	—
Real estate investment improvements and purchases of property and equipment	(3,622)	(424)	(83)
Acquisition deposits	(28,000)	(50,000)	—
Increase in restricted cash related to real estate improvements	(39,672)	(2,010)	(468)
Net cash used in investing activities	$(447,071)	$(93,824)	$(551)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	360,335	20,195	—
Payments of offering costs	(43,724)	(2,766)	—
Dividends paid	(6,485)	(62)	—
Mandatorily redeemable preferred securities redemptions	(38,287)	—	—
Repayments of notes payable	(64,849)	—	—
Distribution to members	—	—	(800)
Affiliate financing advancement	—	2,599	—
Proceeds from affiliate note payable used to fund acquisition deposit	—	40,500	—
Repayment of affiliate note payable used to fund acquisition deposit	—	(3,700)	—
Payment of deferred consideration payable	(3,500)	—	—
Proceeds from mortgage note payable	227,000	45,500	—
Payments of mortgage note payable	—	—	(137)
Proceeds from promissory note payable	—	1,775	—
Deferred financing fees	(18,738)	(1,601)	—
Restricted cash for debt service	(3,918)	—	—
Net cash provided by (used in) financing activities	$407,834	$102,440	$(937)
Net change in cash and cash equivalents	(55,159)	4,730	(2,044)
Cash and cash equivalents, beginning of period	131,861	—	10,520
Cash and cash equivalents, end of period	$76,702	$4,730	$8,476

The accompanying notes are an integral part of these statements.

4

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

CONDENSED CONSOLIDATED/COMBINED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Successor	Successor	Predecessor
	Six Months Ended June 30, 2015	For the Period from March 21 to June 30, 2014	For the Period from January 1 to March 20, 2014
Supplemental disclosure of cash flow information:
Interest paid	$24,598	$1,276	$458
Taxes paid	$3,441	—	—
Distribution receivable from unconsolidated entities	—	$245	—
Non-cash investing and financing activities:
Reclassification of deferred offering costs to additional paid-in capital	—	$1,505	—
Offering costs payable	$736	$771	—
Real estate investment improvements and purchases of property and equipment in accounts payable and accrued expenses	$1,444	—	—
Proceeds receivable from share sales(1)	$2,781	$1,097	—
Seller financing of real estate investments	—	$58,074	—
Seller financing of investment in unconsolidated entities	—	$5,000	—
Mortgage and mezzanine debt assumed on real estate investments	$904,185	—	—
Preferred securities issued in acquisition of property and equipment	$447,097	—	—
Contingent consideration on acquisition	—	$4,100	—
Deferred consideration on acquisition	—	$3,400	—
Dividends declared but not paid	$3,341	$114	—
Common stock issued through distribution reinvestment plan	$5,966	$20	—

(1)	The proceeds receivable from the sale of shares of common equity were received by the Company prior to the filing date of this Quarterly Report on Form 10-Q.

The accompanying notes are an integral part of these statements.

5

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 1 — Organization

American Realty Capital Hospitality Trust, Inc. (the “Company”) was incorporated on July 25, 2013 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2014. The Company was formed primarily to acquire lodging properties in the midscale limited service, extended stay, select service, upscale select service, and upper upscale full service segments within the hospitality sector. The Company has no limitation as to the number of franchises or licenses with which the Company's hotels will be associated. All such properties may be acquired by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate and invest in other real estate-related debt. In March 2014, the Company completed its first acquisition comprising investments in six hotels (the “Barceló Portfolio”), and in February 2015, the Company completed its second acquisition (the “Grace Acquisition”) comprising investments in 116 hotels (the “Grace Portfolio”). As of June 30, 2015, the Company had acquired or had an interest in a total of 122 properties.

On January 7, 2014, the Company commenced its initial public offering (“IPO” or the “Offering”) on a “reasonable best efforts” basis of up to 80,000,000 shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-190698), as amended (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Registration Statement also covers up to 21,052,631 shares of common stock available pursuant to the Distribution Reinvestment Plan (the “DRIP”) under which the Company's common stockholders may elect to have their distributions reinvested in additional shares of the Company's common stock.

Until the filing of the Company's second quarterly financial filing with the SEC, pursuant to the Securities Exchange Act of 1934, as amended, following the earlier to occur of (i) the Company's acquisition of at least $2.0 billion in total investment portfolio assets or (ii) January 7, 2016 (the “NAV pricing date”), the per share purchase price in the IPO will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will initially be equal to $23.75 per share, which is 95% of the initial per share offering price in the IPO. Thereafter, the per share purchase price will vary quarterly and will be equal to the Company's net asset value (“NAV”) per share plus applicable commissions and fees in the case of the primary offering, and the per share purchase price in the DRIP will be equal to the NAV per share. On February 3, 2014, the Company received and accepted subscriptions in excess of the minimum offering amount of $2.0 million in Offering proceeds, broke escrow and issued shares of common stock to the initial investors who were admitted as stockholders. As of June 30, 2015, the Company had 25.0 million shares of common stock outstanding and had received total gross proceeds of approximately $621.9 million, including shares issued under the DRIP.

Substantially all of the Company's business is conducted through American Realty Capital Hospitality Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. The Company is the sole general partner and holds substantially all of the units of limited partner interest in the OP (“OP Units”). Additionally, American Realty Capital Hospitality Advisors, LLC (the “Advisor”) contributed $2,020 to the OP in exchange for 90 OP Units, which represents a nominal percentage of the aggregate OP ownership. The holders of OP Units have the right to convert OP Units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock of the Company in accordance with the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP's assets.

6

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 1 — Organization  – (continued)

The Company has no direct employees. The Company has retained the Advisor to manage certain aspects of its affairs on a day-to-day basis. American Realty Capital Hospitality Properties, LLC or one of its subsidiaries (collectively, the “Property Manager”), serves as the Company's property manager and the Property Manager has retained Crestline Hotels & Resorts, LLC (“Crestline”), an entity under common control with the parent of American Realty Capital IX, LLC (the “Sponsor”) to provide services, including locating investments, negotiating financing and operating certain hotel assets in the Company's portfolio. Realty Capital Securities, LLC (the “Dealer Manager”), an entity under common control with the parent of the Sponsor, serves as the dealer manager of the offering. The Advisor, American Realty Capital Hospitality Special Limited Partner, LLC (the “Special Limited Partner”), Property Manager, Crestline and Dealer Manager are related parties and receive fees, distributions and other compensation for services related to the Offering and the investment and management of the Company's assets.

The Company, directly or indirectly through its taxable REIT subsidiaries, enters into agreements with the Property Manager, which, in turn, engages Crestline or a third-party sub-property manager to manage the Company’s hotel properties. Crestline is a leading hospitality management company in the United States with 75 hotels and 12,255 rooms under management in 21 states and the District of Columbia. As of June 30, 2015, 40 of the Company's hotels are managed by Crestline, and 82 of the Company's hotels are managed by third-party sub-property managers.

Note 2 — Summary of Significant Accounting Policies

The accompanying condensed consolidated financial statements of the Company included herein were prepared in accordance with the instructions to this Quarterly Report on Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by United States Generally Accepted Accounting Principles (“GAAP”) for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. All inter-company accounts and transactions have been eliminated in consolidation.

The operating results presented for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the entire year. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2014, which are included in the Company's Annual Report on Form 10-K filed with the SEC on March 31, 2015.

Development Stage Company

On February 3, 2014, the Company raised proceeds sufficient to break escrow in connection with its IPO. The Company received and accepted aggregate subscriptions in excess of the minimum $2.0 million and issued shares of common stock to its initial investors who were admitted as stockholders. The Company acquired the Barceló Portfolio through fee simple, leasehold and joint venture interests and commenced operations on March 21, 2014, and as of such date was no longer considered to be a development stage company.

Principles of Consolidation/Combination and Basis of Presentation

The accompanying condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation. In determining whether the Company has a controlling financial interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as percentage ownership interest,

7

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

authority to make decisions and contractual and substantive participating rights of the other partners or members as well as whether the entity is a variable interest entity for which the Company is the primary beneficiary.

The Predecessor consists of the Barceló Portfolio, which consists of hospitality assets and operations owned by Barceló Crestline Corporation and certain consolidated subsidiaries (“BCC”), that had been maintained in various legal entities until the Company acquired them from BCC on March 21, 2014. Historically, financial statements have not been prepared for the Predecessor as a discrete stand-alone entity. The accompanying condensed consolidated financial statements for the Predecessor, for the period from January 1 to March 20, 2014 have been derived from the historical accounting records of BCC and reflect revenue and expenses and cash flows directly attributable to the Predecessor, as well as allocations deemed reasonable by management, to present the combined results of operations and cash flows of the Predecessor on a stand-alone basis.

Use of Estimates

The preparation of the accompanying condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition, purchase price allocations to record investments in real estate, the useful lives of real estate and real estate taxes, as applicable.

Real Estate Investments

The Company allocates the purchase price of properties acquired in real estate investments to tangible and identifiable intangible assets acquired based on their respective fair values at the date of acquisition. Tangible assets include land, land improvements, buildings and fixtures. The Company utilizes various estimates, processes and information to determine the fair value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, and buildings and fixtures are based on purchase price allocation studies performed by independent third parties or on the Company’s analysis of comparable properties in the Company’s portfolio. Identifiable intangible assets and liabilities, as applicable, are typically related to contracts, including operating lease agreements, ground lease agreements and hotel management agreements, which will be recorded at fair value. The Company also considers information obtained about each property as a result of the Company’s pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Investments in real estate that are not considered to be business combinations under GAAP are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation of the Company's assets is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for leasehold interests.

The Company is required to make subjective assessments as to the useful lives of the Company’s assets for purposes of determining the amount of depreciation to record on an annual basis with respect to the Company’s investments in real estate. These assessments have a direct impact on the Company’s net income because if the Company were to shorten the expected useful lives of the Company’s investments in real estate, the Company would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

8

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Below-Market Lease

The below-market lease intangibles are based on the difference between the market rent and the contractual rent as of the date the Company assumed the obligations and are discounted to a present value using an interest rate reflecting the Company's current assessment of the risk associated with the leases assumed. Acquired lease intangible assets are amortized over the remaining lease term. The amortization of below-market leases is recorded as an increase to rent expense on the condensed consolidated statements of operations.

Impairment of Long Lived Assets and Investments in Unconsolidated Entities

When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. The estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less the estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income. No such impairment losses were recorded in the periods presented.

Cash and Cash Equivalents

Cash and cash equivalents include cash in bank accounts as well as investments in highly-liquid money market funds with original maturities of three months or less.

Restricted Cash

Restricted cash consists of amounts required under mortgage agreements for future capital improvements to owned assets, future interest and property tax payments and excess cash flow deposits due to mortgage agreement restrictions. For purposes of the statement of cash flows, changes in restricted cash caused by changes to the amount needed for future capital improvements are treated as investing activities, changes related to future debt service payments are treated as financing activities, and changes related to real estate tax payments and excess cash flow deposits are treated as operating activities.

Deferred Financing Fees

Deferred financing fees represent commitment fees, legal fees and other costs associated with obtaining commitments for financing. These fees are amortized over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing fees are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close are expensed in the period in which it is determined that the financing will not be successful.

Variable Interest Entities

Accounting Standards Codification (“ASC”) 810, Consolidation contains the guidance surrounding the definition of variable interest entities (“VIE”), the definition of variable interests and the consolidation rules surrounding VIEs. In general, VIEs are entities in which equity investors lack the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. The Company has variable interests in VIEs through its investments in entities which own the Westin Virginia Beach Town Center (the “Westin Virginia Beach”) and the Hilton Garden Inn Blacksburg.

9

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Once it is determined that the Company holds a variable interest in an entity, GAAP requires that the Company perform a qualitative analysis to determine (i) which entity has the power to direct the matters that most significantly impact the VIE’s financial performance; and (ii) if the Company has the obligation to absorb the losses of the VIE that could potentially be significant to the VIE or the right to receive the benefits of the VIE that could potentially be significant to the VIE. The entity that has both of these characteristics is deemed to be the primary beneficiary and is required to consolidate the VIE.

The Company holds an interest in BSE/AH Blacksburg Hotel, LLC (the “HGI Blacksburg JV”), an entity that owns the assets of the Hilton Garden Inn Blacksburg, and an interest in TCA Block 7 Hotel, LLC (the “Westin Virginia Beach JV”), an entity that owns the assets of the Westin Virginia Beach.

In the quarter ended June 30, 2015, upon the acquisition of an additional equity interest in the HGI Blacksburg JV, the Company concluded that it was the primary beneficiary, with the power to direct activities that most significantly impact its economic performance, and therefore consolidated the entity in its condensed consolidated financial statements subsequent to the acquisition. (See Note 3 — Business Combinations).

The Company has concluded it is not the primary beneficiary with the power to direct activities that most significantly impact economic performance of the Westin Virginia Beach JV, and has therefore not consolidated the entity. The Company has accounted for the entity under the equity method of accounting and included it in investments in unconsolidated entities in the accompanying condensed consolidated balance sheets.

Revenue Recognition

Hotel revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel services.

Income Taxes

The Company intends to elect and qualify to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with its tax year ended December 31, 2014. In order to qualify as a REIT, the Company must annually distribute to its stockholders 90% of its REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain, and must comply with various other organizational and operational requirements. The Company will generally not be subject to federal corporate income tax on the portion of its REIT taxable income that it distributes to its stockholders. The Company may be subject to certain state and local taxes on its income, property tax and federal income and excise taxes on its undistributed income. The Company's hotels are leased to taxable REIT subsidiaries (“TRSs”) which are wholly owned subsidiaries of the OP. The TRSs are subject to federal, state and local income taxes.

Earnings/Loss per Share

The Company calculates basic income or loss per share by dividing net income or loss for the period by the weighted-average shares of its common stock outstanding for a respective period. Diluted income per share takes into account the effect of dilutive instruments, such as stock options and unvested stock awards, except when doing so would be anti-dilutive.

10

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Fair Value Measurements

In accordance with ASC 820, Fair Value Measurement, certain assets and liabilities are recorded at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability between market participants in an orderly transaction on the measurement date. The market in which the reporting entity would sell the asset or transfer the liability with the greatest volume and level of activity for the asset or liability is known as the principal market. When no principal market exists, the most advantageous market is used. This is the market in which the reporting entity would sell the asset or transfer the liability with the price that maximizes the amount that would be received or minimizes the amount that would be paid. Fair value is based on assumptions market participants would make in pricing the asset or liability. Generally, fair value is based on observable quoted market prices or derived from observable market data when such market prices or data are available. When such prices or inputs are not available, the reporting entity should use valuation models.

The Company’s financial instruments recorded at fair value on a recurring basis are categorized based on the priority of the inputs used to measure fair value. The inputs used in measuring fair value are categorized into three levels, as follows:

•	Level 1 — Inputs that are based upon quoted prices for identical instruments traded in active markets.
•	Level 2 — Inputs that are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar investments in markets that are not active, or models based on valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the investment.
•	Level 3 — Inputs that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Advertising Costs

Advertising costs for hotel operations are expensed as incurred, and are reflected in other property-level operating expenses in the condensed consolidated statements of operations and comprehensive income (loss). Advertising expense was $3.8 million for the three months ended June 30, 2015, and $0.1 million for the three months ended June 30, 2014. Advertising expense was $5.3 million for the six months ended June 30, 2015, and $0.2 million combined between the Predecessor and the Company for the six months ended June 30, 2014.

Allowance for Doubtful Accounts

Receivables consist principally of trade receivables from customers and are generally unsecured and are due within 30 to 90 days. The Company records a provision for uncollectible accounts using the allowance method. Expected credit losses associated with trade receivables are recorded as an allowance for doubtful accounts. The allowance for doubtful accounts is estimated based upon historical patterns of credit losses for aged receivables as well as specific provisions for certain identifiable, potentially uncollectible balances.

11

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

When internal collection efforts on accounts have been exhausted, the accounts are written off and the associated allowance for doubtful accounts is reduced. Trade receivable balances, net of the allowance for doubtful accounts, are included in prepaid expenses and other assets in the accompanying condensed consolidated balance sheets, and are as follows (in thousands):

	June 30, 2015	December 31, 2014
Trade receivables	$7,442	$1,388
Allowance for doubtful accounts	(619)	(45)
Trade receivables, net of allowance	$6,823	$1,343

Reportable Segments

The Company has determined that it has one reportable segment, with activities related to investing in real estate. The Company’s investments in real estate generate room revenue and other income through the operation of the properties, which comprise 100% of the total consolidated revenues. Management evaluates the operating performance of the Company’s investments in real estate on an individual property level, none of which represent a reportable segment.

Derivative Transactions

The Company at certain times enters into derivative instruments to hedge exposure to changes in interest rates. The Company’s current derivatives consist of two interest rate cap agreements entered into in connection with the closing of the acquisition of the Grace Portfolio, which help to mitigate the Company’s exposure to increasing borrowing costs under floating rate indebtedness. The Company has elected not to designate its interest rate cap agreements as cash flow hedges. The impact of the interest rate caps for the three and six month periods ended June 30, 2015, to the condensed consolidated financial statements was immaterial.

Recently Issued Accounting Pronouncements

In August 2014, the FASB issued ASU 2014-15 Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”), which describes how an entity should assess its ability to meet obligations and sets rules for how this information should be disclosed in the financial statements. The standard provides accounting guidance that will be used along with existing auditing standards. The adoption of ASU 2014-15 becomes effective for the Company on its fiscal year ending December 31, 2016, and all subsequent annual and interim periods. Early adoption is permitted. The adoption of ASU 2014-15 is not expected to have a material effect on the Company's consolidated financial statements.

In January, 2015, the FASB issued ASU 2015-01 Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items (“ASU 2015-01”), this Update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement-Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. The adoption of ASU 2015-01 becomes effective for the Company on its fiscal year ending December 31, 2016, and all subsequent annual and interim periods. Early adoption is permitted. The adoption of ASU 2015-01 is not expected to have a material effect on the Company’s consolidated financial statements.

12

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

In February, 2015, the FASB issued ASU 2015-02 Amendments to the Consolidation Analysis (“ASU 2015-02”), the amendments in this Update reduce the application of the related party guidance for VIEs on the basis of the following three changes:

1)	For single decision makers, related party relationships must be considered indirectly on a proportionate basis, rather than in their entirety. Except in the following two instances, the consolidation analysis would end after this indirect assessment.
2)	After the assessment above is performed, related party relationships should be considered in their entirety for entities that are under common control only if that common control group has the characteristics of a primary beneficiary. That is, the common control group collectively has a controlling financial interest.
3)	If the second assessment is not applicable, but substantially all of the activities of the VIE are conducted on behalf of a single variable interest holder (excluding the decision maker) in a related party group that has the characteristics of a primary beneficiary, that single variable interest holder must consolidate the VIE as the primary beneficiary.

The new standard is effective for the Company on January 1, 2016. Early application is permitted. The adoption of ASU 2015-02 is not expected to have a material effect on the Company’s consolidated financial statements.

In April 2015, the FASB proposed an accounting standards update for ASU 2014-09 for the deferral of the effective date of ASU 2014-09 Revenue from Contracts with Customers. This proposal defers the effective date of ASU 2014-09 from annual reporting periods beginning after December 15, 2016, back one year, to December 15, 2017 for all public business entities, certain not-for-profit entities, and certain employee benefit plans. Early application of ASU 2014-09 is permitted as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method and has not determined the effect of the standard on its ongoing financial reporting.

In April, 2015, the FASB issued ASU 2015-03 Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”), which is designed to simplify the presentation of debt issuance costs. The amendments in this Update require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this Update. The new standard is effective for the Company on January 1, 2016. Early application is permitted. The adoption of ASU 2015-03 is not expected to have a material effect on the Company’s consolidated financial statements.

In May 2015, the FASB issued ASU 2015-07 Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent) (a consensus of the Emerging Issues Task Force) (“ASU 2015-07”), which is for the removal of requirements to categorize all investments for which fair value is measured using net asset value per share and the removal of certain disclosures for all investments that are eligible to be measured at fair value using the net asset value per share. Those disclosures are limited to investments for which the entity has elected to measure the fair value using that practical expedient. The reporting entity shall disclose the amount measured using the net asset value per share (or its equivalent) to permit reconciliation of the fair value of investments included in the fair value hierarchy to the line items presented in the statement of financial position. The new standard is effective for the Company on

13

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

January 1, 2016. Early application is permitted. The adoption of ASU 2015-07 is not expected to have a material effect on the Company’s consolidated financial statements.

In May 2015, the FASB issued ASU 2015-08 Pushdown Accounting (“ASU 2015-08”), which was pursuant to the issuance of Staff Accounting Bulletin No. 115 related to Business Combinations and pushdown accounting. It is noted that within ASU 2015-08, SEC observer comments state that carrying over historical cost to record transfers between companies under common control or between a parent and its subsidiary are focused on transfers of net or long lived assets. Those views would not normally apply to recurring transactions for which valuation is not in question (such as routine transfers of inventory) in the separate financial statements of each entity. The recognition and measurement guidance for pushdown accounting are not affected by the amendments in this Update. The new standard is effective for the Company on January 1, 2016. Early application is permitted. The adoption of ASU 2015-08 is not expected to have a material effect on the Company’s consolidated financial statements.

Note 3 — Business Combinations

Barceló Portfolio:  On March 21, 2014, the Company acquired the Barceló Portfolio through fee simple, leasehold and joint venture interests. The aggregate purchase price of the Barceló Portfolio was approximately $110.1 million, exclusive of closing costs. The Barceló Portfolio consists of (i) three wholly owned hotel assets (the “Portfolio Owned Assets”), the Baltimore Courtyard Inner Harbor Hotel (the “Baltimore Courtyard”), the Courtyard Providence Downtown Hotel (the “Providence Courtyard”) and the Homewood Suites by Hilton Stratford (the “Stratford Homewood Suites”); (ii) one leased asset, the Georgia Tech Hotel & Conference Center (the “Georgia Tech Hotel”); and (iii) equity interests in two joint ventures (the “Joint Venture Assets”) that each own one hotel, the Westin Virginia Beach and the Hilton Garden Inn Blacksburg.

Grace Acquisition:  On February 27, 2015, the Company acquired the Grace Portfolio through fee simple or leasehold interests in 116 hotels from certain subsidiaries of Whitehall Real Estate Funds, an investment arm controlled by The Goldman Sachs Group, Inc.

The aggregate purchase price under the purchase agreement was $1.808 billion, exclusive of closing costs and subject to certain adjustments at closing. After adjustments, the net purchase price was $1.800 billion. Approximately $220.7 million of the purchase price was satisfied with cash on hand, approximately $904.2 million (fair value on the acquisition date) through the assumption of existing mortgage and mezzanine indebtedness (comprising the “Assumed Grace Mortgage Loan” and the “Assumed Grace Mezzanine Loan”, collectively, the “Assumed Grace Indebtedness”) and approximately $227.0 million through additional mortgage financing (the “Additional Grace Mortgage Loan” and, together with the Assumed Grace Indebtedness, the “Grace Indebtedness”). The Assumed Grace Mortgage Loan had a fair value on the acquisition date of $802.3 million, and carries an interest rate of London Interbank Offered Rate (“LIBOR”) plus 3.29%, and the Assumed Grace Mezzanine Loan had a fair value on the acquisition date of $101.9 million and carries an interest rate of LIBOR plus 4.77%, for a combined weighted average interest rate of LIBOR plus 3.46%. The Assumed Grace Indebtedness is secured by 96 of the 116 hotels in the Grace Portfolio and is scheduled to mature on May 1, 2016, subject to three (one-year) extension rights which, if all three are exercised, would result in an outside maturity date of May 1, 2019. The Additional Grace Mortgage Loan is secured by 20 of the 116 hotels in the Grace Portfolio and an additional hotel property in the Barceló Portfolio. The Additional Grace Mortgage Loan is scheduled to mature on March 6, 2017, subject to a one-year extension right, which, if exercised, would result in an outside maturity date of March 6, 2018 and carries an interest rate equal to the greater of (i) a floating rate of interest equal to LIBOR plus 6.00% and (ii) 6.25%.

14

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 3 — Business Combinations  – (continued)

In addition, the remaining $447.1 million of the contract purchase price was satisfied by the issuance of the preferred equity interests (the “Grace Preferred Equity Interests”) in two newly-formed Delaware limited liability companies, ARC Hospitality Portfolio I Holdco, LLC and ARC Hospitality Portfolio II Holdco, LLC, (the “Holdco entities”) each of which is an indirect subsidiary of the Company and an indirect owner of the Grace Portfolio. The holders of the Grace Preferred Equity Interests are entitled to monthly distributions at a rate of 7.50% per annum for the first 18 months following closing and 8.00% per annum thereafter. On liquidation of the Holdco entities, the holders of the Grace Preferred Equity Interests are entitled to receive their original value (as reduced by redemptions) prior to any distributions being made to the Company or the Company's shareholders. Beginning in April 2015, the Company became obligated to use 35.0% of any IPO proceeds to redeem the Grace Preferred Equity Interests at par, up to a maximum of $350.0 million in redemptions for any 12-month period. As of June 30, 2015, the Company has redeemed $38.3 million of the Grace Preferred Equity Interests, resulting in $408.8 million of Grace Preferred Equity Interests outstanding.

The Company is also required, in certain circumstances, to apply debt proceeds to redeem the Grace Preferred Equity Interests at par. As of February 27, 2018, the Company is required to have redeemed 50.0% of the Grace Preferred Equity Interests, and the Company is required to redeem 100.0% of the Grace Preferred Equity Interests remaining outstanding at the earlier of (i) 90 days following the stated maturity date (including extension options) under the Grace Indebtedness, and (ii) February 27, 2019. In addition, the Company has the right, at its option, to redeem the Grace Preferred Equity Interests, in whole or in part, at any time at par. The holders of the Grace Preferred Equity Interests have certain consent rights over major actions by the Company relating to the Grace Portfolio. In connection with the issuance of the Grace Preferred Equity Interests, the Company, the OP, and certain individual members of the parent of the Sponsor, entered into three agreements making guarantees to the sellers and their affiliates or indemnifying the sellers and their affiliates related to the Grace Portfolio. If the Company is unable to satisfy the redemption, distribution or other requirements of the Grace Preferred Equity Interests (including if there is a default under the related guarantees provided by the Company, the OP and the individual members of the parent of the Sponsor), the holders of the Grace Preferred Equity Interests have certain rights, including the ability to assume control of the operations of the Grace Portfolio through the assumption of control of the Holdco entities. Due to the fact that the Grace Preferred Equity Interests are mandatorily redeemable and certain of their other characteristics, the Grace Preferred Equity Interests are treated as debt in accordance with GAAP.

The following table presents the preliminary allocation of the assets acquired and liabilities assumed by the Company as of February 27, 2015 (in thousands):

Assets acquired and liabilities assumed	February 27, 2015
Land	$274,479
Buildings and improvements	1,391,506
Below-market lease obligation	2,605
Furniture, fixtures and equipment	127,935
Prepaid expenses and other assets	8,133
Accounts payable and accrued expenses	(4,517)
Total operating assets acquired, net	1,800,141
Financing of real estate investments	(1,351,282)
Total assets acquired, net	$448,859

The Company is finalizing the fair value of certain tangible and intangible assets acquired and adjustments may be made to the preliminary purchase price allocation shown above.

15

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 3 — Business Combinations  – (continued)

The following table below presents pro-forma financial information as if the Grace Acquisition had occurred on January 1, 2014 (in thousands). The unaudited pro-forma financial information is not necessarily indicative of what the actual results of operations would have been, assuming the acquisition had occurred on January 1, 2014, nor does it purport to represent our future results of operations.

Pro-forma	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Revenues	$133,490	$124,435	$252,228	$233,981
Net income (loss)	$432	$4,142	$(8,241)	$(5,608)

Included in the pro-forma table above are the following expense adjustments to account for differences between the Company's estimates and amounts actually incurred by the seller: a reduction in management fees of $1.2 million and $3.8 million, a reduction in depreciation and amortization of $3.4 million and $10.3 million, and additional interest expense of $5.5 million and $16.4 million, for the six months ended June 30, 2015 and June 30, 2014, respectively. Additionally, in the first quarter ended March 31, 2015, there was an adjustment to reduce acquisition and transaction related costs for $37.3 million. Revenue and net income attributable to the Grace Portfolio included in our condensed consolidated statement of operations since the date of acquisition was $165.7 million and $1.6 million, respectively.

HGI Blacksburg JV:  On May 20, 2015, the Company acquired an additional equity interest in the HGI Blacksburg JV, increasing its percentage ownership to 56.5% from 24.0%. As a result of this transaction, the Company concluded that it was the primary beneficiary, with the power to direct activities that most significantly impact economic performance of the HGI Blacksburg JV, and therefore consolidated the entity in its condensed consolidated financial statements subsequent to the acquisition. The purchase price of the additional equity interest was approximately $2.2 million, exclusive of closing costs. The joint venture asset holds one hotel, the Hilton Garden Inn Blacksburg. The impact of the acquisition on the consolidated financial statements was immaterial as of June 30, 2015.

Pending Acquisitions:  In June 2015, the Company entered into a series of agreements to acquire an aggregate of 44 hotels from three different independent parties for an aggregate contract purchase price of $743.9 million (the “Pending Acquisitions”). The Company expects to complete the Pending Acquisitions in seven separate closings, which are scheduled to occur during the third quarter of 2015, the fourth quarter of 2015 and the first quarter of 2016. As of June 30, 2015, the Company has made $28.0 million in deposits with respect to the Pending Acquisitions. In July 2015, the Company made additional deposits of approximately $45.1 million with respect to the Pending Acquisitions. The remaining consideration due at the closing is expected to be funded by a combination of proceeds from the Company's ongoing offering and mortgage debt financing. (See Note — 13 Subsequent Events).

16

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 4 — Leases

In connection with its acquisitions the Company has assumed various lease agreements. These lease agreements primarily comprise one operating lease and nine ground leases. The following table summarizes the Company's future minimum rental commitments under these leases (in thousands).

	Minimum Rental Commitments	Amortization of Below Market Lease Intangible to Rent Expense
For the six months ended December 31, 2015	$2,593	$199
Year ended December 31, 2016	5,191	399
Year ended December 31, 2017	5,209	399
Year ended December 31, 2018	5,216	399
Year ended December 31, 2019	5,225	399
Thereafter	92,232	8,631
Total	$115,666	$10,426

The Company has allocated values to certain above and below-market lease intangibles based on the difference between market rents and rental commitments under the leases. During the three months ended June 30, 2015 and June 30, 2014, and the six months ended June 30, 2015 and June 30, 2014, amortization of below-market lease intangibles, net, to rent expense was $0.1 million and $0.1 million, and $0.2 million and $0.1 million respectively. Rent expense for the three months ended June 30, 2015 and June 30, 2014 was $1.4 million and $1.1 million, respectively. Rent expense for the six months ended June 30, 2015 and June 30, 2014 was $2.6 million and $2.2 million, respectively. Included in the prior year period is rent expense recognized by the Predecessor.

Note 5 — Mortgage Notes Payable

The Company’s mortgage notes payable as of June 30, 2015 and December 31, 2014 consist of the following, respectively (in thousands):

	Outstanding Mortgage Note Payable
Encumbered Properties	June 30, 2015	December 31, 2014	Interest Rate	Payment	Maturity
Baltimore Courtyard & Providence Courtyard	$45,500	$45,500	4.30%	Interest Only, Principal paid at Maturity	April 2019
Hilton Garden Inn Blacksburg Joint Venture	$10,500	—	4.31%	Interest Only, Principal paid at Maturity	June 2020
Assumed Grace Mortgage Loan – 96 properties in Grace Portfolio	$801,920	—	LIBOR plus 3.29%	Interest Only, Principal paid at Maturity	May 2016, subject to three, one year extension rights
Assumed Grace Mezzanine Loan – 96 properties in Grace Portfolio	$102,182	—	LIBOR plus 4.77%	Interest Only, Principal paid at Maturity	May 2016, subject to three, one year extension rights
Additional Grace Mortgage Loan – 20 properties in Grace Portfolio and the Stratford Homewood Suites	$227,000	—	The greater of (i) 6.00% plus LIBOR or (ii) 6.25%	Interest Only, Principal paid at Maturity	March 2017, subject to a one year extension right
Total	$1,187,102	$45,500

17

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 5 — Mortgage Notes Payable  – (continued)

The Assumed Grace Mortgage Loan and the Assumed Grace Mezzanine Loan mature on May 1, 2016, subject to three (one-year) extension rights, and the Additional Grace Mortgage Loan matures on March 6, 2017, subject to one (one-year) extension right. The extensions on the Grace Indebtedness can only occur if certain conditions are met, including, in the case of the Assumed Grace Mortgage Loan and the Assumed Grace Mezzanine Loan, a condition with respect to the second and third extension terms that a minimum ratio of net operating income to debt outstanding be satisfied, and, in the case of the Additional Grace Mortgage Loan, a condition that a minimum debt service coverage ratio and maximum loan to value ratio be satisfied. There can be no assurance that we will be able to meet these conditions and extend these loans pursuant to their terms.

Interest expense related to the Company's mortgage notes payable for the six months ended June 30, 2015 was $16.6 million. Interest expense related to the Company's mortgage notes payable for the three months ended June 30, 2015 was $11.8 million.

Interest expense related to the mortgage note payable attributable to the Successor for the three months ended June 30, 2014 and for the period from March 21 to June 30, 2014 was $0.5 million and $0.6 million, respectively. Interest expense attributable to the Predecessor, for the period from January 1 to March 20, 2014 was $0.5 million.

Note 6 — Promissory Notes Payable

The Company’s promissory notes payable as of June 30, 2015 and December 31, 2014 were as follows (in thousands):

	Outstanding Promissory Notes Payable
Note Payable and Use of Proceeds	June 30, 2015	December 31, 2014	Interest Rate	Payment	Maturity
Barceló promissory note for Barceló acquisition	$—	$63,074	6.8%	Interest Only	See below
Property improvement plan promissory note	$—	$1,775	4.5%	Interest Only	March 2019

The Barceló Promissory Note, which had a maturity date of within 10 business days after the date the Company raised $70.0 million in common equity from the Offering after the closing of the Grace Acquisition, and payment of all acquisition related expenses which include payments to the Advisor and affiliates, matured and was repaid in full during the second quarter ended June 30, 2015. Also during the second quarter ended June 30, 2015, the Company repaid in full the the Property Improvement Plan Promissory Note of $1.8 million. The Barceló Promissory Note was payable to BCC, and the Property Improvement Plan Promissory Note was payable to Crestline (see Note 11 — Related Party Transactions and Arrangements).

Interest expense related to the Company's promissory notes payable for the three months ended June 30, 2015 and three months ended June 30, 2014 were $0.3 million and $1.1 million, respectively. Interest expense related to the Company's promissory notes payable for the six months ended June 30, 2015 and six months ended June 30, 2014 were $1.4 million and $1.2 million, respectively.

18

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 7 — Accounts Payable and Accrued Expenses

The following is a summary of the components of accounts payable and accrued expenses (in thousands):

	June 30, 2015	December 31, 2014
Trade accounts payable and accrued expenses	$47,859	$7,412
Contingent consideration from Barceló Acquisition (see Note 10)	456	2,384
Deferred payment for Barceló Acquisition (see Note 10)	—	3,471
Hotel accrued salaries and related liabilities	5,243	952
Total	$53,558	$14,219

Note 8 — Common Stock

The Company had 25,016,906 shares and 10,163,206 shares of common stock outstanding and had received total gross proceeds of $621.9 million and $252.9 million as of June 30, 2015 and December 31, 2014, respectively.

On February 3, 2014, the Company's board of directors authorized, and the Company declared, distributions payable to stockholders of record each day during the applicable month equal to $0.00465753425 per day, or $1.70 per annum, per share of common stock. The first distribution was paid in May 2014 to holders of record in April 2014. The distributions are payable by the fifth day following each month end to stockholders of record at the close of business each day during the prior month.

Share Repurchase Program

The Company has a Share Repurchase Program (the “SRP”) that enables stockholders to sell their shares of common stock originally purchased from the Company back to the Company. Under the SRP, stockholders may request that the Company redeem all or any portion, subject to certain minimum conditions described below, if such repurchase does not impair the Company’s capital or operations.

Except in connection with a stockholder’s death, disability, bankruptcy or other involuntary exigent circumstance, prior to the time that the shares of common stock are listed on a national securities exchange and until the Company begins to calculate its NAV, the repurchase price per share will depend on the length of time investors have held such shares as follows: after one year from the purchase date — the lower of $23.13 or 92.5% of the amount they actually paid for each share; after two years from the purchase date — the lower of $23.75 or 95.0% of the amount they actually paid for each share; after three years from the purchase date — the lower of $24.38 or 97.5% of the amount they actually paid for each share; and after four years from the purchase date — the lower of $25.00 or 100.0% of the amount they actually paid for each share (in each case, as adjusted for any stock distributions, combinations, splits and recapitalizations).

Once the Company begins to calculate its NAV, the price per share that the Company will pay to repurchase the Company’s shares of common stock on the last day of each quarter, will be the Company’s per share NAV of common stock for the quarter, calculated after the close of business on each day the Company makes its quarterly financial filing. Subject to limited exceptions, stockholders whose shares of common stock are repurchased within the first four months from the date of purchase will be subject to a short-term trading fee of 2.0% of the aggregate per share NAV of the shares of common stock repurchased.

The board of directors may reject a request for repurchase, at any time. Purchases under the SRP by the Company will be limited in any calendar year to 5.0% of the weighted average number of shares outstanding during the prior calendar year. In addition, funds available for the Company's SRP are limited and may not be sufficient to accommodate all requests. Due to these limitations, the Company cannot guarantee that it will be able to accommodate all repurchase requests.

19

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 8 — Common Stock  – (continued)

When a stockholder requests a repurchase and the repurchase is approved, the Company will reclassify such obligation from equity to a liability based on the settlement value of the obligation. Shares purchased under the SRP will have the status of authorized but unissued shares.

Distribution Reinvestment Plan (DRIP)

Pursuant to the DRIP, stockholders may elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased pursuant to the DRIP. Participants purchasing shares pursuant to the DRIP have the same rights and are treated in the same manner as if such shares were issued pursuant to the primary Offering. The board of directors may designate that certain cash or other distributions be excluded from the DRIP. The Company has the right to amend or suspend any aspect of the DRIP or terminate the DRIP with ten days’ notice to participants. Shares issued under the DRIP are recorded to equity in the accompanying balance sheets in the period distributions are paid. There were 315,215 shares issued under the DRIP as of June 30, 2015 and 63,998 shares issued under the DRIP as of December 31, 2014.

Note 9 — Fair Value Measurements

The Company is required to disclose the fair value of financial instruments which it is practicable to estimate. The fair value of cash and cash equivalents, accounts receivable and accounts payable and accrued expenses approximate their carrying amounts due to the relatively short maturity of these items. The following table shows the carrying values and the fair values of material non-current liabilities that qualify as financial instruments, determined in accordance with the authoritative guidance for disclosures about fair value of financial instruments (in thousands):

	June 30, 2015
	Carrying Amount	Fair Value
Mortgage notes payable	$1,187,102	$1,210,154

The fair value of the mortgage notes payable were determined using the discounted cash flow method and applying current market rates and is classified as level 3 under the fair value hierarchy. The carrying amount of the contingent consideration was remeasured to fair value as of June 30, 2015.

Note 10 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation, claims and regulatory matters. There are no material legal or regulatory proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim and is not aware of any other environmental condition that it believes will have a material adverse effect on its results of operations or financial condition.

Contingent Consideration

Included as part of the acquisition of the Barceló Portfolio is a contingent consideration payable to BCC based on the operating results of the Baltimore Courtyard, Providence Courtyard and Stratford Homewood Suites. The amount payable is calculated by applying a capitalization rate to the excess earnings before

20

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 10 — Commitments and Contingencies  – (continued)

interest, taxes, depreciation and amortization (“EBITDA”) earned in the second year after the acquisition over an agreed upon target. In the second quarter ended June 30, 2015, the Company revised its forecast resulting in a decrease in the contingent consideration payable of $1.9 million. The reduction of the contingent consideration payable is reflected in other income in the condensed consolidated statements of operations and comprehensive income (loss) for the three and six month periods ended June 30, 2015. The contingent consideration payable as of June 30, 2015 is $0.5 million.

Deferred Consideration

Included as part of the acquisition of the Barceló Portfolio was deferred consideration payable to BCC of $3.5 million, which was payable within 10 business days after the date the Company raises $70.0 million in common equity from the Offering after the closing of the Grace Acquisition and payment of all acquisition related expenses which include payments to the Advisor and affiliates. In the second quarter ended June 30, 2015, the Company repaid the deferred consideration payable of $3.5 million.

Note 11 — Related Party Transactions and Arrangements

As of June 30, 2015, the Special Limited Partner owned 8,888 shares of the Company’s outstanding common stock. Additionally, as of June 30, 2015, AR Capital, LLC, the parent of the Sponsor owned 22,222 shares of the Company's outstanding common stock.

The Advisor and its affiliates are entitled to a variety of fees, and may incur and pay costs and fees on behalf of the Company for which they are entitled to reimbursement. The Company had a payable due to affiliates related to operating, acquisition, financing and offering costs of $3.2 million and $7.0 million as of June 30, 2015 and December 31, 2014, respectively.

Fees Paid in Connection with the Offering

The Dealer Manager is paid fees and compensation in connection with the sale of the Company's common stock in the Offering. The Dealer Manager is paid a selling commission of up to 7.0% of the per share purchase price of the Company’s offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, the Dealer Manager is paid up to 3.0% of the gross proceeds from the sale of shares, before reallowance to participating broker-dealers, as a dealer-manager fee. The Dealer Manager may reallow its dealer-manager fee to participating broker-dealers. A participating broker dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares by such participating broker dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale. If this option is elected, the dealer manager fee will be reduced to 2.5% of gross proceeds.

The table below shows the commissions and fees incurred from and payable to the Dealer Manager for the Offering during the three months ended June 30, 2015 and 2014, the six months ended June 30, 2015 and 2014, and the associated payable as of June 30, 2015 and December 31, 2014, which is recorded in due to affiliates on the Company's condensed consolidated balance sheets (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,		Payable as of
	2015	2014	2015	2014	June 30, 2015	December 31, 2014
Total commissions and fees incurred from the Dealer Manager	$19,095	$1,727	$34,625	$1,837	$245	$153

21

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 11 — Related Party Transactions and Arrangements  – (continued)

The Advisor and its affiliates are paid compensation and/or receive reimbursement for services relating to the Offering, including transfer agency services provided by American National Stock Transfer, LLC (“ANST”), an affiliate of the Dealer Manager. The Company is responsible for the Offering and related costs (excluding selling commissions and dealer manager fees) up to a maximum of 2.0% of gross proceeds received from the Offering, measured at the end of the Offering. Offering costs in excess of the 2.0% cap as of the end of the Offering are the Advisor’s responsibility. As of June 30, 2015, Offering and related costs (excluding selling commissions and dealer manager fees) exceeded 2.0% of gross proceeds received from the Offering by $4.8 million. As of December 31, 2014, Offering and related costs (excluding selling commissions and dealer manager fees) exceeded 2.0% of gross proceeds received from the Offering by $2.4 million.

All Offering costs incurred by the Company or its affiliated entities on behalf of the Company have been charged to additional paid-in-capital on the accompanying condensed consolidated balance sheets. The table below shows compensation and reimbursements incurred and payable to the Advisor and its affiliates for services relating to the Offering during the three months ended June 30, 2015, and the three months ended June 30, 2014, the six months ended June 30, 2015 and the six months ended June 30, 2014, and the associated amounts payable as of June 30, 2015 and December 31, 2014, which is recorded in due to affiliates on the Company’s consolidated balance sheets (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,		Payable as of
	2015	2014	2015	2014	June 30, 2015	December 31, 2014
Total compensation and reimbursement for services provided by the Advisor and its affiliates related to the Offering	$4,525	$541	$9,934	$1,111	$552	$1,885

Fees Paid in Connection With the Operations of the Company

Fees Paid to the Advisor

The Advisor receives an acquisition fee of 1.5% of (A) the contract purchase price of each acquired property and (B) the amount advanced for a loan or other investment. The Advisor may also be reimbursed for expenses incurred in the process of acquiring properties, in addition to third-party costs the Company may pay directly to, or reimburse the Advisor for. Additionally, the Company may reimburse the Advisor for legal expenses it or its affiliates directly incur in the process of acquiring properties in an amount not to exceed 0.1% of the contract purchase price of the Company’s assets acquired. Once the proceeds from the Offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) may not exceed 1.9% of the contract purchase price, for any new investments, including reinvested proceeds, and the amount advanced for a loan or other investment, for all the assets acquired. In no event will the total of all acquisition fees, acquisition expenses and any financing coordination fees (as described below) payable in connection with the Company's total portfolio of investments and reinvestments exceed 4.5% with respect to the Company's total portfolio of investments of (A) the contract purchase price or (B) the amount advanced for a loan or other investment. Fees paid to the Advisor related to acquisitions are reported as a component of net income (loss) in the period incurred, in the aggregate for all Company investments.

If the Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor or its assignees a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing, subject to certain limitations. Fees paid to the Advisor related to debt financings are deferred and amortized over the term of the related debt instrument.

22

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 11 — Related Party Transactions and Arrangements  – (continued)

The table below depicts the acquisition and financing coordination fees charged by the Advisor in connection with the operations of the Company for the three months ended June 30, 2015 and three months ended June 30, 2014, the six months ended June 30, 2015 and 2014, and the associated payable as of June 30, 2015 and December 31, 2014, which is recorded in due to affiliates on the Company's condensed consolidated balance sheets (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,		Payable as of
	2015	2014	2015	2014	June 30, 2015	December 31, 2014
Acquisition fees	$81	$—	$29,011	$1,600	$—	$—
Financing coordination fees	$44	$—	$11,879	$800	$—	$—
	$125	$—	$40,890	$2,400	$—	$—

For asset management services provided by the Advisor, the Company causes the OP to issue (subject to periodic approval by the board of directors) to the Advisor a number of performance-based restricted, forfeitable partnership units of the OP (designated as “Class B Units”) on a quarterly basis in an amount equal to:

•	The cost of the Company’s assets, (until the NAV pricing date, then the lower of the cost of the Company's assets and the fair value of the Company's assets), multiplied by

•	0.1875%, divided by

•	The value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the Offering price minus selling commissions and dealer manager fees) and, at such time as the Company estimates NAV, to per-share NAV.

The Advisor is entitled to receive distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated participation at the same rate as distributions received on the Company’s common stock. Such distributions are in addition to the incentive fees and other distributions the Advisor and its affiliates may receive from the Company and the OP, including without limitation, the annual subordinated performance fee and the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, each as described below.

The restricted Class B Units do not become unrestricted Class B Units until certain performance conditions are satisfied, including until the adjusted market value of the OP’s assets plus applicable distributions equals or exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors, and the occurrence of a sale of all or substantially all of the OP’s assets, a listing of the Company’s common stock, or a termination of the advisory agreement without cause. Asset management services were performed by the Advisor for the six months ended June 30, 2015, and 198,897 Class B Units have been issued as of June 30, 2015.

Fees Paid to the Property Manager

The Company pays a property management fee of up to 4.0% of the monthly gross receipts from the Company's properties to the Property Manager. The Property Manager, in turn, pays a portion of the property management fees to Crestline or a third-party sub-property manager, as applicable. The Company also reimburses Crestline or a third-party sub-property manager, as applicable, for property level expenses, as well as fees and expenses of such sub-property manager. However, the Company will not reimburse such sub-property managers for general overhead costs or for the wages and salaries and other employee-related

23

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 11 — Related Party Transactions and Arrangements  – (continued)

expenses of employees of such sub-property managers, other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of the Company’s properties.

The Company also will pay to Crestline an annual incentive fee equal to 15% of the amount by which the operating profit from the properties managed by Crestline for such fiscal year (or partial fiscal year) exceeds 8.5% of the total investment of such properties. The Company may, in the future, pay similar fees to third-party sub-property managers. No incentive fee was payable by the Company during either of the three months ended or six months ended June 30, 2015 or 2014.

For these purposes, “total investment” means the sum of (i) the price paid to acquire the property, including closing costs, conversion costs, and transaction costs; (ii) additional invested capital; and (iii) any other costs paid in connection with the acquisition of the property, whether incurred pre- or post-acquisition.

The Predecessor paid Crestline a similar property management fee and incentive fee.

The table below shows the management fees and reimbursable expenses incurred by the Company from Crestline or the Property Manager (and not payable to a third party sub-property manager) during the three and six months ended June 30, 2015 and 2014, respectively, and the associated payable as of June 30, 2015 and December 31, 2014 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,		Payable as of
	2015	2014	2015	2014	June 30, 2015	December 31, 2014
Total management fees and reimbursable expenses incurred from Crestline	$2,221	$574	$3,934	$1,392	$599	$228
Total management fees incurred from Property Manager	$2,112	$86	$2,949	$96	$1,728	$20
Total	$4,333	$660	$6,883	$1,488	$2,327	$248

The Company paid Crestline interest on the Property Improvement Plan Promissory Note. In the second quarter ended June 30, 2015, the Company repaid in full the Property Improvement Plan Promissory Note of $1.8 million (see Note 6 — Promissory Notes Payable). The table below shows the interest expense incurred by the Company during the three and six months ended June 30, 2015 and 2014, respectively, and the associated payable as of June 30, 2015 and December 31, 2014 which is recorded in due to affiliates on the condensed consolidated balances sheets (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,		Payable as of
	2015	2014	2015	2014	June 30, 2015	December 31, 2014
Interest related to the property improvement plan promissory note	$1	$20	$21	$23	$—	$20

Fees Paid to Other Affiliates of the Advisor

The Company entered into an agreement with RCS Capital, the investment banking and capital markets division of the Dealer Manager (“RCS Capital”) to provide strategic advisory services and investment banking services required in the ordinary course of the Company's business, such as performing financial analysis, evaluating publicly traded comparable companies and assisting in developing a portfolio composition strategy, a capitalization structure to optimize future liquidity options and structuring operations. The Company has recorded the payment of the costs associated with this agreement of $0.9 million in prepaid

24

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 11 — Related Party Transactions and Arrangements  – (continued)

expenses and other assets on the Company's condensed consolidated balance sheets and amortizes the costs associated with this agreement over the estimated remaining life of the Offering.

RCS Advisory Services, LLC (“RCS Advisory”) is paid compensation for services provided to the Company on behalf of the Advisor based on time and expenses incurred. Additionally, the Company entered into a $0.8 million agreement with RCS Advisory to provide transaction management services in connection with the Grace Acquisition, the full amount of which was accrued for at December 31, 2014, and was paid in full as of June 30, 2015.

The Company entered into an agreement with RCS Capital to provide strategic financial advice and assistance in connection with the Grace Acquisition, such as performing financial advisory and analysis services, due diligence and negotiation of the financial aspects of the acquisition. The Company was charged 0.25% of the total transaction value for these services and accrued $4.5 million as of December 31, 2014, and was paid in full as of June 30, 2015.

The table below depicts related party fees and reimbursements charged by the Dealer Manager and RCS Advisory in connection with the operations of the Company for the six months ended June 30, 2015 and 2014, respectively, and the associated payable as of June 30, 2015 and December 31, 2014 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,		Payable as of
	2015	2014	2015	2014	June 30, 2015	December 31, 2014
Transaction fees and expenses	$—	$—	$—	$—	$—	$4,645
Advisory and investment banking fee	$115	$115	$230	$230	$—	$—
Total related party fees and reimbursements	$115	$115	$230	$230	$—	$4,645

In order to increase operating cash flows and the ability to pay distributions from operating cash flows, the Advisor may elect to waive certain fees. Because the Advisor may waive certain fees, cash flow from operations that would have been paid to the Advisor may be available to pay distributions to stockholders. The fees that may be forgiven are not deferrals and accordingly, will not be paid to the Advisor. In certain instances, to improve the Company’s working capital, the Advisor may elect to absorb a portion of the Company’s general and administrative costs. No expenses were absorbed by the Advisor during the six months ended June 30, 2015 and 2014, respectively.

The Company reimburses the Advisor’s costs for providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which the Company’s operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt, impairment or other similar non-cash reserves and excluding any gain from the sale of assets for that period, unless the Company’s independent directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, in which case the excess amount may be reimbursed to the Advisor in subsequent periods. Additionally, the Company reimburses the Advisor for personnel costs in connection with other services; however, the Company will not reimburse the Advisor for personnel costs, including executive salaries, in connection with services for which the Advisor receives acquisition fees, acquisition expenses or real estate commissions.

The Advisor at its election may also contribute capital to enhance the Company’s cash position for working capital and distribution purposes. Any contributed capital amounts are not reimbursable to the

25

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 11 — Related Party Transactions and Arrangements  – (continued)

Advisor. Further, any capital contributions are made without any corresponding issuance of common or preferred shares. There were no contributions to capital from the Advisor for the six months ended June 30, 2015 and 2014, respectively.

Fees Paid in Connection with the Liquidation or Listing

The Company is required to pay the Advisor an annual subordinated performance fee calculated on the basis of the Company’s total return to stockholders, payable monthly in arrears, such that for any year in which the Company’s total return on stockholders’ capital exceeds 6.0% per annum, the Advisor will be entitled to 15.0% of the excess total return but not to exceed 10.0% of the aggregate total return for such year. This fee will be payable only upon the sale of assets, other disposition or refinancing of such assets, which results in the return on stockholders’ capital exceeding 6.0% per annum. No subordinated performance fees were incurred during the six months ended June 30, 2015 and 2014, respectively.

The Company may pay a brokerage commission to the Advisor on the sale of property, not to exceed the lesser of 2.0% of the contract sale price of the property and 50.0% of the total brokerage commission paid if a third-party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission, in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. No such fees were incurred during the six months ended June 30, 2015 and 2014, respectively.

The Company will pay the Special Limited Partner a subordinated participation in the net sales proceeds of the sale of real estate assets of 15.0% of the remaining net sale proceeds after return of capital contributions to investors plus payment to investors of a 6.0% cumulative, pre-tax, non-compounded annual return on the capital contributed by investors. The Special Limited Partner will not be entitled to the subordinated participation in net sale proceeds unless the Company’s investors have received a 6.0% cumulative non-compounded return on their capital contributions plus the return of their capital. No such participation became due and payable during the six months ended June 30, 2015 and 2014, respectively.

If the common stock of the Company is listed on a national exchange, the Company will pay the Special Limited Partner a subordinated incentive listing distribution of 15.0% of the amount by which the Company’s market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return on their capital contributions. The Special Limited Partner will not be entitled to the subordinated incentive listing distribution unless investors have received a 6.0% cumulative, pre-tax non-compounded annual return on their capital contributions. No such distributions were incurred during the six months ended June 30, 2015 and 2014, respectively. Neither the Special Limited Partner nor any of its affiliates can earn both the subordinated participation in the net sale proceeds and the subordinated incentive listing distribution.

Upon termination or non-renewal of the advisory agreement with the Advisor, with or without cause, the Special Limited Partner, through its controlling interest in the Advisor, will be entitled to receive distributions from the OP equal to 15.0% of the amount by which the sum of the Company’s market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors. The Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs. No such distributions were incurred during the six months ended June 30, 2015 and 2014, respectively.

26

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 12 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management, asset acquisition and disposition decisions, the sale of shares of common stock available for issue, transfer agency services, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

Note 13 — Subsequent Events

The Company has evaluated subsequent events through the filing of this Quarterly Report on Form 10-Q, and determined that there have not been any events that have occurred that would require adjustments to disclosures in the accompanying condensed consolidated financial statements except for the following transactions:

Sales of Common Stock

Subsequent to the quarter ended June 30, 2015, and through August 1, 2015, the Company raised additional gross proceeds, including proceeds from shares issued under the DRIP, of $52.4 million, and issued common stock, including unvested restricted shares and shares issued under the DRIP, of 2.0 million.

Pending Acquisitions

In June 2015, the Company entered into a series of agreements to acquire an aggregate of 44 hotels from three different independent parties for an aggregate contract purchase price of $743.9 million (the “Pending Acquisitions”). The Company expects to complete the Pending Acquisitions in seven separate closings, which are scheduled to occur during the third quarter of 2015, the fourth quarter of 2015 and the first quarter of 2016. As of June 30, 2015, the Company has made approximately $28.0 million in deposits with respect to the Pending Acquisitions. In July 2015, the Company made additional deposits of approximately $45.1 million with respect to the Pending Acquisitions. The remaining consideration due at the closing is expected to be funded by a combination of proceeds from the Company's ongoing offering and mortgage debt financing. Although the Company has entered into agreements relating to these acquisitions, there is no guarantee that the Company will be able to consummate the acquisition of any or all of the hotels in these portfolios.

Summit Portfolio:

On June 2, 2015, the Company through a wholly owned subsidiary of its operating partnership, entered into two separate agreements to purchase the Summit Portfolio through fee simple interests in an aggregate portfolio of 26 hotels containing an aggregate of 2,793 guest rooms, from affiliates of Summit Hotel OP, LP, the operating partnership of Summit Hotel Properties, Inc.

The 26 hotels are expected to be purchased in three separate closings which are scheduled to occur in the third quarter of 2015 (10 hotels), the fourth quarter of 2015 (10 hotels) and the first quarter of 2016 (6 hotels). The Company has certain rights to postpone each of the Summit Closings.

The aggregate cash purchase price for the Summit Portfolio is approximately $351.4 million, subject to closing prorations and other adjustments. The acquisition of the hotels that are the subject of any particular closing are not conditioned on the acquisition of the other hotels at that closing, or any other closing. In addition, the Company has the right to terminate the applicable agreement with respect to a particular hotel under certain circumstances, including if there are title issues or material casualties or condemnations involving a particular hotel. As of June 30, 2015, the Company had made deposits of $10.0 million with

27

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 13 — Subsequent Events  – (continued)

respect to the Summit Portfolio, and in July 2015 the Company made additional deposits of $25.1 million. The Company retains the right to terminate the Summit agreements and obtain a refund of all previously paid deposits if the aggregate estimated cost for the property improvement plans required by the franchisors exceeds an amount agreed to by the Company and the Summit sellers pursuant to the Summit agreements, and the Summit sellers do not elect to pay such excess.

Wheelock Portfolio:

On June 2, 2015, the Company through a wholly owned subsidiary of its operating partnership, entered into an agreement to purchase the Wheelock Portfolio through fee simple interests in a portfolio of 5 hotels containing 565 guestrooms, from affiliates of Wheelock Real Estate Fund, L.P.

The 5 hotels are expected to be purchased in the fourth quarter of 2015. The Company has certain rights to postpone the closing of the Wheelock acquisition.

The aggregate cash purchase price for the Wheelock Portfolio is approximately $92.5 million, subject to closing prorations and other adjustments. As of June 30, 2015, the Company had made a deposit of $3.0 million with respect to the Wheelock Portfolio, and in July 2015 the Company made an additional deposit of $5.0 million.

Noble Portfolio:

On June 15, 2015, the Company through a wholly owned subsidiary of its operating partnership, entered into 13 separate but substantially identical agreements to purchase the Noble Portfolio through fee simple interests in an aggregate portfolio of 13 hotels containing an aggregate of 1,913 guest rooms from affiliates of Noble Investment Group, LLC.

The 13 hotels are expected to be purchased in three separate closings, two of which are scheduled to occur in the fourth quarter of 2015 (10 hotels), and the third of which is scheduled to occur in the first quarter of 2016 (3 hotels). The Company has certain rights to postpone the second and third Noble Closings.

The aggregate cash purchase price for the Noble Portfolio is $300.0 million, subject to closing prorations and other adjustments. As of June 30, 2015, the Company had made a deposit of $15.0 million with respect to the Noble Portfolio, and in July 2015 the Company made an additional deposit of $15.0 million.

Deutsche Bank Financing Commitment

In July 2015, the Company entered into a commitment letter with Deutsche Bank AG New York Branch and Deutsche Bank Securities Inc. with respect to financing of the Pending Acquisitions (the “Pending Acquisitions Mortgage Debt”). Pursuant to the commitment letter, Deutsche Bank AG New York Branch provided its financing commitment for up to $450.0 million in term loans with a maturity of 3 years, with two one year extension options, secured by first mortgages over the fee interests in all 44 hotels in the Pending Acquisitions. This commitment is subject to conditions, including satisfactory completion of due diligence and the execution of definitive loan documentation, and there can be no assurance that the Company will be able to borrow the amount that it will require, that it will be able to enter into the Pending Acquisitions Mortgage Debt and that all, or any, of the advances thereunder will be funded.

The Pending Acquisitions Mortgage Debt is expected to bear interest at a rate equal to 30-day LIBOR plus a spread of between 2.75% and 3.25%, depending on the aggregate debt yield and aggregate loan-to-value of the properties securing the term loans measured periodically. The Pending Acquisitions Mortgage Debt will be funded on a delayed draw basis in up to ten advances, which may be used to fund closing consideration required to complete the seven separate closings expected to occur pursuant to the terms of the Pending Acquisitions, or for general working capital purposes. Each advance is subject to customary funding conditions and there can be no assurance that all, or any, of the advances will be funded.

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AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
June 30, 2015
(Unaudited)

Note 13 — Subsequent Events  – (continued)

The Pending Acquisitions Mortgage Debt is expected to include the following financial covenants: minimum debt service coverage ratio, minimum consolidated net worth and minimum consolidated liquidity. See Risk Factors — Lenders may require us to enter into restrictive covenants relating to our operations, including financial covenants, which could limit our ability to pay distributions to our stockholders.

The Company expects to fund up to 65% of the purchase price of the Pending Acquisitions with proceeds from the Pending Acquisitions Mortgage Debt.

Sponsor Transactions

On August 6, 2015, AR Capital, LLC (“ARC”), the parent of the Company’s Sponsor, entered into a Transaction Agreement (the “Transaction Agreement”) with AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (“AMH”), and an affiliate of Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”), and a newly formed entity, AR Global Investments, LLC, a Delaware limited liability company (“AR Global”). The Transaction Agreement provides that ARC will transfer to AR Global substantially all of the assets of its ongoing asset management business (including equity interests in its subsidiaries). AMH will contribute money and other assets to AR Global. Following the consummation of the transaction contemplated by the Transaction Agreement, AMH will hold a 60% interest in AR Global and ARC will hold a 40% interest in AR Global. The business and affairs of AR Global will be overseen by a board of managers comprised of ten members, six of which will be appointed by AMH and four of which will be appointed by ARC. The Company’s Advisor is currently owned indirectly by ARC and following the transaction will be owned indirectly by AR Global. The Company's Property Manager will continue to be owned by ARC following the transaction.

Also on August 6, 2015, RCS Capital Corporation (“RCS Capital”), the parent of the Company’s Dealer Manager and a company under common control with ARC, announced that it has entered into an agreement with an affiliate of Apollo to sell RCS Capital’s Wholesale Distribution division, including the Company’s Dealer Manager, and certain related entities (collectively, the “Transactions”). Upon completion of the transaction, the Company’s Dealer Manager will continue to operate as a stand-alone entity within AR Global. The current management team of the Company’s Dealer Manager, which is led by William E. Dwyer III, will continue to operate the day-to-day functions of the business.

The Transactions are subject to customary closing conditions and are expected to close in 2015. Upon consummation of the Transactions, the Company’s Advisor, Dealer Manager, Property Manager and Sponsor are expected to continue to serve in their respective capacities to the Company. The Company’s independent directors unanimously endorsed the Transactions.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis should be read in conjunction with the accompanying condensed consolidated financial statements of American Realty Capital Hospitality Trust, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to American Realty Capital Hospitality Trust, Inc., a Maryland corporation, including, as required by context, to American Realty Capital Hospitality Operating Partnership, L.P., a Delaware limited partnership, which we refer to as the “OP,” and to its subsidiaries. We are externally managed by American Realty Capital Hospitality Advisors, LLC (our “Advisor”), a Delaware limited liability company.

Forward-Looking Statements

Certain statements included in this Quarterly Report on Form 10-Q are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations we and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

•	We have a limited operating history. This inexperience makes our future performance difficult to predict.
•	All of our executive officers are also officers, managers and/or holders of a direct or indirect controlling interest in our Advisor, the dealer manager, Realty Capital Securities, LLC (the “Dealer Manager”), or other entities affiliated with AR Capital, LLC (“American Realty Capital”). As a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other investment programs advised by American Realty Capital affiliates and conflicts in allocating time among these investment programs and us. These conflicts could result in unanticipated actions.
•	Because investment opportunities that are suitable for us may also be suitable for other American Realty Capital advised investment programs, our Advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders.
•	We intend to use substantial available proceeds from our initial public offering of common stock (our “IPO” or our “Offering”) to reduce our borrowings, including borrowings made in connection with the acquisition of a portfolio of 116 hotel assets (the “Grace Portfolio”), and to pay closing consideration in connection with the Pending Acquisitions, which may limit our ability to pay distributions from Offering proceeds or acquire additional properties. The continued use of substantial Offering proceeds to repay debt will reduce the available cash flow to fund working capital, acquisitions, capital expenditures and other general corporate purposes, which could have a material adverse impact on our business and reduce cash available for distributions to holders of our common stock.
•	We focus on acquiring a diversified portfolio of hospitality assets located in the United States and are subject to risks inherent in concentrating investments in the hospitality industry.
•	We may purchase real estate assets located in Canada, which may subject us to additional risks.
•	No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid.

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•	Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.
•	In June 2015, we entered into a series of agreements to acquire an aggregate of 44 hotels from three different independent parties for an aggregate contract purchase price of $743.9 million (the “Pending Acquisitions”). We may not, in whole or in part, complete the Pending Acquisitions on the currently contemplated terms or at all.
•	We may be unable to raise sufficient proceeds from the Offering and obtain the financing needed to complete acquisitions, including the Pending Acquisitions.
•	We incurred substantial additional indebtedness to consummate the acquisition of the Grace Portfolio (the “Grace Acquisition”), which may have a material adverse effect on our financial condition and results of operations.
•	We may not generate cash flows sufficient to pay our distributions to stockholders, and, as such, we may be forced to borrow at higher rates or depend on our Advisor and its affiliates to waive reimbursements of certain expenses and fees to fund our operations.
•	We are obligated to pay fees to our Advisor and its affiliates, which may be substantial.
•	We may be unable to pay cash distributions or maintain or increase distributions over time.
•	Our organizational documents permit us to pay distributions from unlimited amounts of any source. Since our inception, all of our distributions have been paid from offering proceeds. We may continue in the future to pay distributions from sources other than from our cash flows from operations, including the net proceeds from the Offering. There are no established limits on the amounts of net proceeds and borrowings that we may use to fund such distribution payments.
•	Distributions paid will reduce the amount of capital we ultimately invest in properties and other permitted investments and may negatively impact the value of our stockholders’ investment.
•	With the Grace Acquisition now completed, we intend to pay distributions from cash flows from operations. Our ability to do so depends on our ability to realize the expected benefits of the acquisition of the Grace Portfolio, and our Pending Acquisitions, from which a substantial amount of our future cash flows from operations are expected to be generated. Failure to realize the expected benefits of the acquisition of the Grace Portfolio and our Pending Acquisitions, within the anticipated timeframe or at all, or the incurrence of unexpected costs, could have a material adverse effect on our financial condition and results of operations and our ability to pay distributions from cash flow from operations.
•	We are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur in the credit markets of the United States from time to time.
•	Our failure to continue to qualify to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes which would result in higher taxes, may adversely affect operations and would reduce our NAV and cash available for distributions.

All forward-looking statements should also be read in light of the risks identified in Item 1A of our Annual Report on Form 10-K.

Overview

American Realty Capital Hospitality Trust, Inc. was incorporated on July 25, 2013 as a Maryland corporation and intends to qualify as a real estate investment trust for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2014. We were formed primarily to acquire lodging properties in the midscale limited service, extended stay, select service, upscale select service, and upper upscale full service segments within the hospitality sector. We have no limitation as to the brand of franchises or licenses with which our hotels will be associated. All such properties may be acquired by us alone or jointly with another party. We may also originate or acquire first mortgage loans secured by real estate and invest in other real estate-related debt. In March 2014, we completed our first acquisition comprising

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investments in six hotels (the “Barceló Portfolio”), and in February 2015, we completed our second acquisition of the Grace Portfolio. As of June 30, 2015, we had acquired or had an interest in 122 properties.

On January 7, 2014, we commenced our IPO on a “reasonable best efforts” basis of up to 80,000,000 shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-190698), as amended (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement also covers up to 21,052,631 shares of common stock available pursuant to the Distribution Reinvestment Plan (the “DRIP”) under which our common stockholders may elect to have their distributions reinvested in additional shares of common stock.

Until the filing of our second quarterly financial filing with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the earlier to occur of (i) our acquisition of at least $2.0 billion in total investment portfolio assets or (ii) January 7, 2016 (the “NAV pricing date”), the per share purchase price in the IPO will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will initially be equal to $23.75 per share, which is 95% of the initial per share offering price in the IPO. Thereafter, the per share purchase price will vary quarterly and will be equal to our net asset value (“NAV”) per share plus applicable commissions and fees in the case of the primary offering and the per share purchase price in the DRIP will be equal to the NAV per share. On February 3, 2014, we received and accepted subscriptions in excess of the minimum offering amount of $2.0 million in Offering proceeds, broke escrow and issued shares of common stock to the initial investors who were admitted as stockholders. As of June 30, 2015, we had 25.0 million shares of stock outstanding and had received total gross proceeds from the IPO of approximately $621.9 million, including shares issued under the DRIP.

Substantially all of our business is conducted through American Realty Capital Hospitality Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. We are the sole general partner and hold substantially all of the units of limited partner interests in the OP (“OP Units”). Additionally, the Advisor contributed $2,020 to the OP in exchange for 90 OP Units, which represents a nominal percentage of the aggregate OP ownership. The holders of OP Units have the right to convert OP Units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock in accordance with the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

We have no direct employees. We have retained the Advisor to manage certain aspects of our affairs on a day-to-day basis. American Realty Capital Hospitality Properties, LLC, or one of its subsidiaries (collectively, the “Property Manager”), serves as our property manager and the Property Manager has retained Crestline Hotels & Resorts, LLC (“Crestline”), an entity under common control with the parent of American Realty Capital IX, LLC (the “Sponsor”) to provide services, including locating investments, negotiating financing and operating certain hotel assets in our portfolio. Realty Capital Securities, LLC (the “Dealer Manager”), an entity under common control with the parent of our Sponsor, serves as the dealer manager of the Offering. The Advisor, American Realty Capital Hospitality Special Limited Partner, LLC (the “Special Limited Partner”), Property Manager, Crestline and Dealer Manager are related parties and receive fees, distributions and other compensation for services related to the Offering and the investment and management our assets.

We, directly or indirectly through our taxable REIT subsidiaries, enter into agreements with our Property Manager, which, in turn, engages Crestline or a third-party sub-property manager to manage our hotel properties. Crestline is a leading hospitality management company in the United States with 75 hotels and 12,255 rooms under management in 21 states and the District of Columbia. As of June 30, 2015, 40 of our hotels are managed by Crestline, and 82 of our hotels are managed by third-party sub-property managers.

The results of operations for the period ended June 30, 2015 are not necessarily indicative of results for the entire year or any subsequent interim period. Certain prior period amounts have been reclassified to conform to current period presentation.

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Significant Accounting Estimates and Critical Accounting Policies

Real Estate Investments

We allocate the purchase price of properties acquired in real estate investments to tangible and identifiable intangible assets acquired based on their respective fair values at the date of acquisition. Tangible assets include land, land improvements, buildings and fixtures. We utilize various estimates, processes and information to determine the fair value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on purchase price allocation studies performed by independent third parties or on our analysis of comparable properties in our portfolio. Identifiable intangible assets and liabilities, as applicable, are typically related to contracts, including operating lease agreements, ground lease agreements and hotel management agreements, which will be recorded at fair value. We also consider information obtained about each property as a result of our pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Investments in real estate that are not considered to be business combinations under GAAP are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation of our assets is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for leasehold interests.

We are required to make subjective assessments as to the useful lives of our assets for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

Below-Market Lease

The below-market lease intangibles are based on the difference between the market rent and the contractual rent as of the date we assumed the obligations and are discounted to a present value using an interest rate reflecting our current assessment of the risk associated with the leases assumed. Acquired lease intangible assets are amortized over the remaining lease term. The amortization of below-market leases is recorded as an increase to rent expense on the condensed consolidated statements of operations.

Impairment of Long Lived Assets and Investments in Unconsolidated Entities

When circumstances indicate the carrying value of a property may not be recoverable, we review the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. The estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less the estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income. No such impairment losses were recorded in the periods presented.

Variable Interest Entities

Accounting Standards Codification (“ASC”) 810, Consolidation contains the guidance surrounding the definition of variable interest entities (“VIE”), the definition of variable interests and the consolidation rules surrounding VIEs. In general, VIEs are entities in which equity investors lack the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. We have variable interests in VIEs through its investments in entities which own the Westin Virginia Beach Town Center (the “Westin Virginia Beach”) and the Hilton Garden Inn Blacksburg.

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Once it is determined that we hold a variable interest in an entity, GAAP requires that we perform a qualitative analysis to determine (i) which entity has the power to direct the matters that most significantly impact the VIE’s financial performance; and (ii) if we have the obligation to absorb the losses of the VIE that could potentially be significant to the VIE or the right to receive the benefits of the VIE that could potentially be significant to the VIE. The entity that has both of these characteristics is deemed to be the primary beneficiary and is required to consolidate the VIE.

We hold an interest in BSE/AH Blacksburg Hotel, LLC (the “HGI Blacksburg JV”), an entity that owns the assets of the Hilton Garden Inn Blacksburg, and an interest in TCA Block 7 Hotel, LLC (the “Westin Virginia Beach JV”), an entity that owns the assets of the Westin Virginia Beach.

In the quarter ended June 30, 2015, upon the acquisition of an additional equity interest in the HGI Blacksburg JV, we concluded that we were the primary beneficiary, with the power to direct activities that most significantly impact its economic performance, and therefore consolidated the entity in our condensed consolidated financial statements subsequent to the acquisition. (See Note 3 — Business Combinations).

We concluded that we are not the primary beneficiary with the power to direct activities that most significantly impact economic performance of the Westin Virginia Beach JV, and has therefore not consolidated the entity. We have accounted for the entity under the equity method of accounting and included it in investments in unconsolidated entities in the accompanying condensed consolidated balance sheets.

Fair Value Measurements

In accordance with ASC 820, certain assets and liabilities are recorded at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability between market participants in an orderly transaction on the measurement date. The market in which the reporting entity would sell the asset or transfer the liability with the greatest volume and level of activity for the asset or liability is known as the principal market. When no principal market exists, the most advantageous market is used. This is the market in which the reporting entity would sell the asset or transfer the liability with the price that maximizes the amount that would be received or minimizes the amount that would be paid. Fair value is based on assumptions market participants would make in pricing the asset or liability. Generally, fair value is based on observable quoted market prices or derived from observable market data when such market prices or data are available. When such prices or inputs are not available, the reporting entity should use valuation models.

Our financial instruments that are recorded at fair value on a recurring basis are categorized based on the priority of the inputs used to measure fair value. The inputs used in measuring fair value are categorized into three levels, as follows:

•	Level 1 — Inputs that are based upon quoted prices for identical instruments traded in active markets.
•	Level 2 — Inputs that are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar investments in markets that are not active, or models based on valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the investment.
•	Level 3 — Inputs that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

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Revenue Performance Metrics

We measure hotel revenue performance by evaluating revenue metrics such as:

•	Occupancy percentage (“Occ”)
•	Average Daily Rate (“ADR”)
•	Revenue Per Available Room (“RevPAR”)

Occ, ADR, and RevPAR are commonly used, non-GAAP, measures within the hotel industry to evaluate hotel performance. RevPAR is defined as the product of the ADR and Occ (and also as the quotient of room revenue and available rooms). RevPAR does not include food and beverage or other revenues generated by the hotels. We evaluate individual hotel RevPAR performance on an absolute basis with comparisons to budget, to prior periods and to the competitive set in the market, as well as on a company-wide and regional basis.

Results of Operations

On February 27, 2015, we completed the acquisition of a portfolio of 116 hotel assets, the Grace Portfolio, which increased our hotel portfolio to a total 122 hotel assets. We completed our first acquisition of interests in six hotels, the Barceló Portfolio, on March 21, 2014. See Note 3 — Business Combinations to our accompanying condensed consolidated financial statements included in this Quarterly Report on Form 10-Q, for additional discussion of these transactions.

The following discussion compares our operating results for the three months ended June 30, 2015 and six months ended June 30, 2015 to the comparable periods in 2014. Results for the six months ended June 30, 2014 include results from the Predecessor from January 1, 2014 to March 20, 2014.

Comparison of the Three Months Ended June 30, 2015 to the Three Months Ended June 30, 2014

Room revenues were $126.0 million for the three months ended June 30, 2015, compared to room revenues of $8.5 million for the three months ended June 30, 2014. The increase in room revenues was primarily due to the acquisition of the Grace Portfolio in February 2015. We generally expect that room revenues will make up a significant majority of our total revenues, therefore our revenue results will be highly dependent on maintaining and improving Occ and ADR, which drive RevPAR.

The following table depicts operating information of the Barceló Portfolio and the Grace Portfolio for the periods in which we owned each.

	Three Months Ended
Total Portfolio	June 30, 2015	June 30, 2014
Number of rooms	14,924	1,181
Occ	79.5%	78.1%
ADR	$119.72	$142.55
RevPAR	$95.14	$111.38

The following table depicts pro-forma operating information of the Barceló Portfolio and the Grace Portfolio as if we had owned each portfolio for the full periods presented.

	Three Months Ended
Pro forma	June 30, 2015	June 30, 2014
Number of rooms	14,924	14,922
Occ	79.5%	78.9%
ADR	$119.72	$113.56
RevPAR	$95.14	$89.57
RevPAR growth rate	6.2%

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The pro-forma RevPAR growth rate for the three months ended June 30, 2015, compared to the three months ended June 30, 2014 was 6.2%, driven by growth in occupancy and ADR. Other non-room operating revenues for the portfolio include food and beverage, and other ancillary revenues such as conference center, market, parking, telephone and cancellation fees. Other non-room operating revenues, including the results of the Barceló and Grace Portfolios as if we had owned each portfolio for the full quarters ended June 30, 2015, and 2014, increased approximately 10.9%, over the prior year period.

Our hotel operating expenses consist primarily of labor expenses incurred in the day-to-day operation of our hotels. Our hotels have a variety of fixed expenses, such as essential hotel staff, real estate taxes and insurance, and these expenses do not change materially even if the revenues at the hotels fluctuate. Our primary hotel operating expenses are described below:

•	Rooms expense: These costs include labor (housekeeping and rooms operation), reservation systems, room supplies, linen and laundry services. Occupancy is the major driver of rooms expense, due to the cost of cleaning the rooms, with additional expenses that vary with the level of service and amenities provided.
•	Food and beverage expense: These expenses primarily include labor and the cost of food and beverage. Occupancy and the type of customer staying at the hotel (for example, catered functions generally are more profitable than outlet sales) are the major drivers of food and beverage expense, which correlates closely with food and beverage revenue.
•	Management fees: Base management fees paid are computed as a percentage of gross revenue. Incentive management fees may be paid when operating profit or other performance metrics exceed certain threshold levels.
•	Other property-level operating costs: These expenses include labor and other costs associated with other ancillary revenue, such as conference center, parking, market and other guest services, as well as labor and other costs associated with administrative and general, sales and marketing, brand related fees, repairs, maintenance and utility costs. In addition, these expenses include real and personal property taxes and insurance, which are relatively inflexible and do not necessarily change based on changes in revenue or performance at the hotels.

Total hotel operating expenses, including the results of the Barceló and Grace Portfolios as if we had owned each portfolio for the full quarters ended June 30, 2015, and 2014, increased approximately 9.8%, over the prior year period.

Depreciation and amortization increased approximately $18.7 million for the second quarter of 2015, compared to the prior year, due primarily to the acquisition of the Grace Portfolio.

Interest expense increased approximately $21.5 million for the second quarter of 2015, compared to the prior year, due primarily to additional mortgage debt and the issuance of mandatorily redeemable preferred securities related to the acquisition of the Grace Portfolio.

Other income increased approximately $2.2 million for the second quarter of 2015, compared to the prior year, due to the gain recorded related to the change in the fair value associated with the contingent consideration payable due in connection with the acquisition of the Barceló Portfolio. The decrease in fair value was driven by the recent civil unrest in Baltimore, which impacted the results of the Baltimore Courtyard.

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Comparison of the Six Months Ended June 30, 2015 to the Six Months Ended June 30, 2014

Room revenues were $176.5 million for the six months ended June 30, 2015, compared to room revenues of $15.5 million for the six months ended June 30, 2014, included results from the Predecessor period. The increase in room revenues was primarily due to the acquisition of the Grace Portfolio in February 2015.

The following table depicts operating information of the Barceló Portfolio (including Predecessor results), and the Grace Portfolio for the periods in which we owned each.

	Six Months Ended
Total Portfolio	June 30, 2015	June 30, 2014
Number of rooms	14,924	1,181
Occ	78.8%	74.3%
ADR	$120.62	$137.17
RevPAR	$95.02	$101.86

The following table depicts pro-forma operating information of the Barceló Portfolio and the Grace Portfolio as if we had owned each portfolio for the full periods presented.

	Six Months Ended
Pro-forma	June 30, 2015	June 30, 2014
Number of rooms	14,924	14,922
Occ	75.9%	74.8%
ADR	$118.81	$112.48
RevPAR	$90.16	$84.18
RevPAR growth rate	7.1%

The pro-forma RevPAR growth rate for the six months ended June 30, 2015, compared to the six months ended June 30, 2014, was 7.1%, driven by growth in occupancy and ADR. Other non-room operating revenues for the portfolio include food and beverage, and other ancillary revenues such as conference center, market, parking, telephone and cancellation fees. Other non-room operating revenues, including the results of the Barceló and Grace Portfolios as if we had owned each portfolio for the full years ended June 30, 2015, and 2014, increased approximately 31.9%, over the prior year period.

Total hotel operating expenses, including the results of the Barceló and Grace Portfolios as if we had owned each portfolio for the full years ended June 30, 2015, and 2014, increased approximately 14.3%, over the prior year period.

Depreciation and amortization increased approximately $24.6 million year-to-date 2015, compared to the prior year, due primarily to the acquisition of the Grace Portfolio.

Interest expense increased approximately $30.9 million year-to-date 2015, compared to the prior year, due primarily to additional mortgage debt and the issuance of mandatorily redeemable preferred securities related to the acquisition of the Grace Portfolio.

Other income increased approximately $2.2 million year-to-date 2015, compared to the prior year, due to the gain recorded related to the change in the fair value associated with the contingent consideration payable due in connection with the acquisition of the Barceló Portfolio. The decrease in fair value was driven by the recent civil unrest in Baltimore, which impacted the results of the Baltimore Courtyard.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under GAAP.

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We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of real estate and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or expected by customers or franchisors for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may not be fully informative. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including operating revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net operating revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, because impairments are based on estimated undiscounted future cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, ADR, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and modified funds from operations (“MFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

There have been changes in the accounting and reporting promulgations under GAAP that were put into effect in 2009 subsequent to the establishment of NAREIT’s definition of FFO, such as the change to expense as incurred rather than capitalize and depreciate acquisition fees and expenses incurred for business combinations. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation, but have a limited and defined acquisition period. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association (the “IPA”), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we continue to purchase a significant amount of

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new assets. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring properties and once our portfolio is stabilized. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our portfolio has been stabilized. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the “Practice Guideline”), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, fair value adjustments of derivative financial instruments and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income during the period in which the asset is acquired. These expenses are paid in cash by us and therefore such funds will not be available to invest in other assets, pay operating expenses or fund distributions. MFFO that excludes such costs and expenses would only be comparable to that of non-listed REITs that have completed their acquisition activities and have similar operating characteristics as us. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives as items which are unrealized and may not ultimately be realized. We view both gains and losses from dispositions of assets and fair value adjustments of derivatives as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. While we are responsible for managing interest rate, hedge and foreign exchange risk, we will retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors.

We believe that management’s use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, which have defined acquisition periods and targeted exit strategies, and allow us to evaluate our performance against other non-listed REITs. For example, acquisitions costs are funded from the proceeds of our Offering and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties.

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Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an ongoing offering such as our Offering where the price of a share of common stock is a stated value and there is no NAV determination during the offering phase, except to the extent we commence calculating NAV prior to the closing of our Offering.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The table below reflects the items deducted or added to net loss in our calculation of FFO and MFFO for the three months and six months ended June 30, 2015 and for the three months and six months ended June 30, 2014, excluding the results of the Predecessor (in thousands):

	For the Three Months Ended June 30, 2015	For the Three Months Ended June 30, 2014	For the Six Months Ended June 30, 2015	For the Period From March 21 to June 30, 2014
Net income (loss) attributable to American Realty Capital Hospitality Trust, Inc.	$438	$(82)	$(39,538)	$(5,364)
Depreciation and amortization	19,550	890	26,621	1,012
Company’s share of depreciation and amortization of variable interest entities	64	112	175	125
FFO attributable to common stockholders	20,052	920	(12,742)	(4,227)
Acquisition fees and expenses	1,148	187	38,431	4,645
Change in fair value of contingent consideration	(1,927)	—	(1,927)	—
Change in fair value of equity interest	(219)	—	(219)	—
Amortization of below-market lease intangible asset, net	100	114	205	124
MFFO attributable to common stockholders	$19,154	$1,221	$23,748	$542

Cash Flows

Net cash used in operating activities was $15.9 million for the six months ended June 30, 3015. Cash used in operating activities was negatively impacted primarily by acquisition and transaction related costs incurred in the acquisition of the Grace Portfolio, increases in restricted cash and prepaids and other assets, partially offset by increases in accounts payable and accrued expenses. Net cash used in investing activities was $447.1 million for the six months ended June 30, 2015. Cash used in investing activities were primarily attributable to the acquisition of the Grace Portfolio. Net cash flow provided by financing activities was $407.8 million for the six months ended June 30, 2015. Cash provided by financing activities was primarily impacted by proceeds from the issuance of common stock and proceeds from the Additional Grace Mortgage Loan incurred in connection with the Grace Acquisition, partially offset by redemptions of mandatorily redeemable preferred securities and repayments of notes payable.

Election as a REIT

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ended December 31, 2014. In order to qualify as a REIT, we must annually distribute to our stockholders 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP),

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determined without regard to the deduction for dividends paid and excluding net capital gain, and must comply with a number of other organizational and operational requirements. We generally will not be subject to U.S. federal income tax on that portion of our REIT taxable income which is distributed to our stockholders. Our hotels are leased to TRSs which are owned by the OP. A TRS is subject to federal, state and local income taxes. If we fail to remain qualified for taxation purposes as a REIT in any subsequent year after electing REIT status and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify as a REIT. Such an event could materially and adversely affect our net income and cash available for distribution.

Liquidity and Capital Resources

We are offering and selling to the public in our primary offering up to 80,000,000 shares of our common stock at up to $25.00 per share (subject to certain volume discounts). We also are offering up to 21,052,631 shares of common stock under our DRIP, initially at $23.75 per share, which is 95.0% of the primary offering price. Beginning with the NAV pricing date, we will calculate NAV and will offer shares in our primary offering and under our DRIP at per share NAV (plus applicable selling commissions and dealer manager fees for shares sold in our primary offering), subject to certain limitations. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP.

On February 3, 2014, we had raised proceeds sufficient to break escrow in connection with our Offering. We received and accepted aggregate subscriptions in excess of the $2.0 million minimum and issued shares of common stock to our initial investors who were simultaneously admitted as stockholders. We purchased our first properties and commenced our real estate operation on March 21, 2014. As of June 30, 2015, we owned the Barceló Portfolio and the Grace Portfolio which collectively had an aggregate purchase price of approximately $1.9 billion. As of June 30, 2015, we had 25.0 million shares of common stock outstanding, including share issued under the DRIP, for cumulative gross proceeds of $621.9 million.

As of June 30, 2015, we had cash of $76.7 million. Our principal demands for cash are for the purchase price of any properties, loans and securities we acquire, capital improvement costs, the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. Our principal sources of cash are Offering proceeds, cash from operations and mortgage or other indebtedness to finance or refinance our investments. Potential future sources of cash include secured or unsecured financings from banks or other lenders, establishing additional lines of credit and proceeds from the sale of properties.

We continue to rely significantly on proceeds from our Offering to fund our operations. As of June 30, 2015, all of the cash distributions paid since the commencement of the Offering have been funded from Offering proceeds, including Offering proceeds which were reinvested in common stock issued pursuant to the DRIP. We anticipate that as we realize the expected economic benefits of recent and pending acquisitions, adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions, but there is no assurance we will be able to do so.

In June 2015, we entered into a series of agreements to acquire the 44 hotels comprising the Pending Acquisitions for an aggregate contract purchase price of $743.9 million. We expect to complete the Pending Acquisitions in seven separate closings, which are scheduled to occur during the third quarter of 2015, the fourth quarter of 2015 and the first quarter of 2016. As of June 30, 2015, we have made $28.0 million in deposits with respect to the Pending Acquisitions. In July 2015, we made additional deposits of approximately $45.1 million with respect to the Pending Acquisitions. The remaining consideration due at the closing is expected to be funded by a combination of proceeds from our ongoing Offering and mortgage debt financing. In connection with the closing of the Pending Acquisitions, we expect to pay our advisor approximately $11.2 million in acquisition fees.

In order to fund the purchase price of the Pending Acquisitions, we will need to raise substantial Offering proceeds and obtain financing to fund the purchase price.

In July 2015, we entered into a commitment letter with Deutsche Bank AG New York Branch and Deutsche Bank Securities Inc. with respect to the Pending Acquisitions (the “Pending Acquisitions Mortgage

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Debt”). Pursuant to the commitment letter, Deutsche Bank AG New York Branch provided its financing commitment for up to $450 million in term loans with a maturity of 3 years, with two one-year extension options, secured by first mortgages over the fee interests in all 44 hotels in the Pending Acquisitions (see Note — 13 Subsequent Events).

This commitment is subject to conditions, including satisfactory completion of due diligence and the execution of definitive loan documentation, and there can be no assurance that we will be able to borrow the amount that we will require, that we will be able to enter into the Pending Acquisitions Mortgage Debt and that all, or any, of the advances thereunder will be funded.

We have acquired, and intend to continue acquiring new investments with cash and mortgage or other debt, but we also may acquire new investments free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in OP Units. Our ability to grow our portfolio will be dependent on the availability of Offering proceeds to deploy into new investments. Our ability to continue to raise equity through the Offering is subject to economic and market conditions and investors’ appetite in hotel investments generally and our hotel portfolio specifically. Further, we have a variety of other liquidity commitments that may utilize all or a significant portion of our Offering proceeds.

We expect to use substantial Offering proceeds to reduce our leverage levels. Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon the acquisition of the Grace Portfolio. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests, as defined and described in Note 3) exceeded this 300% limit, and we expect it will continue to do so for some time. As of June 30, 2015, our total portfolio leverage was 316%. As of June 30, 2015, the principal amount of our outstanding secured financing, which excludes the Grace Preferred Equity Interests, was approximately 56% of the total value of our real estate investments and our other assets.

Since the closing of the Grace Acquisition, we have used an aggregate of $145.1 million of Offering proceeds to reduce indebtedness, including the repayment in full of the $63.1 million Barceló Promissory Note (together with approximately $3.5 million deferred payment with respect to the March 2014 acquisition of the Georgia Tech Hotel & Conference Center) and mandatory redemption of the Grace Preferred Equity Interests of $76.7 million. Following this mandatory redemption, approximately $370.4 million remained outstanding under the Grace Preferred Equity Interests. As required under the terms of the Grace Preferred Equity Interest, we intend to continue to use 35.0% of Offering proceeds to redeem the Grace Preferred Equity Interests at par, up to a maximum of $350.0 million in redemptions for any 12-month period. We expect that upon repayment of the Grace Preferred Equity Interests in full we will have reduced our portfolio leverage to below the 300% maximum limit. We may also use proceeds from the Offering to pay interest, principal and to meet other obligations under our other debt obligations. There can be no assurance we will be able to raise the funds required to meet these objectives on a timely basis, or at all.

Our ability to fund our operations is subject to some uncertainties. To generate working capital we are dependent upon our success at attracting and retaining preferred hotel brands and the economic and business environments of the various markets in which our properties are located. While not expected, if we desire to sell assets to generate liquidity, our ability to do so will be partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates, as well as our ability to obtain the consent of the applicable debt securing the assets. In general, our policy will be to pay distributions from cash flow from operations. However, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our Advisor, our Advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may continue to use the Offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time.

We expect to make substantial capital improvements to our hotel properties, including the hotels in the Grace Portfolio and the hotels we anticipate acquiring in the Pending Acquisitions. In connection with the acquisition of the Grace Portfolio, our franchisors required property improvements plans (“PIPs”), which set

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forth their renovation requirements, and the franchisors for the Pending Acquisitions will also require us to perform PIPs. In addition, pursuant to the terms of the Assumed Grace Indebtedness, we are required to make an aggregate of $73.5 million in periodic PIP reserve deposits during 2015 and 2016 to cover a portion of the estimated costs of the PIPs on the total 96 hotels collateralizing that debt. In addition, pursuant to a guaranty entered into in connection with the Assumed Grace Indebtedness, we are required to guarantee the difference between (i) the cost of the PIPs with respect to those 96 hotels during the 24-month period following the acquisition of the Grace Portfolio, estimated to be $102.0 million, and (ii) the amount actually deposited into the PIP reserve with respect to the Assumed Grace Indebtedness. Pursuant to the terms of the Additional Grace Mortgage Loan, we are required to make an aggregate of $20.0 million in periodic PIP reserve deposits during 2015 and 2016 to cover a portion of the estimated costs of the PIPs on the total 21 hotels collateralizing that debt. As of June 30, 2015, we have made total PIP reserve deposits under the Grace Indebtedness of $32.0 million. The Grace Indebtedness also requires us to deposit 4.0% of the gross revenue of the hotels into a separate account for the ongoing replacement or refurbishment of furniture, fixtures and equipment at the hotels. We expect to fund capital expenditure from proceeds from the Offering and cash provided by operations. However, if liquidity from these sources is insufficient to cover our commitments, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us or commercially reasonable.

Acquisitions

Our Advisor evaluates potential acquisitions of real estate and real estate related assets and engages in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence and fully negotiated binding agreements. During this period, we may decide to temporarily invest any unused proceeds from common stock offerings in certain investments that could yield lower returns than the properties. These lower returns may adversely affect our ability to make distributions.

Distributions

On February 3, 2014, our board of directors authorized, and we declared, distributions payable to stockholders of record each day during the applicable month equal to $0.00465753425 per day, which is equivalent to $1.70 per annum, per share of common stock. The first distribution was paid in May 2014 to record holders in April 2014. The distributions are payable by the fifth day following each month end to stockholders of record at the close of business each day during the prior month.

The below table shows the distributions paid on shares outstanding for the period ended June 30, 2015 (in thousands).

Payment Date	Weighted Average Shares Outstanding(1)	Amount Paid in Cash	Amount Issued under DRIP
January 4, 2015	9,441	$718	$647
February 2, 2015	10,888	823	749
March 2, 2015	12,755	869	799
April 1, 2015	15,367	1,150	1,072
May 2, 2015	18,235	1,334	1,221
June 1, 2015	21,216	1,591	1,478
Total		$6,485	$5,966

(1)	Represents the weighted average shares outstanding for the period related to the respective payment date.

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The following table shows the sources for the payment of distributions to common stockholders for the periods presented (in thousands):

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014
Distributions:
Distributions paid in cash directly to stockholders	$4,075		$62		$6,485		$62
Distributions reinvested in common stock issued under the DRIP	3,771		20		5,966		20
Total distributions	$7,846		$82		$12,451		$82
Source of distribution coverage:
Cash flows provided by operations	$—	—%	$—	—%	$—	—%	$—	—%
Offering proceeds from issuance of common stock	4,075	51.9%	62	75.6%	6,485		62	75.6%
Offering proceeds reinvested in common stock issued under DRIP	3,771	48.1%	20	24.4%	5,966		20	24.4%
Total sources of distributions	$7,846	100.0%	$82	100%	$12,451		$82	100.0%
Cash flows provided by (used in) operations (GAAP)	$15,757		$(263)		$(15,922)		$(3,886)
Net income (loss) (GAAP)	$432		$(82)		$(39,544)		$(5,364)

The following table compares cumulative distributions paid to cumulative net income (in accordance with GAAP) for the period from July 25, 2013 (date of inception) through June 30, 2015 (in thousands)(1):

For the Period from July 25, 2013 (date of inception) to June 30, 2015
Distributions paid:
Common stockholders in cash and reinvested in DRIP	$15,921
Total distributions paid	$15,921
Reconciliation of net loss:
Revenues	$223,187
Acquisition and transaction related	(49,315)
Depreciation and amortization	(29,417)
Other operating expenses	(151,676)
Other non-operating expenses	(43,223)
Income tax	(3,947)
Net loss (in accordance with GAAP)	$(54,391)
Cash flows used in operations	$(25,573)
FFO	$(24,450)

(1)	The results for the Predecessor were not included in the above table as these results would not impact the sources of distributions.

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For the period from our inception in July 2013 through June 30, 2015, we funded all of our distributions with proceeds from our IPO, including proceeds from our IPO which were reinvested in common stock issued pursuant to our DRIP. To the extent we pay distributions in excess of cash flows provided by operations, our stockholders’ investment in our common stock may be adversely impacted.

Contractual Obligations

We have the following contractual obligations as of June 30, 2015:

Debt Obligations:

The following is a summary of our mortgage notes payable obligation as of June 30, 2015 (in thousands):

	Total	2015	2016 – 2018	2019	Thereafter
Principal payments due on mortgage notes payable	$1,186,901	$—	$227,000	$949,401	$10,500
Interest payments due on mortgage notes payable	179,583	25,157	139,831	14,365	230
Total	$1,366,484	$25,157	$366,831	$963,766	$10,730

Interest payments due on our mortgage note payable are held in a restricted depository account at the lender during the month prior to being due to the lender. Mortgage notes payable due dates assume exercise of all Borrower extension options.

The following is a summary of our mandatorily redeemable preferred securities as of June 30, 2015 (in thousands):

	Total	2015	2016 – 2018	2019	Thereafter
Principal payments due on mandatorily redeemable preferred securities	$408,810	$—	$235,161	$173,649	$—
Interest payments due on mandatorily redeemable preferred securities	101,090	15,382	82,359	3,349	—
Total	$509,900	$15,382	$317,520	$176,998	$—

Maturity dates assume repayment pursuant to mandatory redemption provisions of the securities, other than the requirement to use 35% of Offering proceeds to redeem securities at par. Actual repayment dates are expected to be significantly earlier.

Lease Obligations:

The following table reflects the minimum base rental cash payments due from us over the next five years and thereafter for our ground and other lease obligations as of June 30, 2015 (in thousands):

	Total	2015	2016 – 2018	2019	Thereafter
Lease payments due	$115,666	$2,593	$15,616	$5,225	$92,232

Property Improvement Plan Reserve Deposits:

The following table reflects required PIP reserve deposits under our mortgage debt obligations over the next five years as of June 30, 2015 (in thousands):

	Total	2015	2016 – 2018	2019	Thereafter
PIP reserve deposits due	$61,500	$32,500	$29,000	$—	$—

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Related Party Transactions and Agreements

We have entered into agreements with affiliates of our Sponsor, whereby we have paid and will continue to pay certain fees or reimbursements to our Advisor, its affiliates and entities under common control with our Advisor in connection with acquisition and financing activities, sales and maintenance of common stock under our Offering, transfer agency services, asset and property management services and reimbursement of operating and offering related costs. See Note 11 — Related Party Transactions and Arrangements, to our accompanying condensed consolidated financial statements included in this Quarterly Report on Form 10-Q for a discussion of the various related party transactions, agreements and fees applicable during this period.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or interest rates. Our long-term debt, which consists of secured financings, bears interest at fixed and variable rates. Our interest rate risk management objectives are to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes.

As of June 30, 2015, we had not fixed the interest rate for $1.13 billion of our secured variable-rate debt. As a result, we are subject to the potential impact of rising interest rates, which could negatively impact our profitability and cash flows. In order to mitigate our exposures to changes in interest rates, we have entered into two interest rate cap agreements with respect to approximately $903.9 million of our variable-rate debt. The estimated impact on our annual results of operations, of an increase or decrease of 100 basis points in interest rates, would be to increase or decrease remaining annual interest expense by approximately $5.8 million. The estimated impact assumes no changes in our capital structure. As the information presented above includes only those exposures that exist as of June 30, 2015, it does not consider those exposures or positions that could arise after that date. The information represented herein has limited predictive value. Future actual realized gains or losses with respect to interest rate fluctuations will depend on cumulative exposures, hedging strategies employed and the magnitude of the fluctuations.

Item 4. Controls and Procedures.

In accordance with Rules 13a-15(b) and 15d-15(b) of the Exchange Act, we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that the disclosure controls and procedures are effective.

No change occurred in our internal controls over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act) during the three months ended June 30, 2015 that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

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PART II — OTHER INFORMATION

Item 1. Legal Proceedings.

We are not a party to any material pending legal proceedings.

Item 1A. Risk Factors.

There have been no material changes to the risk factors disclosed in our 2014 Annual Report on Form 10-K, except as set forth below.

We intend to use substantial available proceeds from the Offering to reduce our borrowings, which may limit our ability to pay distributions from offering proceeds or acquire additional properties.

Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon the acquisition of the Grace Portfolio. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests) exceeded this 300% limit, and we expect it will continue to do so for an indeterminate period of time. As of June 30, 2015, our total portfolio leverage was 316%. As of June 30, 2015, the principal amount of our outstanding secured financing, which excludes the Grace Preferred Equity Interests, was approximately 56% of the total value of our real estate investments and our other assets. Since the closing of the Grace Acquisition, we have used an aggregate of $145.1 million of offering proceeds to reduce indebtedness, including the repayment in full of the $63.1 million Barceló Promissory Note (together with approximately $3.5 million deferred payment with respect to the March 2014 acquisition of the Georgia Tech Hotel & Conference Center) and mandatory redemptions of the Grace Preferred Equity Interests of $76.7 million. Following these mandatory redemptions, approximately $370.4 million of liquidation value remained outstanding under the Grace Preferred Equity Interests. As required under the terms of the Grace Preferred Equity Interests, we intend to continue to use 35.0% of offering proceeds to redeem the Grace Preferred Equity Interests at par, up to a maximum of $350.0 million in redemptions for any 12-month period. We expect that upon repayment of the Grace Preferred Equity Interests in full we will have reduced our portfolio leverage to below the 300% maximum limit. We may also use proceeds from the Offering to pay interest, principal and to meet other obligations under our other debt obligations. There can be no assurance we will be able to raise the funds required to meet these objectives on a timely basis, or at all. Moreover, since our inception, we have been dependent upon offering proceeds to fund all of our distributions and a portion of the purchase price for new hotel investments. Therefore, the continued use of substantial offering proceeds to make mandatory redemptions of the Grace Preferred Equity Interests or repay other debt may limit our ability to pay distributions from offering proceeds or acquire additional properties, including to pay a portion of the closing consideration in connection with the Pending Acquisitions. Moreover, the continued use of substantial offering proceeds to make mandatory redemptions of the Grace Preferred Equity Interests or repay other debt will also reduce the available cash flow to fund working capital, capital expenditures, including the funding of PIP reserves required under the Grace Indebtedness, and other general corporate purposes, which could have a material adverse impact on our business and reduce cash available for distributions to holders of our common stock.

Since our inception, all of our distributions have been paid from proceeds of the Offering. Distributions paid from sources other than our cash flows from operations, particularly from proceeds of the Offering, will result in us having fewer funds available to reduce our borrowings as intended and acquire additional properties and may adversely affect our ability to fund future distributions.

During the year ended December 31, 2014 and the six months ended June 30, 2015, we paid distributions of $3.5 million and $12.5 million, respectively, all of which were funded from proceeds of our Offering, including proceeds of our Offering which were reinvested in common stock issued pursuant to the DRIP. Since our inception, all of our distributions have been paid from proceeds of the Offering. We may pay distributions from unlimited amounts of any source, including borrowing funds, using proceeds from the Offering, issuing additional securities or selling assets. We have not established any limit on the amount of

47

proceeds from the Offering that may be used to fund distributions, except in accordance with our organizational documents and Maryland law. We anticipate that as we realize the expected benefits of our recent and pending acquisitions, our cash flow from operations will fund distributions, but there can be no assurance we will be able to generate sufficient cash flow from operations to do so. We may continue in the future to pay distributions from sources other than from our cash flows from operations, including proceeds from the Offering. Using proceeds from the Offering to pay distributions, especially if the distributions are not reinvested through our DRIP, reduces cash available for investment in assets or other purposes and will likely reduce our per share stockholder equity. We may continue not to generate sufficient cash flows from operations to fully pay distributions, and our ability to use cash flows from operations to pay distributions in the future may also be adversely impacted by our substantial indebtedness. If we have not generated sufficient cash flows from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our advisor, and our advisor’s deferral, suspension or waiver of its fees and expense reimbursements, to fund distributions, we may continue to use the proceeds from the Offering, although we currently intend to use substantial proceeds from the Offering to reduce our borrowings and to pay closing consideration in connection with the Pending Acquisitions, which could limit our ability to pay distribution from proceeds from the Offering. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with the Offering. We have not established any limit on the amount of proceeds from the Offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

Funding distributions from borrowings could restrict the amount we can borrow for investments, which may, among other things, affect our earnings. Funding distributions with the sale of assets or the proceeds of our Offering may affect our ability to generate additional operating cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities that are convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our earnings or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment in our common stock.

We may not be successful in integrating and operating the hotels we have acquired and any other hotels we may acquire in the future.

We acquired the Grace Portfolio in February 2015. We have entered into agreements to acquire the Pending Portfolios. We may, in the future, acquire, or enter into agreements to acquire, additional hotels. There are many challenges related to our achieving the expected benefits associated with integrating and operating the hotels we have acquired, and any other hotels we may acquire in the future, including the following:

•	we may be unable to successfully maintain consistent standards, controls, policies and procedures;
•	the integration of the hotels we have acquired and any other hotels we may acquire in the future may disrupt our ongoing operations or the ongoing operations of those hotels, and our management’s attention may be diverted away from other business concerns;
•	the hotels we have acquired and any other hotels we may acquire in the future may fail to perform as expected and market conditions may result in lower than expected occupancy and room rates;
•	we may spend more than budgeted amounts to make necessary improvements or renovations to the hotels we have acquired and any other hotels we may acquire in the future;
•	some of the hotels we have acquired are, and some hotels we acquire in the future may be, located in unfamiliar markets where we face risks associated with an incomplete knowledge or understanding of the local market, a limited number of established business relationships in the area and a relative unfamiliarity with local governmental and permitting procedures; and

48

•	the hotels we have acquired and any other hotels we may acquire in the future may subject us to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities.

Failure to realize the expected benefits of the acquisition of the Grace Portfolio, the Pending Portfolios and any future acquisitions, within the anticipated timeframe or at all, or the incurrence of unexpected costs, could have a material adverse effect on our financial condition and results of operations and our ability to pay distributions from cash flow from operations.

To comply with brand standards under our franchise agreements, we are required to make capital expenditures, which will be substantial, pursuant to property improvement plans, and we are required to make regular deposits to partially reserve for these amounts under the Grace Indebtedness.

In connection with the Grace Acquisition, our franchisors required property improvement plans, or PIPs, which set forth their renovation requirements for the hotels in the Grace Portfolio. We also expect to enter into new long-term franchise agreements for each hotel acquired in connection with Pending Acquisitions, and these agreements are also expected to include PIPs.

Pursuant to the terms of the Assumed Grace Indebtedness, we are required to make an aggregate of $73.5 million in periodic PIP reserve deposits during 2015 and 2016 to cover a portion of the estimated costs of the PIPs on the total 96 hotels collateralizing that debt. In addition, pursuant to a guaranty entered into in connection with the Assumed Grace Indebtedness, we are required to guarantee the difference between (i) the cost of the PIPs with respect to those 96 hotels during the 24-month period following the acquisition of the Grace Portfolio, estimated to be $102.0 million, and (ii) the amount actually deposited into the PIP reserve with respect to the Assumed Grace Indebtedness.

Pursuant to the terms of the Additional Grace Mortgage Loan, we are required to make an aggregate of $20.0 million in periodic PIP reserve deposits during 2015 and 2016 to cover a portion of the estimated costs of the PIPs on the total 21 hotels collateralizing that debt. The Grace Indebtedness also requires us to deposit 4.0% of the gross revenue of the hotels into a separate account for the ongoing replacement or refurbishment of furniture, fixtures and equipment at the hotels.

In connection with the Pending Acquisitions, the amount of required PIP deposits is also expected to be substantial.

In connection with any future revisions to our franchise or hotel management agreements with respect to hotels we have acquired or may acquire or a refinancing of the Grace Indebtedness, franchisors may require that we make further renovations or enter into additional PIPs. In addition, upon regular inspection of our hotels, franchisors may determine that additional renovations are required to bring the physical condition of our hotels into compliance with the specifications and standards each franchisor or hotel brand has developed.

These capital expenditures will be substantial and could adversely affect our ability to pay distributions or reduce our borrowings or use capital for other corporate purposes. In addition, if we default on a franchise agreement as a result of our failure to comply with the PIP requirements, in general, we will be required to pay the franchisor liquidated damages and the franchisor may have the right to terminate the applicable agreement, and we may also be in default under the Grace Indebtedness. We also we may risk losing a brand license if we do not make hotel brand company-required capital expenditures.

We may not, in whole or in part, complete the Pending Acquisitions on the currently contemplated terms, other terms or at all.

The Pending Acquisitions are scheduled to close in seven separate closings during the third and fourth quarters of 2015 and the first quarter of 2016 subject to certain closing conditions, including, among other things, our entering into replacement franchise agreements for each hotel. There can be no assurance that any condition to the closing of the Pending Acquisitions will be satisfied or waived, if permitted, or that any event, development or change will not occur prior to the consummation of the Pending Acquisitions that would prevent us from completing them, including, without limitation, litigation. Moreover, we have the right

49

to terminate the applicable Pending Acquisitions with respect to 39 of the hotels under certain circumstances that may cause the maximum number of hotels we will purchase, and the corresponding purchase price, to be decreased.

In addition, we anticipate funding the purchase price due at the closings with a combination of proceeds from the Offering and mortgage debt financing. We have secured a commitment for up to $450.0 million in Pending Acquisitions Mortgage Debt. This commitment is subject to conditions, including satisfactory completion of due diligence and the execution of definitive loan documentation, and there can be no assurance we will be able to borrow the amount that we require. Our failure to raise sufficient proceeds from the Offering or obtain such mortgage financing in the amount required to complete the Pending Acquisitions could cause us to default under the related agreements. There also can be no assurance with respect to whether any or all of the Pending Acquisitions will be completed on the currently contemplated terms, other terms or at all. If, for any reason, the Pending Acquisitions are not, in whole or in part, completed, we may be subject to several risks, including, but not limited to, the following:

•	the requirement that, under certain circumstances, including if the Pending Acquisitions are terminated because we have breached the applicable agreements, we may be required to forfeit all or a part of the $73.1 million in aggregate deposits we expect we will have made in connection with the Pending Acquisitions;
•	the incurrence of substantial legal, accounting and due diligence costs relating to the Pending Acquisitions that are payable whether or not the Pending Acquisitions are completed; and
•	the focus of our management being directed toward the Pending Acquisitions and integration planning instead of other opportunities that could have been beneficial to us or our ongoing operations at hotels we have already acquired.

If, we do not, in whole or in part, complete the Pending Acquisitions, we could be subject to substantial losses, such as loss of our deposits and the incurrence of costs which we may be unable to recover. In addition, failure to realize the expected benefits of the completion of the Pending Acquisitions, within the anticipated timeframe or at all, or the incurrence of unexpected costs, could have a material adverse effect on our financial condition and results of operations and our ability to pay distributions from cash flow from operations.

We have incurred substantial indebtedness and expect to incur additional substantial indebtedness in connection with the closing of the Pending Acquisitions, and high levels of debt could hinder our ability to pay distributions and could decrease the value of your investment.

We have incurred substantial indebtedness in acquiring the properties we currently own, and substantially all of these real properties have been pledged as security under our indebtedness. We have obtained a commitment for up to $450.0 million in Pending Acquisitions Mortgage Debt which we expect to incur to pay a portion of the consideration required to complete the Pending Acquisition and to be secured by all 44 hotels to be acquired in the Pending Acquistions. Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon the acquisition of the Grace Portfolio. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests) exceeded this 300% limit, and we expect it will continue to do so for some time. As of June 30, 2015, our total portfolio leverage was 316%. As of June 30, 2015, the principal amount of our outstanding secured financing, which excludes the Grace Preferred Equity Interests, was approximately 56% of the total value of our real estate investments and our other assets. We expect that upon repayment of the Grace Preferred Equity Interests in full we will have reduced our portfolio leverage to below the 300% maximum limit. In connection with the closing of the Pending Acquisitions, we intend to incur the Pending Acquisitions Mortgage Debt. We do not expect the incurrence of the Pending Acquisitions Mortgage Debt to adversely impact our plans to reduce our portfolio leverage to below the 300% limit.

High debt levels may cause us to incur higher interest charges, will result in higher debt service payments and are accompanied by restrictive covenants. These factors could limit the amount of cash we have

50

available to distribute and could result in a decline in the value of your investment in our common stock. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property or properties securing the loan that is in default, thus reducing the value of your investment. For U.S. federal income tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. All of our mortgages to date contain cross-collateralization or cross-default provisions, meaning that a default on a single property could affect multiple properties, and any mortgages we enter into in the future may contain cross-collateralization or cross-default provisions. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of our stockholders’ investment.

The incurrence of indebtedness and the issuance of the preferred equity interests to acquire the Grace Portfolio, the incurrence of additional indebtedness in the Pending Acquisitions and any other indebtedness we may incur may limit our future operational and financial flexibility in ways that could have a material adverse effect on our results of operations and financial condition.

We funded part of the purchase price of the Grace Portfolio by assuming $903.9 million in the Assumed Grace Indebtedness, incurring $227.0 million in the Additional Grace Mortgage Loan, and issuing of $447.1 million in the Grace Preferred Equity Interests. We have obtained a commitment for the Pending Acquisitions Mortgage Debt in the amount of up to $450.0 million.

Our incurrence of this indebtedness, and any other indebtedness we may incur, and the issuance of the Grace Preferred Equity Interests limit our future operational and financial flexibility in ways that could have a material adverse effect on our results of operations and financial condition such as:

•	requiring us to use a substantial portion of our cash flow from operations to service indebtedness and pay distributions on the Grace Preferred Equity Interests;
•	limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;
•	increasing the costs of incurring additional debt as potential future lenders may charge higher interest rates if they lend to us in the future due to our current level of indebtedness;
•	increasing our exposure to floating interest rates;
•	limiting our ability to compete with other companies that are not as highly leveraged, as we may be less capable of responding to adverse economic and industry conditions;
•	restricting us from making strategic acquisitions, developing properties or exploiting business opportunities to the extent we are limited in our ability to access the financing required to pursue these opportunities;
•	restricting the way in which we conduct our business because of financial and operating covenants in the agreements governing the Grace Indebtedness, including the rights of our lenders to consent before we modify hotel management agreements or franchise agreements and that require us to replace sub-property managers under certain circumstances;
•	consent rights the holders of the Grace Preferred Equity Interests will have over major actions by us relating to the Grace Portfolio, including the sale of certain hotels;

51

•	if we are unable to satisfy the redemption, distribution, or other requirements of the Grace Preferred Equity Interests (including if there is a default under the related guarantees provided by our company, our operating partnership and the individual members of the parent of our sponsors), holders of the Grace Preferred Equity Interests will have certain rights, including the ability to assume control of the operations of the Grace Portfolio;
•	exposing us to potential events of default (if not cured or waived) under covenants contained in our debt instruments that could have a material adverse effect on our business, financial condition and operating results;
•	increasing our vulnerability to a downturn in general economic conditions; and
•	limiting our ability to react to changing market conditions in our industry.

Lenders may require us to enter into restrictive covenants relating to our operations, including financial covenants, which could limit our ability to pay distributions to our stockholders.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace our advisor. These or other limitations, some of which are contained in the Grace Indebtedness, may adversely affect our flexibility and our ability to achieve our investment and operating objectives. In addition, the Pending Acquisitions Mortgage Debt is expected to include the following financial covenants: a minimum debt service coverage ratio, a minimum consolidated net worth and a minimum consolidated liquidity. The mortgage loans we have, or may in the future enter into, include, and may include, other financial and operating covenants. These covenants may restrict our ability to pursue certain business initiatives or certain acquisition transactions that would otherwise be in our best interest. In the event that we fail to satisfy our covenants, we would be in default under our indebtedness and may be required to repay our indebtedness with capital from other sources. Under such circumstances, other sources of debt or equity capital may not be available to us, or may be available only on unattractive terms.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

Issuances of Common Stock. For the three months ended June 30, 2015, a total of 977 shares of unregistered common stock, valued at an aggregate of $21,975 were issued to three directors of the Company for director-related compensation on May 28, 2015 and June 30, 2015. The issuance of these shares is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

On January 7, 2014, the SEC declared effective our Registration Statement, and we commenced our Offering on a “reasonable best efforts” basis of up to 80.0 million shares of common stock, a maximum of $2.0 billion of common stock. The Registration Statement also registers approximately 21.1 million shares of common stock pursuant the DRIP under which common stockholders may elect to have their distributions reinvested in additional shares of common stock.

Through June 30, 2015, we have received $614.4 million in gross proceeds from the Offering which we have used as follows: (i) $58.7 million to pay selling commissions and dealer manager fees to our Dealer Manager; (ii) $14.5 million to pay other Offering expenses, up to 2.0% of which may be reimbursed to our Advisor at the close of the Offering once we have invested all the proceeds of the Offering; (iii) $43.3 million to pay acquisition fees and financing coordination fees to our Advisor; (iv) $15.9 million to pay distributions to our stockholders; (v) $220.7 million to fund part of the purchase price of the Grace Portfolio; (vi) $103.1 million in repayments of debt and redemptions of mandatorily redeemable preferred securities; (vii) $28.0 million in deposits related to Pending Acquisitions; (viii) $6.3 million to fund capital expenditures.

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Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

None.

Item 5. Other Information.

None.

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Item 6. Exhibits.

EXHIBIT INDEX

The following exhibits are included in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
4.2*	First Amendment to the Agreement of Limited Partnership of American Realty Capital Hospitality Operating Partnership, L.P., dated as of August 7, 2015
10.1(1)	Agreement of Purchase and Sale, dated June 2, 2015, by and among WS CINCINNATI, LLC, WS COLLEGE STATION JV, LLC, WS-CNO JV, LLC, WS-FNO, LLC, WS SPHERICAL STONE, LLC, and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO WSC, LLC
10.2(1)	Real Estate Purchase and Sale Agreement, dated June 2, 2015, by and among SUMMIT HOTEL OP, LP and certain related sellers and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO SMT, LLC
10.3(1)	Real Estate Purchase and Sale Agreement, dated June 2, 2015, by and among SUMMIT HOTEL OP, LP and certain related sellers and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO SMT, LLC
10.4(1)	Form of Agreement of Purchase and Sale, dated June 15, 2015, by and among certain related sellers of the NOBLE INVESTMENT GROUP and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO NBL, LLC
10.5(1)	Side Letter Agreement, dated June 15, 2015, by and among certain related sellers of the NOBLE INVESTMENT GROUP and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO NBL, LLC
10.6*	Letter Agreement, dated July 15, 2015, by and among SUMMIT HOTEL OP, LP and certain related sellers and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO SMT, LLC
10.7*	Letter Agreement, dated July 15, 2015, by and among SUMMIT HOTEL OP, LP and certain related sellers and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO SMT, LLC
31.1*	Certification of the Principal Executive Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2*	Certification of the Principal Financial Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32*	Written statements of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101*	XBRL (eXtensible Business Reporting Language). The following materials from American Realty Capital Hospitality Trust, Inc.’s Quarterly Report on Form 10-Q for the six months ended
June 30, 2015, formatted in XBRL: (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations and Comprehensive Loss, (iii) the Consolidated Statements of Changes in Stockholders’ Equity, (iv) the Consolidated Statements of Cash Flows and (v) the Notes to the Consolidated Financial Statements. As provided in Rule 406T of Regulation S-T, this information in furnished and not filed for purpose of Sections 11 and 12 of the Securities Act and Section 18 of the Exchange Act

(1)	Filed as an exhibit to the Company’s Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 6 to the Registration Statement on Form S-11 filed with the Securities and Exchange Commission on July 17, 2015.
*	Filed herewith

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AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
Dated: August 12, 2015	By: /s/ Jonathan P. Mehlman Name: Jonathan P. Mehlman Title: Chief Executive Officer and President (Principal Executive Officer)
Dated: August 12, 2015	By: /s/ Edward T. Hoganson Name: Edward T. Hoganson Title: Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)

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ANNEX B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-Q

(Mark One)
☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2015

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 000-55394

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	80-0943668
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York	10022
(Address of Principal Executive Office)	(Zip Code)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).Yes ☐ No ☒

The number of shares of the registrant’s common stock, $0.01 par value, outstanding as of November 1, 2015 was 33,797,374.

TABLE OF CONTENTS

Page
PART I
Item 1. Financial Statements	1
Condensed Consolidated Balance Sheets as of September 30, 2015 (Unaudited) and December 31, 2014	1
Condensed Consolidated/Combined Statements of Operations and Comprehensive Income (Loss) (Unaudited) of the Successor for the Three Months Ended September 30, 2015 and the Three Months Ended September 30, 2014 and for the Nine Months Ended September 30, 2015 and for the period of March 21 to September 30, 2014 and of the Predecessor for the Period from January 1 to March 20, 2014	2
Condensed Consolidated Statement of Changes in Equity (Unaudited) for the Nine Months Ended September 30, 2015	3
Condensed Consolidated/Combined Statements of Cash Flows (Unaudited) of the Successor for the Nine Months Ended September 30, 2015 and for the period of March 21 to September 30, 2014 and of the Predecessor for the Period from January 1 to March 20, 2014	4
Notes to Condensed Consolidated/Combined Financial Statements (Unaudited)	6
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations	31
Item 3. Quantitative and Qualitative Disclosures About Market Risk	48
Item 4. Controls and Procedures	49
PART II
Item 1. Legal Proceedings	50
Item 1A. Risk Factors	50
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds	53
Item 3. Defaults Upon Senior Securities	54
Item 4. Mine Safety Disclosures	54
Item 5. Other Information	54
Item 6. Exhibits	56
Signatures	58

i

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Real estate investments:
Land	$286,540	$12,061
Buildings and improvements	1,498,155	81,176
Furniture, fixtures and equipment	140,383	5,308
Total real estate investments	1,925,078	98,545
Less: accumulated depreciation and amortization	(48,586)	(2,796)
Total real estate investments, net	1,876,492	95,749
Cash and cash equivalents	89,659	131,861
Acquisition deposits	73,144	75,000
Restricted cash	73,833	3,437
Investments in unconsolidated entities	3,455	5,475
Below-market lease asset, net	10,324	8,060
Prepaid expenses and other assets	42,320	11,801
Deferred financing fees, net	21,351	1,991
Total Assets	$2,190,578	$333,374
LIABILITIES, NON-CONTROLLING INTEREST AND EQUITY
Mortgage notes payable	$1,187,040	$45,500
Promissory notes payable	—	64,849
Mandatorily redeemable preferred securities	356,337	—
Accounts payable and accrued expenses	61,127	14,219
Due to affiliates	4,204	7,011
Total Liabilities	$1,608,708	$131,579
Equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 30,668,065 and 10,163,206 shares issued and outstanding, respectively	307	102
Additional paid-in capital	669,319	221,379
Deficit	(90,672)	(19,686)
Total equity of American Realty Capital Hospitality Trust, Inc. stockholders	578,954	201,795
Non-controlling interest – consolidated variable interest entity	2,916	—
Total Equity	$581,870	$201,795
Total Liabilities, Non-controlling Interest and Equity	$2,190,578	$333,374

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

CONDENSED CONSOLIDATED/COMBINED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In thousands, except for share and per share data)
(Unaudited)

	Successor	Successor	Successor	Successor	Predecessor
	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2015	For the Period from March 21 to September 30, 2014	For the Period from January 1 to March 20, 2014
Revenues
Rooms	$126,205	$8,954	$302,706	$18,462	$6,026
Food and beverage	4,041	1,545	11,202	3,566	1,543
Other	2,606	888	7,260	2,139	676
Total revenue	$132,852	$11,387	$321,168	$24,167	$8,245
Operating expenses
Rooms	29,752	1,840	68,395	3,753	1,405
Food and beverage	3,410	1,159	8,933	2,497	1,042
Management fees	5,433	456	12,965	967	289
Other property-level operating expenses	50,793	4,246	120,321	9,077	3,490
Depreciation and amortization	19,817	907	46,438	1,919	994
Rent	1,865	1,311	4,693	2,664	933
Total operating expenses	111,070	9,919	261,745	20,877	8,153
Income from operations	$21,782	$1,468	$59,423	$3,290	$92
Interest expense	(23,081)	(2,070)	(56,724)	(4,313)	(531)
Acquisition and transaction related costs	(698)	(2,965)	(39,129)	(7,610)	—
Other income (expense)	(200)	—	2,001	—	—
Equity in earnings (losses) of unconsolidated entities	228	261	236	2,607	(166)
General and administrative	(2,020)	(50)	(5,984)	(1,519)	—
Total other expenses, net	(25,771)	(4,824)	(99,600)	(10,835)	(697)
Net loss before taxes	$(3,989)	$(3,356)	$(40,177)	$(7,545)	$(605)
Provision for income taxes	939	193	4,295	1,368	—
Net loss and comprehensive loss	$(4,928)	$(3,549)	$(44,472)	$(8,913)	$(605)
Less: Net income attributable to non-controlling interest	$154	$—	$148	$—	$—
Net loss attributable to American Realty Capital Hospitality Trust, Inc.	$(5,082)	$(3,549)	$(44,620)	$(8,913)	$(605)
Basic and diluted net loss per share	$(0.20)	$(1.27)	$(2.15)	$(8.13)	NA
Basic and diluted weighted average shares outstanding	25,076,350	2,792,350	20,715,216	1,096,566	NA

NA — not applicable

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(In thousands, except for share data)
(Unaudited)

	Common Stock		Additional Paid-in Capital	Deficit	Total Equity of American Realty Capital Hospitality Trust, Inc. Stockholders	Non- controlling Interest	Total Non- controlling Interest and Equity
	Number of Shares	Par Value
Balance, December 31, 2014	10,163,206	$102	$221,379	$(19,686)	$201,795	$—	$201,795
Issuance of common stock, net	20,024,109	200	498,085	—	498,285	—	498,285
Net loss attributable to American Realty Capital Hospitality Trust, Inc.	—	—	—	(44,620)	(44,620)	—	(44,620)
Net income attributable to non-controlling interest	—	—	—	—	—	148	148
Non-controlling interest – consolidated variable interest entity	—	—	—	—	—	2,768	2,768
Dividends paid or declared	—	—	—	(26,366)	(26,366)	—	(26,366)
Common stock issued through Distribution Reinvestment Plan	480,750	5	11,418	—	11,423	—	11,423
Share-based payments	—	—	66	—	66	—	66
Common stock offering costs, commissions and dealer manager fees	—	—	(61,629)	—	(61,629)	—	(61,629)
Balance, September 30, 2015	30,668,065	$307	$669,319	$(90,672)	$578,954	$2,916	$581,870

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

CONDENSED CONSOLIDATED/COMBINED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Successor	Successor	Predecessor
	Nine Months Ended September 30, 2015	For the Period from March 21 to September 30, 2014	For the Period from January 1 to March 20, 2014
Cash flows from operating activities:
Net loss	$(44,472)	$(8,913)	$(605)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	46,438	1,919	994
Amortization of deferred financing costs	7,764	400	75
Change in fair value of contingent consideration	(1,720)	—	—
Distributions from variable interest entities	1,079	257	—
Equity in (earnings) losses of unconsolidated entities	(236)	(2,607)	166
Other adjustments, net	87	601	—
Changes in assets and liabilities:
Prepaid expenses and other assets	(19,175)	(2,917)	(581)
Restricted cash	(27,950)	(604)	—
Due to affiliates	(3,417)	2,752	—
Accounts payable and accrued expenses	44,907	6,079	(605)
Net cash provided by (used in) operating activities	$3,305	$(3,033)	$(556)
Cash flows from investing activities:
Acquisition of hotel assets, net of cash received	(375,777)	(41,390)	—
Real estate investment improvements and purchases of property and equipment	(17,386)	(1,399)	(83)
Acquisition deposits	(73,144)	(75,000)	—
Increase in restricted cash related to real estate improvements	(39,699)	(2,204)	(468)
Net cash used in investing activities	$(506,006)	$(119,993)	$(551)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	495,774	123,177	—
Payments of offering costs	(61,131)	(12,987)	—
Dividends/Distributions paid	(12,164)	(500)	(800)
Mandatorily redeemable preferred securities redemptions	(90,760)	—	—
Repayments of promissory and mortgage notes payable	(64,849)	—	(137)
Affiliate financing advancement	—	2,570	—
Proceeds from affiliate note payable used to fund acquisition deposit	—	40,500	—
Repayment of affiliate note payable used to fund acquisition deposit	—	(40,500)	—
Payment of deferred consideration payable	(3,500)	—	—
Proceeds from mortgage note payable	227,000	45,500	—
Proceeds from promissory note payable	—	1,775	—
Deferred financing fees	(27,124)	(1,671)	—
Restricted cash for debt service	(2,747)	—	—
Net cash provided by (used in) financing activities	$460,499	$157,864	$(937)
Net change in cash and cash equivalents	(42,202)	34,838	(2,044)
Cash and cash equivalents, beginning of period	131,861	—	10,520
Cash and cash equivalents, end of period	$89,659	$34,838	$8,476

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

CONDENSED CONSOLIDATED/COMBINED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Successor	Successor	Predecessor
	Nine Months Ended September 30, 2015	For the Period from March 21 to September 30, 2014	For the Period from January 1 to March 20, 2014
Supplemental disclosure of cash flow information:
Interest paid	$44,617	$3,424	$458
Income taxes paid	$4,870	$586	—
Non-cash investing and financing activities:
Reclassification of deferred offering costs to additional paid-in capital	—	$1,505	—
Offering costs payable	$650	$2,019	—
Real estate investment improvements and purchases of property and equipment in accounts payable and accrued expenses	$5,321	$753	—
Proceeds receivable from stock sales(1)	$2,516	$1,801	—
Seller financing of real estate investments	—	$58,074	—
Seller financing of investment in unconsolidated entities	—	$5,000	—
Mortgage and mezzanine debt assumed on real estate investments	$904,185	—	—
Preferred securities issued in acquisition of property and equipment	$447,097	—	—
Contingent consideration on acquisition	—	$4,100	—
Deferred consideration on acquisition	—	$3,400	—
Dividends declared but not paid	$4,150	$612	—
Common stock issued through distribution reinvestment plan	$11,418	$301	—

(1)	The proceeds receivable from the sale of shares of common equity were received by the Company prior to the filing date of this Quarterly Report on Form 10-Q.

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 1 — Organization

American Realty Capital Hospitality Trust, Inc. (the “Company”) was incorporated on July 25, 2013 as a Maryland corporation and qualified as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2014. The Company was formed primarily to acquire lodging properties in the midscale limited service, extended stay, select service, upscale select service, and upper upscale full service segments within the hospitality sector. The Company has no limitation as to the number of franchise or license brands with which the Company’s hotels will be associated. All such properties may be acquired by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate and invest in other real estate-related debt. In March 2014, the Company completed its first acquisition comprising investments in six hotels (the “Barceló Portfolio”), and in February 2015, the Company completed its second acquisition (the “Grace Acquisition”) comprising investments in 116 hotels (the “Grace Portfolio”). As of September 30, 2015, the Company had acquired or had an interest in a total of 122 properties. In June 2015, the Company entered into a series of agreements (collectively, the “SWN Acquisitions”), to acquire an aggregate of 44 hotels from three different independent parties for an aggregate contract purchase price of $739.8 million. In October and November 2015, the Company completed the acquisition of 12 of these hotels for an aggregate purchase price of $198.7 million, exclusive of closing costs. (See Note 13 — Subsequent Events)

On January 7, 2014, the Company commenced its initial public offering (“IPO” or the “Offering”) on a “reasonable best efforts” basis of up to 80,000,000 shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-190698), as amended (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Registration Statement also covers up to 21,052,631 shares of common stock available pursuant to the Distribution Reinvestment Plan (the “DRIP”) under which the Company’s common stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock.

Until the filing of the Company’s second quarterly financial filing with the SEC, pursuant to the Securities Exchange Act of 1934, as amended, following the earlier to occur of (i) the Company’s acquisition of at least $2.0 billion in total investment portfolio assets or (ii) January 7, 2016 (the “NAV pricing date”), the per share purchase price in the IPO will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will initially be equal to $23.75 per share, which is 95% of the initial per share offering price in the IPO. Thereafter, the per share purchase price will vary quarterly and will be equal to the Company’s net asset value (“NAV”) per share plus applicable commissions and fees in the case of the primary offering, and the per share purchase price in the DRIP will be equal to the NAV per share. On February 3, 2014, the Company received and accepted subscriptions in excess of the minimum offering amount of $2.0 million in Offering proceeds, broke escrow and issued shares of common stock to the initial investors who were admitted as stockholders. As of September 30, 2015, the Company had approximately 30.7 million shares of common stock outstanding and had received total gross proceeds of approximately $762.6 million, including shares issued under the DRIP.

Substantially all of the Company’s business is conducted through American Realty Capital Hospitality Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. The Company is the sole general partner and holds substantially all of the units of limited partner interest in the OP (“OP Units”). Additionally, American Realty Capital Hospitality Advisors, LLC (the “Advisor”) contributed $2,020 to the OP in exchange for 90 OP Units, which represents a nominal percentage of the aggregate OP ownership. The holders of OP Units have the right to convert OP Units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock of the Company in accordance with the limited partnership agreement of the OP. The remaining rights of the limited

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 1 — Organization  – (continued)

partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

The Company has no direct employees. The Company has retained the Advisor to manage certain aspects of its affairs on a day-to-day basis. American Realty Capital Hospitality Properties, LLC or one of its subsidiaries (collectively, the “Property Manager”), serves as the Company’s property manager and the Property Manager has retained Crestline Hotels & Resorts, LLC (“Crestline”), an entity under common control with the parent of American Realty Capital IX, LLC (the “Sponsor”) to provide services, including locating investments, negotiating financing and operating certain hotel assets in the Company’s portfolio. Realty Capital Securities, LLC (the “Dealer Manager”), an entity under common control with the parent of the Sponsor, serves as the dealer manager of the Offering, and certain of its affiliates provide other services to the Company. The Advisor, American Realty Capital Hospitality Special Limited Partner, LLC (the “Special Limited Partner”), the Property Manager, Crestline and the Dealer Manager and its affiliates are related parties and receive fees, distributions and other compensation for services related to the Offering and the investment and management of the Company’s assets.

The Company, directly or indirectly through its taxable REIT subsidiaries, enters into agreements with the Property Manager, which, in turn, engages Crestline or a third-party sub-property manager to manage the Company’s hotel properties. Crestline is a leading hospitality management company in the United States, and as of September 30, 2015, has 87 hotels and 13,523 rooms under management in 25 states and the District of Columbia. As of September 30, 2015, 53 of the Company’s hotels are managed by Crestline, and 69 of the Company’s hotels are managed by third-party sub-property managers.

Note 2 — Summary of Significant Accounting Policies

The accompanying condensed consolidated financial statements of the Company included herein were prepared in accordance with the instructions to this Quarterly Report on Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by United States Generally Accepted Accounting Principles (“GAAP”) for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. All inter-company accounts and transactions have been eliminated in consolidation.

The operating results presented for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the entire year. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2014, which are included in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2015.

Principles of Consolidation/Combination and Basis of Presentation

The accompanying condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation. In determining whether the Company has a controlling financial interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as percentage ownership interest, authority to make decisions and contractual and substantive participating rights of the other partners or members as well as whether the entity is a variable interest entity for which the Company is the primary beneficiary.

The Predecessor consists of the Barceló Portfolio, which consists of hospitality assets and operations owned by Barceló Crestline Corporation and certain consolidated subsidiaries (“BCC”) that had been maintained in various legal entities until the Company acquired them from BCC on March 21, 2014.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Historically, financial statements had not been prepared for the Predecessor as a discrete stand-alone entity. The accompanying condensed consolidated financial statements for the Predecessor, for the period from January 1 to March 20, 2014 have been derived from the historical accounting records of BCC and reflect revenue and expenses and cash flows directly attributable to the Predecessor, as well as allocations deemed reasonable by management, to present the combined results of operations and cash flows of the Predecessor on a stand-alone basis.

Use of Estimates

The preparation of the accompanying condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition, purchase price allocations to record investments in real estate, the useful lives of real estate and real estate taxes, as applicable.

Real Estate Investments

The Company allocates the purchase price of properties acquired in real estate investments to tangible and identifiable intangible assets acquired based on their respective fair values at the date of acquisition. Tangible assets include land, land improvements, buildings and fixtures. The Company utilizes various estimates, processes and information to determine the fair value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, and buildings and fixtures are based on purchase price allocation studies performed by independent third parties or on the Company’s analysis of comparable properties in the Company’s portfolio. Identifiable intangible assets and liabilities, as applicable, are typically related to contracts, including operating lease agreements, ground lease agreements and hotel management agreements, which will be recorded at fair value. The Company also considers information obtained about each property as a result of the Company’s pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Investments in real estate that are not considered to be business combinations under GAAP are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation of the Company’s assets is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for furniture, fixtures and equipment, and the shorter of the useful life or the remaining lease term for leasehold interests.

The Company is required to make subjective assessments as to the useful lives of the Company’s assets for purposes of determining the amount of depreciation to record on an annual basis with respect to the Company’s investments in real estate. These assessments have a direct impact on the Company’s net income because if the Company were to shorten the expected useful lives of the Company’s investments in real estate, the Company would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

Below-Market Lease

The below-market lease intangibles are based on the difference between the market rent and the contractual rent as of the date the Company assumed the obligations and are discounted to a present value using an interest rate reflecting the Company’s current assessment of the risk associated with the leases assumed. Acquired lease intangible assets are amortized over the remaining lease term. The amortization of below-market leases is recorded as an increase to rent expense on the condensed consolidated statements of operations.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Impairment of Long Lived Assets and Investments in Unconsolidated Entities

When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. The estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less the estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income. No such impairment losses were recorded in the periods presented.

Cash and Cash Equivalents

Cash and cash equivalents include cash in bank accounts as well as investments in highly-liquid money market funds with original maturities of three months or less.

Restricted Cash

Restricted cash consists of amounts required under mortgage agreements for future capital improvements to owned assets, future interest and property tax payments and cash flow deposits while subject to mortgage agreement restrictions. For purposes of the statement of cash flows, changes in restricted cash caused by changes to the amount needed for future capital improvements are treated as investing activities, changes related to future debt service payments are treated as financing activities, and changes related to real estate tax payments and excess cash flow deposits are treated as operating activities.

Deferred Financing Fees

Deferred financing fees represent commitment fees, legal fees and other costs associated with obtaining commitments for financing. These fees are amortized over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing fees are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close are expensed in the period in which it is determined that the financing will not be successful.

Variable Interest Entities

Accounting Standards Codification (“ASC”) 810, Consolidation contains the guidance surrounding the definition of variable interest entities (“VIE”), the definition of variable interests and the consolidation rules surrounding VIEs. In general, VIEs are entities in which equity investors lack the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. The Company has variable interests in VIEs through its investments in entities which own the Westin Virginia Beach Town Center (the “Westin Virginia Beach”) and the Hilton Garden Inn Blacksburg.

Once it is determined that the Company holds a variable interest in an entity, GAAP requires that the Company perform a qualitative analysis to determine (i) which entity has the power to direct the matters that most significantly impact the VIE’s financial performance; and (ii) if the Company has the obligation to absorb the losses of the VIE that could potentially be significant to the VIE or the right to receive the benefits of the VIE that could potentially be significant to the VIE. The entity that has both of these characteristics is deemed to be the primary beneficiary and is required to consolidate the VIE.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

The Company holds an interest in BSE/AH Blacksburg Hotel, LLC (the “HGI Blacksburg JV”), an entity that owns the assets of the Hilton Garden Inn Blacksburg, and an interest in TCA Block 7 Hotel, LLC (the “Westin Virginia Beach JV”), an entity that owns the assets of the Westin Virginia Beach.

During the quarter ended June 30, 2015, upon the acquisition of an additional equity interest in the HGI Blacksburg JV, the Company concluded that it was the primary beneficiary, with the power to direct activities that most significantly impact its economic performance, and therefore consolidated the entity in its condensed consolidated financial statements subsequent to the acquisition (See Note 3 — Business Combinations).

The Company has concluded it is not the primary beneficiary with the power to direct activities that most significantly impact economic performance of the Westin Virginia Beach JV, and has therefore not consolidated the entity. The Company has accounted for the entity under the equity method of accounting and included it in investments in unconsolidated entities in the accompanying condensed consolidated balance sheets.

Revenue Recognition

Hotel revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel services.

Income Taxes

The Company qualified to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with its tax year ended December 31, 2014. In order to qualify as a REIT, the Company must annually distribute to its stockholders 90% of its REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain, and must comply with various other organizational and operational requirements. The Company will generally not be subject to federal corporate income tax on the portion of its REIT taxable income that it distributes to its stockholders. The Company may be subject to certain state and local taxes on its income, property tax and federal income and excise taxes on its undistributed income. The Company’s hotels are leased to taxable REIT subsidiaries (“TRSs”) which are wholly owned subsidiaries of the OP. The TRSs are subject to federal, state and local income taxes.

Earnings/Loss per Share

The Company calculates basic income or loss per share by dividing net income or loss for the period by the weighted-average shares of its common stock outstanding for a respective period. Diluted income per share takes into account the effect of dilutive instruments, such as stock options and unvested stock awards, except when doing so would be anti-dilutive.

Fair Value Measurements

In accordance with ASC 820, Fair Value Measurement, certain assets and liabilities are recorded at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability between market participants in an orderly transaction on the measurement date. The market in which the reporting entity would sell the asset or transfer the liability with the greatest volume and level of activity for the asset or liability is known as the principal market. When no principal market exists, the most advantageous market is used. This is the market in which the reporting entity would sell the asset or transfer the liability with the price that maximizes the amount that would be received or minimizes the amount that would be paid. Fair value is based on assumptions market participants would make in pricing the asset or liability. Generally, fair value is based on observable quoted market prices or derived from observable market data when such market prices or data are available. When such prices or inputs are not available, the reporting entity should use valuation models.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

The Company’s financial instruments recorded at fair value on a recurring basis are categorized based on the priority of the inputs used to measure fair value. The inputs used in measuring fair value are categorized into three levels, as follows:

•	Level 1 — Inputs that are based upon quoted prices for identical instruments traded in active markets.
•	Level 2 — Inputs that are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar investments in markets that are not active, or models based on valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the investment.
•	Level 3 — Inputs that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Advertising Costs

Advertising costs for hotel operations are expensed as incurred, and are reflected in other property-level operating expenses in the condensed consolidated statements of operations and comprehensive income (loss). Advertising expense was $3.8 million for the three months ended September 30, 2015, and $0.1 million for the three months ended September 30, 2014. Advertising expense was $9.1 million for the nine months ended September 30, 2015, and $0.3 million combined between the Predecessor and the Company for the nine months ended September 30, 2014.

Allowance for Doubtful Accounts

Receivables consist principally of trade receivables from customers and are generally unsecured and are due within 30 to 90 days. The Company records a provision for uncollectible accounts using the allowance method. Expected credit losses associated with trade receivables are recorded as an allowance for doubtful accounts. The allowance for doubtful accounts is estimated based upon historical patterns of credit losses for aged receivables as well as specific provisions for certain identifiable, potentially uncollectible balances. When internal collection efforts on accounts have been exhausted, the accounts are written off and the associated allowance for doubtful accounts is reduced. Trade receivable balances, net of the allowance for doubtful accounts, are included in prepaid expenses and other assets in the accompanying condensed consolidated balance sheets, and are as follows (in thousands):

	September 30, 2015	December 31, 2014
Trade receivables	$6,356	$1,388
Allowance for doubtful accounts	(822)	(45)
Trade receivables, net of allowance	$5,534	$1,343

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Reportable Segments

The Company’s assets are all located in the United States. The Company has determined that it has one reportable segment, with activities related to investing in real estate. The Company’s investments in real estate generate room revenue and other income through the operation of the properties, which comprise 100% of the total consolidated revenues. Management evaluates the operating performance of the Company’s investments in real estate on an individual property level, none of which represent a reportable segment.

Derivative Transactions

The Company at certain times enters into derivative instruments to hedge exposure to changes in interest rates. The Company’s derivatives as of September 30, 2015, consist of two interest rate cap agreements entered into in connection with the closing of the acquisition of the Grace Portfolio, which help to mitigate the Company’s exposure to increasing borrowing costs under floating rate indebtedness. The Company has elected not to designate its interest rate cap agreements as cash flow hedges. The impact of the interest rate caps for the three and nine month periods ended September 30, 2015, to the condensed consolidated financial statements was immaterial.

Recently Issued Accounting Pronouncements

In August 2014, the FASB issued ASU 2014-15 Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”), which describes how an entity should assess its ability to meet obligations and sets rules for how this information should be disclosed in the financial statements. The standard provides accounting guidance that will be used along with existing auditing standards. The adoption of ASU 2014-15 becomes effective for the Company on its fiscal year ending December 31, 2016, and all subsequent annual and interim periods. Early adoption is permitted. The adoption of ASU 2014-15 is not expected to have a material effect on the Company’s consolidated financial statements.

In January, 2015, the FASB issued ASU 2015-01 Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items (“ASU 2015-01”), this Update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement-Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. The adoption of ASU 2015-01 becomes effective for the Company on its fiscal year ending December 31, 2016, and all subsequent annual and interim periods. Early adoption is permitted. The adoption of ASU 2015-01 is not expected to have a material effect on the Company’s consolidated financial statements.

In February, 2015, the FASB issued ASU 2015-02 Amendments to the Consolidation Analysis (“ASU 2015-02”), the amendments in this Update reduce the application of the related party guidance for VIEs on the basis of the following three changes:

1)	For single decision makers, related party relationships must be considered indirectly on a proportionate basis, rather than in their entirety. Except in the following two instances, the consolidation analysis would end after this indirect assessment.
2)	After the assessment above is performed, related party relationships should be considered in their entirety for entities that are under common control only if that common control group has the characteristics of a primary beneficiary. That is, the common control group collectively has a controlling financial interest.
3)	If the second assessment is not applicable, but substantially all of the activities of the VIE are conducted on behalf of a single variable interest holder (excluding the decision maker) in a related party group that has the characteristics of a primary beneficiary, that single variable interest holder must consolidate the VIE as the primary beneficiary.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

The new standard is effective for the Company on January 1, 2016. Early application is permitted. The adoption of ASU 2015-02 is not expected to have a material effect on the Company’s consolidated financial statements.

In April 2015, the FASB proposed an accounting standards update for ASU 2014-09 for the deferral of the effective date of ASU 2014-09 Revenue from Contracts with Customers. This proposal defers the effective date of ASU 2014-09 from annual reporting periods beginning after December 15, 2016, back one year, to December 15, 2017 for all public business entities, certain not-for-profit entities, and certain employee benefit plans. Early application of ASU 2014-09 is permitted as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures.

The Company has not yet selected a transition method and has not determined the effect of the standard on its ongoing financial reporting.

In April, 2015, the FASB issued ASU 2015-03 Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”), which is designed to simplify the presentation of debt issuance costs. The amendments in this Update require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this Update. The new standard is effective for the Company on January 1, 2016. Early application is permitted. The adoption of ASU 2015-03 is not expected to have a material effect on the Company’s consolidated financial statements.

In September 2015, the FASB issued ASU 2015-16 Business Combinations (“ASU 2015-16”), which require that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. ASU 2015-16 also requires the acquirer to record in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects as a result of the change to the acquisition date. Finally, this ASU 2015-16 requires an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. The new standard is effective for the Company on January 1, 2016, including interim periods within that fiscal year. Early application is permitted. The adoption of ASU 2015-16 is not expected to have a material effect on the Company’s consolidated financial statements.

Note 3 — Business Combinations

Barceló Portfolio:  On March 21, 2014, the Company acquired the Barceló Portfolio through fee simple, leasehold and joint venture interests. The aggregate purchase price of the Barceló Portfolio was approximately $110.1 million, exclusive of closing costs. The Barceló Portfolio consists of (i) three wholly owned hotel assets, the Baltimore Courtyard Inner Harbor Hotel (the “Baltimore Courtyard”), the Courtyard Providence Downtown Hotel (the “Providence Courtyard”) and the Homewood Suites by Hilton Stratford (the “Stratford Homewood Suites”); (ii) one leased asset, the Georgia Tech Hotel & Conference Center and (iii) equity interests in two joint ventures that each own one hotel, the Westin Virginia Beach and the Hilton Garden Inn Blacksburg.

Grace Acquisition:  On February 27, 2015, the Company acquired the Grace Portfolio through fee simple or leasehold interests in 116 hotels from certain subsidiaries of Whitehall Real Estate Funds, an investment arm controlled by The Goldman Sachs Group, Inc.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 3 — Business Combinations  – (continued)

The aggregate purchase price under the purchase agreement was $1.808 billion, exclusive of closing costs and subject to certain adjustments at closing. After adjustments, the net purchase price was $1.800 billion. Approximately $220.7 million of the purchase price was satisfied with cash on hand, approximately $904.2 million (fair value on the acquisition date) through the assumption of existing mortgage and mezzanine indebtedness (comprising the “Assumed Grace Mortgage Loan” and the “Assumed Grace Mezzanine Loan”, collectively, the “Assumed Grace Indebtedness”) and approximately $227.0 million through additional mortgage financing (the “Original Additional Grace Mortgage Loan” and, together with the Assumed Grace Indebtedness, the “Grace Indebtedness”). The Assumed Grace Mortgage Loan had a fair value on the acquisition date of $802.3 million, and carries an interest rate of London Interbank Offered Rate (“LIBOR”) plus 3.29%, and the Assumed Grace Mezzanine Loan had a fair value on the acquisition date of $101.9 million and carries an interest rate of LIBOR plus 4.77%, for a combined weighted average interest rate of LIBOR plus 3.46%. The Assumed Grace Indebtedness is secured by 96 of the 116 hotels in the Grace Portfolio and is scheduled to mature on May 1, 2016, subject to three (one-year) extension rights which, if all three are exercised, would result in an outside maturity date of May 1, 2019. The Original Additional Grace Mortgage Loan is secured by 20 of the 116 hotels in the Grace Portfolio and an additional hotel property in the Barceló Portfolio. The Original Additional Grace Mortgage Loan is scheduled to mature on March 6, 2017, subject to a one-year extension right, which, if exercised, would result in an outside maturity date of March 6, 2018 and carries an interest rate equal to the greater of (i) a floating rate of interest equal to LIBOR plus 6.00% and (ii) 6.25%. In October 2015, the Company refinanced the Original Additional Grace Mortgage Loan (See Note 13 — Subsequent Events).

In addition, the remaining $447.1 million of the contract purchase price was satisfied by the issuance of the preferred equity interests (the “Grace Preferred Equity Interests”) in two newly-formed Delaware limited liability companies, ARC Hospitality Portfolio I Holdco, LLC and ARC Hospitality Portfolio II Holdco, LLC, (the “Holdco entities”) each of which is an indirect subsidiary of the Company and an indirect owner of the Grace Portfolio. The holders of the Grace Preferred Equity Interests are entitled to monthly distributions at a rate of 7.50% per annum for the first 18 months following closing and 8.00% per annum thereafter. On liquidation of the Holdco entities, the holders of the Grace Preferred Equity Interests are entitled to receive their original value (as reduced by redemptions) prior to any distributions being made to the Company or the Company’s shareholders. Beginning in April 2015, the Company became obligated to use 35% of any IPO proceeds to redeem the Grace Preferred Equity Interests at par, up to a maximum of $350.0 million in redemptions for any 12-month period. As of September 30, 2015, the Company has redeemed $90.8 million of the Grace Preferred Equity Interests, resulting in $356.3 million of liquidation value remaining outstanding under the Grace Preferred Equity Interests.

The Company is also required, in certain circumstances, to apply debt proceeds to redeem the Grace Preferred Equity Interests at par. As of February 27, 2018, the Company is required to have redeemed 50.0% of the Grace Preferred Equity Interests, and the Company is required to redeem 100.0% of the Grace Preferred Equity Interests remaining outstanding at the earlier of (i) 90 days following the stated maturity date (including extension options) under the Grace Indebtedness, and (ii) February 27, 2019. In addition, the Company has the right, at its option, to redeem the Grace Preferred Equity Interests, in whole or in part, at any time at par. The holders of the Grace Preferred Equity Interests have certain consent rights over major actions by the Company relating to the Grace Portfolio. In connection with the issuance of the Grace Preferred Equity Interests, the Company, the OP, and certain individual members of the parent of the Sponsor, entered into three agreements making guarantees to the sellers and their affiliates or indemnifying the sellers and their affiliates related to the Grace Portfolio. If the Company is unable to satisfy the redemption, distribution or other requirements of the Grace Preferred Equity Interests (including if there is a default under the related guarantees provided by the Company, the OP and the individual members of the parent of the Sponsor), the holders of the Grace Preferred Equity Interests have certain rights, including the ability to

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 3 — Business Combinations  – (continued)

assume control of the operations of the Grace Portfolio through the assumption of control of the Holdco entities. Due to the fact that the Grace Preferred Equity Interests are mandatorily redeemable and certain of their other characteristics, the Grace Preferred Equity Interests are treated as debt in accordance with GAAP.

The following table presents the preliminary allocation of the assets acquired and liabilities assumed by the Company as of February 27, 2015 (in thousands):

Assets acquired and liabilities assumed	February 27, 2015
Land	$274,479
Buildings and improvements	1,391,506
Below-market lease obligation	2,605
Furniture, fixtures and equipment	127,935
Prepaid expenses and other assets	8,133
Accounts payable and accrued expenses	(4,517)
Total operating assets acquired, net	1,800,141
Financing of real estate investments	(1,351,282)
Total assets acquired, net	$448,859

The Company is finalizing the fair value of certain tangible and intangible assets acquired and adjustments may be made to the preliminary purchase price allocation shown above.

The following table below presents pro-forma financial information as if the Grace Acquisition had occurred on January 1, 2014 (in thousands). The unaudited pro-forma financial information is not necessarily indicative of what the actual results of operations would have been, assuming the acquisition had occurred on January 1, 2014, nor does it purport to represent our future results of operations.

Pro-forma	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
Revenues	$132,852	$122,080	$385,080	$356,061
Net income (loss)	$(5,082)	$(2,078)	$(13,322)	$(7,686)

Included in the pro-forma table above are the following expense adjustments to account for differences between the Company’s estimates and amounts actually incurred by the seller: a reduction in management fees of $1.2 million and $5.8 million, a reduction in depreciation and amortization of $3.4 million and $15.5 million, and additional interest expense of $5.5 million and $24.6 million, for the nine months ended September 30, 2015 and September 30, 2014, respectively. Additionally, in the first quarter ended March 31, 2015, there was an adjustment to reduce acquisition and transaction related costs for $37.3 million. Revenue and net loss attributable to the Grace Portfolio included in our condensed consolidated statement of operations since the date of acquisition was $284.9 million and $2.5 million, respectively.

HGI Blacksburg JV:  On May 20, 2015, the Company acquired an additional equity interest in the HGI Blacksburg JV, increasing its percentage ownership to 56.5% from 24.0%. As a result of this transaction, the Company concluded that it was the primary beneficiary, with the power to direct activities that most significantly impact economic performance of the HGI Blacksburg JV, and therefore consolidated the entity in its condensed consolidated financial statements subsequent to the acquisition. The purchase price of the additional equity interest was approximately $2.2 million, exclusive of closing costs. The joint venture asset holds one hotel, the Hilton Garden Inn Blacksburg. The impact of the acquisition on the consolidated financial statements was immaterial as of September 30, 2015.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 3 — Business Combinations  – (continued)

SWN Acquisitions:  In June 2015, the Company entered into the SWN Acquisitions, a series of agreements to acquire an aggregate of 44 hotels from three different independent parties for an aggregate contract purchase price of $739.8 million. On October 15, 2015, the Company completed the acquisition of 10 hotels from affiliates of Summit Hotel Properties, Inc. (the “First Summit Closing”) for $150.1 million, and on November 2, 2015, the Company completed the acquisition of two hotels from affiliates of Noble Investment Group, LLC (the “First Noble Closing”) for $48.6 million. The Company expects to complete the acquisitions of the remaining 32 hotels pursuant to the SWN Acquisitions in six separate closings, which are scheduled to occur during the fourth quarter of 2015 and the first quarter of 2016. The Company has certain rights to postpone various of the closings. Following the completion of the First Summit Closing and the First Noble Closing, the Company has approximately $61.9 million in deposits with respect to the remaining acquisitions that will be used to pay a portion of the consideration due at closing. The remaining consideration due at the closings is expected to be funded, similar to the First Summit Closing and the First Noble Closing by a combination of proceeds from the Company’s ongoing Offering and mortgage debt financing pursuant to advances under the Term Loan. (See Note 5 — Mortgage Notes Payable). Although the Company has entered into agreements relating to the acquisition of the remaining 32 hotels, these agreements and the acquisitions thereunder are subject to conditions, and there can be no assurance that the Company will be able to consummate the acquisition of any or all of the hotels in these portfolios on the currently contemplated terms or at all. (See Note 13 — Subsequent Events).

Note 4 — Leases

In connection with its acquisitions the Company has assumed various lease agreements. These lease agreements primarily comprise one operating lease and nine ground leases. The following table summarizes the Company’s future minimum rental commitments under these leases (in thousands).

	Minimum Rental Commitments	Amortization of Below Market Lease Intangible to Rent Expense
For the three months ended December 31, 2015	$1,296	$100
Year ended December 31, 2016	5,191	399
Year ended December 31, 2017	5,209	399
Year ended December 31, 2018	5,216	399
Year ended December 31, 2019	5,225	399
Thereafter	92,232	8,631
Total	$114,369	$10,327

The Company has allocated values to certain above and below-market lease intangibles based on the difference between market rents and rental commitments under the leases. During the three months ended September 30, 2015 and September 30, 2014, and the nine months ended September 30, 2015 and September 30, 2014, amortization of below-market lease intangibles, net, to rent expense was $0.1 million and $0.1 million, and $0.3 million and $0.2 million respectively. Rent expense for the three months ended September 30, 2015 and September 30, 2014 was $1.8 million and $1.3 million, respectively. Rent expense for the nine months ended September 30, 2015 and September 30, 2014 was $4.4 million and $3.6 million, respectively. Included in the prior year period is rent expense recognized by the Predecessor.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 5 — Mortgage Notes Payable

The Company’s mortgage notes payable as of September 30, 2015 and December 31, 2014 consist of the following, respectively (in thousands):

	Outstanding Mortgage Note Payable
Encumbered Properties	September 30, 2015	December 31, 2014	Interest Rate	Payment	Maturity
Baltimore Courtyard & Providence Courtyard	$45,500	$45,500	4.30%	Interest Only, Principal paid at Maturity	April 2019
Hilton Garden Inn Blacksburg Joint Venture	$10,500	—	4.31%	Interest Only, Principal paid at Maturity	June 2020
Assumed Grace Mortgage Loan – 96 properties in Grace Portfolio	$801,676	—	LIBOR plus 3.29%	Interest Only, Principal paid at Maturity	May 2016, subject to three, one year extension rights
Assumed Grace Mezzanine Loan – 96 properties in Grace Portfolio	$102,364	—	LIBOR plus 4.77%	Interest Only, Principal paid at Maturity	May 2016, subject to three, one year extension rights
Original Additional Grace Mortgage Loan – 20 properties in Grace Portfolio and the Stratford Homewood Suites(1)	$227,000	—	The greater of (i) 6.00% plus LIBOR or (ii) 6.25%	Interest Only, Principal paid at Maturity	March 2017, subject to a one year extension right
Total	$1,187,040	$45,500

(1)	The Original Additional Grace Mortgage Loan was refinanced to reduce and fix the interest rate and extend the maturity in October 2015. (See Note 13 — Subsequent Events)

The Assumed Grace Mortgage Loan and the Assumed Grace Mezzanine Loan mature on May 1, 2016, subject to three (one-year) extension rights. The extensions on the Assumed Grace Mortgage Loan and the Assumed Grace Mezzanine Loan can only occur if certain conditions are met, including a condition with respect to the second and third extension terms that a minimum ratio of net operating income to debt outstanding be satisfied. There can be no assurance that we will be able to meet these conditions and extend these loans pursuant to their terms. The suspension of the Offering (see Note 13 — Subsequent Events) is not expected to have a negative impact on the ability of the Company to extend these loans. Interest expense related to the Company’s mortgage notes payable for the nine months ended September 30, 2015 was $29.3 million. Interest expense related to the Company’s mortgage notes payable for the three months ended September 30, 2015 was $12.7 million.

Interest expense related to the mortgage note payable attributable to the Successor for the three months ended September 30, 2014 and for the period from March 21 to September 30, 2014 was $0.5 million and $1.1 million, respectively. Interest expense attributable to the Predecessor, for the period from January 1 to March 20, 2014 was $0.5 million.

Deutsche Bank Term Loan Agreement

On August 21, 2015, the Company and the OP, as guarantors, and certain wholly owned subsidiaries of the OP (the “Borrowers”), as borrowers, entered into a Term Loan Agreement with Deutsche Bank AG New York Branch, as administrative agent and Deutsche Bank Securities Inc., as sole lead arranger and book-running manager. On October 15, 2015, the Company amended and restated the Term Loan Agreement (as so amended, the “Term Loan”) and made the initial draw down of borrowings of $96.9 million in connection with the First Summit Closing. On November 2, 2015, the Company drew down borrowings of $26.0 million in connection with the First Noble Closing. (See Note 13 — Subsequent Events).

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 5 — Mortgage Notes Payable  – (continued)

The Term Loan provides for up to $450 million in financing (the “Loans”) at a rate equal to a base rate plus a spread of between 3.25% and 3.75% for Eurodollar rate Loans and between 2.25% and 2.75% for base rate Loans, depending on the aggregate debt yield and aggregate loan-to-value of the properties securing the Loans measured periodically. Prior to November 1, 2015, all spreads were 0.5% less than they will be during the rest of the term. The Loans have been, and will continue to be, funded on a delayed draw basis in up to eleven advances, which may be used to fund closing consideration required to complete the SWN Acquisitions, or for general working capital purposes. Each advance is subject to customary funding conditions and there can be no assurance that all, or any, of the advances will be funded.

The Term Loan has a term of three years, with two one-year extension options, and is secured by the fee interest in the hotels as and when they are acquired. No advance may exceed the least of (i) 65% of the aggregate appraised value of the hotels pledged as collateral, (ii) 65% of the aggregate purchase price of the hotels pledged as collateral, and (iii) the adjusted net operating income for the hotels pledged as collateral divided by 11.5%, and no advances may be made after June 30, 2016.

Pursuant to the Term Loan, the Borrowers agreed to make periodic payments into an escrow account with the administrative agent under the Term Loan (on behalf of the lenders) for future property improvements at the hotels expected to serve as collateral.

Certain limited recourse obligations of the Borrowers under the Term Loan are guaranteed by the OP and the Company. The Company and the OP have also agreed to guarantee the first half of property improvement escrows required to be funded pursuant to the Term Loan.

The Term Loan includes the following financial covenants: minimum debt service coverage ratio applicable to the Borrowers, minimum consolidated net worth applicable to the Company, and minimum consolidated liquidity applicable to the Company.

Note 6 — Promissory Notes Payable

The Company’s promissory notes payable as of September 30, 2015 and December 31, 2014 were as follows (in thousands):

	Outstanding Promissory Notes Payable
Note Payable and Use of Proceeds	September 30, 2015	December 31, 2014	Interest Rate	Payment	Maturity
Barceló Promissory Note for acquisition of Barceló Portfolio	$—	$63,074	6.8%	Interest Only	See below
Property Improvement Plan Promissory Note	$—	$1,775	4.5%	Interest Only	March 2019

The promissory note the Company executed in favor of BCC in connection with the acquisition of the Barceló Portfolio (as amended, the “Barceló Promissory Note”), which had a maturity date of within 10 business days after the date the Company raised $70.0 million in common equity from the Offering after the closing of the Grace Acquisition, and payment of all acquisition related expenses which include payments to the Advisor and affiliates, matured and was repaid in full during the second quarter ended June 30, 2015. Also during the second quarter ended June 30, 2015, the Company repaid in full the Property Improvement Plan Promissory Note of $1.8 million. The Property Improvement Plan Promissory Note was payable to Crestline (see Note 11 — Related Party Transactions and Arrangements).

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 6 — Promissory Notes Payable  – (continued)

There was no interest expense related to the Company’s promissory notes payable for the three months ended September 30, 2015. For the three months ended September 30, 2014, there was $1.3 million in interest expense. Interest expense related to the Company’s promissory notes payable for the nine months ended September 30, 2015 and the nine months ended September 30, 2014 were $1.4 million and $2.5 million, respectively.

Note 7 — Accounts Payable and Accrued Expenses

The following is a summary of the components of accounts payable and accrued expenses (in thousands):

	September 30, 2015	December 31, 2014
Trade accounts payable and accrued expenses	$52,893	$7,412
Contingent consideration from Barceló Portfolio (see Note 10)	663	2,384
Deferred payment for Barceló Portfolio (see Note 10)	—	3,471
Hotel accrued salaries and related liabilities	7,571	952
Total	$61,127	$14,219

Note 8 — Common Stock

The Company had 30,668,065 shares and 10,163,206 shares of common stock outstanding and had received total gross proceeds of $762.6 million and $252.9 million as of September 30, 2015 and December 31, 2014, respectively, including shares issued under the DRIP.

On February 3, 2014, the Company’s board of directors authorized, and the Company declared, distributions payable to stockholders of record each day during the applicable month equal to $0.00465753425 per day, or $1.70 per annum, per share of common stock. The first distribution was paid in May 2014 to holders of record in April 2014. The distributions are payable by the fifth day following each month end to stockholders of record at the close of business each day during the prior month.

Share Repurchase Program

The Company has a Share Repurchase Program (the “SRP”) that enables stockholders to sell their shares of common stock originally purchased from the Company back to the Company. Under the SRP, stockholders may request that the Company redeem all or any portion, subject to certain minimum conditions described below, if such repurchase does not impair the Company’s capital or operations.

Except in connection with a stockholder’s death, disability, bankruptcy or other involuntary exigent circumstance, prior to the time that the shares of common stock are listed on a national securities exchange and until the Company begins to calculate its NAV, the repurchase price per share will depend on the length of time investors have held such shares as follows: after one year from the purchase date — the lower of $23.13 or 92.5% of the amount they actually paid for each share; after two years from the purchase date — the lower of $23.75 or 95.0% of the amount they actually paid for each share; after three years from the purchase date —  the lower of $24.38 or 97.5% of the amount they actually paid for each share; and after four years from the purchase date — the lower of $25.00 or 100.0% of the amount they actually paid for each share (in each case, as adjusted for any stock distributions, combinations, splits and recapitalizations).

Once the Company begins to calculate its NAV, the price per share that the Company will pay to repurchase the Company’s shares of common stock on the last day of each quarter, will be the Company’s per share NAV of common stock for the quarter, calculated after the close of business on each day the Company makes its quarterly financial filing. Subject to limited exceptions, stockholders whose shares of common stock

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 8 — Common Stock  – (continued)

are repurchased within the first four months from the date of purchase will be subject to a short-term trading fee of 2.0% of the aggregate per share NAV of the shares of common stock repurchased.

The board of directors may reject a request for repurchase, at any time. Purchases under the SRP by the Company will be limited in any calendar year to 5.0% of the weighted average number of shares outstanding during the prior calendar year. In addition, funds available for the Company’s SRP are limited and may not be sufficient to accommodate all requests. Due to these limitations, the Company cannot guarantee that it will be able to accommodate all repurchase requests.

When a stockholder requests a repurchase and the repurchase is approved, the Company will reclassify such obligation from equity to a liability based on the settlement value of the obligation. Shares purchased under the SRP will have the status of authorized but unissued shares. As of September 30, 2015, there had been redemptions of $0.9 million. As of December 31, 2014, there had been no redemptions.

Distribution Reinvestment Plan (DRIP)

Pursuant to the DRIP, stockholders may elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased pursuant to the DRIP. Participants purchasing shares pursuant to the DRIP have the same rights and are treated in the same manner as if such shares were issued pursuant to the primary Offering. The board of directors may designate that certain cash or other distributions be excluded from the DRIP. The Company has the right to amend or suspend any aspect of the DRIP or terminate the DRIP with ten days’ notice to participants. Shares issued under the DRIP are recorded to equity in the accompanying balance sheets in the period distributions are paid. There were 544,748 shares issued under the DRIP as of September 30, 2015 and 63,998 shares issued under the DRIP as of December 31, 2014.

Note 9 — Fair Value Measurements

The Company is required to disclose the fair value of financial instruments which it is practicable to estimate. The fair value of cash and cash equivalents, accounts receivable and accounts payable and accrued expenses approximate their carrying amounts due to the relatively short maturity of these items. The following table shows the carrying values and the fair values of material non-current liabilities that qualify as financial instruments, determined in accordance with the authoritative guidance for disclosures about fair value of financial instruments (in thousands):

	September 30, 2015
	Carrying Amount	Fair Value
Mortgage notes payable	$1,187,040	$1,197,487

The fair value of the mortgage notes payable were determined using the discounted cash flow method and applying current market rates and is classified as level 3 under the fair value hierarchy. As described in Note 10 — Commitments and Contingencies, the carrying amount of the contingent consideration was remeasured to fair value as of September 30, 2015.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 10 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation, claims and regulatory matters. There are no material legal or regulatory proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim and is not aware of any other environmental condition that it believes will have a material adverse effect on its results of operations or financial condition.

Contingent Consideration

Included as part of the acquisition of the Barceló Portfolio is a contingent consideration payable to BCC based on the operating results of the Baltimore Courtyard, Providence Courtyard and Stratford Homewood Suites. The amount payable is calculated by applying a contractual capitalization rate to the excess earnings before interest, taxes, depreciation and amortization earned in the second year after the acquisition over an agreed upon target. In the second quarter ended June 30, 2015, the Company revised its forecast due to civil unrest in Baltimore, which impacted the results of the Baltimore Courtyard, resulting in a decrease in the contingent consideration payable of $1.9 million. In the third quarter ended September 30, 2015, the Company further revised its forecast resulting in a increase in the contingent consideration payable of $0.2 million. The change in the contingent consideration payable is reflected in other income in the condensed consolidated statements of operations and comprehensive income (loss) for the three and nine month periods ended September 30, 2015. The contingent consideration payable as of September 30, 2015 is $0.7 million.

Deferred Consideration

Included as part of the acquisition of the Barceló Portfolio was deferred consideration payable to BCC of $3.5 million, which was payable within 10 business days after the date the Company raises $70.0 million in common equity from the Offering after the closing of the Grace Acquisition and payment of all acquisition related expenses which include payments to the Advisor and affiliates. In the second quarter ended June 30, 2015, the Company repaid the deferred consideration payable of $3.5 million.

Note 11 — Related Party Transactions and Arrangements

As of September 30, 2015, the Special Limited Partner owned 8,888 shares of the Company’s outstanding common stock. Additionally, as of September 30, 2015, AR Capital, LLC (“ARC”), the parent of the Sponsor, owned 22,222 shares of the Company’s outstanding common stock.

The Advisor and its affiliates are entitled to a variety of fees, and may incur and pay costs and fees on behalf of the Company for which they are entitled to reimbursement. The Company had a payable due to affiliates related to operating, acquisition, financing and offering costs of $4.2 million and $7.0 million as of September 30, 2015 and December 31, 2014, respectively.

Fees Paid in Connection with the Offering

The Dealer Manager is paid fees and compensation in connection with the sale of the Company’s common stock in the Offering. The Dealer Manager is paid a selling commission of up to 7.0% of the per share purchase price of the Company’s Offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, the Dealer Manager is paid up to 3.0% of the gross proceeds from the sale of shares, before reallowance to participating broker-dealers, as a dealer-manager fee. The Dealer

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 11 — Related Party Transactions and Arrangements  – (continued)

Manager may reallow its dealer-manager fee to participating broker-dealers. A participating broker dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares by such participating broker dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale. If this option is elected, the dealer manager fee will be reduced to 2.5% of gross proceeds.

The table below shows the commissions and fees incurred from and payable to the Dealer Manager for the Offering during the three months ended September 30, 2015 and 2014, the nine months ended September 30, 2015 and 2014, and the associated payable as of September 30, 2015 and December 31, 2014, which is recorded in due to affiliates on the Company’s condensed consolidated balance sheets (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,		Payable as of
	2015	2014	2015	2014	September 30, 2015	December 31, 2014
Total commissions and fees incurred from the Dealer Manager	$13,289	$9,926	$47,914	$11,763	$241	$153

The Advisor and its affiliates are paid compensation and/or receive reimbursement for services relating to the Offering, including transfer agency services provided by American National Stock Transfer, LLC, an affiliate of the Dealer Manager. The Company is responsible for the Offering and related costs (excluding selling commissions and dealer manager fees) up to a maximum of 2.0% of gross proceeds received from the Offering, measured at the end of the Offering. Offering costs in excess of the 2.0% cap as of the end of the Offering are the Advisor’s responsibility. As of September 30, 2015, Offering and related costs (excluding selling commissions and dealer manager fees) exceeded 2.0% of gross proceeds received from the Offering by $6.1 million. As of December 31, 2014, Offering and related costs (excluding selling commissions and dealer manager fees) exceeded 2.0% of gross proceeds received from the Offering by $2.4 million.

All Offering costs incurred by the Company or its affiliated entities on behalf of the Company have been recorded as a reduction to additional paid-in-capital on the accompanying condensed consolidated balance sheets. The table below shows compensation and reimbursements incurred and payable to the Advisor and its affiliates for services relating to the Offering during the three months ended September 30, 2015, and the three months ended September 30, 2014, the nine months ended September 30, 2015 and the nine months ended September 30, 2014, and the associated amounts payable as of September 30, 2015 and December 31, 2014, which is recorded in due to affiliates on the Company’s consolidated balance sheets (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,		Payable as of
	2015	2014	2015	2014	September 30, 2015	December 31, 2014
Total compensation and reimbursement for services provided by the Advisor and its affiliates related to the Offering	$4,045	$541	$13,979	$1,652	$436	$1,885

Fees Paid in Connection With the Operations of the Company

Fees Paid to the Advisor

The Advisor receives an acquisition fee of 1.5% of (A) the contract purchase price of each acquired property and (B) the amount advanced for a loan or other investment. The Advisor may also be reimbursed for expenses incurred in the process of acquiring properties, in addition to third-party costs the Company may pay directly to, or reimburse the Advisor for. Additionally, the Company may reimburse the Advisor for legal

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 11 — Related Party Transactions and Arrangements  – (continued)

expenses it or its affiliates directly incur in the process of acquiring properties in an amount not to exceed 0.1% of the contract purchase price of the Company’s assets acquired. Once the proceeds from the Offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) may not exceed 1.9% of the contract purchase price, for any new investments, including reinvested proceeds, and the amount advanced for a loan or other investment, for all the assets acquired. In no event will the total of all acquisition fees, acquisition expenses and any financing coordination fees (as described below) payable with respect to the Company’s total portfolio of investments, calculated after the close of the Offering and once the Company has invested substantially all the proceeds of the Offering, exceed 4.5% of (A) the contract purchase price of all of the Company’s properties and (B) the amount advanced for all of the Company’s loans or other investments. Fees paid to the Advisor related to acquisitions are reported as a component of net income (loss) in the period incurred.

If the Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor or its assignees a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing, subject to certain limitations. Fees paid to the Advisor related to debt financings are deferred and amortized over the term of the related debt instrument.

The table below presents the acquisition and financing coordination fees charged by the Advisor in connection with the operations of the Company for the three months ended September 30, 2015 and 2014, the nine months ended September 30, 2015 and 2014, and the associated payable as of September 30, 2015 and December 31, 2014, which is recorded in due to affiliates on the Company’s condensed consolidated balance sheets (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,		Payable as of
	2015	2014	2015	2014	September 30, 2015	December 31, 2014
Acquisition fees	$—	$—	$27,203	$1,598	$—	$—
Acquisition cost reimbursements	$—	$—	$1,808	$—	$—	$—
Financing coordination fees	$3,375	$—	$15,254	$815	$—	$—
	$3,375	$—	$44,265	$2,413	$—	$—

For asset management services provided by the Advisor, the Company issues an asset management subordinated participation to the Advisor by causing the OP to issue (subject to periodic approval by the board of directors) to the Advisor a number of performance-based restricted, forfeitable partnership units of the OP (designated as “Class B Units”) on a quarterly basis in an amount equal to:

•	The cost of the Company’s assets, (until the NAV pricing date, then the lower of the cost of the Company’s assets and the fair value of the Company’s assets), multiplied by
•	0.1875%, divided by
•	The value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the Offering price minus selling commissions and dealer manager fees) and, at such time as the Company estimates NAV, to per-share NAV.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 11 — Related Party Transactions and Arrangements  – (continued)

The Advisor is entitled to receive distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated participation at the same rate as distributions received on the Company’s common stock. Such distributions are in addition to the incentive fees and other distributions the Advisor and its affiliates may receive from the Company and the OP, including without limitation, the annual subordinated performance fee and the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, each as described below.

The restricted Class B Units do not become unrestricted Class B Units until certain performance conditions are satisfied, including until the adjusted market value of the OP’s assets plus applicable distributions equals or exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors, and the occurrence of a sale of all or substantially all of the OP’s assets, a listing of the Company’s common stock, or a termination of the advisory agreement without cause. Asset management services were performed by the Advisor for the nine months ended September 30, 2015, and 361,226 Class B Units have been issued as of September 30, 2015.

Following amendments to the Company’s agreement with the Advisor and the limited partnership agreement of the OP on November 11, 2015, the Company is now required to pay asset management fees, which may be in cash (subject to certain coverage limitations during the pendency of the Offering), shares of the Company’s common stock or a combination of both, at the Advisor’s election, on a monthly basis effective October 1, 2015, and Class B Units will no longer be issued to the Advisor with respect to periods commencing on or after September 30, 2015. (See Note 13 — Subsequent Events).

Fees Paid to the Property Manager

The Company pays a property management fee of up to 4.0% of the monthly gross receipts from the Company’s properties to the Property Manager. The Property Manager, in turn, pays a portion of the property management fees to Crestline or a third-party sub-property manager, as applicable. The Company also reimburses Crestline or a third-party sub-property manager, as applicable, for property level expenses, as well as fees and expenses of such sub-property manager. However, the Company will not reimburse such sub-property managers for general overhead costs or for the wages and salaries and other employee-related expenses of employees of such sub-property managers, other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of the Company’s properties, and, in certain circumstances, who are engaged in off-site activities.

The Company also will pay to Crestline an annual incentive fee equal to 15% of the amount by which the operating profit from the properties managed by Crestline for such fiscal year (or partial fiscal year) exceeds 8.5% of the total investment of such properties. The Company may, in the future, pay similar fees to third-party sub-property managers. No incentive fee was payable by the Company during either of the three months ended or nine months ended September 30, 2015 or 2014.

For these purposes, “total investment” means the sum of (i) the price paid to acquire the property, including closing costs, conversion costs, and transaction costs; (ii) additional invested capital; and (iii) any other costs paid in connection with the acquisition of the property, whether incurred pre- or post-acquisition.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 11 — Related Party Transactions and Arrangements  – (continued)

The table below shows the management fees and reimbursable expenses incurred by the Company from Crestline or the Property Manager (and not payable to a third party sub-property manager) during the three and nine months ended September 30, 2015 and 2014, respectively, and the associated payable as of September 30, 2015 and December 31, 2014 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,		Payable as of
	2015	2014	2015	2014	September 30, 2015	December 31, 2014
Total management fees and reimbursable expenses incurred from Crestline	$2,631	$587	$6,564	$1,979	$896	$228
Total management fees incurred from Property Manager	$2,055	$85	$5,000	$181	$2,631	$20
Total	$4,686	$672	$11,564	$2,160	$3,527	$248

The Company paid Crestline interest on the Property Improvement Plan Promissory Note. In the second quarter ended June 30, 2015, the Company repaid in full the Property Improvement Plan Promissory Note of $1.8 million (see Note 6 — Promissory Notes Payable). The table below shows the interest expense incurred by the Company during the three and nine months ended September 30, 2015 and 2014, respectively, and the associated payable as of September 30, 2015 and December 31, 2014, which is recorded in due to affiliates on the condensed consolidated balances sheets (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,		Payable as of
	2015	2014	2015	2014	September 30, 2015	December 31, 2014
Interest related to the Property Improvement Plan Promissory Note	$—	$20	$21	$43	$—	$20

Fees Paid to Other Affiliates of the Advisor

The Company entered into an agreement with the Dealer Manager to provide strategic advisory services and investment banking services required in the ordinary course of the Company’s business, such as performing financial analysis, evaluating publicly traded comparable companies and assisting in developing a portfolio composition strategy, a capitalization structure to optimize future liquidity options and structuring operations. The Company has recorded the payment of the costs associated with this agreement of $0.9 million in prepaid expenses and other assets on the Company’s condensed consolidated balance sheets and amortizes the costs associated with this agreement over the estimated remaining life of the Offering.

RCS Advisory Services, LLC (“RCS Advisory”) is paid compensation for services provided to the Company on behalf of the Advisor based on time and expenses incurred. Additionally, the Company entered into a $0.8 million agreement with RCS Advisory to provide transaction management services in connection with the Grace Acquisition, the full amount of which was accrued for at December 31, 2014, and was paid in full as of September 30, 2015.

The Company entered into an agreement with the Dealer Manager to provide strategic financial advice and assistance in connection with the Grace Acquisition, such as performing financial advisory and analysis services, due diligence and negotiation of the financial aspects of the acquisition. The Company was charged 0.25% of the total transaction value for these services and accrued $4.5 million as of December 31, 2014, and was paid in full as of September 30, 2015.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 11 — Related Party Transactions and Arrangements  – (continued)

The table below presents related party fees and reimbursements charged by the Dealer Manager and RCS Advisory in connection with the operations of the Company for the nine months ended September 30, 2015 and 2014, respectively, and the associated payable as of September 30, 2015 and December 31, 2014 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,		Payable as of
	2015	2014	2015	2014	September 30, 2015	December 31, 2014
Transaction fees and expenses	$—	$2,160	$—	$3,170	$—	$4,645
Advisory and investment banking fee	$115	$115	$345	$345	$—	$—
Total related party fees and reimbursements	$115	$2,275	$345	$3,515	$—	$4,645

In order to increase operating cash flows and the ability to pay distributions from operating cash flows, the Advisor may elect to waive certain fees. Because the Advisor may waive certain fees, cash flow from operations that would have been paid to the Advisor may be available to pay distributions to stockholders. The fees that may be forgiven are not deferrals and accordingly, will not be paid to the Advisor. In certain instances, to improve the Company’s working capital, the Advisor may elect to absorb a portion of the Company’s general and administrative costs. No expenses were absorbed by the Advisor during the nine months ended September 30, 2015 and 2014, respectively.

The Company reimburses the Advisor’s costs for providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which the Company’s operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt, impairment or other similar non-cash reserves and excluding any gain from the sale of assets for that period, unless the Company’s independent directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, in which case the excess amount may be reimbursed to the Advisor in subsequent periods. Additionally, the Company reimburses the Advisor for personnel costs in connection with other services; however, the Company will not reimburse the Advisor for personnel costs, including executive salaries, in connection with services for which the Advisor receives acquisition fees, acquisition expenses or real estate commissions.

The Advisor at its election may also contribute capital to enhance the Company’s cash position for working capital and distribution purposes. Any contributed capital amounts are not reimbursable to the Advisor. Further, any capital contributions are made without any corresponding issuance of common or preferred shares. There were no contributions to capital from the Advisor for the nine months ended September 30, 2015 and 2014, respectively.

Fees Paid in Connection with the Liquidation or Listing

The Company is required to pay the Advisor an annual subordinated performance fee calculated on the basis of the Company’s total return to stockholders, payable monthly in arrears, such that for any year in which the Company’s total return on stockholders’ capital exceeds 6.0% per annum, the Advisor will be entitled to 15.0% of the excess total return but not to exceed 10.0% of the aggregate total return for such year. This fee will be payable only upon the sale of assets, other disposition or refinancing of such assets, which results in the return on stockholders’ capital exceeding 6.0% per annum. No subordinated performance fees were incurred during the nine months ended September 30, 2015 and 2014, respectively.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 11 — Related Party Transactions and Arrangements  – (continued)

The Company may pay a brokerage commission to the Advisor on the sale of property, not to exceed the lesser of 2.0% of the contract sale price of the property and 50.0% of the total brokerage commission paid if a third-party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission, in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. No such fees were incurred during the nine months ended September 30, 2015 and 2014, respectively.

The Special Limited Partner will be entitled to receive a subordinated participation in the net sales proceeds of the sale of real estate assets of 15.0% of the remaining net sale proceeds after return of capital contributions to investors plus payment to investors of a 6.0% cumulative, pre-tax, non-compounded annual return on the capital contributed by investors. The Special Limited Partner will not be entitled to the subordinated participation in net sale proceeds unless the Company’s investors have received a 6.0% cumulative non-compounded return on their capital contributions plus the return of their capital. No such participation became due and payable during the nine months ended September 30, 2015 and 2014, respectively.

If the common stock of the Company is listed on a national exchange, the Special Limited Partner will be entitled to receive a subordinated incentive listing distribution of 15.0% of the amount by which the Company’s market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return on their capital contributions. The Special Limited Partner will not be entitled to the subordinated incentive listing distribution unless investors have received a 6.0% cumulative, pre-tax non-compounded annual return on their capital contributions. No such distributions were incurred during the nine months ended September 30, 2015 and 2014, respectively. Neither the Special Limited Partner nor any of its affiliates can earn both the subordinated participation in the net sale proceeds and the subordinated incentive listing distribution.

Upon termination or non-renewal of the advisory agreement with the Advisor, with or without cause, the Special Limited Partner, through its controlling interest in the Advisor, will be entitled to receive distributions from the OP equal to 15.0% of the amount by which the sum of the Company’s market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors. The Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs. No such distributions were incurred during the nine months ended September 30, 2015 and 2014, respectively.

Note 12 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management, asset acquisition and disposition decisions, the sale of shares of common stock available for issue, transfer agency services, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 13 — Subsequent Events

The Company has evaluated subsequent events through the filing of this Quarterly Report on Form 10-Q, and determined that there have not been any events that have occurred that would require adjustments to disclosures in the accompanying condensed consolidated financial statements except for the following transactions:

Sales of Common Stock

Subsequent to the quarter ended September 30, 2015, and through October 1, 2015, the Company raised additional gross proceeds, including proceeds from shares issued under the DRIP, of $81.4 million, and issued common stock, including unvested restricted shares and shares issued under the DRIP, of 3.2 million.

SWN Acquisitions

In June 2015, the Company entered into the SWN Acquisitions, a series of agreements to acquire an aggregate of 44 hotels from three different independent parties for an aggregate contract purchase price of $739.8 million. On October 15, 2015, the Company completed the First Summit Closing and acquired 10 hotels for $150.1 million, and on November 2, 2015, the Company completed the First Noble Closing and acquired two hotels for $48.6 million. The Company expects to complete the acquisitions of the remaining 32 hotels in six separate closings, which are scheduled to occur during the fourth quarter of 2015 and the first quarter of 2016. Following the completion of the First Summit Closing and the First Noble Closing, the Company has approximately $61.9 million in deposits with respect to the remaining acquisitions that will be used to pay a portion of the consideration due at closing. The remaining consideration due at the closings is expected to be funded, similar to the First Summit Closing and the First Noble Closing, by a combination of proceeds from the Company’s ongoing Offering and mortgage debt financing pursuant to advances under the Term Loan. (See Note 5 — Mortgage Notes Payable). Although the Company has entered into agreements relating to the acquisition of the remaining 32 hotels, these agreements and the acquisitions thereunder are subject to conditions, and there can be no assurance that the Company will be able to consummate the acquisition of any or all of the hotels in these portfolios on the currently contemplated terms or at all.

Summit Portfolio:

On June 2, 2015, the Company through a wholly owned subsidiary of the OP, entered into two separate agreements to purchase fee simple interests in an aggregate portfolio of 26 hotels containing an aggregate of 2,793 guest rooms, from affiliates of Summit Hotel Properties, Inc. (the “Summit Portfolio”).

On October 15, 2015, the Company completed the First Summit Closing and acquired 10 hotels for an aggregate purchase price of $150.1 million, which was funded with $7.6 million previously paid as a deposit, $45.6 million from the proceeds of the Company’s ongoing IPO, and $96.9 million from an advance under the Term Loan.

The aggregate cash purchase price for the remaining 16 hotels is approximately $197.3 million, subject to closing prorations and other adjustments. The remaining 16 hotels are expected to be purchased in two separate closings which are scheduled to occur by March 31, 2016. The acquisition of the hotels that are the subject of any particular closing are not conditioned on the acquisition of the other hotels at that closing, or any other closing. In addition, the Company has the right to terminate the applicable agreement with respect to a particular hotel under certain circumstances, including if there are title issues or material casualties or condemnations involving a particular hotel. Upon the completion of the First Summit Closing, the Company has approximately $27.5 million remaining in deposits with respect to the remaining Summit Portfolio acquisitions.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 13 — Subsequent Events  – (continued)

Wheelock Portfolio:

On June 2, 2015, the Company through a wholly owned subsidiary of the OP, entered into an agreement to purchase the fee simple interests in a portfolio of five hotels containing 565 guestrooms, from affiliates of Wheelock Real Estate Fund, L.P. (the “Wheelock Portfolio”). The five hotels are expected to be purchased in the fourth quarter of 2015.

The aggregate cash purchase price for the Wheelock Portfolio is approximately $92.4 million, subject to closing prorations and other adjustments. As of September 30, 2015 the Company has made deposits of $8.0 million with respect to the Wheelock Portfolio.

Noble Portfolio:

On June 15, 2015, the Company, through a wholly owned subsidiary of the OP, entered into 13 separate but substantially identical agreements to purchase the fee simple interests in an aggregate portfolio of 13 hotels containing an aggregate of 1,913 guest rooms from affiliates of Noble Investment Group, LLC (the “Noble Portfolio”).

On November 2, 2015, the Company completed the acquisition of the First Noble Closing for an aggregate purchase price of $48.6 million, which was funded with $3.6 million previously paid as a deposit, $19.0 million from the proceeds of the Company’s ongoing IPO, and $26.0 million from an advance under the Term Loan. The remaining 11 hotels in the Noble Portfolio are scheduled to close in three separate closings, which are expected to occur by March 31, 2016. The Company has certain rights to postpone the third and fourth Noble closings.

The aggregate cash purchase price for the remaining 11 hotels is approximately $251.4 million, subject to closing prorations and other adjustments. Upon the completion of the First Noble Closing, the Company has approximately $26.4 million remaining in deposits with respect to the remaining Noble Portfolio acquisitions.

Refinancing of Original Additional Grace Mortgage Loan

On October 6, 2015, the Company, through indirect wholly owned subsidiaries, entered into a Loan Agreement (the “Loan Agreement”) with Ladder Capital Finance LLC and German American Capital Corporation (together, the “Lenders”). Pursuant to the Loan Agreement, the Company borrowed $232 million from the Lenders (the “New Additional Grace Mortgage Loan”) at a fixed annual interest rate of 4.96% per annum with a maturity date in October 2020. The New Additional Grace Mortgage Loan provides for monthly payments of interest only with all principal outstanding due on the maturity date. The New Additional Grace Mortgage Loan is secured by first mortgages on the Company’s fee interest in 21 hotel properties, including 20 hotels that were part of the Grace Portfolio and one additional hotel was part of the Barceló Portfolio. Proceeds from the New Additional Grace Mortgage Loan were used to repay the Original Additional Grace Mortgage Loan, which was secured by first mortgages on the same 21 hotels, bore a floating interest rate that could be no less than 6.25% per annum and had a maturity date in March 2017. (See Note 5 — Mortgage Notes Payable).

Sponsor Transactions

On November 9, 2015, ARC advised the Company that ARC and Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) have mutually agreed to terminate an agreement, dated as of August 6, 2015, pursuant to which Apollo would have purchased a controlling interest in a newly formed company that would have owned a majority of the ongoing asset management business of AR Capital, including the Advisor and the Sponsor. The termination has no effect on the Company’s current management team.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2015
(Unaudited)

Note 13 — Subsequent Events  – (continued)

Also on November 9, 2015, RCS Capital Corporation (“RCS Capital”), the parent of the Dealer Manager and a company under common control with ARC, and Apollo announced that they have mutually agreed to amend an agreement dated as of August 6, 2015, pursuant to which RCS Capital will sell its wholesale distribution business, including the Dealer Manager, to an affiliate of Apollo. This transaction is subject to customary closing conditions and regulatory approvals and is expected to close early in the first quarter of 2016. American National Stock Transfer, LLC and RCS Advisory will remain as subsidiaries of RCS Capital.

Asset Management Fees

Following amendments to the Company’s agreement with the Advisor and the limited partnership agreement of the OP on November 11, 2015, the Company is now required to pay asset management fees on a monthly basis effective October 1, 2015, and Class B Units will no longer be issued to the Advisor with respect to periods commencing on or after September 30, 2015. The asset management fee is payable on the first business day of each month in the amount of 0.0625% multiplied by the cost of assets (until the NAV pricing date, then the lower of the cost of the Company’s assets and the fair value of the Company’s assets). The asset management fee is payable to the Advisor or its assignees in cash, in shares of the Company’s common stock, or a combination of both, the form of payment to be determined in the sole discretion of the Advisor. However, until the Offering is completed, cash payment of the asset management fee will be deferred if the Company’s forecast of MFFO coverage (where the coverage is calculated as MFFO divided by the distribution payout) for the applicable period does not exceed 110% (the “Threshold Coverage”). The MFFO forecast coverage will be calculated on a monthly basis through December 2015 and will be calculated quarterly thereafter. Any deferred asset management fee will accrue and become payable in full as soon as the MFFO coverage exceeds the Threshold Coverage in the then current or subsequent period.

Once the Offering is completed, cash payment of the asset management fee will no longer be subject to the Threshold Coverage requirement although the Advisor will still be able to defer cash payment of the asset management fee to future periods at its election.

Massachusetts Complaint

On November 12, 2015, the Enforcement Section of the Massachusetts Securities Division filed an administrative complaint against Realty Capital Securities, LLC (“RCS”), an entity under common control with the parent of the Advisor and Sponsor. Neither the Company nor the Advisor is a named party in the administrative complaint. RCS serves as the dealer manager of the Offering and, together with its affiliates, provides certain services to the Company and the Advisor. The administrative complaint alleges fraudulent behavior in connection with proxy services provided by RCS to another program sponsored by the parent of the Sponsor. RCS has previously solicited proxies on behalf of the Company, although the Advisor has determined at this time that RCS will no longer provide such services to the Company. The administrative complaint alleges that employees of RCS fabricated numerous shareholder proxy votes across multiple entities sponsored by the parent of the Sponsor but does not specifically refer to any actions taken in connection with any of the Company’s proxy solicitations.

Offering Suspension

On November 15, 2015, the Company’s board of directors, on the advice of the Advisor, authorized the suspension of the Offering effective December 31, 2015. There can be no assurance as to when, or if, the Company will resume the Offering, if at all.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis should be read in conjunction with the accompanying condensed consolidated financial statements of American Realty Capital Hospitality Trust, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to American Realty Capital Hospitality Trust, Inc., a Maryland corporation, including, as required by context, to American Realty Capital Hospitality Operating Partnership, L.P., a Delaware limited partnership, which we refer to as the “OP,” and to its subsidiaries. We are externally managed by American Realty Capital Hospitality Advisors, LLC (our “Advisor”), a Delaware limited liability company.

Forward-Looking Statements

Certain statements included in this Quarterly Report on Form 10-Q are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations we and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

•	We have a limited operating history. This inexperience makes our future performance difficult to predict.
•	All of our executive officers are also officers, managers and/or holders of a direct or indirect controlling interest in our Advisor, the dealer manager, Realty Capital Securities, LLC (the “Dealer Manager”), or other entities affiliated with AR Capital, LLC (“ARC”). As a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other investment programs advised by American Realty Capital affiliates and conflicts in allocating time among these investment programs and us. These conflicts could result in unanticipated actions.
•	Because investment opportunities that are suitable for us may also be suitable for other American Realty Capital advised investment programs, our Advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders.
•	In June 2015, we entered into a series of agreements to acquire an aggregate of 44 hotels from three different independent parties for an aggregate contract purchase price of $739.8 million (the “SWN Acquisitions”). During October and November, we acquired 12 of the 44 hotels, and our acquisition of the remaining 32 hotels remains pending. We may not, in whole or in part, complete the SWN Acquisitions that remain pending on the currently contemplated terms or at all.
•	We intend to use substantial available proceeds from our initial public offering of common stock (our “IPO” or our “Offering”) to reduce our borrowings, including borrowings made and preferred equity interests issued in connection with the acquisition of a portfolio of 116 hotel assets (the “Grace Portfolio”), to pay closing consideration in connection with 32 hotel assets of the SWN Acquisitions that remain pending, and to make capital expenditures, which may limit our ability to pay distributions from Offering proceeds or acquire additional properties.
•	We focus on acquiring a diversified portfolio of hospitality assets located in the United States and are subject to risks inherent in concentrating investments in the hospitality industry.

•	We may purchase real estate assets located in Canada, which may subject us to additional risks.
•	No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid.
•	Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.
•	There can be no assurance that we will be able to obtain the funds required to complete the SWN Acquisitions, or any future acquisitions, through draws under our existing mortgage loan agreements, which are subject to conditions and limitations in amount, proceeds from the Offering, which are dependent in part on the ability of the Dealer Manager to conduct the Offering, or another financing source, which may not be available on favorable terms or at all.
•	We incurred substantial indebtedness, which may have a material adverse effect on our financial condition and results of operations.
•	We may not generate cash flows sufficient to pay our distributions to stockholders, and, as such, we may be forced to borrow at higher rates or depend on our Advisor and its affiliates to waive reimbursements of certain expenses and fees to fund our operations and pay distributions.
•	We are obligated to pay fees to our Advisor and its affiliates, which may be substantial.
•	We may be unable to pay cash distributions or maintain or increase distributions over time.
•	Our organizational documents permit us to pay distributions from unlimited amounts of any source. Since our inception, all of our distributions have been paid from Offering proceeds. We may continue in the future to pay distributions from sources other than from our cash flows from operations, including the net proceeds from the Offering. There are no established limits on the amounts of net proceeds and borrowings that we may use to fund such distribution payments.
•	Distributions paid will reduce the amount of capital we ultimately invest in properties and other permitted investments and may negatively impact the value of our stockholders’ investment.
•	Failure to realize the expected benefits of the acquisition of the Grace Portfolio and the SWN Acquisitions, within the anticipated timeframe or at all, or the incurrence of unexpected costs, could have a material adverse effect on our financial condition and results of operations and our ability to pay distributions from cash flow from operations.
•	We are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur in the credit markets of the United States from time to time.
•	Our failure to continue to qualify to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes which would result in higher taxes, may adversely affect operations and would reduce our net asset value (“NAV”) and cash available for distributions.

All forward-looking statements should also be read in light of the risks identified in Item 1A of our Annual Report on Form 10-K.

Overview

American Realty Capital Hospitality Trust, Inc. was incorporated on July 25, 2013 as a Maryland corporation and qualified as a REIT beginning with the taxable year ended December 31, 2014. We were formed primarily to acquire lodging properties in the midscale limited service, extended stay, select service, upscale select service, and upper upscale full service segments within the hospitality sector. We have no limitation as to the number of franchise or license brands with which our hotels will be associated. All such properties may be acquired by us alone or jointly with another party. We may also originate or acquire first mortgage loans secured by real estate and invest in other real estate-related debt. In March 2014, we completed our first acquisition comprising investments in six hotels (the “Barceló Portfolio”), and in February 2015, we completed our second acquisition of the Grace Portfolio, comprising investments in 116 hotels. As of September 30, 2015, we had acquired or had an interest in a total of 122 properties. In June 2015, we entered into the SWN Acquisitions to acquire an aggregate of 44 hotels from three different independent parties for an aggregate contract purchase price of $739.8 million. In October and November 2015, we completed the acquisition of 12 of these hotels for an aggregate purchase price of $198.7 million, exclusive of closing costs.

On January 7, 2014, we commenced our IPO on a “reasonable best efforts” basis of up to 80,000,000 shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-190698), as amended (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement also covers up to 21,052,631 shares of common stock available pursuant to the Distribution Reinvestment Plan (the “DRIP”) under which our common stockholders may elect to have their distributions reinvested in additional shares of common stock.

Until the filing of our second quarterly financial filing with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the earlier to occur of (i) our acquisition of at least $2.0 billion in total investment portfolio assets or (ii) January 7, 2016 (the “NAV pricing date”), the per share purchase price in the IPO will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will initially be equal to $23.75 per share, which is 95% of the initial per share offering price in the IPO. Thereafter, the per share purchase price will vary quarterly and will be equal to our NAV per share plus applicable commissions and fees in the case of the primary offering and the per share purchase price in the DRIP will be equal to the NAV per share. On February 3, 2014, we received and accepted subscriptions in excess of the minimum offering amount of $2.0 million in Offering proceeds, broke escrow and issued shares of common stock to the initial investors who were admitted as stockholders. As of September 30, 2015, we had 30.7 million shares of stock outstanding and had received total gross proceeds from the IPO of approximately $762.6 million, including shares issued under the DRIP.

Substantially all of our business is conducted through the OP. We are the sole general partner and hold substantially all of the units of limited partner interests in the OP (“OP Units”). Additionally, the Advisor contributed $2,020 to the OP in exchange for 90 OP Units, which represents a nominal percentage of the aggregate OP ownership. The holders of OP Units have the right to convert OP Units for the cash value of a corresponding number of shares of our common stock or, at the option of the OP, a corresponding number of shares of common stock in accordance with the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

We have no direct employees. We have retained the Advisor to manage certain aspects of our affairs on a day-to-day basis. American Realty Capital Hospitality Properties, LLC or one of its subsidiaries (collectively, the “Property Manager”), serves as our property manager and the Property Manager has retained Crestline Hotels & Resorts, LLC (“Crestline”), an entity under common control with the parent of American Realty Capital IX, LLC (the “Sponsor”) to provide services, including locating investments, negotiating financing and operating certain hotel assets in our portfolio. Our Dealer Manager, an entity under common control with the parent of the Sponsor, serves as the dealer manager of the Offering, and certain of its affiliates provide other services to us. The Advisor, American Realty Capital Hospitality Special Limited Partner, LLC, the Property Manager, Crestline and the Dealer Manager and its affiliates are related parties and receive fees, distributions and other compensation for services related to the Offering and the investment and management of our assets.

We, directly or indirectly through our taxable REIT subsidiaries (“TRSs”), enter into agreements with our Property Manager, which, in turn, engages Crestline or a third-party sub-property manager to manage our hotel properties. Crestline is a leading hospitality management company in the United States, and as of September 30, 2015, has 87 hotels and 13,523 rooms under management in 25 states and the District of Columbia. As of September 30, 2015, 53 of our hotels are managed by Crestline, and 69 of our hotels are managed by third-party sub-property managers.

The results of operations for the period ended September 30, 2015 are not necessarily indicative of results for the entire year or any subsequent interim period. Certain prior period amounts have been reclassified to conform to current period presentation.

Significant Accounting Estimates and Critical Accounting Policies

Real Estate Investments

We allocate the purchase price of properties acquired in real estate investments to tangible and identifiable intangible assets acquired based on their respective fair values at the date of acquisition. Tangible assets include land, land improvements, buildings and fixtures. We utilize various estimates, processes and information to determine the fair value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on purchase price allocation studies performed by independent third parties or on our analysis of comparable properties in our portfolio. Identifiable intangible assets and liabilities, as applicable, are typically related to contracts, including operating lease agreements, ground lease agreements and hotel management agreements, which will be recorded at fair value. We also consider information obtained about each property as a result of our pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Investments in real estate that are not considered to be business combinations under GAAP are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation of our assets is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for leasehold interests.

We are required to make subjective assessments as to the useful lives of our assets for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

Below-Market Lease

The below-market lease intangibles are based on the difference between the market rent and the contractual rent as of the date we assumed the obligations and are discounted to a present value using an interest rate reflecting our current assessment of the risk associated with the leases assumed. Acquired lease intangible assets are amortized over the remaining lease term. The amortization of below-market leases is recorded as an increase to rent expense on the condensed consolidated statements of operations.

Impairment of Long Lived Assets and Investments in Unconsolidated Entities

When circumstances indicate the carrying value of a property may not be recoverable, we review the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. The estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less the estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income. No such impairment losses were recorded in the periods presented.

Variable Interest Entities

Accounting Standards Codification (“ASC”) 810, Consolidation contains the guidance surrounding the definition of variable interest entities (“VIE”), the definition of variable interests and the consolidation rules surrounding VIEs. In general, VIEs are entities in which equity investors lack the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. We have variable interests in VIEs through its investments in entities which own the Westin Virginia Beach Town Center (the “Westin Virginia Beach”) and the Hilton Garden Inn Blacksburg.

Once it is determined that we hold a variable interest in an entity, GAAP requires that we perform a qualitative analysis to determine (i) which entity has the power to direct the matters that most significantly impact the VIE’s financial performance; and (ii) if we have the obligation to absorb the losses of the VIE that could potentially be significant to the VIE or the right to receive the benefits of the VIE that could potentially be significant to the VIE. The entity that has both of these characteristics is deemed to be the primary beneficiary and is required to consolidate the VIE.

We hold an interest in BSE/AH Blacksburg Hotel, LLC (the “HGI Blacksburg JV”), an entity that owns the assets of the Hilton Garden Inn Blacksburg, and an interest in TCA Block 7 Hotel, LLC (the “Westin Virginia Beach JV”), an entity that owns the assets of the Westin Virginia Beach.

In the quarter ended June 30, 2015, upon the acquisition of an additional equity interest in the HGI Blacksburg JV, we concluded that we were the primary beneficiary, with the power to direct activities that most significantly impact its economic performance, and therefore consolidated the entity in our condensed consolidated financial statements subsequent to the acquisition (See Note 3 — Business Combinations to our accompanying condensed consolidated financial statements included in this Quarterly Report on Form 10-Q).

We concluded that we are not the primary beneficiary with the power to direct activities that most significantly impact economic performance of the Westin Virginia Beach JV, and has therefore not consolidated the entity. We have accounted for the entity under the equity method of accounting and included it in investments in unconsolidated entities in the accompanying condensed consolidated balance sheets.

Fair Value Measurements

In accordance with ASC 820, certain assets and liabilities are recorded at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability between market participants in an orderly transaction on the measurement date. The market in which the reporting entity would sell the asset or transfer the liability with the greatest volume and level of activity for the asset or liability is known as the principal market. When no principal market exists, the most advantageous market is used. This is the market in which the reporting entity would sell the asset or transfer the liability with the price that maximizes the amount that would be received or minimizes the amount that would be paid. Fair value is based on assumptions market participants would make in pricing the asset or liability. Generally, fair value is based on observable quoted market prices or derived from observable market data when such market prices or data are available. When such prices or inputs are not available, the reporting entity should use valuation models.

Our financial instruments that are recorded at fair value on a recurring basis are categorized based on the priority of the inputs used to measure fair value. The inputs used in measuring fair value are categorized into three levels, as follows:

•	Level 1 — Inputs that are based upon quoted prices for identical instruments traded in active markets.
•	Level 2 — Inputs that are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar investments in markets that are not active, or models based on valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the investment.

•	Level 3 — Inputs that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Revenue Performance Metrics

We measure hotel revenue performance by evaluating revenue metrics such as:

•	Occupancy percentage (“Occ”)
•	Average Daily Rate (“ADR”)
•	Revenue Per Available Room (“RevPAR”)

Occ, ADR, and RevPAR are commonly used, non-GAAP, measures within the hotel industry to evaluate hotel performance. RevPAR is defined as the product of the ADR and Occ (and also as the quotient of room revenue and available rooms). RevPAR does not include food and beverage or other revenues generated by the hotels. We evaluate individual hotel RevPAR performance on an absolute basis with comparisons to budget, to prior periods and to the competitive set in the market, as well as on a company-wide and regional basis.

Results of Operations

On February 27, 2015, we completed the acquisition of a portfolio of 116 hotel assets, the Grace Portfolio, which increased our hotel portfolio to a total 122 hotel assets. We completed our first acquisition of interests in six hotels, the Barceló Portfolio, on March 21, 2014. In June 2015, we entered into the SWN Acquisitions to acquire an aggregate of 44 hotels from three different independent parties. In October and November 2015, we completed the acquisition of 12 of these hotels, and we are scheduled to acquire the remaining 32 hotels in six separate closings over the next two quarters. See Note 3 — Business Combinations and Note 13 — Subsequent Events to our accompanying condensed consolidated financial statements included in this Quarterly Report on Form 10-Q, for additional discussion of these transactions.

Following amendments to our agreement with the Advisor and the limited partnership agreement of the OP on November 11, 2015, we are now required to pay asset management fees, which may be in cash (subject to certain coverage limitations during the pendency of the Offering), shares of our common stock or a combination of both, at the Advisor’s election, on a monthly basis effective October 1, 2015, and Class B Units will no longer be issued to the Advisor with respect to periods commencing on or after September 30, 2015. Historically, the issuance of Class B Units was not reflected as an expense in our Condensed Consolidated/Combined Statements of Operations, except for the distributions made on the associated Class B Units. Beginning in the fourth quarter of 2015, our Condensed Consolidated/Combined Statements of Operations will include an expense for the asset management fee payable in cash, shares of our common stock or a combination thereof.

The following discussion compares our operating results for the three months ended September 30, 2015 and nine months ended September 30, 2015 to the comparable periods in 2014. Results for the nine months ended September 30, 2014 include results from the Barceló Portfolio (in such capacity, the “Predecessor”) from January 1, 2014 to March 20, 2014.

Comparison of the Three Months Ended September 30, 2015 to the Three Months Ended September 30, 2014

Room revenues were $126.2 million for the three months ended September 30, 2015, compared to room revenues of $9.0 million for the three months ended September 30, 2014. The increase in room revenues was primarily due to the acquisition of the Grace Portfolio in February 2015. We generally expect that room revenues will make up a significant majority of our total revenues, therefore our revenue results will be highly dependent on maintaining and improving Occ and ADR, which drive RevPAR.

The following table presents operating information of the Barceló Portfolio and the Grace Portfolio for the periods in which we owned each.

	Three Months Ended
Total Portfolio	September 30, 2015	September 30, 2014
Number of rooms	14,924	1,181
Occ	79.3%	82.2%
ADR	$118.75	$148.03
RevPAR	$94.14	$121.66

The following table presents pro-forma operating information of the Barceló Portfolio and the Grace Portfolio as if we had owned each portfolio for the full periods presented.

	Three Months Ended
Pro forma	September 30, 2015	September 30, 2014
Number of rooms	14,924	14,922
Occ	79.3%	77.6%
ADR	$118.75	$113.15
RevPAR	$94.14	$87.79
RevPAR growth rate	7.2%

The pro-forma RevPAR growth rate for the three months ended September 30, 2015, compared to the three months ended September 30, 2014 was 7.2%, driven by growth in occupancy and ADR. Other non-room operating revenues for the portfolio include food and beverage, and other ancillary revenues such as conference center, market, parking, telephone and cancellation fees. Other non-room operating revenues, including the results of the Barceló Portfolio and the Grace Portfolio as if we had owned each portfolio for the full quarters ended September 30, 2015, and 2014, increased approximately 4.1%, over the prior year period.

Our hotel operating expenses consist primarily of labor expenses incurred in the day-to-day operation of our hotels. Our hotels have a variety of fixed expenses, such as essential hotel staff, real estate taxes and insurance, and these expenses do not change materially even if the revenues at the hotels fluctuate. Our primary hotel operating expenses are described below:

•	Rooms expense: These costs include labor (housekeeping and rooms operation), reservation systems, room supplies, linen and laundry services. Occupancy is the major driver of rooms expense, due to the cost of cleaning the rooms, with additional expenses that vary with the level of service and amenities provided.
•	Food and beverage expense: These expenses primarily include labor and the cost of food and beverage. Occupancy and the type of customer staying at the hotel (for example, catered functions generally are more profitable than outlet sales) are the major drivers of food and beverage expense, which correlates closely with food and beverage revenue.
•	Management fees: Base management fees paid are computed as a percentage of gross revenue. Incentive management fees may be paid when operating profit or other performance metrics exceed certain threshold levels.
•	Other property-level operating costs: These expenses include labor and other costs associated with other ancillary revenue, such as conference center, parking, market and other guest services, as well as labor and other costs associated with administrative and general, sales and marketing, brand related fees, repairs, maintenance and utility costs. In addition, these expenses include real and personal property taxes and insurance, which are relatively inflexible and do not necessarily change based on changes in revenue or performance at the hotels.

Total hotel operating expenses, including the results of the Barceló Portfolio and the Grace Portfolio as if we had owned each portfolio for the full quarters ended September 30, 2015, and 2014, increased approximately 13.4%, over the prior year period.

Depreciation and amortization increased approximately $18.9 million for the third quarter of 2015, compared to the prior year, due primarily to the acquisition of the Grace Portfolio.

Interest expense increased approximately $21.0 million for the third quarter of 2015, compared to the prior year, due primarily to additional mortgage debt and the issuance of mandatorily redeemable preferred securities related to the acquisition of the Grace Portfolio.

Other income (expense) changed by approximately $0.2 million for the third quarter of 2015, compared to the prior year, due to the loss recorded related to the change in the fair value associated with the contingent consideration payable due in connection with the acquisition of the Barceló Portfolio.

Comparison of the Nine Months Ended 2015 to the Nine Months Ended 2014

Room revenues were $302.7 million for the nine months ended September 30, 2015, compared to room revenues of $24.5 million for the nine months ended September 30, 2014, including results from the Predecessor period. The increase in room revenues was primarily due to the acquisition of the Grace Portfolio in February 2015.

The following table presents operating information of the Barceló Portfolio (including Predecessor results), and the Grace Portfolio for the periods in which we owned each.

	Nine Months Ended
Total Portfolio	September 30, 2015	September 30, 2014
Number of rooms	14,924	1,181
Occ	79.0%	77.6%
ADR	$119.88	$142.00
RevPAR	$94.70	$110.18

The following table presents pro-forma operating information of the Barceló Portfolio and the Grace Portfolio as if we had owned each portfolio for the full periods presented.

	Nine Months Ended
Pro-forma	September 30, 2015	September 30, 2014
Number of rooms	14,924	14,922
Occ	77.0%	75.8%
ADR	$118.83	$112.71
RevPAR	$91.54	$85.40
RevPAR growth rate	7.2%

The pro-forma RevPAR growth rate for the nine months ended September 30, 2015, compared to the nine months ended September 30, 2014, was 7.2%, driven by growth in occupancy and ADR. Other non-room operating revenues for the portfolio include food and beverage, and other ancillary revenues such as conference center, market, parking, telephone and cancellation fees. Other non-room operating revenues, including the results of the Barceló Portfolio and the Grace Portfolio as if we had owned each portfolio for the full years ended September 30, 2015, and 2014, increased approximately 8.1%, over the prior year period.

Total hotel operating expenses, including the results of the Barceló Portfolio and the Grace Portfolio as if we had owned each portfolio for the full years ended September 30, 2015, and 2014, increased approximately 11.0%, over the prior year period.

Depreciation and amortization increased approximately $43.5 million year-to-date 2015, compared to the prior year, due primarily to the acquisition of the Grace Portfolio.

Interest expense increased approximately $51.9 million year-to-date 2015, compared to the prior year, due primarily to additional mortgage debt and the issuance of mandatorily redeemable preferred securities related to the acquisition of the Grace Portfolio.

Other income (expense) changed by approximately $2.0 million year-to-date 2015, compared to the prior year, primarily due to the net gain recorded related to the change in the fair value associated with the contingent consideration payable due in connection with the acquisition of the Barceló Portfolio. The decrease in fair value was driven by the recent civil unrest in Baltimore, which impacted the results of the Baltimore Courtyard.

Funds from Operations and Modified Funds from Operations

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings, improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including, but not limited to, inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using the historical accounting convention for depreciation and certain other items may not be fully informative.

Because of these factors, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has published a standardized measure of performance known as funds from operations (“FFO”), which is used in the REIT industry as a supplemental performance measure. We believe FFO, which excludes certain items such as real estate-related depreciation and amortization, is an appropriate supplemental measure of a REIT’s operating performance. FFO is not equivalent to our net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards set forth in the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, but excluding gains or losses from sales of property and real estate related impairments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We believe that the use of FFO provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, ADR, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Changes in the accounting and reporting promulgations under GAAP that were put into effect in 2009 subsequent to the establishment of NAREIT’s definition of FFO, such as the change to expense as incurred rather than capitalize and depreciate acquisition fees and expenses incurred for business combinations, have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed under GAAP across all industries. These changes had a particularly significant impact on publicly registered, non-listed REITs, which typically have a significant amount of acquisition activity in the early part of their existence, particularly during the period when they are raising capital through ongoing initial public offerings.

Because of these factors, the Investment Program Association (the “IPA”), an industry trade group, has published a standardized measure of performance known as modified funds from operations (“MFFO”), which the IPA has recommended as a supplemental measure for publicly registered, non-listed REITs. MFFO is designed to be reflective of the ongoing operating performance of publicly registered, non-listed REITs by adjusting for those costs that are more reflective of acquisitions and investment activity, along with other items the IPA believes are not indicative of the ongoing operating performance of a publicly registered, non-listed REIT, such as straight-lining of rents as required by GAAP. We believe it is appropriate to use MFFO as a supplemental measure of operating performance because we believe that, when compared year over year, both before and after we have deployed all of our Offering proceeds and are no longer incurring a significant amount acquisitions fees or other related costs, it reflects the impact on our operations from trends in occupancy rates, ADR, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. MFFO is not equivalent to our net income or loss as determined under GAAP.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the “Practice Guideline”) issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for acquisition and transaction related fees and expenses and other items. In calculating MFFO, we follow the Practice Guideline and exclude acquisition and transaction-related fees and expenses, amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), accretion of discounts and amortization of premiums on debt investments, mark-to-market adjustments included in net income, gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis.

We believe that, because MFFO excludes costs that we consider more reflective of acquisition activities and other non-operating items, MFFO can provide, on a going-forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring properties and once our portfolio is stabilized. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry and allows for an evaluation of our performance against other publicly registered, non-listed REITs.

Not all REITs, including publicly registered, non-listed REITs, calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs, including publicly registered, non-listed REITs, may not be meaningful. Furthermore, FFO and MFFO are not indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as determined under GAAP as an indication of our performance, as an alternative to cash flows from operations, as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of our performance. FFO and MFFO should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The methods utilized to evaluate the performance of a publicly registered, non-listed REIT under GAAP should be construed as more relevant measures of operational performance and considered more prominently than the non-GAAP measures, FFO and MFFO, and the adjustments to GAAP in calculating FFO and MFFO.

Neither the SEC, NAREIT, the IPA nor any other regulatory body or industry trade group has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, NAREIT, the IPA or another industry trade group may publish updates to the White Paper or the Practice Guideline or the SEC or another regulatory body could standardize the allowable adjustments across the a publicly registered, non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO accordingly.

The table below reflects the items deducted or added to net loss in our calculation of FFO and MFFO for the three months and nine months ended September 30, 2015 and for the three months and nine months ended September 30, 2014, excluding the results of the Predecessor (in thousands):

	For the Three Months Ended September 30, 2015	For the Three Months Ended September 30, 2014	For the Nine Months Ended September 30, 2015	For the Period From March 21 to September 30, 2014
Net income (loss) attributable to American Realty Capital Hospitality Trust, Inc.	$(5,082)	$(3,549)	$(44,620)	$(8,913)
Depreciation and amortization	19,817	907	46,438	1,919
Adjustment to Company’s share of depreciation and amortization for variable interest entities	(14)	112	161	238
FFO attributable to common stockholders	$14,721	$(2,530)	$1,979	$(6,756)
Acquisition fees and expenses	698	2,965	39,129	7,610
Change in fair value of contingent consideration	207	—	(1,720)	—
Change in fair value of equity interest	—	—	(219)	—
Amortization of below-market lease intangible asset, net	100	110	305	234
MFFO attributable to common stockholders	$15,726	$545	$39,474	$1,088

Cash Flows

Net cash provided by operating activities was $3.3 million for the nine months ended September 30, 3015. Cash provided by operating activities was positively impacted primarily by increases in accounts payable and accrued expenses, partially offset by acquisition and transaction related costs incurred in the acquisition of the Grace Portfolio, increases in restricted cash, and increases in prepaids and other assets. Net cash used in investing activities was $506 million for the nine months ended September 30, 2015, primarily attributable to the acquisition of the Grace Portfolio and acquisition deposits on the SWN Acquisitions. Net cash flow provided by financing activities was $460.5 million for the nine months ended September 30, 2015. Cash provided by financing activities was primarily impacted by proceeds from the issuance of common stock and proceeds from the Original Additional Grace Mortgage Loan (as defined below) incurred in connection with the acquisition of the Grace Portfolio, partially offset by redemptions of mandatorily redeemable preferred securities and repayments of notes payable.

Election as a REIT

We qualified to be taxed as a REIT commencing with our taxable year ended December 31, 2014. In order to qualify as a REIT, we must annually distribute to our stockholders 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain, and must comply with a number of other organizational and operational requirements. We generally will not be subject to U.S. federal income tax on that portion of our REIT taxable income which is distributed to our stockholders. Our hotels are leased to TRSs which are owned by the OP. A TRS is subject to federal, state and local income taxes. If we fail to remain qualified as a REIT in any subsequent year after electing REIT status and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify as a REIT. Such an event could materially and adversely affect our net income and cash available for distribution.

Liquidity and Capital Resources

We are offering and selling to the public in our primary offering up to 80,000,000 shares of our common stock at up to $25.00 per share (subject to certain volume discounts). We also are offering up to 21,052,631 shares of common stock under our DRIP, initially at $23.75 per share, which is 95.0% of the primary offering price. Beginning with the NAV pricing date, we will calculate NAV and if we extend our primary offering past the NAV pricing date, will offer shares in our primary offering and under our DRIP at per share NAV (plus applicable selling commissions and dealer manager fees for shares sold in our primary offering), subject to certain limitations. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP.

On February 3, 2014, we had raised proceeds sufficient to break escrow in connection with our Offering. We received and accepted aggregate subscriptions in excess of the $2.0 million minimum and issued shares of common stock to our initial investors who were simultaneously admitted as stockholders. We purchased our first properties and commenced our real estate operation on March 21, 2014. As of September 30, 2015, we owned the Barceló Portfolio and the Grace Portfolio which collectively had an aggregate purchase price of approximately $1.9 billion. As of September 30, 2015, we had 30.7 million shares of common stock outstanding, including share issued under the DRIP, for cumulative gross proceeds of $762.6 million. Our Offering will be suspended effective December 31, 2015.

As of September 30, 2015, we had cash of $89.7 million. Our principal demands for cash are for the purchase price of any properties, loans and securities we acquire, capital improvement costs, the payment of our operating and administrative expenses, including the payment of asset management fees to our Advisor, continuing debt service obligations and distributions to our stockholders. Our principal sources of cash are Offering proceeds, cash from operations and mortgage or other indebtedness to finance or refinance our investments. Potential future sources of cash include secured or unsecured financings from banks or other lenders, establishing additional lines of credit and proceeds from the sale of properties.

We continue to rely significantly on proceeds from our Offering to fund our operations. As of September 30, 2015, all of the cash distributions paid since the commencement of the Offering have been funded from Offering proceeds, including Offering proceeds which were realized upon the issuance of common stock pursuant to the DRIP. We anticipate that as we realize the expected economic benefits of recent and pending acquisitions, we will be able to generate adequate cash from operations to fund our operating and administrative expenses, including the payment of asset management fees to our Advisor, continuing debt service obligations and the payment of distributions, but there is no assurance we will be able to do so.

On November 15, 2015, our board of directors, on the advice of our Advisor, authorized the suspension of the Offering effective December 31, 2015. There can be no assurance as to when, or if, we will resume the Offering, if at all. There also can be no assurance that we will be able to generate capital from alternative sources, including from the sale of shares of common stock through the DRIP, to fund our operating and capital needs, including cash required to fund repurchases under our SRP. We have also funded all of the distributions to our stockholders from proceeds from the Offering. There is no assurance will be able to generate sufficient cash flows from alternative sources to continue paying distributions at the current rate, if at all. Moreover, if we are required to sell assets to generate needed cash, our ability to generate future cash flow from operations will be adversely impacted.

Failure to fund closing consideration could cause us to be in default under the agreements governing the SWN Acquisitions and, as a result, to forfeit all or a part of the $61.9 million in aggregate deposits made but not yet used. Furthermore, failure to fund capital expenditures required under our indebtedness and pursuant to our franchise agreements could cause us to default under the related agreements, and failure to fund interest and principal under our mortgage indebtedness or make mandatory redemptions of the Grace Preferred Equity Interests could cause us to lose control of our properties. In addition, our failure to raise adequate capital to successfully implement our investment strategy or achieve portfolio diversification, due to the suspension of the Offering or for any other reason, could adversely impact the value of an investment in our common stock. (See Note 13 — Subsequent Events to our accompanying condensed consolidated financial statements included in this Quarterly Report on Form 10-Q).

In February 2015, we acquired the Grace Portfolio for a purchase price of $1.8 billion. Approximately $220.7 million of the purchase price was satisfied with proceeds from our IPO, approximately $904.2 million through the assumption of existing mortgage and mezzanine indebtedness (the “Assumed Grace Indebtedness”) and approximately $227.0 million through additional mortgage financing (the “Original Additional Grace Mortgage Loan” and, together with the Assumed Grace Indebtedness, the “Grace Indebtedness”). The Grace Indebtedness is secured by the hotels in the Grace Portfolio and one hotel from the Barceló Portfolio. The Original Additional Grace Mortgage Loan was refinanced to reduce and fix the interest rate and extend the maturity in October 2015. In addition, the remaining $447.1 million of the contract purchase price was satisfied by the issuance of the preferred equity interests (the “Grace Preferred Equity Interests”) in two newly-formed Delaware limited liability companies, each of which is an indirect subsidiary of ours and an indirect owner of the Grace Portfolio. Due to the fact that the Grace Preferred Equity Interests are mandatorily redeemable and certain of their other characteristics, the Grace Preferred Equity Interests are treated as debt in accordance with GAAP.

In June 2015, we entered into a series of agreements to acquire an aggregate of 44 hotels comprising the SWN Acquisitions for an aggregate contract purchase price of $739.8 million.

In August 2015, we entered into a Term Loan Agreement with Deutsche Bank AG New York Branch, as administrative agent and Deutsche Bank Securities Inc., as sole lead arranger and book-running manager, and we amended and restated the Term Loan Agreement during October 2015 (as so amended, the “Term Loan”). The Term Loan provides for up to $450 million in financing (the “Loans”) at a rate equal to a base rate plus a spread of between 3.25% and 3.75% for Eurodollar rate Loans and between 2.25% and 2.75% for base rate Loans, depending on the aggregate debt yield and aggregate loan-to-value of the properties securing the Loans measured periodically. The Term Loan has a term of three years, with two one-year extension options, and will be secured by the fee interest in the hotels serving as collateral as and when they are acquired.

In October and November 2015, we acquired 12 of the 44 hotels for an aggregate purchase price of $198.7 million, which was funded with $11.2 million previously paid as a deposit, $64.7 million from the proceeds of our ongoing IPO, and $122.9 million from an advance under the Term Loan.

Our acquisition of the remaining 32 hotels to be acquired in the SWN Acquisitions for an aggregate contract purchase price of $541.1 million remains pending. We are scheduled to complete the SWN Acquisitions that remain pending in six separate closings, which are scheduled for the fourth quarter of 2015 and the first quarter of 2016. We have made $61.9 million in deposits with respect to the remaining acquisitions that will be used to pay a portion of the consideration due at closing. The remaining consideration due at the closings is expected to be funded, similar to the closings that have already occurred, by a combination of proceeds from the Company’s ongoing Offering and mortgage debt financing pursuant to advances under the Term Loan.

Although we have entered into agreements relating to the acquisition of the remaining 32 hotels, these agreements and the acquisitions thereunder are subject to conditions, and there can be no assurance that the Company will be able to consummate the acquisition of any or all of the hotels in these portfolios on the currently contemplated terms or at all. We have drawn, and expect to continue to draw, Loans under the Term Loan from time to time to fund the closings of the SWN Acquisitions, and we expect that the Term Loan will provide the mortgage financing that we will need to complete the SWN Acquisitions that remain pending. However, each Loan is subject to advance limitations and is subject to customary funding conditions and there can be no assurance that all, or any, of the advances will be funded. In addition, in order to fund the purchase price of the SWN Acquisitions that remain pending, we will need to raise substantial Offering proceeds, which is dependent in part on the ability of our Dealer Manager to conduct the Offering. There also can be no assurance that we will be able to obtain the funds required to complete the SWN Acquisitions from another financing source, which may not be available on favorable terms or at all.

In connection with the two closings that have already occurred under the SWN Acquisitions, we paid the Advisor approximately $3.0 million in acquisition fees. We also paid the Advisor a $3.4 million financing coordination fee in connection with the Term Loan. In connection with the closings under the SWN Acquisitions that remain pending, we expect to pay the Advisor approximately $8.1 million in acquisition fees.

We have acquired, and intend to continue acquiring new investments with cash and mortgage or other debt, but we also may acquire new investments free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in OP Units. Further, we have a variety of other liquidity commitments that may utilize all or a significant portion of our Offering proceeds. Our ability to grow our portfolio using Offering proceeds deployed into new investments will be dependent on the availability of Offering proceeds in excess of the amount required to meet our existing obligations. Our ability to continue to raise equity through the Offering is subject to economic and market conditions and investors’ appetite in hotel investments generally and our hotel portfolio specifically.

We expect to use substantial Offering proceeds to continue to reduce our leverage levels. Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014 and our entry into the Term Loan in August 2015, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio or the incurrence of debt under the Term Loan should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon the acquisition of the Grace Portfolio or the incurrence of debt under the Term Loan. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests) exceeded this 300% limit. As of September 30, 2015, our total portfolio leverage was 244%. As of September 30, 2015, the principal amount of our outstanding secured financing, which excludes the Grace Preferred Equity Interests, was approximately 54% of the total value of our real estate investments and our other assets.

Since the closing of the Grace Acquisition through September 30, 2015, we have used an aggregate of $159.2 million of Offering proceeds to reduce indebtedness, including the repayment in full of the $63.1 million Barceló Promissory Note (as defined in Note 6 — Promissory Note Payable to our accompanying condensed consolidated financial statements included in this Quarterly Report on Form 10-Q) (together with approximately $3.5 million deferred payment with respect to the March 2014 acquisition of the Georgia Tech Hotel & Conference Center) and mandatory redemption of the Grace Preferred Equity Interests of $90.8 million. Following this mandatory redemption, approximately $356.3 million of liquidation value remained outstanding under the Grace Preferred Equity Interests. As required under the terms of the Grace Preferred Equity Interest, we intend to continue to use 35% of Offering proceeds to redeem the Grace Preferred Equity Interests at par, up to a maximum of $350.0 million in redemptions for any 12-month period. We may also use proceeds from the Offering to pay interest, principal and to meet other obligations under our other debt obligations. There can be no assurance we will be able to raise the funds required to meet these objectives on a timely basis, or at all.

Our ability to fund our operations is subject to some uncertainties. To generate working capital we are dependent upon our success at attracting and retaining preferred hotel brands and the economic and business environments of the various markets in which our properties are located. While not expected, if we desire to sell assets to generate liquidity, our ability to do so will be partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates, as well as our ability to obtain the consent of the applicable debt securing the assets. In general, our policy will be to pay distributions from cash flow from operations. However, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our Advisor, our Advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may continue to use the Offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time.

We expect to make substantial capital improvements to our hotel properties, including the hotels in the Grace Portfolio and the hotels comprising the SWN Acquisitions. In connection with the acquisition of the Grace Portfolio, our franchisors required property improvements plans (“PIPs”), which set forth their renovation requirements, and the franchisors for the SWN Acquisitions will also require us to perform PIPs.

In addition, pursuant to the terms of the Assumed Grace Indebtedness, we are required to make an aggregate of $49.0 million in periodic PIP reserve deposits during the remainder of 2015 and 2016 to cover a portion of the estimated costs of the PIPs on the total 96 hotels collateralizing that debt. In addition, pursuant to a guaranty entered into in connection with the Assumed Grace Indebtedness, we are required to guarantee the difference between (i) the cost of the PIPs with respect to those 96 hotels during the 24-month period following the acquisition of the Grace Portfolio in February 2015, (ii) the amount actually deposited into the PIP reserve with respect to the Assumed Grace Indebtedness during that period. Pursuant to the terms of the New Additional Grace Mortgage Loan, we are required to make an aggregate of $27.5 million in periodic PIP reserve deposits during the remainder of 2015 through 2018 to cover a portion of the estimated costs of the PIPs on the total 21 hotels collateralizing that debt. The Grace Indebtedness also requires us to deposit 4.0%

of the gross revenue of the hotels into a separate account for the ongoing replacement or refurbishment of furniture, fixtures and equipment at the hotels.

As of September 30, 2015, we have made total PIP reserve deposits under the Grace Indebtedness of $34.5 million funded with proceeds from our Offering.

Pursuant to the Term Loan related to the SWN Acquisitions, we have agreed to make periodic payments into an escrow account for the PIPs that will be required by franchisors in connection with the new long-term franchise agreements we have entered into or expect to enter into as part of the SWN Acquisitions. At this time the total PIP reserve payments are estimated to be approximately $50 million funded in multiple deposits beginning in the second quarter of 2016 through the first quarter of 2019.

We expect to fund capital expenditure from proceeds from the Offering and cash provided by operations. In addition to PIP reserve deposits we make under our financings, we also make monthly capital expenditure deposits on our hotels and we expect these deposits will be available to fund the brand-mandated capital expenditures at our hotels. The amount on deposit as of September 30, 2015 was approximately $12.5 million. However, if liquidity from these sources is insufficient to cover our commitments, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us or commercially reasonable.

Following amendments to our agreement with the Advisor and the limited partnership agreement of the OP on November 11, 2015, we are now required to pay asset management fees, which may be in cash (subject to certain coverage limitations during the pendency of the Offering), shares of our common stock or a combination of both, at the Advisor’s election, on a monthly basis effective October 1, 2015, and Class B Units will no longer be issued to the Advisor with respect to periods commencing on or after September 30, 2015. Historically, the issuance of Class B Units did not require any cash expenditure except to fund distributions on the Class B Units. (See Note 13 — Subsequent Events to our accompanying condensed consolidated financial statements included in this Quarterly Report on Form 10-Q). Going forward, we expect to fund the cash amount of these monthly fees to our Advisor from proceeds from the Offering and cash provided by operations. To the extent these sources are not sufficient, our Advisor may also defer these payments when they are due or waive them, or we may seek funding from another source.

Acquisitions

Our Advisor evaluates potential acquisitions of real estate and real estate related assets and engages in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence and fully negotiated binding agreements. During this period, we may decide to temporarily invest any unused proceeds from common stock offerings in certain investments that could yield lower returns than the properties. These lower returns may adversely affect our ability to make distributions.

Distributions

On February 3, 2014, our board of directors authorized, and we declared, distributions payable to stockholders of record each day during the applicable month equal to $0.00465753425 per day, which is equivalent to $1.70 per annum, per share of common stock. The first distribution was paid in May 2014 to record holders in April 2014. The distributions are payable by the fifth day following each month end to stockholders of record at the close of business each day during the prior month.

The below table shows the distributions paid on shares outstanding for the period ended September 30, 2015 (in thousands).

Payment Date	Weighted Average Shares Outstanding(1)	Amount Paid in Cash	Amount Issued under DRIP
January 4, 2015	9,441	$718	$647
February 2, 2015	10,888	823	749
March 2, 2015	12,755	869	799
April 1, 2015	15,367	1,150	1,072
May 2, 2015	18,235	1,334	1,221
June 1, 2015	21,216	1,591	1,478
July 1, 2015	23,880	1,716	1,621
August 3, 2015	26,063	1,914	1,848
September 1, 2015	27,904	2,049	1,982
Total		$12,164	$11,417

(1)	Represents the weighted average shares outstanding for the period related to the respective payment date.

The following table shows the sources for the payment of distributions to common stockholders for the periods presented (in thousands):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
Distributions:
Distributions paid in cash directly to stockholders	$5,679		$438		$12,164		$500
Distributions reinvested in common stock issued under the DRIP	5,451		281		11,417		301
Total distributions	$11,130		$719		$23,581		$801
Source of distribution coverage:
Cash flows provided by operations	$—	—%	$438	60.9%	$—	—%	$438	54.7%
Offering proceeds from issuance of common stock	5,679	51.0%	—	—%	12,164	52%	62	7.7%
Offering proceeds reinvested in common stock issued under DRIP	5,451	49.0%	281	39.1%	11,417	48%	301	37.6%
Total sources of distributions	$11,130	100%	$719	100%	$23,581	100%	$801	100.0%
Cash flows provided by (used in) operations (GAAP)	$19,227		$853		$3,305		$(3,033)
Net income (loss) (GAAP)	$(4,928)		$(3,549)		$(44,472)		$(8,913)

The following table compares cumulative distributions paid to cumulative net income (in accordance with GAAP) for the period from July 25, 2013 (date of inception) through September 30, 2015 (in thousands)(1):

For the Period from July 25, 2013 (date of inception) to September 30, 2015
Distributions paid:
Common stockholders in cash (including distributions reinvested in DRIP)	$27,049
Total distributions paid	$27,049
Reconciliation of net loss:
Revenues	$356,039
Acquisition and transaction related	(50,013)
Depreciation and amortization	(49,234)
Other operating expenses	(242,929)
Other non-operating expenses	(68,296)
Income tax	(4,886)
Net loss (in accordance with GAAP)	$(59,319)
Cash flows used in operations	$(6,346)
FFO	$(9,729)

(1)	The results for the Predecessor were not included in the above table as these results would not impact the sources of distributions.

For the period from our inception in July 2013 through September 30, 2015, we funded all of our distributions with proceeds from our IPO, including proceeds realized from the sale of common stock issued pursuant to our DRIP. To the extent we pay distributions in excess of cash flows provided by operations, our stockholders’ investment in our common stock may be adversely impacted.

Contractual Obligations

We have the following contractual obligations as of September 30, 2015:

Debt Obligations:

The following is a summary of our mortgage notes payable obligation as of September 30, 2015 (in thousands):

	Total	2015	2016 – 2018	2019	Thereafter
Principal payments due on mortgage notes payable	$1,186,901	$—	$227,000	$949,401	$10,500
Interest payments due on mortgage notes payable	167,437	12,544	140,243	14,420	230
Total	$1,354,338	$12,544	$367,243	$963,821	$10,730

Interest payments due on our mortgage note payable are held in a restricted depository account at the lender during the month prior to being due to the lender. Mortgage notes payable due dates assume exercise of all borrower extension options. The mortgage notes payable obligations above do not reflect events occurring after September 30, 2015. (See Note 13 — Subsequent Events to our accompanying condensed consolidated financial statements included in this Quarterly Report on Form 10-Q).

The following is a summary of our mandatorily redeemable preferred securities as of September 30, 2015 (in thousands):

	Total	2015	2016 – 2018	2019	Thereafter
Principal payments due on mandatorily redeemable preferred securities	$356,337	$—	$182,687	$173,649	$—
Interest payments due on mandatorily redeemable preferred securities	83,455	6,670	73,436	3,349	—
Total	$439,792	$6,670	$256,123	$176,998	$—

Maturity dates assume repayment pursuant to mandatory redemption provisions of the securities, other than the requirement to use 35% of Offering proceeds to redeem securities at par. Actual repayment dates are expected to be significantly earlier.

Lease Obligations:

The following table reflects the minimum base rental cash payments due from us over the next five years and thereafter for our ground and other lease obligations as of September 30, 2015 (in thousands):

	Total	2015	2016 – 2018	2019	Thereafter
Lease payments due	$114,369	$1,296	$15,616	$5,225	$92,232

Property Improvement Plan Reserve Deposits:

The following table reflects required PIP reserve deposits under our mortgage debt obligations over the next five years as of September 30, 2015 (in thousands):

	Total	2015	2016 – 2018	2019	Thereafter
PIP reserve deposits due	$59,000	$30,000	$29,000	$—	$—

The property improvement plan reserve deposit obligations above due not reflect events occurring after September 30, 2015. (See Note 13 — Subsequent Events to our accompanying condensed consolidated financial statements included in this Quarterly Report on Form 10-Q).

Related Party Transactions and Agreements

We have entered into agreements with affiliates of our Sponsor, whereby we have paid and will continue to pay certain fees or reimbursements to our Advisor, its affiliates and entities under common control with our Advisor in connection with acquisition and financing activities, sales and maintenance of common stock under our Offering, transfer agency services, asset and property management services and reimbursement of operating and offering related costs. See Note 11 — Related Party Transactions and Arrangements, to our accompanying condensed consolidated financial statements included in this Quarterly Report on Form 10-Q for a discussion of the various related party transactions, agreements and fees applicable during this period.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or interest rates. Our long-term debt, which consists of secured financings, bears interest at fixed and variable rates. Our interest rate risk management objectives are to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes.

As of September 30, 2015, we had not fixed the interest rate for $1.13 billion of our secured variable-rate debt. As a result, we are subject to the potential impact of rising interest rates, which could negatively impact our profitability and cash flows. In order to mitigate our exposures to changes in interest rates, we have entered into two interest rate cap agreements with respect to approximately $903.9 million of our variable-rate debt. The estimated impact on our annual results of operations, of an increase or decrease of 100 basis points in interest rates, would be to increase or decrease remaining annual interest expense by approximately $2.9 million. The estimated impact assumes no changes in our capital structure. As the information presented above includes only those exposures that exist as of September 30, 2015, it does not consider those exposures or positions that could arise after that date. The information represented herein has limited predictive value. Future actual realized gains or losses with respect to interest rate fluctuations will depend on cumulative exposures, hedging strategies employed and the magnitude of the fluctuations.

During October 2015, we refinanced the Original Additional Grace Mortgage Loan, which was $227.0 million of variable-rate debt, with the New Additional Grace Mortgage Loan, which is $232.0 million of fixed rate debt.

Item 4. Controls and Procedures.

In accordance with Rules 13a-15(b) and 15d-15(b) of the Exchange Act, we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that the disclosure controls and procedures are effective.

No change occurred in our internal controls over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act) during the three months ended September 30, 2015 that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

PART II — OTHER INFORMATION

Item 1. Legal Proceedings.

We are not a party to any material pending legal proceedings.

Item 1A. Risk Factors.

There have been no material changes to the risk factors disclosed in our 2014 Annual Report on Form 10-K, except as set forth below.

We intend to use substantial available proceeds from the IPO to reduce our borrowings, which may limit our ability to pay distributions from Offering proceeds, complete the SWN Acquisitions, make capital expenditures or acquire additional properties.

Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014 and our entry into the Term Loan in August 2015, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio and the incurrence of indebtedness under the Term Loan should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon the acquisition of the Grace Portfolio or the incurrence of indebtedness under the Term Loan. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests) exceeded this 300% limit. As of September 30, 2015, our total portfolio leverage was 244%. As of September 30, 2015, the principal amount of our outstanding secured financing, which excludes the Grace Preferred Equity Interests, was approximately 54% of the total value of our real estate investments and our other assets.

Since the closing of the Grace Acquisition and through September 30, 2015, we have used an aggregate of $159.2 million of Offering proceeds to reduce indebtedness, including the repayment in full of the $63.1 million Barceló Promissory Note (together with approximately $3.5 million deferred payment with respect to the March 2014 acquisition of the Georgia Tech Hotel & Conference Center), and to make mandatory redemptions of the Grace Preferred Equity Interests of $90.8 million. Following these mandatory redemptions, approximately $356.3 million of liquidation value remained outstanding under the Grace Preferred Equity Interests. As required under the terms of the Grace Preferred Equity Interests, we intend to continue to use 35% of Offering proceeds to redeem the Grace Preferred Equity Interests at par, up to a maximum of $350 million in redemptions for any 12-month period. We may also use proceeds from the IPO to pay interest, principal, and to meet other obligations under our other debt obligations.

There can be no assurance we will be able to raise the funds required to meet these objectives on a timely basis, or at all. Moreover, since our inception, we have been dependent upon Offering proceeds to fund all of our distributions and a portion of the purchase price for new hotel investments. Therefore, the continued use of substantial Offering proceeds to make mandatory redemptions of the Grace Preferred Equity Interests or repay other debt may limit our ability to pay distributions from Offering proceeds or acquire additional properties, including to pay the remaining closing consideration as of November 2, 2015 in connection with the SWN Acquisitions in the aggregate of $541.1 million in cash, subject to closing prorations and adjustments. Moreover, the continued use of substantial Offering proceeds to make mandatory redemptions of the Grace Preferred Equity Interests or repay other debt will also reduce the available cash flow to fund working capital, capital expenditures, including the funding of PIP reserves required under the Grace Indebtedness and the Term Loan, and other general corporate purposes, which could have a material adverse impact on our business and reduce cash available for distributions to holders of our common stock.

Since our inception, all of our distributions have been paid from proceeds of the IPO. Distributions paid from sources other than our cash flows from operations, particularly from proceeds of the IPO, result in us having fewer funds available to reduce our borrowings as intended, complete the SWN Acquisitions, make capital expenditures and acquire additional properties and may adversely affect our ability to fund future distributions.

During the year ended December 31, 2014 and the nine months ended September 30, 2015, we paid distributions of $3.5 million and $23.6 million, respectively, all of which were funded from proceeds of the IPO, including distributions that were reinvested in common stock pursuant to the DRIP.

We may pay distributions from unlimited amounts of any source, including borrowing funds, using proceeds from our primary offering or the DRIP, issuing additional securities or selling assets. We have not established any limit on the amount of proceeds from the IPO that may be used to fund distributions, except in accordance with our organizational documents and Maryland law.

Using proceeds from the IPO to pay distributions, especially if the distributions are not reinvested through our DRIP, reduces cash available for investment in assets or other purposes and will likely reduce our per share stockholder equity.

We may fail to generate sufficient cash flows from operations to fully fund distributions, and our ability to use cash flows from operations to fund distributions in the future may also be adversely impacted by our substantial indebtedness. If we do generate sufficient cash flows from our operations or other sources, such as from borrowings, the sale of additional securities, advances from our Advisor, and our Advisor’s deferral, suspension or waiver of its fees and expense reimbursements, we may continue to use the proceeds from the IPO to fund distributions, although our ability to do so is limited by our obligations under our indebtedness, including the mandatory redemption requirements of the Grace Preferred Equity Interests, our obligations to pay closing consideration in the SWN Acquisitions and our expected capital expenditure requirements, including required cash reserves under the Grace Indebtedness and indebtedness under the Term Loan. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from Offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with the IPO.

Funding distributions from borrowings could restrict the amount we can borrow for investments, which may, among other things, affect our earnings. Funding distributions with the sale of assets or the proceeds of the IPO may affect our ability to generate additional operating cash flows. Funding distributions from the sale of additional securities could dilute stockholders’ interest in us if we sell shares of our common stock or securities that are convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our earnings or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on the value of our common stock.

We are required to make substantial capital expenditures pursuant to property improvement plans to comply with brand standards under our franchise agreements and to make regular deposits to partially reserve for these amounts under the Grace Indebtedness and indebtedness under the Term Loan.

In connection with the Grace Acquisition, our franchisors required property improvement plans, or PIPs, which set forth their renovation requirements for the hotels in the Grace Portfolio. PIPs will also be required in connection with the SWN Acquisitions.

Pursuant to the terms of the Assumed Grace Indebtedness, we are required to make at least an aggregate of $49 million in periodic PIP reserve deposits during the remainder of 2015 and 2016 to cover a portion of the estimated costs of the PIPs, and we entered into a guarantee with respect to the difference, if any, between (i) the actual cost of the PIPs with respect to those 96 hotels during the 24-month period following the acquisition of the Grace Portfolio on February 2015, and (ii) the amount actually deposited into the PIP reserve with respect to the Assumed Grace Indebtedness during that period.

Pursuant to the terms of the New Additional Grace Mortgage Loan, we are required to make an aggregate of $27.5 million in periodic PIP reserve deposits during the remainder of 2015 through 2018 to cover a portion of the estimated costs of the PIPs on the total 21 hotels collateralizing that debt. The Grace Indebtedness also requires us to deposit 4.0% of the gross revenue of the hotels into a separate account for the ongoing replacement or refurbishment of furniture, fixtures and equipment at the hotels.

Pursuant to the Term Loan, we have agreed to make periodic payments into an escrow account for the PIPs that will be required by franchisors in connection with the new long-term franchise agreements we have entered, or expect to enter, into as part of the SWN Acquisitions, and to guarantee the first half of those payments. At this time the total PIP reserve payments are estimated to be approximately $50 million funded in multiple deposits beginning in the second quarter of 2016 through the first quarter of 2019.

Any failure to make PIP reserve deposits when required could lead to a default under the relevant portion of our indebtedness. Moreover, in connection with any future revisions to our franchise or hotel management agreements or a refinancing of our indebtedness, franchisors may require that we make further renovations or enter into additional PIPs. In addition, upon regular inspection of our hotels, franchisors may determine that additional renovations are required to bring the physical condition of our hotels into compliance with the specifications and standards each franchisor or hotel brand has developed.

Our capital expenditures with respect to PIPs will be substantial and could adversely affect our ability to pay distributions, or reduce our borrowings, complete the SWN Acquisitions, make capital expenditures or use capital for other corporate purposes. In addition, if we default on a franchise agreement as a result of our failure to comply with the PIP requirements, in general, we will be required to pay the franchisor liquidated damages and the franchisor may have the right to terminate the applicable agreement, and we may also be in default under the applicable hotel indebtedness. To the extent that failure to comply with PIP requirements causes us to lose a brand license, we will be subject to other risks.

We may not, in whole or in part, complete the SWN Acquisitions on the currently contemplated terms, other terms or at all.

We completed the first two closings pursuant to the SWN Acquisitions in October and November 2015, and the remaining six closings are scheduled to occur during the fourth quarter of 2015 and the first quarter of 2016 subject to certain closing conditions, which may include, among other things, our entering into replacement franchise agreements for each hotel. There can be no assurance that all, or any, of these closings will occur and that all, or any, of the SWN Acquisitions will be completed.

In addition, we anticipate funding the purchase price due at the closings with a combination of proceeds from the IPO and mortgage debt financing. Although we have entered into the Term Loan pursuant to which we can incur up to $450 million in mortgage indebtedness funded on a delayed draw basis, of which $122.9 million has been incurred through November 2, 2015, these draws are subject to conditions and limited in amount. In addition, we may not make any draws after June 30, 2016. There can be no assurance that we will be able to obtain the funds required to complete the SWN Acquisitions through draws under the Term Loan, which are subject to conditions and limitations in amount, proceeds from the IPO, which are dependent in part on the ability of our Dealer Manager to conduct the IPO, or another financing source, which may not be available on favorable terms or at all. Our IPO will be suspended effective December 31, 2015. There can be no assurance as to when, or if, we will resume our IPO, if at all.

Our failure to obtain the funds required to complete the SWN Acquisitions could cause us to default under the related agreements and, as a result, to forfeit all or a part of the $61.9 million in aggregate deposits we have made in connection with the SWN Acquisitions related to the closings that have not yet occurred through November 2, 2015.

Moreover, whether or not we complete the SWN Acquisitions, in whole or in part, we will still be subject to several risks, including the incurrence of substantial legal, accounting and due diligence costs relating to the SWN Acquisitions that are payable whether or not the SWN Acquisitions are completed, and the fact that the focus of our management will have been directed toward the SWN Acquisitions and integration planning instead of other opportunities that could have been beneficial to us or our ongoing operations at hotels we have already acquired.

In addition, failure to realize the expected benefits of the completion of the SWN Acquisitions, within the anticipated timeframe or at all, or the incurrence of unexpected costs, could have a material adverse effect on our financial condition and results of operations and our ability to pay distributions from cash flow from operations.

The Offering will be suspended effective December 31, 2015, and we may not be able to obtain the additional capital we require from other sources.

On November 15, 2015, our board of directors, on the advice of our Advisor, authorized the suspension of the Offering effective December 31, 2015. There can be no assurance as to when, or if, we will resume the Offering, if at all. There also can be no assurance that we will be able to generate capital from alternative sources, including from the sale of shares of common stock through the DRIP, to fund our operating and capital needs, including cash required to fund repurchases under our SRP. We have also funded all of the distributions to our stockholders from proceeds from the Offering. There is no assurance will be able to generate sufficient cash flows from alternative sources to continue paying distributions at the current rate, if at all. Moreover, if we are required to sell assets to generate needed cash, our ability to generate future cash flow from operations will be adversely impacted.

Failure to fund closing consideration could cause us to be in default under the agreements governing the SWN Acquisitions and, as a result, to forfeit all or a part of the $61.9 million in aggregate deposits made but not yet used. Furthermore, failure to fund capital expenditures required under our indebtedness and pursuant to our franchise agreements could cause us to default under the related agreements and failure to fund interest and principal under our mortgage indebtedness or make mandatory redemptions of the Grace Preferred Equity Interests could cause us to lose control of our properties. In addition, our failure to raise adequate capital to successfully implement our investment strategy or achieve portfolio diversification, due to the suspension of the Offering or for any other reason, could adversely impact the value of an investment in our common stock.

Recent allegations of fraudulent proxy solicitations by RCS have led to the temporary suspension of a substantial portion of the selling agreements of RCS with broker-dealers participating in the Offering and may otherwise adversely impact the ability of RCS to successfully conduct the Offering.

On November 12, 2015, the Enforcement Section of the Massachusetts Securities Division filed an administrative complaint against Realty Capital Securities, LLC (“RCS”) alleging fraudulent behavior in connection with proxy services provided by RCS to another program sponsored by the parent of our Sponsor. Neither we nor our Advisor is a named party in the administrative complaint. This complaint seeks, in part, the revocation of the broker-dealer registration of RCS in Massachusetts. RCS serves as the dealer manager of the Offering and, together with its affiliates, provides certain services to us and to the Advisor. As a result of the filing of this complaint, the Advisor has determined at this time that RCS will no longer provide us with proxy services. Further, RCS has advised us that broker-dealer firms participating in the Offering which represent a significant portion of the selling group, including Cetera Financial Group and its affiliates, which are all affiliates of RCS, have temporarily suspended their selling agreements. We cannot predict the length of time these suspensions will continue, whether additional suspensions will occur or whether any broker-dealer firm that has suspended its selling agreement will lift the suspension.

On November 15, 2015, our board of directors, on the advice of the Advisor, authorized the suspension of the Offering effective December 31, 2015. There can be no assurance as to when, or if, we will resume the Offering, if at all. During the period the Offering is ongoing, the suspension of selling agreements as well as any other consequences, such as reputational harm to RCS or the Sponsor, resulting from the filing of this complaint, direct or indirect, may have a material adverse effect on the amount of capital we may raise in the Offering.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

For the three months ended September 30, 2015, a total of 1,325 shares of unregistered common stock, valued at an aggregate of $29,823 were issued to three directors of the Company for director-related compensation on September 12, 2015 and September 29, 2015. The issuance of these shares is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

On January 7, 2014, the SEC declared effective our Registration Statement, and we commenced our Offering on a “reasonable best efforts” basis of up to 80.0 million shares of common stock, a maximum of $2.0 billion of common stock. The Registration Statement also registers approximately 21.1 million shares of common stock pursuant the DRIP under which common stockholders may elect to have their distributions reinvested in additional shares of common stock.

Through September 30, 2015, we have received $749.6 million in gross proceeds from the Offering excluding the DRIP, which we have used as follows: (i) $72.0 million to pay selling commissions and dealer manager fees to our Dealer Manager; (ii) $18.5 million to pay other Offering expenses to our Advisor; (iii) $46.7 million to pay acquisition fees, acquisition cost reimbursements, and financing coordination fees to our Advisor; (iv) $27.1 million to pay distributions to our stockholders; (v) $220.7 million to fund part of the purchase price of the Grace Portfolio; (vi) $155.6 million in repayments of debt and redemptions of Grace Preferred Equity Interests; (vii) $73.1 million in deposits related to SWN Acquisitions; (viii) $20.0 million to fund capital expenditures; and (ix) $6.1 million to pay advisory and other service fees to the Dealer Manager and RCS Advisory.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

None.

Item 5. Other Information.

Amendment to Advisory Agreement and OP Agreement

On November 11, 2015, we entered into an amendment to the Advisory Agreement dated as of January 7, 2014, by and among the Company, the OP and the Advisor, and an amendment to the Agreement of Limited Partnership of the OP (collectively, the “Amendments”).

Following the Amendments, the Company is now required to pay asset management fees on a monthly basis effective October 1, 2015, and Class B Units will no longer be issued to the Advisor with respect to periods commencing on or after September 30, 2015. The asset management fee is payable on the first business day of each month in the amount of 0.0625% multiplied by the cost of assets (until the NAV pricing date, then the lower of the cost of the Company’s assets and the fair value of the Company’s assets). The asset management fee is payable to the Advisor or its assignees in cash, in shares of the Company’s common stock, or a combination of both, the form of payment to be determined in the sole discretion of the Advisor. However, until the Offering is completed, cash payment of the asset management fee will be deferred if the Company’s forecast of MFFO coverage (where the coverage is calculated as MFFO divided by the distribution payout) for the applicable period does not exceed 110% (the “Threshold Coverage”). The MFFO forecast coverage will be calculated on a monthly basis through December 2015 and will be calculated quarterly thereafter. Any deferred asset management fee will accrue and become payable in full as soon as the MFFO coverage exceeds the Threshold Coverage in the then current or subsequent period.

Once the Offering is completed, cash payment of the asset management fee will no longer be subject to the Threshold Coverage requirement although the Advisor will still be able to defer cash payment of the asset management fee to future periods at its election.

The summary description of the Amendments contained under this caption is provided in lieu of disclosure on Item 1.01 of Form 8-K and is qualified in its entirety by the terms of the Amendments, copies of which are filed as exhibits hereto.

Sponsor Transactions

On November 9, 2015, ARC advised the Company that ARC and Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) have mutually agreed to terminate an agreement, dated as of August 6, 2015, pursuant to which Apollo would have purchased a controlling interest in a newly formed company that would have owned a majority of the ongoing asset management business of ARC, including the Advisor and the Sponsor. The termination has no effect on the Company’s current management team.

Also on November 9, 2015, RCS Capital Corporation (“RCS Capital”), the parent of the Dealer Manager and a company under common control with ARC, and Apollo announced that they have mutually agreed to amend an agreement dated as of August 6, 2015, pursuant to which RCS Capital will sell its wholesale distribution business, including the Dealer Manager, to an affiliate of Apollo. This transaction is subject to customary closing conditions and regulatory approvals and is expected to close early in the first quarter of 2016. American National Stock Transfer, LLC and RCS Advisory will remain as subsidiaries of RCS Capital.

The information contained under this caption is provided in lieu of disclosure on Item 8.01 of Form 8-K.

Massachusetts Complaint

On November 12, 2015, the Enforcement Section of the Massachusetts Securities Division filed an administrative complaint against Realty Capital Securities, LLC (“RCS”), an entity under common control with the parent of the Advisor and Sponsor. Neither the Company nor the Advisor is a named party in the administrative complaint. RCS serves as the dealer manager of the Offering and, together with its affiliates, provides certain services to the Company and the Advisor. The administrative complaint alleges fraudulent behavior in connection with proxy services provided by RCS to another program sponsored by the parent of the Sponsor. RCS has previously solicited proxies on behalf of the Company, although the Advisor has determined at this time that RCS will no longer provide such services to the Company. The administrative complaint alleges that employees of RCS fabricated numerous shareholder proxy votes across multiple entities sponsored by the parent of the Sponsor but does not specifically refer to any actions taken in connection with any of the Company’s proxy solicitations.

The information contained under this caption is provided in lieu of disclosure on Item 8.01 of Form 8-K.

Offering Suspension

On November 15, 2015, the Company’s board of directors, on the advice of the Advisor, authorized the suspension of the Offering effective December 31, 2015. There can be no assurance as to when, or if, the Company will resume the Offering, if at all.

The information contained under this caption is provided in lieu of disclosure on Item 8.01 of Form 8-K.

Item 6. Exhibits.

EXHIBIT INDEX

The following exhibits are included in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
4.1*	Second Amendment, dated as of November 11, 2015, to the Agreement of Limited Partnership of American Realty Capital Hospitality Operating Partnership, L.P., dated as of August 7, 2015
10.1(1)	Loan Agreement, dated as of October 6, 2015, among the borrower entities party thereto, Ladder Capital Finance LLC and German American Capital Corporation.
10.2(1)	Guarantee of Recourse Obligations dated as of October 6, 2015, by American Realty Capital Hospitality Trust, Inc. in favor of Ladder Capital Finance LLC and German American Capital Corporation.
10.3(1)	Environmental Indemnity Agreement, dated as of October 6, 2015, among the borrower entities party thereto, American Realty Capital Hospitality Trust, Inc. Ladder Capital Finance LLC and German American Capital Corporation.
10.4(2)	Amended and Restated Term Loan Agreement dated as of October 15, 2015, by and among American Realty Capital Hospitality Trust, Inc. and American Realty Capital Hospitality Operating Partnership, L.P., as guarantors, and certain wholly-owned subsidiaries of American Realty Capital Hospitality Operating Partnership, L.P., as borrowers, Deutsche Bank AG New York Branch, as administrative agent, Deutsche Bank Securities Inc. and BMO Capital Markets, as joint lead arrangers and joint book-running managers and Bank of Montreal, as syndication agent
10.5(3)	Letter Agreement, dated July 15, 2015, by and among SUMMIT HOTEL OP, LP and certain related sellers and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO SMT, LLC
10.6(3)	Letter Agreement, dated July 15, 2015, by and among SUMMIT HOTEL OP, LP and certain related sellers and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO SMT, LLC
10.7*	First Amendment to the Agreement for Sale and Purchase dated as of July 13, 2015, by and between WS CINCINNATI, LLC, WS COLLEGE STATION JV, LLC, WS-CNO JV, LLC, WS-FNO, LLC, WS SPHERICAL STONE, LLC, and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO WSC, LLC
10.8*	Second Amendment to the Agreement for Sale and Purchase dated as of July 13, 2015, by and between WS CINCINNATI, LLC, WS COLLEGE STATION JV, LLC, WS-CNO JV, LLC, WS-FNO, LLC, WS SPHERICAL STONE, LLC, and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO WSC, LLC
10.9*	Third Amendment to the Agreement for Sale and Purchase dated as of August 3, 2015, by and between WS CINCINNATI, LLC, WS COLLEGE STATION JV, LLC, WS-CNO JV, LLC, WS-FNO, LLC, WS SPHERICAL STONE, LLC, and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO WSC, LLC
10.10*	Fourth Amendment to the Agreement for Sale and Purchase dated as of October 8, 2015, by and between WS CINCINNATI, LLC, WS COLLEGE STATION JV, LLC, WS-CNO JV, LLC, WS-FNO, LLC, WS SPHERICAL STONE, LLC, and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO WSC, LLC
10.11*	Fifth Amendment to the Agreement for Sale and Purchase dated as of October 27, 2015, by and between WS CINCINNATI, LLC, WS COLLEGE STATION JV, LLC, WS-CNO JV, LLC, WS-FNO, LLC, WS SPHERICAL STONE, LLC, and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO WSC, LLC
10.12*	First Amendment to Loan Agreement, dated as of October 28, 2015, among the borrower entities party thereto, Ladder Capital Finance LLC and German American Capital Corporation.

Exhibit No.	Description
10.13*	Amendment to Agreement of Purchase and Sale, dated October 15, 2015 by and among certain related sellers of the NOBLE INVESTMENT GROUP and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO NBL, LLC
10.14*	Letter Agreement, dated August 21, 2015, by and among SUMMIT HOTEL OP, LP and certain related sellers and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO SMT, LLC
10.15*	Letter Agreement, dated August 21, 2015, by and among SUMMIT HOTEL OP, LP and certain related sellers and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO SMT, LLC
10.16*	Letter Agreement, dated October 15, 2015, by and among SUMMIT HOTEL OP, LP and certain related sellers and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO SMT, LLC
10.17*	Letter Agreement, dated October 20, 2015, by and among SUMMIT HOTEL OP, LP and certain related sellers and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO SMT, LLC
10.18*	First Amendment, dated November 11, 2015, to the Advisory Agreement, dated as of January 7, 2014, among American Realty Capital Hospitality Trust, Inc., American Realty Capital Hospitality Operating Partnership, L.P. and American Realty Capital Hospitality Advisors, LLC
31.1*	Certification of the Principal Executive Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2*	Certification of the Principal Financial Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32*	Written statements of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101*	XBRL (eXtensible Business Reporting Language). The following materials from American Realty Capital Hospitality Trust, Inc.’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2015, formatted in XBRL: (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations and Comprehensive Loss, (iii) the Consolidated Statements of Changes in Stockholders’ Equity, (iv) the Consolidated Statements of Cash Flows and (v) the Notes to the Consolidated Financial Statements. As provided in Rule 406T of Regulation S-T, this information in furnished and not filed for purpose of Sections 11 and 12 of the Securities Act and Section 18 of the Exchange Act

(1)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 13, 2015.
(2)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2015.
(3)	Filed as an exhibit to the Company’s Current Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2015.
*	Filed herewith

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
Dated: November 16, 2015	By: /s/ Jonathan P. Mehlman Name: Jonathan P. Mehlman Title: Chief Executive Officer and President (Principal Executive Officer)
Dated: November 16, 2015	By: /s/ Edward T. Hoganson Name: Edward T. Hoganson Title: Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)